Exhibit 10.11

EXECUTION VERSION

AMENDMENT NO. 1, dated as of April 6, 2017 (this “Amendment”), among Camelot UK Holdco Limited, a private limited liability company incorporated under the laws of England and Wales with registered number 10314173 (“Holdings”), Camelot UK Bidco Limited, a private limited liability company incorporated under the laws of England and Wales with registered number 10267893 (“UK Holdco”), Camelot Finance S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg having its registered office at 14, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under the number B 208514 (the “Lux Company Borrower”), Camelot Finance LP, a Delaware limited partnership (the “US Tower Borrower”), Camelot Cayman LP, a Cayman Islands exempted limited partnership acting by its general partner, 2530842 Ontario Inc. (the “FHC Tower Borrower” and, together with the US Tower Borrower, each a “Tower Borrower” and, collectively, the “Tower Borrowers”), and the other borrowers listed on Schedule 1 hereto (collectively, the “US Company Borrowers”, and, together with the Lux Company Borrower, each a “Company Borrower” and, collectively, the “Company Borrowers”; the Company Borrowers together with the Tower Borrowers, the “Borrowers”), the Subsidiary Guarantors (this and each other capitalized term used herein without definition having the meaning assigned to such term in Section 1.1 of the Credit Agreement described below), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, the “Administrative Agent”) and the Administrative Agent as 2017 Refinancing Term Lender (in such capacity, the “2017 Refinancing Term Lender”).

WHEREAS, reference is hereby made to the Credit Agreement dated as of October 3, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among the Borrowers, UK Holdco, Holdings, the other guarantors party thereto, the Administrative Agent and the Lenders party thereto (the “Existing Lenders”);

WHEREAS, pursuant to and in accordance with Section 2.26 of the Credit Agreement, the Borrowers have requested that the Credit Agreement be amended as set forth on Annex A hereto (the Credit Agreement, as so amended, the “Amended Credit Agreement”) so as to, among other things, provide for Other Term Loans thereunder consisting of Term Loans (the “New Term Loans”), which New Term Loans would refinance the Term Loans (the “Existing Term Loans”) outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment and, except as modified hereby, would have the same terms as the Existing Term Loans;

WHEREAS, the 2017 Refinancing Term Lender has agreed, upon the terms and subject to the conditions set forth herein, to make New Term Loans (as to such 2017 Refinancing Term Lender, its “New Term Commitment”);

WHEREAS, upon the Effective Date (as defined below), each Existing Lender that shall have executed and delivered a Lender Consent (a “Consent”) shall be deemed to have consented to this Amendment;

WHEREAS, upon the Effective Date, (i) each Existing Lender of Existing Term Loans shall have its Existing Term Loans prepaid in full in accordance with the terms of the Credit Agreement with a portion of the proceeds of the New Term Loans, and (ii) all Existing Term Loans so prepaid shall thereafter be deemed to be no longer be outstanding;

WHEREAS, pursuant to Section 11.1(b)(x)(B) of the Credit Agreement, the Borrowers and the Administrative Agent may, and hereby express their desire to, amend the Credit Agreement to correct mistakes or ambiguities of a technical nature (the “Additional Amendments”); and

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.          New Term Loans.

(a)          Subject to the terms and conditions set forth herein, the 2017 Refinancing Term Lender hereby (i) commits to provide New Term Loans to the Borrowers in the amount of its New Term Commitment and (ii) agrees to fund New Term Loans to the Borrowers in the amount of its New Term Commitment, after which such commitment shall terminate immediately and without further action. The aggregate amount of the 2017 Refinancing Term Lender’s New Term Commitment on the Effective Date is $1,542,250,000.00.

(b)          The amendments set forth in this Section 1 constitute a “Refinancing Amendment” with respect to the establishment of the New Term Commitments and the New Term Loans. Each New Term Loan constitutes an “Other Term Loan” incurred in accordance with Section 2.26(a) of the Amended Credit Agreement.

(c)          The New Term Loans shall be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Loan Documents.

(d)          The Borrowers shall use the proceeds of the New Term Loans to refinance outstanding Existing Term Loans.

Section 2.          Additional Amendments.

(a)          On the Effective Date, the Borrower Representative, the Administrative Agent and the 2017 Refinancing Term Lender agree that, with respect to those amendments set forth on Annex A hereto that are necessary or appropriate, in the reasonable opinion of the 2017 Refinancing Term Lender and the Borrower Representative, in consultation with the Administrative Agent, to effect the provisions of Section 2.26 of the Credit Agreement, the Credit Agreement is, effective as of the Effective Date, hereby amended pursuant to Section 2.26 of the Credit Agreement, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Annex A hereto.

(b)          On the Effective Date, each Borrower and the Administrative Agent agree that, with respect to those amendments set forth on Annex A hereto that correct mistakes or ambiguities of a technical nature, the Credit Agreement is, effective as of the Effective Date, hereby amended pursuant to Section 11.1(b)(x)(B) of the Credit Agreement, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Annex A hereto.

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Section 3.          Provisions Relating to New Term Loans.

(a)          Provisions Regarding New Term Loans. On the Effective Date, the Borrowers shall apply the aggregate proceeds of the New Term Loans (if any) to prepay in full the principal amount of all Existing Term Loans. The repayment of the Existing Term Loans with the proceeds of the New Term Loans contemplated hereby collectively constitute a voluntary prepayment of the Existing Term Loans by the Borrowers pursuant to Section 2.10 of the Credit Agreement and shall be subject to the provisions of Section 2.10 of the Credit Agreement (including, without limitation, any prepayment premium payable under the terms thereof); it being understood that the Administrative Agent shall be deemed to have received the required notice of voluntary prepayment in connection with this Amendment. Notwithstanding anything herein or in the Amended Credit Agreement to the contrary, the aggregate principal amount of the New Term Loans will not exceed the aggregate principal amount of the Existing Term Loans outstanding immediately prior to the Effective Date. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as provided herein.

(b)          Interest. Each Borrower hereby agrees that it shall pay to the Existing Lenders on the Effective Date, together with any prepayment of the Existing Term Loans pursuant to this Amendment, all accrued and unpaid interest to (but excluding) the Effective Date on the amount of the Existing Term Loans prepaid or converted pursuant to this Amendment.

(c)          Each of the parties hereto acknowledges and agrees that this Amendment constitutes a Refinancing Amendment, and that the New Term Loans constitute Permitted Credit Agreement Refinancing Debt in accordance with Section 2.26 of the Credit Agreement.

Section 4.          Representations and Warranties. Each of the Loan Parties represent and warrant to the Administrative Agent and the 2017 Refinancing Term Lender as of the Effective Date that:

(a)          This Amendment has been duly executed and delivered on behalf of each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any Legal Reservations;

(b)          The execution, delivery and performance by such Loan Party of this Amendment and the consummation of the transactions contemplated herein are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (x) contravene the terms of any of such Person’s Organizational Documents, or (y) violate any Requirements of Law except as would not reasonably be expected to have a Material Adverse Effect;

(c)          All representations and warranties of each Borrower and each other Loan Party contained in Section 4 of the Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that, the representations and warranties contained in Section 4.1 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.1(a) and (b) of the Credit Agreement, respectively, prior to the Effective Date;

(d)          No Default or Event of Default exists or has occurred and is continuing on and as of the Effective Date or, after giving effect hereto, would result from the application of the proceeds from the New Term Loans; and

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(e)          As of the Effective Date (and after giving effect to the incurrence of the New Term Loans and the application of the proceeds thereof), each of (i) Holdings and its Subsidiaries, (ii) the US Tower Borrower and Tower LLC, and (iii) the FHC Tower Borrower and Tower Co, each on a consolidated basis, will be and will continue to be, Solvent.

Section 5.          Conditions.

(a)          Conditions to the Effective Date. The effectiveness of this Amendment and the agreements of the 2017 Refinancing Term Lender hereunder shall be subject to the satisfaction of the following conditions precedent (the date upon which this Amendment becomes effective, the “Effective Date”):

(i)          Certain Documents. The Administrative Agent shall have received each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:

(1)         counterparts of this Amendment that, when taken together, bear the signatures of (A) Holdings, (B) UK Holdco, (C) each Borrower, (D) each other Guarantor, and (D) the 2017 Refinancing Term Lender;

(2)         such customary certificates of resolutions or other action of each US Loan Party and incumbency certificates of Responsible Officers of each US Loan Party, in each case, as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of such Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment unless existing resolutions and/or existing incumbency certificates for such Loan Party passed in connection with the Loan Documents are sufficiently broad to authorize the entry into this First Amendment and other Loan Documents to which such Loan Party is a party.

(3)         such other documents as the Lenders or the Administrative Agent may reasonably request to evidence that each US Loan Party is duly organized or formed in its jurisdiction of organization, and that Holdings, UK Holdco, each Borrower and each other Guarantor is validly existing, in good standing in its jurisdiction of organization (to the extent such concept is applicable in the relevant jurisdiction), except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(4)         an opinion of Latham & Watkins LLP, customary in form and substance and reasonably satisfactory to the Administrative Agent;

(5)         a Borrowing Request requesting the New Term Loans delivered to the Administrative Agent;

(6)         a certificate of a Responsible Officer of UK Holdco to the effect that each of the conditions set forth in Sections 2.26 and 5.2 of the Credit Agreement have been satisfied; and

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(ii)         Fees and Expenses Paid. The Administrative Agent and Credit Suisse Securities (USA) LLC shall have received all fees and other amounts due and payable on or prior to the Effective Date, to the extent invoiced at least three Business Days prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, charges and disbursements of Fried, Frank Harris, Shriver & Jacobson LLP, counsel to the Administrative Agent and the Administrative Agent’s local counsel) required to be reimbursed or paid by the Borrowers on or prior to the Effective Date hereunder or under any other Loan Document.

(iii)        Application of Proceeds. Each Borrower (or the Administrative Agent on its behalf) shall have applied the aggregate proceeds of the New Term Loans to prepay in full the principal amount of all Existing Term Loans.

(iv)        Compliance with Credit Agreement. The conditions precedent set forth in Sections 2.26 and 5.2 of the Credit Agreement shall have been satisfied both before and after giving effect to the incurrence of the New Term Loans.

(v)         Interest. The Borrowers shall have paid to the Administrative Agent, for the ratable account of the Existing Lenders immediately prior to the Effective Date, all accrued and unpaid interest on the Existing Term Loans to, but not including, the Effective Date.

(vi)        Know Your Customer Documentation. Each Borrower shall have provided (to the extent reasonably requested in writing at least 10 days prior to the Effective Date), at least three Business Days prior to the Effective Date, the documentation and other information to the Administrative Agent and the 2017 Refinancing Term Lender that is required by regulatory authorities under the applicable “know-your-customer” rules and regulations and anti-money laundering rules and regulations, including the Patriot Act.

Section 6.          Expenses. As and to the extent provided in Section 11.5 of the Credit Agreement, each Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Fried, Frank Harris, Shriver & Jacobson LLP, counsel for the Administrative Agent.

Section 7.          Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 8.          Applicable Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 9.          Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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Section 10.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document. The parties hereto hereby consent to the incurrence of the New Term Loans upon the terms and subject to the conditions set forth herein. Upon the Effective Date, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the effectiveness of this Amendment and the incurrence of the New Term Loans shall be deemed satisfied.

Section 11.         Acknowledgement and Affirmation. Each of the Loan Parties hereby (i) acknowledges and agrees that the New Term Loans are Term Loans and the 2017 Refinancing Term Lender is a Term Lender, and that all of its obligations under the Loan Documents (including, without limitation, each Security Agreements and such other Security Documents) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by such Loan Party to the Administrative Agent for the benefit of the Secured Parties (including the 2017 Refinancing Term Lender) and reaffirms the guaranties made pursuant to Section 8 of the Amended Credit Agreement, (iii) acknowledges and agrees that the grants of security interests by, and the guaranties of, the Loan Parties contained in the Loan Documents (including, without limitation, each Security Agreement, the other Security Documents and the guaranty given by UK Holdco under an English law guarantee dated 3 October 2016 in favor of the Administrative Agent) are, and shall remain, in full force and effect after giving effect to this Amendment and shall extend to secure and guarantee (as the case may be) the Obligations and the Guarantor Obligations under (and as defined in) the Amended Credit Agreement and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by each Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the New Term Loans under the Amended Credit Agreement and that the Obligations under the Amended Credit Agreement are included in the “Secured Obligations” (as defined in each Security Agreement and the other Security Documents). Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations, nor in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. Nothing herein shall be deemed to entitle Holdings, UK Holdco or any Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HOLDINGS:	CAMELOT UK HOLDCO LIMITED

By:	/s/ Stephen Hartman
Name: Stephen Hartman
Title: Director

UK HOLDCO:	CAMELOT UK BIDCO LIMITED

By:	/s/ Stephen Hartman
Name: Stephen Hartman
Title: Director

BORROWERS:
CAMELOT U.S. ACQUISITION 1 CO.
CAMELOT U.S. ACQUISITION 2 CO.
CAMELOT U.S. ACQUISITION 3 CO.
CAMELOT U.S. ACQUISITION 4 CO.
CAMELOT U.S. ACQUISITION 5 CO.
CAMELOT U.S. ACQUISITION 6 CO.
CAMELOT U.S. ACQUISITION 7 CO.
CAMELOT U.S. ACQUISITION 8 CO.
CAMELOT U.S. ACQUISITION 9 CO.
CAMELOT U.S. ACQUISITION 10 CO.
CAMELOT U.S. ACQUISITION 11 CO.
CAMELOT U.S. ACQUISITION 12 CO.
CAMELOT U.S. ACQUISITION 13 CO.
CAMELOT US ACQUISITION LLC

By:	/s/ Sanford Tassel
Name: Sanford Tassel
Title:

CAMELOT FINANCE S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg having its registered office at 14, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under the number B 208514

By:	/s/ Stephen Hartman
Name: Stephen Hartman
Title: Director

GUARANTORS:

eBannerMonitor Inc.
Enterprise Protection Inc.
RiskSmart Inc.
MASTER DATA CENTER, INC.
Atozdomainsmarket, LLC
CollectiveTrust Solutions, Inc.
Data Docket Inc.
Discovery Logic, Inc.
DNStination Inc.
Domain Fortress Inc.
Information Holdings Inc.
MarkMonitor Inc.
MarkManager Inc.
MarkMonitor (ALL-D) Inc.
MarkMonitor Corporate Services Inc.
MarkMonitor EU Registrations Inc.
MarkMonitor Professional Services Inc.
MicroPatent LLC
Muckymuck Inc.
Patent Bounty Inc.
Technology Universe Company, Inc.
Clarivate Analytics (US) LLC
Clarivate Analytics (Compumark) Inc.

By:	/s/ Sanford Tassel
Name: Sanford Tassel
Title: Vice President

Clarivate Analytics (International) Limited
Camelot UK Holdco 2 Limited
Centre for Innovation in Regulatory Science Limited
Centre for Medicines Research International Limited
MarkMonitor Global Services Limited
MarkMonitor International Limited
Clarivate Analytics (UK) Limited\
CAMELOT UK HOLDCO 2 LIMITED

By:	/s/ Stephen Hartman
Name: Stephen Hartman
Title: Director

Camelot Professional K.K.
Clarivate Analytics (Japan) CO. LTD.

By:	/s/ Hirofumi Hino
Name: Hirofumi Hino
Title: Representative Director

Camelot Towerco

By:	/s/ John T. McCoy
Name: John T. McCoy
Title: Director

By:	/s/ Balan Murugesu
Name: Balan Murugesu
Title: Director

CAMELOT CAYMAN LP
acting by: 2530842 Ontario Inc., its general partner

By:	/s/ Christopher A. Govan
Name: Christopher A. Govan
Title: President

By:	/s/ David Copeland
Name: David Copeland
Title: Vice President

CAMELOT FINANCE LP
acting by: 2530842 Ontario Inc., its general partner

By:	/s/ Christopher A. Govan
Name: Christopher A. Govan
Title: President

By:	/s/ David Copeland
Name: David Copeland
Title: Vice President

CAMELOT FINANCE LLC
By: CAMELOT FINANCE LP, its sole shareholder
By: 2530842 Ontario Inc., its general partner

By:	/s/ Christopher A. Govan
Name: Christopher A. Govan
Title: President

By:	/s/ David Copeland
Name: David Copeland
Title: Vice President

ADMINISTRATIVE AGENT:
CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Administrative Agent

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory

2017 REFINANCING TERM LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as 2017 Refinancing Term Lender

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory

SCHEDULE 1

US COMPANY BORROWERS

CAMELOT U.S. ACQUISITION 1 CO.

CAMELOT U.S. ACQUISITION 2 CO.

CAMELOT U.S. ACQUISITION 3 CO.

CAMELOT U.S. ACQUISITION 4 CO.

CAMELOT U.S. ACQUISITION 5 CO.

CAMELOT U.S. ACQUISITION 6 CO.

CAMELOT U.S. ACQUISITION 7 CO.

CAMELOT U.S. ACQUISITION 8 CO.

CAMELOT U.S. ACQUISITION 9 CO.

CAMELOT U.S. ACQUISITION 10 CO.

CAMELOT U.S. ACQUISITION 11 CO.

CAMELOT U.S. ACQUISITION 12 CO.

CAMELOT U.S. ACQUISITION 13 CO.

CAMELOT U.S. ACQUISITION LLC

ANNEX A

[See Attached]

Annex A to Amendment No. 1 to Credit Agreement

~~EXECUTION~~MARKED VERSION REFLECTING CHANGES

PURSUANT TO AMENDMENT NO. 1 DATED AS OF APRIL 6, 2017
TO CREDIT AGREEMENT DATED AS OF OCTBER 3, 2016

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN STRIKE-THROUGH

CREDIT AGREEMENT

among

Camelot UK Holdco Limited,
as Holdings,

Camelot UK Bidco Limited,
as UK Holdco,

Camelot Finance LP,
as the US Tower Borrower,

Camelot Cayman LP,
as the FHC Tower Borrower,

the Borrowers set forth on Schedule 1.1I,
as the US Company Borrowers,

Camelot Finance S.A.,
as the Lux Company Borrower,

Certain Restricted Subsidiaries from time to time designated hereunder as Revolver Co-Borrowers,

the several Lenders from time to time parties hereto,

and

Credit Suisse AG, Cayman Islands Branch,
as Administrative Agent

Dated as of October 3, 2016

and

Amended as of April 6, 2017

Credit Suisse Securities (USA) LLC,

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

RBC Capital Markets1,

Citigroup Global Markets Inc.,

Barclays Bank PLC,

Goldman Sachs Bank USA and

Guggenheim Securities Credit Partners, LLC,

as Joint Lead Arrangers and Joint Bookrunners

1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS		2

1.1	Defined Terms	2
1.2	Other Interpretive Provisions	~~94~~90
1.3	Accounting	~~95~~91
1.4	Limited Condition Acquisitions	~~95~~91
1.5	Currency Equivalents Generally	~~96~~92
1.6	Change in Currency	~~96~~92
1.7	Luxembourg Law Terms	~~97~~93
1.8	Foreign Guarantor Provisions	~~97~~93

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS		~~97~~93

2.1	Term Commitments	~~97~~93
2.2	Procedure for Borrowing Term Loans	~~97~~93
2.3	Repayment of Term Loans	~~98~~94
2.4	Revolving Commitments	~~98~~95
2.5	Procedure for Borrowing of Revolving Loans	~~99~~95
2.6	Swingline Commitment	~~100~~96
2.7	Procedure for Swingline Borrowing; Refunding of Swingline Loans	~~100~~96
2.8	Facility Fees, etc	~~102~~98
2.9	Termination or Reduction of Revolving Commitments	~~102~~98
2.10	Optional Prepayments	~~103~~99
2.11	Mandatory Prepayments and Commitment Reductions	~~103~~99
2.12	Conversion and Continuation Options	~~106~~102
2.13	Limitations on Eurocurrency Tranches	~~108~~103
2.14	Interest Rates and Payment Dates	~~108~~104
2.15	Computation of Interest and Fees	~~108~~104
2.16	Inability to Determine Interest Rate; Illegality	~~109~~105
2.17	Pro Rata Treatment and Payments	~~110~~106
2.18	Requirements of Law	~~112~~108
2.19	Taxes	~~113~~109
2.20	[Reserved]	~~122~~117
2.21	Indemnity	~~122~~117
2.22	Change of Lending Office	~~122~~117
2.23	Replacement of Lenders	~~122~~118
2.24	Notes	~~123~~118
2.25	Incremental Credit Extensions	~~123~~119
2.26	Refinancing Amendments	~~128~~123
2.27	Defaulting Lenders	~~130~~125
2.28	Loan Modification Offers	~~131~~126
2.29	Currency Equivalents	~~133~~128
2.30	Additional Alternative Currencies	~~133~~128

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SECTION 3. LETTERS OF CREDIT		~~134~~129

3.1	L/C Commitment	~~134~~129
3.2	Procedure for Issuance of Letter of Credit	~~135~~130
3.3	Fees and Other Charges	~~137~~132
3.4	L/C Participations	~~137~~132
3.5	Reimbursement Obligation of the Revolving Borrowers	~~138~~133
3.6	Obligations Absolute	~~139~~133
3.7	Letter of Credit Payments	~~139~~134
3.8	Applications	~~139~~134
3.9	Letter of Credit Amounts	~~139~~134
3.10	Revaluation of Letters of Credit	~~140~~134

SECTION 4. REPRESENTATIONS AND WARRANTIES		~~140~~135

4.1	Financial Condition	~~140~~135
4.2	No Change	~~141~~135
4.3	Existence; Compliance with Law	~~141~~135
4.4	Power; Authorization; Enforceable Obligations	~~141~~136
4.5	No Legal Bar	~~142~~136
4.6	Litigation	~~142~~137
4.7	Ownership of Property; Liens	~~142~~137
4.8	Intellectual Property	~~142~~137
4.9	Taxes	~~143~~137
4.10	Federal Regulations	~~143~~138
4.11	Employee Benefit Plans	~~143~~138
4.12	Investment Company Act	~~143~~138
4.13	Environmental Matters	~~143~~138
4.14	Accuracy of Information, etc.	~~144~~139
4.15	Security Documents	~~145~~139
4.16	Solvency	~~145~~140
4.17	Patriot Act; FCPA; OFAC; Sanctions	~~145~~140
4.18	Status as Senior Indebtedness	~~146~~141
4.19	Use of Proceeds	~~146~~141
4.20	Governing Law and Enforcement	~~146~~141
4.21	Centre of Main Interests	~~147~~141
4.22	Luxembourg Specific Representations	~~147~~141

SECTION 5. CONDITIONS PRECEDENT		~~147~~142

5.1	Conditions to Closing Date	~~147~~142
5.2	Conditions to Each Borrowing Date	~~152~~146

SECTION 6. AFFIRMATIVE COVENANTS		~~153~~147

6.1	Financial Statements	~~153~~147
6.2	Certificates; Other Information	~~154~~148
6.3	Payment of Taxes	~~156~~150
6.4	Maintenance of Existence; Compliance with Law	~~156~~150
6.5	Maintenance of Property; Insurance	~~157~~151

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6.6	Inspection of Property; Books and Records; Discussions	~~157~~151
6.7	Notices	~~157~~151
6.8	Environmental Laws	~~158~~152
6.9	Additional Collateral, etc.	~~158~~152
6.10	Credit Ratings	~~160~~154
6.11	Further Assurances	~~160~~154
6.12	Designation of Unrestricted Subsidiaries	~~160~~154
6.13	Employee Benefit Plans	~~161~~155
6.14	Use of Proceeds	~~161~~155
6.15	Post-Closing Matters	~~161~~155
6.16	FCPA; OFAC; Sanctions	~~161~~155
6.17	Centre of Main Interests	~~161~~155
6.18	Repayment of Tower Loans	~~161~~155
6.19	Additional Covenants	~~161~~155

Section 6.A AFFIRMATIVE COVENANTS OF THE TOWER BORROWERS		~~163~~156

6.1.A	Information	~~163~~157
6.2.A	Payment of Obligations	~~163~~157
6.3.A	Maintenance of Existence; Compliance	~~163~~157
6.4.A	Inspection of Property; Books and Records; Discussions	~~164~~157
6.5.A	Notices	~~164~~158
6.6.A	Additional Collateral, etc	~~165~~159
6.7.A	Further Assurances	~~165~~159
6.8.A	Employee Benefit Plans	~~165~~159

SECTION 7. NEGATIVE COVENANTS		~~166~~159

7.1	Total First Lien Net Leverage Ratio	~~166~~160
7.2	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock	~~166~~160
7.3	Limitation on Restricted Payments	~~174~~167
7.4	Dividend and Other Payment Restrictions Affecting Subsidiaries	~~182~~175
7.5	Asset Sales	~~184~~177
7.6	Transactions with Affiliates	~~185~~178
7.7	Liens	~~189~~181
7.8	Fundamental Changes	~~189~~181
7.9	[Reserved]	~~190~~183
7.10	Changes in Fiscal Periods	~~190~~183
7.11	Negative Pledge Clauses	~~190~~183
7.12	Lines of Business; Holding Company; Lux Company Borrower	~~191~~184
7.13	Amendments to Organizational Documents	~~193~~185

Section 7.A NEGATIVE COVENANTS OF THE TOWER BORROWERS		~~193~~185

7.1.A	Indebtedness	~~193~~185
7.2.A	Liens	~~193~~186
7.3.A	Fundamental Changes	~~194~~186
7.4.A	Disposition of Property	~~194~~186
7.5.A	Restricted Payments	~~194~~187

-iii-

7.6.A	Consolidated Capital Expenditures	~~194~~187
7.7.A	Investments	~~194~~187
7.8.A	Transactions with Affiliates	~~195~~187
7.9.A	Swap Agreements	~~195~~187
7.10.A	Lines of Business	~~195~~187
7.11.A	Other Agreements	~~195~~188
7.12.A	Amendments to Certain Agreements	~~195~~188

SECTION 8. GUARANTEE		~~196~~188

8.1	The Guarantee	~~196~~188
8.2	Obligations Unconditional	~~196~~189
8.3	Reinstatement	~~198~~190
8.4	No Subrogation	~~198~~190
8.5	Remedies	~~198~~191
8.6	Instrument for the Payment of Money	~~198~~191
8.7	Continuing Guarantee	~~199~~191
8.8	General Limitation on Guarantor Obligations	~~199~~191
8.9	Release of Subsidiary Guarantors	~~199~~191
8.10	Right of Contribution	~~199~~192
8.11	Keepwell	~~200~~192
8.12	Limitations	~~200~~192

SECTION 9. EVENTS OF DEFAULT		~~205~~197

9.1	Company Events of Default	~~205~~197
9.2	Tower Borrower Events of Default	~~208~~200
9.3	Action in Event of Default	~~210~~202
9.4	Right to Cure	~~212~~203
9.5	Application of Proceeds	~~212~~204
9.6	Clean-Up Period	~~213~~205

SECTION 10. ADMINISTRATIVE AGENT		~~214~~206

10.1	Appointment and Authority	~~214~~206
10.2	Rights as a Lender	~~215~~207
10.3	Exculpatory Provisions	~~216~~207
10.4	Reliance by Administrative Agent	~~217~~208
10.5	Delegation of Duties	~~217~~209
10.6	Resignation and Removal of Administrative Agent	~~217~~209
10.7	Non-Reliance on Administrative Agent and Other Lenders	~~219~~210
10.8	No Other Duties, Etc.	~~219~~211
10.9	Administrative Agent May File Proofs of Claim; Credit Bidding	~~219~~211
10.10	Collateral and Guaranty Matters	~~221~~213
10.11	Intercreditor Agreements	~~223~~214
10.12	Withholding Tax Indemnity	~~223~~215
10.13	Indemnification	~~224~~215
10.14	Appointment of Incremental Arrangers, Refinancing Arrangers and Loan Modification Agents	~~224~~216

-iv-

SECTION 11. MISCELLANEOUS		~~225~~216

11.1	Amendments and Waivers	~~225~~216
11.2	Notices	~~228~~220
11.3	No Waiver; Cumulative Remedies	~~231~~222
11.4	Survival of Representations and Warranties	~~231~~222
11.5	Payment of Expenses	~~231~~222
11.6	Successors and Assigns; Participations and Assignments	~~232~~223
11.7	Release of Tower Group Members’ Obligations	~~240~~231
11.8	Adjustments; Set-off	~~241~~232
11.9	No Recourse Against Limited Partners	~~242~~232
11.10	Counterparts; Electronic Execution	~~242~~232
11.11	Severability	~~242~~233
11.12	Integration	~~242~~233
11.13	Governing Law	~~242~~233
11.14	Submission To Jurisdiction; Waivers	~~243~~233
11.15	Acknowledgements	~~243~~234
11.16	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~244~~234
11.17	Confidentiality	~~244~~235
11.18	Waivers Of Jury Trial	~~245~~236
11.19	USA Patriot Act Notification	~~245~~236
11.20	Maximum Amount	~~246~~236
11.21	Lender Action	~~246~~237
11.22	No Fiduciary Duty	~~247~~237
11.23	Electronic Execution of Assignment and Certain Other Documents	~~247~~238
11.24	Conduct of Business by the Lenders	~~247~~238

SECTION 12. CO-BORROWER ARRANGEMENTS AND BORROWER REPRESENTATIVE		~~248~~238

12.1	Addition of Co-Borrowers	~~248~~238
12.2	Status of Co-Borrowers	~~249~~239
12.3	Resignation of Co-Borrowers	~~250~~240
12.4	Appointment of Borrower Representative; Nature of Relationship	~~250~~240
12.5	Powers	~~250~~240
12.6	Employment of Agents	~~250~~241
12.7	Execution of Loan Documents	~~250~~241

SCHEDULES:

1.1A-1	Commitments
1.1A-2	L/C Sublimit
1.1B	Agreed Security Principles
1.1C	Existing Debt Release/Repayment
1.1D-1	Foreign Security Documents
1.1D-2	Tower Security Documents
1.1E	Permitted Investments
1.1F	Permitted Liens

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1.1G	Existing Swap Agreements
1.1H	Pro Forma Adjustments
1.1I	US Company Borrowers
1.8	Foreign Guarantor Provisions
3.1	Existing Letters of Credit
4.9	Taxes
5.1(g)	Local Counsel Opinions
6.15	Post-Closing Undertakings
7.2	Permitted Indebtedness

EXHIBITS:

A-1	Form of Onex GP Foreign Pledge Agreement
A-2	Form of Onex GP US Pledge Agreement
A-3	Form of Onex LP Foreign Pledge Agreement
A-4	Form of Onex LP US Pledge Agreement
A-5	Form of US Pledge Agreement
A-6	Form of US Security Agreement
B	Form of Assignment and Assumption
C	Form of Compliance Certificate
C-1	Form of Exemption Certificate
C-2	Form of Exemption Certificate
C-3	Form of Exemption Certificate
C-4	Form of Exemption Certificate
D	[Reserved]
E	Form of Prepayment Notice
F-1	Form of Revolving Loan Note
F-2	Form of Swingline Loan Note
F-3	Form of Term Loan Note
G	Form of Guarantor Joinder Agreement
H	Form of Borrowing and Conversion/Continuation Request
I	Form of Solvency Certificate
J	Form of Global Intercompany Note
K-1	Form of Tower Co Subordination Agreement
K-2	Form of Tower LLC Subordination Agreement
L	Form of Swingline Borrowing Request
M	Form of Co-Borrower Joinder

-vi-

CREDIT AGREEMENT (this “Agreement”), dated as of October 3, 2016, among Camelot UK Holdco Limited, a private limited liability company incorporated under the laws of England and Wales with registered number 10314173 (“Holdings”), Camelot UK Bidco Limited, a private limited liability company incorporated under the laws of England and Wales with registered number 10267893 (“UK Holdco”), the borrowers listed on Schedule 1.1I hereto (collectively, the “US Company Borrowers”), Camelot Finance S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 14, rue Edward Steichen, L-2540 Luxembourg and registered with the Luxembourg Trade and Companies Register (the “Companies Register”) under number B 208514 (the “Lux Company Borrower” and, together with the US Company Borrowers, each a “Company Borrower” and, collectively, the “Company Borrowers”), Camelot Finance LP, a Delaware limited partnership (the “US Tower Borrower”), Camelot Cayman LP, a Cayman Islands exempted limited partnership acting by its general partner, 2530842 Ontario Inc. (the “FHC Tower Borrower” and, together with the US Tower Borrower, each a “Tower Borrower” and, collectively, the “Tower Borrowers”), certain Restricted Subsidiaries (this and each other capitalized term used herein without definition having the meaning assigned to such term in Section 1.1) from time to time designated hereunder as Revolver Co-Borrowers (together with the Lux Company Borrower, each a “Revolving Borrower” and, collectively, the “Revolving Borrowers” and the Revolving Borrowers, together with the Company Borrowers and the Tower Borrowers, each a “Borrower” and, collectively, the “Borrowers”), the Company Subsidiary Guarantors from time to time party hereto (including through delivery of a Guarantor Joinder Agreement in accordance with the terms of this Agreement), the Tower Subsidiary Guarantors from time to time party hereto, the several banks, financial institutions, institutional investors and other entities from time to time party hereto as lenders (the “Lenders”), the Issuing Lenders from time to time party hereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

WITNESSETH:

WHEREAS, pursuant to that certain Stock and Asset Purchase Agreement, dated as of July 10, 2016 (such agreement, together with all schedules and exhibits thereto, as amended, supplemented or otherwise modified from time to time in a manner that would not result in a failure of the condition precedent set forth in Section 5.1(b)(i), the “Acquisition Agreement”), by and among UK Holdco and Thomson Reuters Global Resources, Thomson Reuters Corporation and Thomson Reuters U.S. LLC, as sellers (the “Sellers”), UK Holdco, directly or indirectly through one or more acquisition subsidiaries (such acquisition subsidiaries, collectively, with UK Holdco, “Buyer”), ~~will acquire~~acquired2 (the “Acquisition”) from the Sellers the Transferred Shares and the Transferred Assets including, for the avoidance of doubt, the acquisition of the Transferred Shares and the Transferred Assets in the Day 2 Countries (in each case, as defined in the Acquisition Agreement) (collectively, the “Company”);

WHEREAS, to finance a portion of the Acquisition and for other purposes described herein, the Lenders agreed to extend certain credit facilities consisting of (i) Term Loans made available to the Tower Borrowers and the Company Borrowers in an aggregate principal amount of $1,550,000,000 and (ii) Revolving Commitments (which Revolving Commitments include subfacilities as set forth herein with respect to L/C Commitments and Swingline Commitments) made available to the Lux Company Borrower and the Revolver Co-Borrowers in an aggregate principal amount of $175,000,000;

WHEREAS, each Borrower agreed to guarantee the obligations of each other Borrower (subject to certain limitations set forth in the Loan Documents and the Agreed Security Principles);

2 As of the First Amendment Effective Date, the acquisition of certain subsidiaries of Holdings remains ongoing due to anticipated regulatory reviews in certain jurisdictions.

WHEREAS, each Borrower agreed to secure all of its respective Obligations by granting to the Administrative Agent, for the benefit of the Secured Parties, a lien on substantially all of its assets (subject to certain limitations set forth in the Loan Documents and the Agreed Security Principles); and

WHEREAS, Holdings, UK Holdco, each Company Subsidiary Guarantor and each Tower Subsidiary Guarantor has agreed to guarantee the Obligations of each Borrower and to secure its respective Obligations by granting to the Administrative Agent, for the benefit of the Secured Parties, a lien on substantially all of its assets (subject, in each case, to certain limitations set forth in the Loan Documents and the Agreed Security Principles).

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

DEFINITIONS

1.1           Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the Prime Rate, and (c) the Eurocurrency Rate for Loans denominated in Dollars with an Interest Period of one month plus 1.0%.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acceptable Price”: as defined in the definition of “Dutch Auction.”

“Accepting Lenders”: as defined in Section 2.28(a).

“Acquired Indebtedness”: with respect to any specified Person:

(a)          Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary; and

(b)          Indebtedness secured by a Lien encumbering any asset acquired by such specified Person;

provided that any Indebtedness of such Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such other Person becomes a Subsidiary of the specified Person will not be Acquired Indebtedness.

“Acquisition”: as defined in the recitals hereto.

“Acquisition Agreement”: as defined in the recitals hereto.

“Acquisition Agreement Representations”: such of the representations and warranties made by or on behalf of the Company in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Buyer has the right to terminate its obligations, or decline to consummate the Acquisition, under the Acquisition Agreement as a result of a breach of such representations and warranties.

“Additional Lender”: at any time, any bank or other financial institution that agrees to provide any portion of any (a) Revolving Commitment Increase or Incremental Term Loans pursuant to an Incremental Amendment in accordance with Section 2.25 or (b) Permitted Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.26; provided that (i) the Administrative Agent, each Issuing Lender and the Swingline Lender shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender if such consent would be required under Section 11.6(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Additional Lender, (ii) the applicable Borrower shall have consented to such Additional Lender, (iii) if such Additional Lender is an Affiliated Lender, such Additional Lender must comply with the limitations and restrictions set forth in Section 11.6(b)(iv) and (iv) such Additional Lender will become a party to this Agreement.

“Additional/Replacement Revolving Commitments”: as defined in Section 2.25(a).

“Administrative Agent”: Credit Suisse, as the administrative agent for the Lenders this Agreement and the other Loan Documents, together with any of its successors in such capacity.

“Affiliate”: with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliated Lender”: the Sponsor, any Debt Fund Affiliate or any Non-Debt Fund Affiliate.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreed Security Principles”: the Agreed Security Principles set forth on Schedule 1.1B hereto.

“Agreement”: as defined in the preamble hereto.

“Alternative Currency”: (i) Euros, Yen, Swiss Francs, Australian Dollars and Sterling and (ii) subject to Section 2.30, any other currency.

“Anti-Corruption Laws”: Laws relating to anti-bribery or anti-corruption (governmental or commercial), including, without limitation, Laws that prohibit the corrupt payment, offer, promise, receipt, request or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, any Law enacted in connection with, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other Law of any foreign or domestic jurisdiction of similar effect or that relates to bribery or corruption.

“Applicable Discount”: as defined in the definition of “Dutch Auction.”

“Applicable Jurisdiction”: (i) with respect to the Revolving Facility and/or the Term Facility, the United States, Luxembourg and the Cayman Islands, (ii) with respect to the Revolving Facility, England and Wales, Germany and Spain or (iii) any other jurisdiction approved by the Revolving Lenders or the Term Lenders, as applicable, and the Administrative Agent, in each case, acting reasonably and in good faith.

“Applicable Margin”: with respect to:

(a)          any Revolving Loan, (i) initially, 3.25% per annum in the case of Eurocurrency Loans and 2.25% per annum in the case of ABR Loans and (ii) from and after the first Business Day immediately following the delivery to the Administrative Agent of a Compliance Certificate (pursuant to Section 6.2(c)), commencing with the first full fiscal quarter of UK Holdco ending after the Closing Date, wherein the Total First Lien Net Leverage Ratio is (A) greater than 4.50 to 1.00, 3.25% per annum in the case of Eurocurrency Loans and 2.25% per annum in the case of ABR Loans, (B) less than or equal to 4.50 to 1.00 and greater than 4.00 to 1.00, 3.00% per annum in the case of Eurocurrency Loans and 2.00% per annum in the case of ABR Loans, and (C) less than or equal to 4.00 to 1.00, 2.75% per annum in the case of Eurocurrency Loans and 1.75% per annum in the case of ABR Loans;

(b)          any Term Loan, ~~3.75~~(i) from and after the First Amendment Effective Date, 3.50% per annum in the case of Eurocurrency Loans and ~~2.75~~2.50% per annum in the case of ABR Loans and (ii) from and after the first Business Day following the corporate family rating by Moody’s for Holdings being upgraded to B2, 3.25% per annum in the case of Eurocurrency Loans and 2.25% per annum in the case of ABR Loans;

(c)          any Incremental Term Loan, the Applicable Margin shall be as set forth in the Incremental Amendment relating to the Incremental Term Commitment in respect of such Incremental Term Loan;

(d)          any Other Term Loan or any Other Revolving Loan extended after the First Amendment Effective Date, the Applicable Margin shall be as set forth in the Refinancing Amendment relating to such Loan; and

(e)          any Extended Term Loan or any Extended Revolving Loan, the Applicable Margin shall be as set forth in the Loan Modification Agreement relating to such Loan.

Any increase or decrease in the Applicable Margin resulting from a change in the Total First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.2(c); provided that the pricing level as set forth above in clause (a)(ii)(A) and (b)(ii)(A), as applicable, shall apply as of (x) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) at the option of the Required Lenders, the first Business Day after an Event of Default under Section 9.1(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

In the event that any financial statements delivered pursuant to Section 6.1 or a Compliance Certificate delivered pursuant to Section 6.2(c) are shown to be inaccurate at any time that this Agreement is in effect and any Loans or Commitments are outstanding hereunder when such inaccuracy is discovered and such inaccuracy, if corrected, would have led to a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower Representative shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrowers) and (iii) the Borrower Representative shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until demand is made for such payment pursuant to clause (iii) above and accordingly, any nonpayment of such interest as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest ~~at the Default Rate~~pursuant to Section 2.14(c)), at any time prior to the date that is five (5) Business Days following such demand.

“Applicable Requirements”: in respect of any Indebtedness, Indebtedness that satisfies the following requirements:

(a)          (i) if such Indebtedness is secured by the Collateral on a pari passu basis with the Obligations, such Indebtedness (x) does not mature prior to the then Latest Maturity Date and (y) does not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Term Loans; and (ii) for any other Indebtedness, including any Indebtedness that is secured by the Collateral on a junior basis to the Obligations, such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the then Latest Maturity Date at the time such Indebtedness is incurred (excluding, for the avoidance of doubt, any Indebtedness repaid or satisfied and discharged on the date of such incurrence);

(b)          if such Indebtedness is secured by the Collateral, a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Intercreditor Agreement (or any Intercreditor Agreement has been amended or replaced in a manner reasonably acceptable to the Administrative Agent), which results in such Senior Representative having rights to share in the Collateral on a pari passu or junior basis, as applicable;

(c)          to the extent such Indebtedness is secured, it is not secured by any property or assets of any Loan Party or any other Restricted Subsidiary other than the Collateral (it being agreed that such Indebtedness shall not be required to be secured by all of the Collateral); provided that Indebtedness that may be incurred by Non-Guarantor Subsidiaries pursuant to Section 7.2 may be secured by assets of Non-Guarantor Subsidiaries;

(d)          if such Indebtedness is incurred by (i) any Non-Guarantor Subsidiary, such Indebtedness shall not be guaranteed by any Loan Party and (ii) any Borrower or any Guarantor, such Indebtedness shall not be guaranteed by any Person other than the Borrowers or Guarantors and shall not have any obligors other than the Borrowers or Guarantors; and

(e)          the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions and financial covenants) are (i) taken as a whole, not materially less favorable to the Borrowers of such Indebtedness than those set forth in the Loan Documents (when taken as a whole) or (ii) customary for “high yield” notes of the type being incurred at the time of incurrence (it being agreed that such Indebtedness may be in the form of notes or a credit agreement), except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the date that is 91 days after the then Latest Maturity Date;

provided that an Officer’s Certificate signed on behalf of the Borrower Representative delivered to the Administrative Agent at least five Business Days (or a shorter period acceptable to the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirements of this definition, shall be conclusive evidence that such terms and conditions satisfy the requirements of this definition, unless the Administrative Agent notifies the Borrower Representative within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Application”: an application, in such form as the applicable Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Approved Electronic Communications”: as defined in Section 11.2.

“Approved Fund”: as defined in Section 11.6(b)(ii).

“Asset Sale”:

(1)         the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale Leaseback Transaction) of the Top Borrowers, Tower LLC, Tower Co, UK Holdco or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)         the issuance or sale of Equity Interests of Tower LLC, Tower Co or any Restricted Subsidiary (other than (1) directors’ qualifying shares or shares or interests required to be held by non-U.S. nationals or other third parties to the extent required by applicable law or (2) Preferred Stock or Disqualified Stock of Tower LLC, Tower Co or a Restricted Subsidiary issued in compliance with Section 7.2), other than by Tower LLC to the FHC Tower Borrower, by Tower Co to the US Tower Borrower or by any Restricted Subsidiary to UK Holdco or another Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case other than:

(a)          a sale, exchange, transfer or other disposition of cash, Cash Equivalents or Investment Grade Securities or uneconomical, obsolete, damaged, unnecessary, surplus, unsuitable or worn out equipment or any sale or disposition of property or assets in connection with scheduled turnarounds, maintenance and equipment and facility updates or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b)          the sale, conveyance, transfer or other disposition of all or substantially all of the assets of UK Holdco (on a consolidated basis) in a manner pursuant to Section 7.8;

(c)          any Permitted Investment or Restricted Payment that is permitted to be made, and is made, under Section 7.3;

(d)          any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate Fair Market Value of less than $15,000,000;

(e)          (i) any transfer or disposition of property or assets by a Restricted Subsidiary to UK Holdco or (ii) by UK Holdco or a Restricted Subsidiary to a Restricted Subsidiary;

(f)          sales of assets received by UK Holdco or any Restricted Subsidiary upon the foreclosure on a Lien;

(g)          any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h)          the unwinding of any Hedging Obligations;

(i)          the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable into a notes receivable;

(j)          the lease, assignment or sublease of any real or personal property in the ordinary course of business and dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(k)          a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(l)          a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(m)          any financing transaction with respect to property built or acquired by UK Holdco or any Restricted Subsidiary, including Sale Leaseback Transactions permitted under this Agreement;

(n)          any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of UK Holdco and the Restricted Subsidiaries, as a whole, as determined in good faith by the Borrower Representative, which in the event of an exchange of assets with a Fair Market Value in excess of (i) $20,000,000 shall be evidenced by an Officer’s Certificate signed on behalf of the Borrower Representative and (ii) $30,000,000 shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Borrower Representative (or any direct or indirect parent thereof);

(o)          the grant in the ordinary course of business of any license or sub-license of patents, trademarks, know-how and any other intellectual property;

(p)          any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by this Agreement or the Loan Documents;

(q)          the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(r)          foreclosures, condemnations or any similar action on assets;

(s)          the sale (without recourse) of receivables (and related assets) pursuant to factoring arrangements entered into in the ordinary course of business;

(t)          sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(u)          transfers of property pursuant to a Recovery Event; and

(v)         the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower Representative are no longer commercially reasonable to maintain or are not material to the conduct of the business of UK Holdco and the Restricted Subsidiaries taken as a whole;

provided that, in each case of paragraphs (a) to (v) above, that if any asset subject to a disposal or transfer to any Loan Party is subject to a Lien created by any Security Document at the time of such disposal or transfer to any Loan Party, it shall be disposed of or transferred on the basis that it shall remain subject to, or otherwise become subject to equivalent, Liens under a Security Document immediately following such disposal (subject to the Agreed Security Principles).

“Asset Sale Percentage”: 100%.

“Assignee”: as defined in Section 11.6(b)(i).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit B.

“Auction Purchase”: a purchase of Loans or Commitments pursuant to a Dutch Auction (x) in the case of a Permitted Auction Purchaser, in accordance with the provisions of Section 11.6(b)(iii) or (y) in the case of an Affiliated Lender, in accordance with the provisions of Section 11.6(b)(iv).

“Auditors’ Determination”: as defined in Section 8.12(d).

“Australian Dollars”: the lawful currency of Australia.

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) the aggregate Outstanding Amount of such Lender’s Revolving Extensions of Credit at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Levy”: (a) the UK bank levy as set out in the United Kingdom Finance Act 2011, (b) the bank levy imposed by the French Government under the “taxe bancaire de risque systémique” as set out in Article 235 ter ZE of the French tax code (Code Général des Impôts), (c) the bank levy imposed by the German Government under the Bank Restructuring Fund Regulation (Restrukturierungsfonds-Verordnung) which has been issued pursuant to the provisions of the Bank Restructuring Fund Act (Restrukturierungsfondsgesetz), (d) the bank levy imposed by the French Government under the “taxe pour le financement du fonds de soutien aux collectivités territoriales” as set out in Article 235 ter ZE bis of the French tax code (Code Général des Impôts) and (e) any other Tax of a similar nature in any jurisdiction, which is imposed by reference to some or all of the assets, liabilities and/or equity of a financial institution or other entity carrying out financial transactions and which is in force or has been publicly announced at the ~~date of this Agreement~~Closing Date or (if applicable), in respect of any Lender, which becomes a party to this Agreement after the ~~day on which this Agreement is entered into~~Closing Date, as at the date that Lender becomes a party to this Agreement.

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereinafter in effect, or any successor statute.

“Basel III”: the Basel Committee on Banking Supervision’s (the “Committee”) revised rules relating to capital requirements set out in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Guidance for national authorities operating the countercyclical capital buffer” and “Basel III: International framework for liquidity risk measurement, standards and monitoring” published by the Committee in December 2010, “Revisions to the Basel II market risk framework” published by the Committee in February 2011, the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Committee in November 2011, as amended, supplemented or restated, and any further guidance or standards published by the Committee in connection with these rules.

“Beneficially Own”: as defined within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; “Beneficial Ownership” shall have a correlative meaning.

“Benefited Lender”: as defined in Section 11.8(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors”: as to any Person, the board of directors or managers, sole member, managing member or other governing body, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Borrower” or “Borrowers”: as defined in the preamble hereto.

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower, which:

(a)          where it relates to a UK Treaty Lender that is a Lender on the ~~day this Agreement is entered into~~Closing Date, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 1.1A-1, and is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower; or

(b)          where it relates to a UK Treaty Lender that is not a party to this Agreement on the ~~date on which this Agreement is entered into~~Closing Date, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption, Incremental Amendment or Refinancing Amendment pursuant to which such Lender becomes a party hereto or as otherwise notified to the UK Borrower in writing within 15 days of the relevant UK Treaty Lender becoming a party to this Agreement and:

(i)          where the UK Borrower is a Borrower as at the relevant assignment date or the date on which the Incremental Revolving Loans described in the relevant Incremental Amendment take effect or the date on which the relevant Refinancing Amendment take effect (as applicable) is filed with HM Revenue & Customs within 30 days of that date; or

(ii)         where the UK Borrower is not a Borrower as at the relevant assignment date or the date on which the Incremental Revolving Loans described in the relevant Incremental Amendment take effect or the date on which the relevant Refinancing Amendment take effect (as applicable) is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower.

“Borrowing” a Revolving Borrowing, a Swingline Borrowing or a Term Borrowing, as the context may require.

“Borrowing Date”: any Business Day specified by any Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Request”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit H.

“Business”: as defined in Section 4.13(b).

“Business Day”:

(1)         any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City, the United States of America, Grand Cayman, the Cayman Islands, London, United Kingdom or Luxembourg City, Luxembourg, as applicable; and

(2)         (a) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Dollars, any fundings and disbursements in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day described in clause (1) above that is also a London Banking Day;

(b)          if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in an Alternative Currency other than Euros, any fundings and disbursements in such Alternative Currency and, solely with respect to Eurocurrency Loans denominated in Sterling, settlements and payments in Sterling, in respect of any such Eurocurrency Loan, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day described in clause (1) above which is also a day on which dealings in deposits in such Alternative Currency are conducted by and between banks in the London interbank market;

(c)          if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day described in clause (1) above that is also a TARGET Day; and

(d)          if such day relates to a Eurocurrency Loan denominated in an Alternative Currency other than Euros or Sterling, any fundings, disbursements, settlements or payments in such Alternative Currency, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Buyer”: as defined in the recitals hereto.

“Calculation Date”: (i) with respect to Section 7.1 and the determination of “Applicable Margin”, “Asset Sale Percentage”, “Facility Fee Rate” and “ECF Percentage”, the last day of the applicable period of four consecutive fiscal quarters and (ii) otherwise, the applicable date that the Fixed Charge Coverage Ratio, Total First Lien Net Leverage Ratio or Total Net Leverage Ratio is tested.

“Cancellation” or “Cancelled”: the cancellation, termination and forgiveness by Permitted Auction Purchaser of all Loans, Commitments and related Obligations acquired in connection with an Auction Purchase or other acquisition of Term Loans, which cancellation shall be consummated as described in Section 11.6(b)(iii)(C) and the definition of “Eligible Assignee.”

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person or any Restricted Subsidiary thereof during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are required to be included as capital expenditures in the consolidated statement of cash flows of UK Holdco and the Restricted Subsidiaries.

“Capital Stock”: (1) in the case of a corporation or a company, corporate stock or share capital; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of an exempted company, shares; (4) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations”: at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP. For the avoidance of doubt, “Capitalized Lease Obligations” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Closing Date.

“Captive Insurance Subsidiary”: any direct or indirect Subsidiary of UK Holdco that bears financial risk or exposure relating to insurance or reinsurance activities and any segregated accounts associated with any such Person.

“Cash Collateral”: as defined in the definition of “Collateralize.”

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Credit Suisse or another commercial bank in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize”: as defined in Section 3.2(b).

“Cash Contribution Amount”: the aggregate amount of cash contributions made to the capital of any Borrower or any Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents”:

(1)         Dollars, Alternative Currencies and other local currencies held by UK Holdco and the Restricted Subsidiaries from time to time in the ordinary course of business in connection with any business conducted by such Person in such jurisdiction;

(2)         securities issued or directly and fully guaranteed or insured by the government of the United States, Canada, any country that is a member of the European Union, Switzerland or the United Kingdom or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3)         certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000, in the case of U.S. banks, and $100,000,000 (or the foreign currency equivalent thereof), in the case of non-U.S. banks, and whose long-term debt is rated with an Investment Grade Rating by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)         repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)         commercial paper issued by a corporation (other than an Affiliate of Holdings) rated at least “P-1/A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)         readily marketable direct obligations issued by any state or commonwealth of the United States of America, Canada, any country that is a member of the European Union, the United Kingdom or Switzerland or any political subdivision of the foregoing having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)         Indebtedness or Preferred Stock issued by Persons (other than the Sponsors or any of their respective Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition;

(8)         investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and

(9)         instruments equivalent to those referred to in clauses (1) through (7) above denominated in Alternative Currencies or any other currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with (a) any business conducted by any Restricted Subsidiary or any Tower Group Member organized in such jurisdiction or (b) any Investment in the jurisdiction where such Investment is made.

“Cash Management Agreement”: any agreement to provide Cash Management Services.

“Cash Management Obligations”: all obligations, including guarantees thereof, of any Group Member to a Cash Management Provider that has appointed in writing the Administrative Agent as its collateral agent in a manner reasonably acceptable to the Administrative Agent and has agreed in writing with the Administrative Agent that it is providing Cash Management Services to one or more Group Members arising from transactions in the ordinary course of business of any Group Member, to the extent such obligations are primary obligations of a Loan Party or are guaranteed by a Loan Party.

“Cash Management Provider”: any Person that, as of the Closing Date or as of the date it enters into any Cash Management Agreement, is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, in its capacity as a counterparty to such Cash Management Agreement.

“Cash Management Services”: any cash management facilities or services, including (i) treasury, depositary and overdraft services, automated clearinghouse transfer of funds and (ii) purchase cards, credit or debit cards, electronic funds transfer, automated clearinghouse arrangements or similar services.

“CFC”: any “controlled foreign corporation” within the meaning of Section 957 of the Code that is a direct or indirect Subsidiary of a US Subsidiary.

“Change in Law”: the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, the European Capital Requirements Directive IV and in each case all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III and/or CRD IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control”: at any time, (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of UK Holdco and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders, (b) the Borrower Representative becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of UK Holdco, or any direct or indirect parent of UK Holdco that holds directly or indirectly an amount of Voting Stock of UK Holdco such that UK Holdco is a Subsidiary of such holding company, (c) Holdings shall fail to Beneficially Own, directly or indirectly, Capital Stock of UK Holdco representing 100% of the total voting power represented by the issued and outstanding Capital Stock of UK Holdco, (d) UK Holdco shall fail to Beneficially Own, directly or indirectly, Capital Stock of the Lux Company Borrower representing 100% of the total voting power represented by the issued and outstanding Capital Stock of the Lux Company Borrower, (e) UK Holdco shall fail to Beneficially Own, directly or indirectly, Capital Stock of any US Company Borrower representing 100% of the total voting power represented by the issued and outstanding Capital Stock of such US Company Borrower; provided that any Disposition of an Opco Borrower (including, for the avoidance of doubt, pursuant to Section 7.8(a)) that is not prohibited under the terms of this Agreement shall not constitute a “Change of Control” or (f) a “change of control” or similar event shall occur under the Senior Notes or other Indebtedness of any Group Member the outstanding principal amount of which exceeds $75,000,000 in the aggregate.

“Class”: (a) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions and (b) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.

“Clean-Up Period”: (a) with respect to the Acquisition, the period from the Closing Date until the date that is 90 days after the Closing Date or (b) with respect to any Permitted Acquisition or any other Permitted Clean-Up Investment, the period from the date of the consummation of such Permitted Acquisition or Permitted Clean-Up Investment until the date that is 90 days after such closing date.

“Closing Date”: October 3, 2016.

“Co-Borrower Joinder”: a joinder agreement, in substantially the form of Exhibit M hereto or otherwise reasonably acceptable to the Administrative Agent, pursuant to which a Co-Borrower agrees to become an obligor in respect of Borrowings under this Agreement.

“Co-Borrowers”: Wholly Owned Restricted Subsidiaries organized in any Applicable Jurisdiction from time to time designated by the Borrower Representative to the Administrative Agent as “borrowers” with respect to Borrowings in accordance with Section 12, and “Co-Borrower” means any one of them.

“Code”: the Internal Revenue Code of 1986, as amended from time to time (except as indicated otherwise with respect to the definition of FATCA).

“Collateral”: all of the assets and property of the Loan Parties and any other Person, now owned or hereafter acquired, whether real, personal or mixed, upon which a Lien is purported to be created by any Security Document; provided, however, that the Collateral shall not include (i) any Excluded Assets or (ii) any assets that would be excluded pursuant to the Agreed Security Principles.

“Collateral Agent”: Credit Suisse, as the sole and exclusive collateral agent for the Secured Parties under this Agreement and the other Loan Documents, together with any of its successors in such capacity.

“Collateralize”: to (i) pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lenders and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or (ii) issue back to back letters of credit for the benefit of the Issuing Lenders in a form and substance reasonably satisfactory to the Administrative Agent, in each case, in an amount not less than 100% of the outstanding L/C Obligations.

“Commitment”: as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender.

“Commitment Letter”: the amended and restated commitment letter, dated as of July 21, 2016, among the Joint Lead Arrangers, UK Holdco and the other parties thereto.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with Holdings or any Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes Holdings or any Borrower and that is treated as a single employer under Section 414 of the Code.

“Company”: as defined in the recitals hereto.

“Company Borrower Default”: any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Company Borrower Event of Default”: any of the events specified in Section 9.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Company Borrowers”: as defined in the preamble hereto.

“Company Group Member”: the collective reference to Holdings, the Opco Borrowers, UK Holdco and its Restricted Subsidiaries.

“Company Group Member Permitted Liens”: with respect to any Company Group Member:

(1)         pledges or deposits by such Person in connection with workmen’s compensation, employment or unemployment insurance and other types of social security legislation, employee source deductions, goods and services Taxes, sales Taxes, municipal Taxes, or good faith deposits, prepayments or cash pledges to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases, subleases, licenses, sublicenses or similar agreements to which such Person is a party, performance and return of money bonds and other similar obligations incurred in the ordinary course of business, or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure surety, stay, customs or appeal bonds or statutory bonds to which such Person is a party, or deposits as security for contested Taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)         Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s, construction contractors’ and mechanics’ and other like Liens, in each case for sums not overdue for a period of more than 30 days (other than with respect to Subsidiaries formed in Germany) or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are being maintained in accordance with GAAP;

(3)         Liens for Taxes, assessments or other governmental charges, corporate Taxes and pension fund obligations (i) not overdue for more than 60 days or (ii) which are being contested in good faith by appropriate proceedings if (a) adequate reserves with respect thereto are being maintained on the books of such Person in accordance with GAAP (or, in the case of any Foreign Subsidiary, the accounting principles applicable in the relevant jurisdiction) or (b) they are immaterial to UK Holdco and its Restricted Subsidiaries taken as a whole;

(4)         Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)         survey exceptions, encumbrances, leases, subleases, encroachments, protrusions, easements or reservations of, or rights of others for, sublicenses, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which, in each case, do not in the aggregate materially impair their use in the operation of the business of such Person taken as a whole;

(6)         Liens Incurred to secure Other Obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.2(b)(i), (b)(iv), (b)(vi), (b)(vii), (b)(xv) or (b)(xvi); provided that, (A) in the case of Section 7.2(b)(vii), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any income or profits thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its Affiliates, (B) in the case of Section 7.2(b)(vi) such Indebtedness complies with the Applicable Requirements, and (C) in the case of Section 7.2(b)(xv), such guarantee may only be subject to Liens to the extent the underlying Indebtedness may be subject to any Liens;

(7)         Liens (i) securing the Obligations and (ii) existing on the Closing Date and set forth on Schedule 1.1F;

(8)         Liens on assets, property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by UK Holdco or any Restricted Subsidiary (other than the proceeds or products of such assets, property or shares of stock or improvements thereon);

(9)         Liens on assets or on property at the time UK Holdco or any Restricted Subsidiary acquired such assets or property, including any acquisition by means of a merger or consolidation with or into UK Holdco or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other assets or property owned by UK Holdco or any Restricted Subsidiary (other than the proceeds or products of such assets or property or shares of stock or improvements thereon);

(10)        Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to UK Holdco or another Restricted Subsidiary permitted to be Incurred pursuant to Section 7.2;

(11)        Liens securing Hedging Obligations in an amount not to exceed the greater of $20,000,000 and 0.50% of Total Assets;

(12)        Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)        leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of UK Holdco or any Restricted Subsidiaries;

(14)        Liens arising from UCC financing statement filings (or similar filings in any other jurisdiction) regarding operating leases or consignments entered into by UK Holdco and its Restricted Subsidiaries in the ordinary course of business;

(15)        Liens in favor of UK Holdco or any Restricted Subsidiary;

(16)        Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)        pledges and deposits made in the ordinary course of business to secure liability to insurance carriers, insurance companies and brokers;

(18)        Liens on the Equity Interests and Indebtedness of Unrestricted Subsidiaries and joint ventures that are not Restricted Subsidiaries;

(19)        grants of software and other technology licenses in the ordinary course of business;

(20)        judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22)        Liens Incurred to secure Cash Management Obligations in the ordinary course of business;

(23)        Liens on equipment of UK Holdco or any Restricted Subsidiary granted in the ordinary course of business to UK Holdco’s or such Restricted Subsidiary’s client at which such equipment is located;

(24)        Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11) and (15) of this definition of “Company Group Member Permitted Liens;” provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus proceeds or products of such property or improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) of this definition of “Company Group Member Permitted Liens” at the time the original Lien became a Permitted Lien under this Agreement, and (B) an amount necessary to pay accrued and unpaid interest, any fees and expenses, including any premium and defeasance costs, related to such refinancing, refunding, extension, renewal or replacement;

(25)        other Liens securing obligations which obligations do not exceed the greater of $200,000,000 and 5.00% of Total Assets at any one time outstanding;

(26)        Liens arising under the Tower Security Documents;

(27)        Liens on receivables and related assets including proceeds thereof being sold in factoring arrangements entered into in the ordinary course of business;

(28)        Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of UK Holdco or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of UK Holdco and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of UK Holdco or any of its Restricted Subsidiaries in the ordinary course of business;

(29)        Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(30)        Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.2; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(31)        restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(32)        customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and similar investment vehicles;

(33)        any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of UK Holdco or any of its Restricted Subsidiaries;

(34)        Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(35)        Liens not given in connection with the issuance of Indebtedness for borrowed money (i) of a collection bank arising under Section 4-210 of the UCC (or similar filings in any other jurisdiction) on items in the course of collection; (ii) attaching to a commodity trading account in the ordinary course of business; and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry (including, without limitation, any Lien arising by entering into standard banking arrangements (AGB-Banken oder AGB-Sparkassen) in Germany);

(36)        (i) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder and (ii) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment;

(37)        customary Liens on deposits required in connection with the purchase of property, equipment and inventory, in each case incurred in the ordinary course of business;

(38)        Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge, repayment or redemption of Indebtedness; provided that such defeasance, discharge, repayment or redemption is permitted hereunder;

(39)        Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(40)        Liens given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of UK Holdco or a Restricted Subsidiary thereof in the ordinary course of business; provided that such Liens do not materially interfere with the operations of UK Holdco and its Restricted Subsidiaries, taken as a whole;

(41)        Liens on assets of Non-Guarantor Subsidiaries, provided such Liens secure obligations of Non-Guarantor Subsidiaries that are otherwise permitted hereunder and such Liens only encumber assets of such Non-Guarantor Subsidiaries;

(42)        Liens arising out of or deemed to exist in connection with any financing transaction of the type described in clause (m) of the definition of “Asset Sale;” and

(43)        (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation schemes, payroll Taxes, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to UK Holdco or any Restricted Subsidiary (including, without limitation, any Liens Incurred pursuant to Section 8a of the German Old Age Employees Part Time Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV)).

The Borrower Representative may classify (or later reclassify) any Lien (or any portion thereof) in one or more of the above categories. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Company Guaranteed Obligations”: as defined in Section 8.1(b).

“Company Guarantors”: the collective reference to the Tower Borrowers, Holdings, UK Holdco, the Company Subsidiary Guarantors and the Tower Subsidiary Guarantors.

“Company Loan Party”: the collective reference to each Loan Party that is a Company Group Member.

“Company Subsidiary Guarantor”: each Restricted Subsidiary other than, in each case, (i) each Non-Guarantor Subsidiary, (ii) each Company Borrower and (iii) each Co-Borrower.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit C.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of UK Holdco and its Restricted Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of UK Holdco and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of UK Holdco and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Loans to the extent otherwise included therein.

“Consolidated EBITDA”: with respect to UK Holdco and its Restricted Subsidiaries for any period, the Consolidated Net Income of UK Holdco and its Restricted Subsidiaries for such period:

(1)         increased (without duplication) by:

(a)          provision for Taxes based on income or profits or capital, including, without limitation, state, franchise and similar Taxes and foreign withholding Taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income and payroll taxes related to stock compensation costs, including (i) an amount equal to the amount of Tax distributions actually made to the holders of Capital Stock of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 7.3(b)(xii) which shall be included as though such amounts had been paid as income Taxes directly by such Person and (ii) penalties and interest related to such taxes or arising from any tax examinations; plus

(b)          consolidated Fixed Charges of UK Holdco and its Restricted Subsidiaries for such period (including (x) bank fees and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(t) through (1)(z) thereof, in each case, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)          Consolidated Non-Cash Charges of UK Holdco and its Restricted Subsidiaries for such period to the extent such non-cash charges were deducted (and not added back) in computing Consolidated Net Income; plus

(d)          any expenses (including without limitation legal and professional expenses) or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred by this Agreement, including a refinancing thereof, and any amendment or modification to the terms of any such transaction (in each case, (i) including any such transactions consummated prior to the Closing Date if disclosed to the Administrative Agent prior to the Closing Date, (ii) whether or not such transaction is undertaken but not completed, (iii) if unsuccessful, whether or not such transaction is permitted by this Agreement (if such transaction would have been permitted if successful) and (iv) including any such transaction incurred by any direct or indirect parent company of UK Holdco), including such fees, expenses or charges related to the Transactions, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e)          the amount of any restructuring charges, accruals or reserves and business optimization expense deducted (and not added back) in such period in computing Consolidated Net Income, including any such costs Incurred in connection with acquisitions after the Closing Date (including entry into new market/channels and new service or product offerings) and costs related to the closure, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(f)          any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)          the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary of UK Holdco deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h)          the amount of management, monitoring, consulting and advisory fees (including termination fees) and related expenses paid or accrued in such period to the Sponsors to the extent otherwise permitted under Section 7.6 to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(i)          the “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies that are expected in good faith to be realized as a result of actions taken or expected to be taken within 24 months after the date of any acquisition, disposition, divestiture, restructuring or the implementation of a cost savings or other similar initiative, as applicable (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, restructuring charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such actions are expected to be taken within 24 months after the consummation of the acquisition, disposition, restructuring or the implementation of an initiative, as applicable, which is expected to result in cost savings, operating expense reductions, restructuring charges and expenses or synergies and (B) no cost savings, operating expense reductions, restructuring charges and expenses or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j)          the “run rate” expected cost savings, operating expense reductions including, without limitation, costs and expenses related to information and technology systems establishment, modernization or modification, restructuring charges and expenses and synergies related to the Transactions projected by the Borrower Representative in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Borrower Representative) within 24 months after the Closing Date, calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, restructuring charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions and which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”; plus

(k)          the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables ~~Facility~~Financing, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(l)          any costs or expenses incurred by UK Holdco or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or any accelerated vesting of awards in anticipation of the Transactions, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of UK Holdco or net cash proceeds of an issuance of Equity Interest of UK Holdco (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 7.3(a)(3) to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(m)          for purposes of determining compliance with the maximum Total First Lien Net Leverage Ratio required under Section 7.1, the Cure Amount, if any, received by UK Holdco for such period and permitted to be included in Consolidated EBITDA pursuant to Section 9.4; plus

(n)          the Tax effect of any items excluded from the calculation of Consolidated Net Income pursuant to clauses (1), (3), (4) and (8) of the definition thereof; plus

(o)          to the extent not already otherwise included herein, amounts included on Schedule 1.1H, attached hereto, to the extent such amounts, or amounts of similar type and nature to those listed on Schedule 1.1H, without duplication, continue to be applicable during such period; plus

(p)          earn-out obligations incurred in connection with any permitted acquisition or other Investment permitted hereunder and paid or accrued during such period; plus

(2)         decreased by (without duplication) non-cash gains increasing Consolidated Net Income of UK Holdco and its Restricted Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and

(3)         increased (by losses) or decreased (by gains) by (without duplication) the application of FASB Interpretation No. 45 (Guarantees).

Notwithstanding the foregoing, Consolidated EBITDA (a) for the fiscal quarter ended September 30, 2015, shall be deemed to be $66,800,000, (b) for the fiscal quarter ended December 31, 2015, shall be deemed to be $83,800,000, (c) for the fiscal quarter ended March 31, 2016, shall be deemed to be $65,100,000 and (d) for the fiscal quarter ended June 30, 2016, shall be deemed to be $78,000,000, as may be subject to add-backs and adjustments (without duplication) pursuant to clauses (1)(i) and (j) above and the definitions of “Pro Forma Basis” and “Fixed Charge Coverage Ratio” for the applicable period.

“Consolidated Interest Expense”: with respect to UK Holdco and its Restricted Subsidiaries for any period, the sum, without duplication, of

(1)         consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments and receipts (if any) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with the Transactions or any acquisition, (u) penalties and interest relating to Taxes, (v) any “additional interest” or “penalty interest” with respect to any securities, (w) any accretion or accrued interest of discounted liabilities, (x) amortization of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses, (y) any expensing of bridge, commitment and other financing fees, cost of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Financing); plus

(2)         consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)         interest income for such period;

provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower Representative to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

Notwithstanding the foregoing, any additional changes arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of Preferred stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.

“Consolidated Net Income”: with respect to UK Holdco and its Restricted Subsidiaries for any period, the aggregate of the Net Income of UK Holdco and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(1)         any after-Tax effect of infrequent, non-recurring, non-operating or unusual gains, losses, income or expenses (including all fees and expenses relating thereto) (including costs and expenses relating to the Transactions), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses or payments and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2)         the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP, shall be excluded,

(3)         any net after-Tax effect of income or loss from disposed, abandoned or discontinued operations and any net after-Tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4)         any net after-Tax effect of gains or losses (including all fees and expenses relating thereto) attributable to business dispositions or asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Borrower Representative, shall be excluded,

(5)         the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Guarantor), shall be excluded; provided that the Consolidated Net Income of UK Holdco shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)         solely for the purpose of the definition of Excess Cash Flow and determining the amount available for Restricted Payments under Section 7.3(a)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than any Company Borrower or any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of UK Holdco will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to UK Holdco or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein,

(7)         effects of adjustments (including the effects of such adjustments pushed down to UK Holdco and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements (including, but not limited to, any step-ups with respect to re-valuing assets and liabilities) pursuant to GAAP and related authoritative pronouncements resulting from the application in accordance with GAAP of purchase accounting in relation to the Transactions or any investment, acquisition, merger or consolidation (or reorganization or restructuring) that is consummated after the Closing Date or the depreciation, amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)         any net after-Tax income (loss) from the early extinguishment of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded,

(9)         any impairment charge or expense, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets or investments in debt and equity securities or as a result of a change in law or regulations, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10)        any non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of UK Holdco or any of its direct or indirect parent companies in connection with the Transactions, including any expense resulting from the application of Statement of Financial Accounting Standards No. 123R shall be excluded, provided that any subsequent settlement in cash shall reduce Consolidated Net Income for the period in which such payment occurs,

(11)        any fees and expenses or other charges (including any make-whole premium or penalties) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness, Equity Offering, refinancing transaction or amendment or modification of any debt instrument (in each case, (i) including any such transactions consummated prior to the Closing Date, (ii) whether or not such transaction is undertaken but not completed, (iii) if unsuccessful, whether or not such transaction is permitted by this Agreement (if such transaction would have been permitted if successful) and (iv) including any such transaction incurred by any direct or indirect parent company of UK Holdco) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12)        accruals and reserves that are established and not reversed within 12 months after the Closing Date that are so required to be established as a result of the Transactions (or within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded,

(13)        [reserved],

(14)        any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded,

(15)        non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” shall be excluded,

(16)        any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the earlier of the maturity date of any then outstanding Class of Term Loans, shall be excluded;

(17)        the net after-Tax effect of carve-out related items (including, without limitation, elimination of duplicative costs (including with respect to transaction services agreements) and costs and expenses related to information and technology systems establishment or modification), in each case in connection with the performance of the rights and obligations under the Transition Services Agreement referred to in the Acquisition Agreement, shall be excluded; and

(18)        the following items shall be excluded:

(a)          any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging”; and

(b)          any net foreign exchange gains or losses (whether or not realized) resulting from the impact of foreign currency changes on the valuation of assets and liabilities on the consolidated balance sheet of UK Holdco and its Restricted Subsidiaries (in each case, including any net loss or gain resulting from hedge arrangements for currency exchange risk).

Solely for purposes of calculating Consolidated EBITDA, the Net Income of UK Holdco and its Restricted Subsidiaries shall be calculated without deducting the income attributable to the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties.

In addition, to the extent not already accounted for in the Consolidated Net Income of UK Holdco and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) the amount of proceeds received during such period from business interruption insurance in respect of insured claims for such period, (ii) the amount of proceeds as to which the Borrower Representative has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amount so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

Notwithstanding the foregoing, (x) for the purpose of Section 7.3 only (other than clauses (a)(3)(E) and (a)(3)(F) therein), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by UK Holdco and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from UK Holdco and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by UK Holdco or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (a)(3)(E) and (a)(3)(F) therein and (y) for the purpose of the definition of Excess Cash Flow only, there shall be excluded the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with UK Holdco or any Restricted Subsidiary thereof.

“Consolidated Non-Cash Charges”: with respect to UK Holdco and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization (including amortization of intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of UK Holdco’s or any Restricted Subsidiary’s outstanding Indebtedness and commissions, discounts, yield and other fees and charges but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash impairment, non-cash compensation, non-cash rent and other non-cash expenses of UK Holdco and its Restricted Subsidiaries reducing Consolidated Net Income of UK Holdco and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any non-cash charges referred to in this definition represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid.

“Consolidated Total Indebtedness”: as of any date of determination, the aggregate principal amount of Indebtedness described in clauses (a)(i), (a)(ii) (excluding, for the avoidance of doubt, surety bonds, performance bonds and similar instruments) and (a)(iv) of the definition of “Indebtedness” of UK Holdco and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, including, without duplication, the outstanding principal amount of the Term Loans; provided, that the amount of revolving Indebtedness under this Agreement and any other revolving credit facility shall be computed based upon the period-ending value of such Indebtedness during the applicable period; provided, further, that Consolidated Total Indebtedness shall not include (x) Indebtedness in respect of any Qualified Receivables Financing permitted pursuant to Section 7.2(b)(xxiii) or (y) obligations in respect of letters of credit (including Letters of Credit), except to the extent of unreimbursed amounts thereunder.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Consolidated Working Capital Adjustment”: for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than (in which case the Consolidated Working Capital Adjustment will be a negative number)) Consolidated Working Capital as of the end of such period.

“Contingent Obligations”: with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, any obligation of such Person, whether or not contingent:

(1)         to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)         to advance or supply funds:

(a)          for the purchase or payment of any such primary obligation; or

(b)          to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)         to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness”: Indebtedness of any Borrower or any Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than the Equity Contribution, Excluded Contributions, any contributions received in connection with the exercise of the Cure Right or any such cash contributions that have been used to make a Restricted Payment) made to the equity capital of UK Holdco after the Closing Date, provided that such Contribution Indebtedness (1) shall be Indebtedness with a Stated Maturity Date that is not prior to the date that is 91 days after the then Latest Maturity Date at the time such Contribution Indebtedness is incurred, (2) is Incurred within 210 days after the making of such cash contributions and (3) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CRD IV”: (i) Regulation (EU) No 575/2013 of the European Parliament of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; or any law, rules or guidance by which either of them is implemented.

“Credit Suisse”: Credit Suisse AG, Cayman Islands Branch, and its successors.

“CTA 2009” means the United Kingdom Corporation Tax Act 2009.

“Cure Amount”: as defined in Section 9.4(a).

“Cure Period”: as defined in Section 9.4(a).

“Cure Right”: as defined in Section 9.4(a).

“Customary Bridge Financings”: bridge financing having a final maturity date (including by giving effect to automatic rollovers and extensions) no later than one year following the date of issuance or incurrence thereof (without giving effect to any amendments, waivers or extensions) and otherwise on customary market terms for bridge financings in connection with the issuance of “high yield” securities at the relevant time.

“Day 2 Assets”: the Deferred Assets as defined in the Acquisition Agreement. The definition of “Deferred Assets” in the Acquisition Agreement refers to certain assets which are expected to be acquired from Thomson Reuters following the Closing Date.

“Day 2 Countries”: the Deferred Closing Countries as defined in the Acquisition Agreement. The definition of “Deferred Closing Countries” in the Acquisition Agreement refers to countries in which the Day 2 Assets, Day 2 Liabilities and Day 2 Subsidiaries are located or organized.

“Day 2 Liabilities”: the Deferred Liabilities as defined in the Acquisition Agreement. The definition of “Deferred Liabilities” in the Acquisition Agreement refers to certain liabilities which are expected to be acquired from Thomson Reuters following the Closing Date.

“Day 2 Subsidiaries”: the Deferred Subsidiaries as defined in the Acquisition Agreement. The definition of “Deferred Subsidiaries” in the Acquisition Agreement refers to certain subsidiaries which are expected to be acquired from Thomson Reuters following the Closing Date.

“Debt Fund Affiliate”: an Affiliate of any Sponsor (other than Holdings and any of its Subsidiaries) that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business with respect to which any Sponsor and its Affiliates (other than Debt Fund Affiliates) do not directly or indirectly possess the power to direct or cause the direction of the investment policies of such entity.

“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds”: as defined in Section 2.11(f).

“Default”: any Company Borrower Default or any Tower Borrower Default.

“Defaulting Lender”: any Lender that (a) has refused (whether verbally or in writing) to fund (and has not retracted such refusal), or has failed to fund, any portion of the Term Loans, Revolving Loans, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder (collectively, its “Funding Obligations”) within one (1) Business Day of the date required to be funded by such Lender hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), (b) has notified the Administrative Agent or the Borrower Representative in writing that it does not intend to (or will not be able to) satisfy such Funding Obligations or has made a public statement to that effect with respect to its Funding Obligations or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, (d) has failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its Funding Obligations; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon the Administrative Agent’s receipt of such confirmation, or (e) has, or has a direct or indirect parent company that has, (i) admitted in writing that it is insolvent or pay its debts as they become due, (ii) become the subject of a proceeding under any Debtor Relief Law, (iii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a substantial part of its assets or a custodian appointed for it, (iv) is or becomes subject to a forced liquidation, (v) makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such person or its assets to be insolvent or bankrupt, (vi) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or action or (vii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender under this clause (e) solely by virtue of the ownership or acquisition of any equity interest in that Lender or the existence of an Undisclosed Administration in respect of that Lender (or, in such any case, any direct or indirect parent company thereof) by a Governmental Authority so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Defaulting Lender Fronting Exposure”: at any time there is a Defaulting Lender, (a) with respect to an Issuing Lender, such Defaulting Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations of such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Designated Non-cash Consideration”: the Fair Market Value of non-cash consideration received by UK Holdco or any of its Restricted Subsidiaries in connection with an Asset Sale that is determined by the Borrower Representative to be Designated Non-cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock”: Preferred Stock of UK Holdco or any direct or indirect parent of UK Holdco, as applicable (other than Disqualified Stock), that is issued for cash (other than to UK Holdco or any of the Subsidiaries or an employee stock ownership plan or trust established by UK Holdco or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate signed on behalf of the Borrower Representative, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 7.3(a)(3).

“Discharge of Senior Obligations”: has the meaning assigned to such term in the Tower Subordination Agreements.

“Disposition”: with respect to any property (including Capital Stock of UK Holdco or any Restricted Subsidiary), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof (including by merger or consolidation or amalgamation and excluding the granting of a Lien permitted hereunder) and any issuance of Capital Stock of any Restricted Subsidiary. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Lender”: (i) each bank, financial institution, other institutional lenders and investors and other entities identified on a list made available to the Administrative Agent on or prior to the date of the Commitment Letter and (ii) each competitor of UK Holdco or any of its Subsidiaries that is in the same or a similar line of business as UK Holdco and its Subsidiaries (after giving effect to the consummation of the Transactions) identified by name and designated in writing from time to time to the Administrative Agent and (iii) as to any entity referenced in clause (ii) above (the “Primary Disqualified Lender”), any of such Primary Disqualified Lender’s Affiliates readily identifiable as such by name, but excluding any Affiliate that is primarily engaged in, or that advises bona fide debt funds, or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Lender does not, directly or indirectly, possess the power to direct or cause the direction of such entity; provided that any Person that is a Lender and subsequently becomes a Disqualified Lender (but was not a Disqualified Lender on the Closing Date or at the time it became a Lender) shall be deemed to not be a Disqualified Lender hereunder. The list of Disqualified Lenders shall be made available to all Lenders by posting such list to IntraLinks or another similar electronic system.

“Disqualified Stock”: with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, in each case at the option of the holder thereof), or upon the happening of any event:

(1)         matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise,

(2)         is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3)         is redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the maturity date of the Term Facility (other than as a result of a change of control or asset sale to the extent permitted under clause (1) above); provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any plan for the benefit of employees of UK Holdco or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by UK Holdco or any Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations; provided, further, however, that any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members), of UK Holdco, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which UK Holdco or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Borrower Representative (or the compensation committee thereof), in each case pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by UK Holdco or any Restricted Subsidiary; provided, further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar Amount”: at any time:

(a)          with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held); and

(b)          with respect to any Loan denominated in an Alternative Currency, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 1.5.

“Dollars” and “$”: dollars in lawful currency of the United States.

“DPTA”: as defined in Section 8.12(d).

“Dutch Auction”: one or more purchases (each, a “Purchase”) by a Permitted Auction Purchaser or an Affiliated Lender (either, a “Purchaser”) of Term Loans; provided that, each such Purchase is made on the following basis:

(a)          (i) the Purchaser will notify the Administrative Agent in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lender) that such Purchaser wishes to make an offer to purchase from each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis Term Loans, in an aggregate principal amount as is specified by such Purchaser (the “Term Loan Purchase Amount”) with respect to each applicable tranche, subject to a range or minimum discount to par expressed as a price at which range or price such Purchaser would consummate the Purchase (the “Offer Price”) of such Term Loans to be purchased (it being understood that different Offer Prices and/or Term Loan Purchase Amounts, as applicable, may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this definition); provided that the Purchase Notice shall specify that each Return Bid (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the second Business Day following the date of the Purchase Notice and no later than the fifth Business Day following the date of the Purchase Notice and (ii) the Term Loan Purchase Amount specified in each Purchase Notice delivered by such Purchaser to the Administrative Agent shall not be less than $10,000,000 in the aggregate;

(b)          such Purchaser will allow each Lender holding the Class of Term Loans subject to the Purchase Notice to submit a notice of participation (each, a “Return Bid”) which shall specify (i) one or more discounts to par of such Lender’s tranche or tranches of Term Loans subject to the Purchase Notice expressed as a price (each, an “Acceptable Price”) (but in no event will any such Acceptable Price be greater than the highest Offer Price for the Purchase subject to such Purchase Notice) and (ii) the principal amount of such Lender’s tranches of Term Loans at which such Lender is willing to permit a purchase of all or a portion of its Term Loans to occur at each such Acceptable Price (the “Reply Amount”);

(c)          based on the Acceptable Prices and Reply Amounts of the Term Loans as are specified by the Lenders, such Purchaser will determine the applicable discount (the “Applicable Discount”), which will be the lower of (i) the lowest Acceptable Price at which such Purchaser can complete the Purchase for the entire Term Loan Purchase Amount and (ii) in the event that the aggregate Reply Amounts relating to such Purchase Notice are insufficient to allow such Purchaser to complete a purchase of the entire Term Loan Purchase Amount or the highest Acceptable Price that is less than or equal to the Offer Price;

(d)          such Purchaser shall purchase Term Loans from each Lender with one or more Acceptable Prices that are equal to or less than the Applicable Discount at the Applicable Discount (such Term Loans being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”), subject to clauses (e), (f), (g) and (h) below;

(e)          such Purchaser shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Applicable Discount; provided that if the aggregate principal amount required to purchase the Qualifying Loans would exceed the Term Loan Purchase Amount, such Purchaser shall purchase Qualifying Loans ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender;

(f)          the Purchase shall be consummated pursuant to and in accordance with Section 11.6(b) and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Purchaser) reasonably acceptable to the Administrative Agent (provided that, subject to the proviso of clause (g) of this definition, such Purchase shall be required to be consummated no later than five Business Days after the time that Return Bids are required to be submitted by Lenders pursuant to the applicable Purchase Notice);

(g)          upon submission by a Lender of a Return Bid, subject to the foregoing clause (f), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (e) above) of the Reply Amount at the Applicable Discount plus accrued and unpaid interest through the date of purchase to such Purchaser pursuant to Section 11.6(b) and as otherwise provided herein; provided that as long as no Return Bids have been submitted each Purchaser may rescind its Purchase Notice by notice to the Administrative Agent; and

(h)          purchases by a Permitted Auction Purchaser of Qualifying Loans shall result in the immediate Cancellation of such Qualifying Loans.

“EBITDA”: for any period for any Person, the aggregate (without double counting) earnings before interest, tax, depreciation and amortization attributable to such Person for such period (calculated on the same basis as Consolidated EBITDA mutatis mutandis but on an unconsolidated basis and excluding intercompany items (other than intercompany profit margins), as applicable).

“ECF Percentage”: 50%; provided that the ECF Percentage shall be reduced to (i) 25% if the Total First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.50 to 1.00 and greater than 4.00 to 1.00 and (ii) 0% if the Total First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.00 to 1.00, in each case, based on internally available financial statements for each such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having the authority to exercise Write-Down and Conversion Powers.

“Eligible Assignee”: (a) any Lender, any Affiliate of a Lender and any Approved Fund (any two or more Approved Funds with respect to a particular Lender being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, financial institution, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys commercial loans in the ordinary course; provided that “Eligible Assignee” (x) shall include (i) Debt Fund Affiliates and Affiliated Lenders, subject to the provisions of Section 11.6(b)(iv) and (ii) Permitted Auction Purchasers, subject to the provisions of Section 11.6(b)(iii), and solely to the extent that such Permitted Auction Purchasers purchase or acquire Term Loans pursuant to a Dutch Auction and effect a Cancellation immediately upon such contribution, purchase or acquisition pursuant to documentation reasonably satisfactory to the Administrative Agent and (y) shall not include any Disqualified Lender, any natural person or any Company Borrower, any Tower Borrower, Holdings or any of their Affiliates (other than as set forth in this definition).

“EMU Legislation”: the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern, human health and safety with respect to exposure to Materials of Environmental Concern, and protection or restoration of the environment as now or may at any time hereafter be in effect.

“Equity Contribution”: equity contributions, exchanges or substitutions (including (i) rollover equity converted into or exchanged for Capital Stock of Holdings (or any direct or indirect parent of Holdings), (ii) rollover equity for which Capital Stock of Holdings (or any direct or indirect parent of Holdings) is issued in substitution and (iii) Capital Stock committed to be issued in respect of compensation plans existing on the Closing Date) in the form of (a) common stock or preferred stock or convertible preferred stock that is not Disqualified Stock, in each case having customary provisions and treated as equity by Moody’s and S&P or (b) other Capital Stock having terms reasonably acceptable to the Joint Lead Arrangers, in each case (other than in the case of rollover equity and Capital Stock committed to be issued in respect of compensation plans existing on the Closing Date) made in cash directly or indirectly to Holdings (or any direct or indirect parent of Holdings) by the Permitted Holders and further contributed in one or more steps to the Buyer, and in an aggregate amount (rounded to the nearest percentage point, but without giving effect to (i) any Indebtedness incurred to fund any OID or upfront fees pursuant to the exercise of “market flex” under the Fee Letter and (ii) Letters of Credit outstanding as of the Closing Date) of not less than 30.0% of the sum of the pro forma total debt and equity capitalization of Holdings and its Subsidiaries after giving effect to the Transactions (the “Total Capitalization”); provided that the Sponsors’ investment on the Closing Date shall constitute more than 50% of the Equity Contribution.

“Equity Interests”: Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering”: any public or private sale after the Closing Date of common stock or Preferred Stock of UK Holdco or any direct or indirect parent of UK Holdco, as applicable (other than Disqualified Stock), other than:

(1)         public offerings with respect to such Person’s common stock registered on Form S-8;

(2)         an issuance to any Restricted Subsidiary; and

(3)         any such public or private sale that constitutes an Excluded Contribution.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Lender”: in respect of a Spanish Borrower, a Lender which (a) is resident for Tax purposes in a member state of the European Union (other than Spain) acting directly or through a permanent establishment located in another a member state of the European Union (other than Spain), provided that it does not act in respect of the Loan through a permanent establishment located in Spain or in a jurisdiction other than a member state of the European Union; and (b) does not obtain the relevant income through a state or territory treated as a tax haven pursuant to Spanish laws and regulations (currently set out in Royal Decree 1080/1991, of 5 July -Real Decreto 1080/1991, de 5 de julio-, as amended or restated).

“Eurocurrency Base Rate”: for any Interest Period,

(a)          in the case of any Eurocurrency Loan denominated in Dollars:

(i)          the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate administered by ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) that appears on the Reuters Screen LIBOR01 (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

(ii)         if the rate referenced in the preceding clause (a)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays the London interbank offered rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

(iii)        if the rates referenced in the preceding clauses (a)(i) and (a)(ii) are not available, the rate per annum equal to the rate determined by the Administrative Agent as the rate which results from interpolating on a linear basis between (x) the offered rate administered by ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) that appears on the Reuters Screen LIBOR01 (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) for the longest period (for which such rate is available) which is less than such Interest Period and (y) the offered rate administered by ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) that appears on the Reuters Screen LIBOR01 (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) for the shortest period (for which such rate is available) which exceeds such Interest Period, in each case determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

(b)          in the case of any Eurocurrency Loan denominated in Euros:

(i)          the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate administered by the European Money Markets Institute that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period; or

(ii)         if the rate referenced in the preceding clause (b)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average Banking Federation of the European Union Interest Settlement Rate (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

(iii)        if the rates referenced in the preceding clauses (b)(i) and (b)(ii) are not available, the rate per annum equal to the rate determined by the Administrative Agent as the rate which results from interpolating on a linear basis between (x) the offered rate administered by the European Money Markets Institute that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) for the longest period (for which such rate is available) which is less than such Interest Period and (y) the offered rate administered by the European Money Markets Institute that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) for the shortest period (for which such rate is available) which exceeds such Interest Period, in each case determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

(c)          in the case of any Eurocurrency Loan denominated in an Alternative Currency other than Euros:

(i)          the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Reuters Page LIBOR01, LIBOR02 or BBSY, as applicable (in each case or any successor thereto), that displays an offered rate administered by ICE Benchmark Administration Limited or (with respect to Australian Dollars) Thomson Reuters Benchmark Services Limited, as applicable (or, in each case, any person which takes over the administration of that rate), that appears for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of (A) approximately 11:00 a.m. (London time) or (with respect to Australian Dollars) 10:30 a.m. (Sydney time) (B) two Business Days prior to (or, if such Alternative Currency is Sterling or Australian Dollars, on) the first day of such Interest Period; or

(ii)         if the rate referenced in the preceding clause (c)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an offered rate administered by ICE Benchmark Administration Limited or (with respect to Australian Dollars) Thomson Reuters Benchmark Services Limited, as applicable (or, in each case, any person which takes over the administration of that rate), for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) or (with respect to Australian Dollars) 10:30 a.m. (Sydney time) two Business Days prior to (or, if such Alternative Currency is Sterling or Australian Dollars, on) on the first day of such Interest Period; or

(iii)        if the rates referenced in the preceding clauses (c)(i) and (c)(ii) are not available, the rate per annum equal to the rate determined by the Administrative Agent as the rate which results from interpolating on a linear basis between (x) the offered rate administered by ICE Benchmark Administration Limited or (with respect to Australian Dollars) Thomson Reuters Benchmark Services Limited, as applicable (or, in each case, any person which takes over the administration of that rate), that appears on Reuters Page LIBOR01, LIBOR02 or BBSY, as applicable (in each case or any successor thereto), that displays an offered rate administered by ICE Benchmark Administration Limited or (with respect to Australian Dollars) Thomson Reuters Benchmark Services Limited, as applicable (or, in each case, any person which takes over the administration of that rate), that appears for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) for the longest period (for which such rate is available) which is less than such Interest Period and (y) the offered rate administered by ICE Benchmark Administration Limited or (with respect to Australian Dollars) Thomson Reuters Benchmark Services Limited, as applicable (or, in each case, any person which takes over the administration of that rate), that appears on Reuters Page LIBOR01, LIBOR02 or BBSY, as applicable (in each case or any successor thereto), that displays an offered rate administered by ICE Benchmark Administration Limited or (with respect to Australian Dollars) Thomson Reuters Benchmark Services Limited, as applicable (or, in each case, any person which takes over the administration of that rate), that appears for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) for the shortest period (for which such rate is available) which exceeds such Interest Period, in each case determined as of approximately 11:00 a.m. (London time) or (with respect to Australian Dollars) 10:30 a.m. (Sydney time) two Business Days prior to (or, if such Alternative Currency is Sterling or Australian Dollars, on) the first day of such Interest Period; and

(d)          for any interest calculation with respect to clause (c) of the definition of ABR, to the extent applicable, on any date:

(i)          the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Reuters Screen LIBOR01 (or any successor thereto) for one-month deposits in Dollars offered in the London interbank market commencing on such date, determined as of approximately 11:00 a.m. (London time) on such date; or

(ii)         if the rate referenced in preceding clause (d)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an offered rate administered by ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) for one-month deposits in Dollars offered in the London interbank market (for delivery on the first day of such Interest Period) commencing on such date, determined as of approximately 11:00 a.m. (London time) two Business Days prior to such date; or

(iii)        if the rates referenced in the preceding clauses (d)(i) and (d)(ii) are not available, the rate per annum equal to the rate determined by the Administrative Agent as the rate which results from interpolating on a linear basis between (x) the offered rate that appears on the Reuters Screen LIBOR01 (or any successor thereto) for one-month deposits in Dollars offered in the London interbank market (for delivery on the first day of such Interest Period) for the longest period (for which such rate is available) which is less than such Interest Period and (y) the offered rate that appears on the Reuters Screen LIBOR01 (or any successor thereto) for one-month deposits in Dollars offered in the London interbank market (for delivery on the first day of such Interest Period) for the shortest period (for which such rate is available) which exceeds such Interest Period, in each case determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period;

provided, that, in each case, the Eurocurrency Rate with respect to any Eurocurrency Loan that is a Term Loan shall not be deemed to be less than 1.00% per annum.

“Eurocurrency Loans”: Loans that bear interest at a rate based on clauses (a) – (c) of the definition of Eurocurrency Base Rate.

“Eurocurrency Rate”: (i) with respect to Loans denominated in an Alternative Currency, the Eurocurrency Base Rate and (ii) with respect to Loans denominated in Dollars, (a) for any Interest Period with respect to such Eurocurrency Loan and (b) for any ABR Loan bearing interest at a rate based on the Eurocurrency Rate, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Base Rate
1.00 - Eurocurrency Reserve Percentage

provided, that, in each case, in the event the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of Revolving Loans and any other Loans that do not have an interest rate floor.

“Eurocurrency Reserve Percentage”: for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Eurocurrency Tranche”: the collective reference to Eurocurrency Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Euros”, “EUR” and “€”: the single currency of the Participating Member States; provided, that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), EUR, Euro and € shall, for the avoidance of doubt, mean for all purposes the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Event of Default”: any of the events specified in Section 9.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any Excess Cash Flow Period, the excess, if positive, of

(a)          the sum, without duplication, of

(i)          Consolidated Net Income for such Excess Cash Flow Period,

(ii)         the amount of Consolidated Non-Cash Charges deducted in arriving at such Consolidated Net Income, but excluding any such Consolidated Non-Cash Charges representing an accrual or reserve for a potential cash item in any future period,

(iii)        the Consolidated Working Capital Adjustment for such Excess Cash Flow Period,

(iv)        the aggregate net amount of non-cash loss on the Disposition of property by UK Holdco and the Restricted Subsidiaries during such Excess Cash Flow Period (other than sales in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income,

(v)         the amount of Tax expense in excess of the amount of Taxes paid in cash during such Excess Cash Flow Period to the extent such Tax expense was deducted in determining Consolidated Net Income for such period, and

(vi)        cash receipts in respect of Swap ~~Contracts~~Agreements during such Excess Cash Flow Period to the extent not otherwise included in Consolidated Net Income, over

(b)          the sum, without duplication, of

(i)          the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing a reversal of an accrual or reserve described in clause (a)(ii)),

(ii)         the aggregate amount actually paid by UK Holdco and the Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures other than Indebtedness under the Revolving Loans (or any other revolving facility) and Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (iii) was previously delivered),

(iii)        Capital Expenditures, Permitted Acquisitions and other Investments permitted hereunder that any Company Group Member shall, during such Excess Cash Flow Period, become obligated to make within the 100 day period following the end of such Excess Cash Flow Period but that are not made during such Excess Cash Flow Period; provided that the Borrower Representative shall deliver an Officer’s Certificate to the Administrative Agent not later than 100 days after the end of such Excess Cash Flow Period, certifying that such Capital Expenditure, Permitted Acquisition or other Investment permitted hereunder, as applicable, will be made in the following Excess Cash Flow Period; provided, further, however, that if such Capital Expenditures, Permitted Acquisition or other Investment permitted hereunder, as applicable, are not actually made in cash within 100 days after the end of such Excess Cash Flow Period, such amount shall be added back to Excess Cash Flow for the subsequent Excess Cash Flow Period,

(iv)        to the extent not deducted in determining Consolidated Net Income, Permitted Tax Distributions and Taxes of any Company Group Member that were paid in cash with respect to such Excess Cash Flow Period,

(v)         all mandatory prepayments of the Term Loans pursuant to Section 2.11 made during such Excess Cash Flow Period as a result of any Asset Sale or Recovery Event, but only to the extent that such Asset Sale or Recovery Event resulted in a corresponding increase in Consolidated Net Income,

(vi)        the aggregate amount actually paid by UK Holdco and the Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Permitted Acquisitions or other Permitted Investments (including any earn-out payments, but excluding (x) the principal amount of Indebtedness incurred in connection with such expenditures (other than Indebtedness under any revolving credit facility) and (y) the proceeds of equity contributions to, or equity issuances by, UK Holdco which are contributed to any Restricted Subsidiary to finance such expenditures),

(vii)       to the extent not funded with the proceeds of Indebtedness (other than Indebtedness under any revolving credit facility (other than the Revolving Facility or any other revolving facility)), the aggregate amount of all regularly scheduled principal amortization payments of Funded Debt made on their due date during such Excess Cash Flow Period (including payments in respect of Capitalized Lease Obligations to the extent not deducted in the calculation of Consolidated Net Income),

(viii)      to the extent not funded with the proceeds of Indebtedness (other than Indebtedness under any revolving credit facility), the aggregate amount of all optional prepayments, repurchases and redemptions of Indebtedness (other than (x) the Loans (and the Tower Loans) and (y) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during the Excess Cash Flow Period,

(ix)         the aggregate net amount of non-cash gains on the Disposition of property by UK Holdco and the Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,

(x)          to the extent not funded with proceeds of Indebtedness (other than Indebtedness under any revolving credit facility), the aggregate amount of all Restricted Payments made in cash pursuant to Section 7.3(a) during such Excess Cash Flow Period,

(xi)         any cash payments that are made during such Excess Cash Flow Period and have the effect of reducing an accrued liability that was not accrued during such period,

(xii)        the amount of Taxes paid in cash during such Excess Cash Flow Period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period,

(xiii)       to the extent not funded with the proceeds of Indebtedness (other than Indebtedness under any revolving credit facility) or deducted in determining Consolidated Net Income, Restricted Payments made under Section 7.3(b)(iv), (b)(v), (b)(vi), (b)(viii), (b)(xii) and (b)(xiii),

(xiv)      the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by UK Holdco and any Restricted Subsidiary during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness,

(xv)       cash expenditures in respect of Swap ~~Contracts~~Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,

(xvi)      the amount of cash payments made in respect of pensions and other post-employment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income,

(xvii)     the amount of cash and Cash Equivalents subject to cash collateral or other deposit arrangements made with respect to Letters of Credit or Swap ~~Contracts~~Agreements; provided, that if such cash and Cash Equivalents cease to be subject to those arrangements, such amount shall be added back to Excess Cash Flow for the subsequent Excess Cash Flow Period when such arrangements cease,

(xviii)    a reserve established by UK Holdco or any Restricted Subsidiary in good faith in respect of deferred revenue that any Company Group Member generated during such Excess Cash Flow Period; provided that, to the extent all or any portion of such deferred revenue is not returned to customers during the immediately succeeding Excess Cash Flow Period or otherwise included in the Consolidated Net Income in the immediately subsequent year, such deferred revenue shall be added back to Excess Cash Flow for such subsequent Excess Cash Flow Period,

(xix)       cash payments by UK Holdco and its Restricted Subsidiaries in respect of long-term liabilities to the extent not deducted in arriving at such Consolidated Net Income; provided that no such payments are with respect to long-term liabilities with an Affiliate of UK Holdco (or are guaranteed by an Affiliate of UK Holdco), and

(xx)        amounts added to Consolidated Net Income pursuant to clauses (1), (3), (4) and (11) of the definition of “Consolidated Net Income.”

“Excess Cash Flow Application Date”: as defined in Section 2.11(b).

“Excess Cash Flow Period”: each fiscal year of UK Holdco beginning with the fiscal year ending December 31, 2017.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Rate”: on any day with respect to any Alternative Currency, the Administrative Agent’s spot rate of exchange for the purchase of such Alternative Currency with Euros in the London foreign exchange market at approximately 11:00 a.m. (London time) on such day.

“Excluded Assets”: shall mean, with respect to any US Loan Party (or as it relates to clauses (i), (iv), (vi), (xi), (xiii), (xiv) and (xv), any Loan Party), (i) fee owned real property and all leasehold property (and, for the avoidance of doubt, in no event shall landlord lien waivers, estoppels and collateral access letters be required to be delivered with respect to any such leasehold property), (ii) any vehicles and other assets subject to certificates of title (other than to the extent perfection of the security interest in such assets is accomplished solely by the filing of UCC financing statement), (iii) chattel paper, letter of credit rights and tort claims (other than to the extent perfection of the security interest therein is accomplished solely by the filing of UCC financing statement), (iv) any assets the granting of a security interest in which(1) is prohibited by law (including restrictions in respect of margin stock and financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations), (2) requires government or third-party consents (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, the granting or assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding any applicable prohibition); provided, that UK Holdco has used commercially reasonable efforts to procure the relevant consents but has been unable to obtain them despite its commercially reasonable efforts and provided further that any damages, compensation, remuneration, profit, rent or income that may be earned, awarded or derived from such assets shall not constitute an Excluded Asset and to the extent any assignment of such asset is prohibited, the asset shall be subject to a pledge or charge or other security interest for which no such consent is required or (3) subject to Section 6.9(c), results in material adverse accounting, regulatory or U.S. Tax consequences as reasonably determined by the Borrower Representative, (v) (A) any margin stock and (B) subject to Section 6.9(c), Equity Interests in an Excluded Subsidiary (other than a CFC or a FSHCO) or an Immaterial Subsidiary, (vi) any assets where the cost of obtaining a security interest in, or perfection of a security interest in, such assets exceeds the practical benefit to the Secured Parties afforded thereby (as reasonably determined by the Borrower Representative), (vii) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby, (viii) any lease, license, agreement or similar arrangement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Loan Parties) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (ix) any cash and Cash Equivalents (other than proceeds of Collateral as to which perfection of the security interest in such proceeds is accomplished solely by the filing of UCC financing statement), deposit and securities accounts (including securities entitlements and related assets) and any other assets requiring perfection through control agreements or perfection by “control” (other than in respect of certificated equity interests in the Borrowers and material wholly-owned Restricted Subsidiaries thereof otherwise required to be pledged), (x) any intent-to-use trademark application prior to the filing and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application, or any registration issuing therefrom, under applicable federal law, (xi) subject to Section 6.9(c), any assets of any Excluded Subsidiary or any Immaterial Subsidiary, (xii) any property subject to a capital lease, purchase money security interest or, in the case of property of a Loan Party acquired after the Closing Date, pre-existing secured indebtedness not incurred in anticipation of the acquisition by the applicable Loan Party, to the extent that the granting of a security interest in such property would be prohibited under the terms of such capital lease, purchase money financing or secured indebtedness, (xiii) any Equity Interests of any Unrestricted Subsidiary or any Captive Insurance Subsidiary, (xiv) subject to Section 6.9(c), any Equity Interests of a CFC or of a FSHCO, other than 65% of the total outstanding voting Equity Interests and 100% of the total outstanding non-voting Equity Interests of such CFC or FSHCO that, in each case, are directly owned by a Loan Party, (xv) receivables and related assets (A) sold to any Receivables Subsidiary or (B) otherwise pledged in connection with any Qualified Receivables Financing and (xvi) any assets which are subject to a security interest in respect of Acquired Indebtedness and such security interest constitutes a Permitted Lien.

“Excluded Contributions”: the net cash proceeds and Cash Equivalents or Fair Market Value of assets or property received by or contributed to UK Holdco or the Company Subsidiary Guarantors after the Closing Date (other than (i) such amounts provided by or contributed to UK Holdco or the Company Subsidiary Guarantors from or by any Restricted Subsidiary and (ii) Permitted Cure Securities) from:

(a)          contributions to its common or preferred equity capital, and

(b)          the sale (other than to UK Holdco or a Restricted Subsidiary or management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Refunding Capital Stock, Disqualified Stock and Designated Preferred Stock) of UK Holdco or any direct or indirect parent, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate signed on behalf of the Borrower Representative on or about the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, the proceeds of which are excluded from the calculation set forth in Section 7.3(a)(3).

“Excluded ECP Guarantor”: in respect of any Swap Obligation, any Loan Party that is not a Qualified ECP Guarantor at the time such Swap Obligation is incurred.

“Excluded Subsidiary”: any Subsidiary of UK Holdco that is, at any time of determination, (i) not a Wholly Owned Subsidiary (excluding joint ventures as at the Closing Date), provided that such Subsidiary shall cease to be an Excluded Subsidiary at the time such Subsidiary becomes a Wholly Owned Subsidiary, (ii) a special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary created pursuant to a transaction permitted under this Agreement, (iii) a joint venture, (iv) a not-for-profit Subsidiary, (v) a Captive Insurance Subsidiary, (vi) incorporated in China or India, (vii) a CFC, (viii) a FSHCO, (ix) a Subsidiary of a CFC or of a FSHCO, (x) an Unrestricted Subsidiary, (xi) any Foreign Subsidiary for which the providing of a guarantee could reasonably be expected (A) to result in any violation or breach of, or conflict with, fiduciary duties of such subsidiary’s officers, directors or managers or (B) to result in material adverse Tax consequences as reasonably determined by the Borrower Representative after consulting in good faith with the Administrative Agent or (xii) any Subsidiary to the extent excluded by the application of the Agreed Security Principles.

“Excluded Swap Obligation”: any obligation (a “Swap Obligation”) of any Excluded ECP Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act.

“Existing Debt Release/Repayment”: collectively, the release of the Company and its Subsidiaries as borrowers, issuers, grantors and guarantors, as applicable, and, if applicable, the termination and release of all security interests and Liens granted by the Company and its Subsidiaries in connection therewith, to the extent set forth in the Acquisition Agreement and listed on Schedule 1.1C.

“Existing Letter of Credit”: as defined in Section 3.1(c).

“Existing Swap Agreement”: each Swap Agreement listed on Schedule 1.1G.

“Export Control Laws”: such export-control Laws as are administered or enforced by the U.S. Government, the European Union, or other export control authority with jurisdiction over any Loan Party, or any subsidiary or joint venture thereof, including, without limitation, the Export Administration Regulations, the International Traffic in Arms Regulations, and the European Union Dual Use Regulation (Council Regulation EC 428/2009 (as amended)).

“Extended Revolving Commitments”: one or more Classes of extended Revolving Commitments that result from a Permitted Amendment.

“Extended Revolving Loans”: the Revolving Loans made pursuant to any Extended Revolving Commitment or otherwise extended pursuant to a Permitted Amendment.

“Extended Term Commitments”: one or more Classes of extended Term Commitments hereunder that result from a Permitted Amendment.

“Extended Term Loans”: one or more classes of extended Term Loans that result from a Permitted Amendment.

“Facility”: (a) any Term Facility and (b) any Revolving Facility, as the context may require.

“Facility Fee”: as defined in Section 2.8(a).

“Facility Fee Rate”: initially, 0.50% per annum, and from and after the first Business Day immediately following the delivery to the Administrative Agent of a Compliance Certificate (pursuant to Section 6.2(c)), commencing with the Compliance Certificate delivered in respect of the first full fiscal quarter of UK Holdco ending after the Closing Date, wherein the Total First Lien Net Leverage Ratio is (x) greater than 4.50 to 1.00, 0.50% per annum and (y) less than or equal to 4.50 to 1.00, 0.375% per annum.

“Fair Market Value”: with respect to any Investment, asset, property or transaction, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Borrower Representative).

“FATCA”: as defined in Section 2.19(a).

“Federal Funds Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Credit Suisse on such day on such transactions as determined by the Administrative Agent.

“Fee Letter”: the Amended and Restated Fee Letter, dated July 21, 2016, among UK Holdco, the Joint Lead Arrangers and the other parties thereto, as amended, restated, modified or supplemented from time to time in accordance with the terms thereof.

“Fee Payment Date”: (a) the last Business Day of each March, June, September and December (commencing on December 31, 2016), (b) the Revolving Termination Date and (c) the date the Total Revolving Commitments are reduced to zero.

“FHC Tower Borrower”: as defined in the recitals hereto.

“FHC Tower Borrower Documents”: the Tower Co Term Loan Credit Agreement and the Tower Co Subordination Agreement.

“Financial Compliance Date”: any date on which the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and undrawn L/C Obligations (excluding (i) non-Collateralized, issued and undrawn L/C Obligations in an amount up to $10,000,000 and (ii) Collateralized Letters of Credit) of the Revolving Borrowers exceeds 30% of the Revolving Commitments as of such date.

“Financial Covenant Event of Default”: as defined in Section 9.3(b).

“Financial Definitions”: the definitions of Consolidated Interest Expense, Consolidated Net Income, Total First Lien Net Leverage Ratio, Total Net Leverage Ratio, Consolidated Total Indebtedness, Consolidated EBITDA, Fixed Charge Coverage Ratio, Fixed Charges, Net Income and Total Assets, and any defined term or section reference included in such definitions.

“First Amendment”: Amendment No. 1 to Credit Agreement, dated as of April 6, 2017, by and among the Borrowers, Holdings, UK Holdco, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date”: April 6, 2017.

“First Priority Refinancing Revolving Facility”: as defined in the definition of “Permitted First Priority Refinancing Debt.”

“First Priority Refinancing Term Facility”: as defined in the definition of “Permitted First Priority Refinancing Debt.”

“Fixed Charge Coverage Ratio”: with respect to UK Holdco and its Restricted Subsidiaries for any period, the ratio of Consolidated EBITDA of UK Holdco and its Restricted Subsidiaries for such period to the Fixed Charges of UK Holdco and its Restricted Subsidiaries for such period. In the event that UK Holdco or any of its Restricted Subsidiaries Incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than in the case of revolving advances under any Qualified Receivables Financing in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments (including any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary), acquisitions, dispositions, mergers (including the Transactions), consolidations and disposed or discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and operational changes, that UK Holdco or any of its Restricted Subsidiaries has both determined to make and made after the Closing Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers (including the Transactions), consolidations, discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into UK Holdco or any Restricted Subsidiary since the beginning of such period shall have made or effected any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation, or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower Representative to the extent identifiable and supportable. Any such pro forma calculation may include, without duplication, (1) adjustments appropriate to reflect cost savings, operating expense reductions, restructuring charges and expenses and synergies reasonably expected to result from the applicable event to the extent set forth in the definition of “Consolidated EBITDA” and (2) all adjustments of the nature set forth on Schedule 1.1H to the extent such adjustments, without duplication, continue to be applicable to the reference period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower Representative to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower Representative may designate. In connection with any Limited Condition Acquisition, the Borrower Representative may determine baskets and ratios in accordance with Section 1.4.

“Fixed Charges”: with respect to UK Holdco and the Restricted Subsidiaries for any period, the sum of:

(1)         Consolidated Interest Expense of such Person for such period; and

(2)         all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of UK Holdco and the Restricted Subsidiaries;

provided, however, that, notwithstanding the foregoing, any charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of Preferred Stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.

“Fixed GAAP Date”: the Closing Date; provided that at any time after the Closing Date, the Borrower Representative may by written notice to the Administrative Agent elect to change the Fixed GAAP Date and upon such notice, the Fixed GAAP Date shall be, at the election of the Borrower Representative, either the first day of the fiscal quarter in which such notice is delivered or the first day of fiscal quarter beginning after delivery of such notice, and for all periods thereafter.

“Fixed GAAP Terms”: (a) the definitions of the terms “Capitalized Lease Obligation,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Total First Lien Net Leverage Ratio,” “Total Net Leverage Ratio,” “Consolidated Total Indebtedness,” “Consolidated EBITDA,” “EBITDA” and “Indebtedness,” (b) all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Agreement that, at the Borrower Representative’s election, may be specified by the Borrower Representative by written notice to the Administrative Agent from time to time.

“Foreign Plan”: any pension plan, benefit plan, fund or other similar program established, maintained or contributed to by a Loan Party or any Subsidiary of a Loan Party primarily for the benefit of individuals residing outside the United States (other than plans, funds or similar programs that are maintained exclusively by a Governmental Authority), and which is not subject to ERISA or the Code.

“Foreign Benefit Plan Event”: with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law or the terms of the Foreign Plan, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, (d) the incurrence of any liability by a Loan Party or any of Subsidiary of a Loan Party on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, (e) the occurrence of any transaction that could result in a Loan Party or any Subsidiary of a Loan Party incurring, or the imposition on a Loan Party or any Subsidiary of a Loan Party of, any fine, excise tax or penalty resulting from any noncompliance with applicable law or (f) any other event or condition with respect to a Foreign Plan that could result in liability of a Loan Party or any Subsidiary of a Loan Party.

“Foreign Guarantor Provisions”: the Foreign Guarantor Provisions set forth on Schedule 1.8.

“Foreign Loan Party”: any Loan Party that is not a US Loan Party.

“Foreign Subsidiary”: any Subsidiary of Holdings that is not a US Subsidiary.

“Forms”: as defined in Section 2.19(j).

“FRB”: the Board of Governors of the Federal Reserve System of the United States.

“FSHCO”: any Subsidiary of Holdings, substantially all the assets of which consist of Equity Interests of one or more CFCs or other FSHCOs.

“Funded Debt”: as to any Person, all Indebtedness described in clauses (1)(a), (1)(b) (excluding, for the avoidance of doubt, surety bonds, performance bonds and similar instruments) and (1)(d) of the definition of “Indebtedness” of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Opco Borrowers, Indebtedness in respect of the Loans.

“Funding Default”: as defined in Section 2.17(d).

“Future Guarantor”: as defined in Section 8.12(g).

“GAAP”: generally accepted accounting principles in the United States of America that are in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement); provided, that at any date after the Closing Date the Borrower Representative may make an irrevocable election to establish that GAAP shall mean GAAP as in effect on a date that is on or prior to the date of such election. At any time after the ~~date of this Agreement~~Closing Date, the Borrower Representative may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.

“German Borrower”: a Revolver Co-Borrower resident for tax purposes in Germany.

“German Collateral”: as defined in Section 10.1(c).

“German GmbH & Co. KG Guarantor”: as defined in Section 8.12(d).

“German GmbH Guarantor”: as defined in Section 8.12(d).

“German Guarantor”: as defined in Section 8.12(d).

“German Qualifying Lender”: a Lender which is beneficially entitled to interest payable to that Lender in respect of any amounts hereunder and is:

(a)          resident for tax purposes in Germany;

(b)          lending through a Facility Office in Germany to which the relevant interest payment is effectively attributable for tax purposes; or

(c)          a German Treaty Lender.

“German Treaty”: as defined in the definition of “German Treaty State”.

“German Treaty Lender”: a Lender which (a) is treated as a resident of a German Treaty State for the purposes of the German Treaty and (b) does not carry on a business in Germany through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“German Treaty State”: a jurisdiction having a double taxation agreement with Germany (a “German Treaty”) which makes provision for full exemption from tax imposed by Germany on interest.

“Global Intercompany Note”: a note substantially in the form of Exhibit J.

“Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”: any nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, administrative tribunal or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies exercising such powers or functions, such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Group”: as defined in Section 6.19.

“Group Members”: the collective reference to the Company Group Members and the Tower Group Members.

“guarantee”: as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness of another Person.

“Guarantee”: as defined in Section 8.2.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation (including obligations arising by way of parallel debt), including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower Representative in good faith.

“Guaranteed Loan Party”: as defined in Section 8.12(d).

“Guarantor Joinder Agreement”: an agreement substantially in the form of Exhibit G.

“Guarantor Obligations”: as defined in Section 8.1(b).

“Guarantors”: the collective reference to the Tower Guarantors and the Company Guarantors (in each case, except to the extent released in accordance with this Agreement).

“Hedging Obligations”: with respect to any Person, the obligations of such Person under Swap Agreements.

“Holding Company”: in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Holdings”: as defined in the preamble hereto.

“Honor Date”: as defined in Section 3.5.

“IFRS”: International Financial Reporting Standards (formerly International Accounting Standards) as issued by the International Accounting Standards Board and its predecessor as in effect from time to time.

“Immaterial Subsidiary”: each Subsidiary which, as of the most recent fiscal quarter of UK Holdco, for the period of four consecutive fiscal quarters then ended, for which financial statements have been or were required to have been delivered pursuant to Section 6.1 (or, prior to delivery of the financial statements for the fiscal year of UK Holdco ending December 31, 2016, the financial statements for the six-month period ending June 30, 2016), contributed five percent (5%) or less of Consolidated EBITDA for such period; provided that, if at any time the aggregate amount of EBITDA attributable to all Subsidiaries that are Immaterial Subsidiaries exceeds ten percent (10%) of Consolidated EBITDA for any such period, the Borrower Representative (or, in the event the Borrower Representative has failed to do so within 30 days, the Administrative Agent) shall designate sufficient Subsidiaries to eliminate such excess, and such designated Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement.

“Incremental Amendment”: as defined in Section 2.25(c).

“Incremental Arranger”: as defined in Section 2.25(a).

“Incremental Facility”: any Class of Incremental Term Commitments or Revolving Commitment Increases and the extensions of credit made thereunder, as the context may require.

“Incremental Facility Closing Date”: as defined in Section 2.25(c).

“Incremental Lender”: an Incremental Term Lender or Incremental Revolving Lender, as the context may require.

“Incremental Loan”: any Class of Incremental Term Loans or Incremental Revolving Loans, as the context may require.

“Incremental Revolving Lender”: as defined in Section 2.25(a).

“Incremental Revolving Loans”: as defined in Section 2.25(a).

“Incremental Term Commitments”: as defined in Section 2.25(a).

“Incremental Term Lender”: as defined in Section 2.25(a).

“Incremental Term Loan Maturity Date”: the date on which an Incremental Term Loan matures as set forth in the Incremental Amendment relating to such Incremental Term Loan.

“Incremental Term Loans”: as defined in Section 2.25(a).

“Incremental Term Percentage”: as to any Incremental Term Lender at any time, the percentage which such Lender’s Incremental Term Commitments then constitutes of the aggregate Incremental Term Commitments then outstanding.

“Incremental Yield Differential”: as defined in Section 2.25(a)(vii).

“Incur”: with respect to any Indebtedness, issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness”: with respect to any Person:

(a)          the principal and premium (if any) of any Indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, asset or business, except (x) any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor and (y) any acquisition earn-out obligations, (iv) in respect of Capitalized Lease Obligations or (v) representing any Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, provided that Indebtedness of any direct or indirect parent of UK Holdco appearing upon the balance sheet of UK Holdco solely by reason of push-down accounting under GAAP shall be excluded;

(b)          to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations described in clause (a) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(c)          to the extent not otherwise included, obligations described in clause (a) of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person;

provided that (a) Contingent Obligations Incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Financings, (c) Other Obligations associated with other post-employment benefits and pension plans, (d) any operating leases as such an instrument would be determined in accordance with GAAP on the Closing Date, (e) in connection with the purchase by UK Holdco or any Restricted Subsidiary of any business, post-closing payment adjustments to which the seller may be entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing until 30 days after any such obligation becomes contractually due and payable, (f) deferred or prepaid revenues, (g) any Capital Stock (other than Disqualified Stock), (h) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, and (i) premiums payable to, and advance commissions or claims payments from, insurance companies, shall not constitute Indebtedness.

“Indemnitee”: as defined in Section 11.5.

“Indemnified Liabilities”: as defined in Section 11.5.

“Independent Financial Advisor”: an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of Holdings or its direct or indirect parent, qualified to perform the task for which it has been engaged.

“Initial Term Loan”: a Loan made pursuant to Section 2.1(b).

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property Security Agreements”: collectively, the US Intellectual Property Security Agreements and each other intellectual property security agreement or intellectual property security agreement supplement executed and delivered pursuant to Section 6.9, Section 6.11, Section 6.15 or Schedule 1.1D-1 (as such schedule may be amended or supplemented from time to time in accordance with the Agreed Security Principles), in each case as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with its terms.

“Intercreditor Agreement”: an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with its terms.

“Interest Payment Date”: (a) as to any ABR Loan (including any Swingline Loan), the last Business Day of each March, June, September and December (commencing on December 31, 2016) and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Eurocurrency Loan (except in the case of the repayment or prepayment of all Loans or, as to any Revolving Loan, the Revolving Termination Date or such earlier date on which the Revolving Commitments are terminated), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the last Business Day of each March, June, September and December (commencing on December 31, 2016), and the Revolving Termination Date.

“Interest Period”: as to any Eurocurrency Loan, the period commencing on the borrowing, continuation or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending (i) one, two, three or six (in each case, subject to availability) months thereafter or (ii) if approved by all Lenders under the relevant Facility, twelve months thereafter, one week thereafter or such other period as all relevant Lenders shall agree, in each case as selected by the Borrower Representative in its irrevocable notice of borrowing, continuation or conversion, substantially in the form of Exhibit H, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)          if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)         the Borrower Representative may not select an Interest Period under any Revolving Facility that would extend beyond the Revolving Termination Date and the Opco Borrowers (with respect to the Term Loans other than the Incremental Term Loans) and the Borrowers (with respect to the Incremental Term Loans) may not select an Interest Period under the Term Facility beyond the date final payment is due on the Term Loans;

(iii)        any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iv)        if the Borrower Representative shall fail to specify the Interest Period in any notice of borrowing of, conversion to, or continuation of, Eurocurrency Loans, the Borrower Representative shall be deemed to have selected an Interest Period of one month; and

(v)         the Borrower Representative shall be permitted to select an Interest Period of one week on no more than ten (10) instances per annum.

“Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other ~~Rating Agency~~rating agency.

“Investment Grade Securities”:

(1)         securities issued or directly and fully guaranteed or insured by the government or any agency or instrumentality thereof (other than Cash Equivalents) of the U.S., Canada, any country that is a member of the European Union, the United Kingdom, Japan or Switzerland;

(2)         securities that have an Investment Grade Rating;

(3)         investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4)         corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments”: with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances or extensions of credit to customers and, vendors, commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.3:

(1)         “Investments” shall include the portion (proportionate to UK Holdco’s direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of UK Holdco at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, UK Holdco shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)          UK Holdco’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation less

(b)          the portion (proportionate to UK Holdco’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)         any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Borrower Representative.

For the avoidance of doubt, a guarantee by UK Holdco or a Restricted Subsidiary of the obligations of another Person (the “primary obligor”) shall not be deemed to be an Investment by UK Holdco or such Restricted Subsidiary in the primary obligor to the extent that such obligations of the primary obligor are in favor of UK Holdco or any Restricted Subsidiary, and in no event shall (x) a guarantee of an operating lease or other business contract of UK Holdco or any Restricted Subsidiary or (y) intercompany indebtedness among UK Holdco and the Restricted Subsidiaries made in the ordinary course of business and having a term not exceeding 364 days be deemed an Investment.

“IRS”: as defined in Section 11.6(c)(i).

“Issuing Lender”: (i) Credit Suisse, Bank of America, N.A., Royal Bank of Canada, Citibank, N.A., Barclays Bank PLC, Goldman Sachs Bank USA or in each case any of their respective affiliates, each in its capacity as issuer of any Letter of Credit and (ii) such other Revolving Lenders or Affiliates of Revolving Lenders that are reasonably acceptable to the Administrative Agent and the Borrower Representative that agrees, pursuant to an agreement with and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative, to be bound by the terms hereof applicable to such Issuing Lender. “ITA 2007” means the United Kingdom Income Tax Act 2007.

“Joint Bookrunners”: collectively, the Joint Bookrunners listed on the cover page hereof.

“Joint Lead Arrangers”: collectively, the Joint Lead Arrangers listed on the cover page hereof.

“Junior Indebtedness”: collectively, (i) Subordinated Indebtedness and (ii) Indebtedness that is secured on a junior lien basis to the Obligations.

“Latest Maturity Date”: at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loans, Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment.

“Laws”: collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance”: with respect to each L/C Participant, such L/C Participant’s funding of its participation in any Letter of Credit in accordance with Section 3.4(a).

“L/C Borrowing”: an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or Refinanced as a Revolving Borrowing.

“L/C Commitment”: $25,000,000.

“L/C Credit Extension”: with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 3.9 and, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants”: the collective reference to all the Revolving Lenders other than each Issuing Lender.

“L/C Sublimit”: with respect to any Issuing Lender, (i) the amount set forth opposite the name of such Issuing Lender on Schedule 1.1A-2 or (ii) such other amount specified in the agreement by which such Issuing Lender becomes an Issuing Lender hereunder.

“Legal Reservations”:

(1)         the principle that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(2)         the time barring of claims under any applicable law (including the Limitation Acts) of any Relevant Jurisdiction, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim;

(3)         the principle that in certain circumstances Liens granted by way of fixed charge may be re-characterized as a floating charge or that Liens purported to be constituted as an assignment may be re-characterized as a charge;

(4)         the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and therefore void;

(5)         the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(6)         the principle that the creation or purported creation of a Lien over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which a Lien has purportedly been created;

(7)         similar principles, rights and defenses under the laws of any Relevant Jurisdiction; and

(8)         any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered pursuant to this Agreement.

“Lenders”: as defined in the preamble hereto and including; provided that, unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Issuing Lenders.

“Letter of Credit Expiration Date”: the day that is five (5) Business Days prior to the scheduled Revolving Termination Date (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letters of Credit”: as defined in Section 3.1(a).

“Lien”: any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Limitation Acts” means the Limitation Act 1980, the Foreign Limitation Periods Act 1984 and the Prescription and Limitation (Scotland) Act 1973, in each case of the United Kingdom.

“Limited Condition Acquisition”: any acquisition or other Investment permitted hereunder, including by way of merger, amalgamation or consolidation, by UK Holdco or one or more of the Restricted Subsidiaries, whose consummation is not conditioned upon the availability of, or on obtaining, third party financing from a Person that is not an Affiliate of UK Holdco; provided that the Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of, or attributable to, the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Loan”: any loan made or maintained by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, any Intercreditor Agreement, the Notes, the Security Documents, the Tower Borrower Documents, any Refinancing Amendment~~,~~ (including, for the avoidance of doubt, the First Amendment), any Incremental Amendment, any Loan Modification Agreement, any Co-Borrower Joinder and any other document designated as a “Loan Document” by the Administrative Agent and the Borrower Representative from time to time.

“Loan Modification Agent”: as defined in Section 2.28(a).

“Loan Modification Agreement”: as defined in Section 2.28(b).

“Loan Modification Offer”: as defined in Section 2.28(a).

“Loan Note Instrument (Notes)”: the Loan Note Instrument constituting $500,000,000 Principal Amount Floating Rate Unsecured Loan Notes Due 2024, dated as of the Closing Date, issued by UK Holdco, as amended, novated, supplemented, restated, extended, amended and restated or otherwise modified from time to time.

“Loan Note Instrument (Term Loans)”: the Loan Note Instrument constituting $908,500,000 Principal Amount Floating Rate Secured Loan Notes Due 2024, dated as of the Closing Date, issued by UK Holdco, as amended, novated, supplemented, restated, extended, amended and restated or otherwise modified from time to time.

“Loan Note Instruments”: the collective reference to the Loan Note Instrument (Notes) and the Loan Note Instrument (Term Loans).

“Loan Parties”: the collective reference to the Borrowers and the Guarantors.

“London Banking Day”: any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Lux Company Borrower”: as defined in the recitals hereto.

“Luxembourg Borrower”: any Borrower whose registered office/place of central administration is in Luxembourg and whose centre of main interest (as that term is used in Article 3(1) of the Council Regulation (EC) n° 1346/2000 of 29 May 2000 on insolvency proceedings) is in Luxembourg.

“Luxembourg Exempt Lender”: in relation to a Luxembourg Borrower, a Lender which is (otherwise than by reason of being a Luxembourg Treaty Lender) able to receive interest from that Borrower without a deduction or withholding for, or on account of, Tax imposed by Luxembourg.

“Luxembourg Guarantor”: any Guarantor whose registered office/place of central administration is in Luxembourg and whose centre of main interest (as that term is used in Article 3(1) of the Council Regulation (EC) n° 1346/2000 of 29 May 2000 on insolvency proceedings) is in Luxembourg.

“Luxembourg Insolvency Event”: in relation to any Luxembourg Loan Party or any of its assets, any corporate action, legal proceedings or other procedure or step in relation to bankruptcy (faillite), insolvency, judicial or voluntary liquidation (liquidation judiciaire ou volontaire), composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée) and fraudulent conveyance (action paulienne), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally.

“Luxembourg Loan Party”: any Loan Party whose registered office/place of central administration is in Luxembourg and whose centre of main interest (as that term is used in Article 3(1) of the Council Regulation (EC) n° 1346/2000 of 29 May 2000 on insolvency proceedings) is in Luxembourg.

“Luxembourg Qualifying Lender”: in respect of amounts payable by any Luxembourg Borrower, a Lender which is beneficially entitled to interest payable to that Lender in respect of a Loan or Letter of Credit and is (i) lending through (A) an entity tax resident in Luxembourg, or (B) a permanent establishment in Luxembourg to which the relevant interest payment is effectively attributable for tax purposes, (ii) a Luxembourg Exempt Lender or (iii) a Luxembourg Treaty Lender.

“Luxembourg Treaty”: as defined in the definition of “Luxembourg Treaty State”.

“Luxembourg Treaty Lender”: a Lender which (i) is treated as a resident of a Luxembourg Treaty State for the purposes of the Luxembourg Treaty, (ii) does not carry on a business in Luxembourg through a permanent establishment with which that Lender's participation in the Loan or Letter of Credit is effectively connected and (iii) fulfils any other conditions which must be fulfilled under the relevant Luxembourg Treaty and the laws of Luxembourg to obtain exemption from taxation imposed by Luxembourg on interest.

“Luxembourg Treaty State”: a jurisdiction having a double taxation agreement with Luxembourg which makes provision for full exemption from tax imposed by Luxembourg on interest (a “Luxembourg Treaty”).

“Majority Facility Lenders”: (a) with respect to any Revolving Facility, the Majority Revolving Lenders with respect to such Revolving Facility and (b) with respect to any Term Facility, the Majority Term Lenders with respect to such Term Facility.

“Majority Revolving Lenders”: at any time with respect to any Revolving Facility, (i) prior to the termination of all Revolving Commitments with respect to such Revolving Facility, non-Defaulting Lenders holding more than 50% of the Total Revolving Commitments and (ii) after the termination of all the Revolving Commitments with respect to such Revolving Facility, non-Defaulting Lenders holding more than 50% of the Total Revolving Extensions of Credit with respect to such Revolving Facility.

“Majority Term Lenders”: at any time with respect to any Term Facility, Term Lenders that are non-Defaulting Lenders having Term Loans and unused and outstanding Term Commitments with respect to such Term Facility representing more than 50% of the sum of all Term Loans outstanding and unused and outstanding Term Commitments with respect to such Term Facility at such time.

“Management Agreement”: one or more management services or consulting services agreements, dated on or about the Closing Date between UK Holdco or any direct or indirect parent company or any Restricted Subsidiary and the Sponsors and any other beneficial owner in the equity in the Borrower Representative or any direct or indirect parent company of the Borrower Representative as of the Closing Date, or a successor agreement between the Borrower Representative or any of its Affiliates and such parties, as may be amended, supplemented or otherwise modified from time to time; provided that such amendments, supplements or modifications are not materially adverse to the Lenders as determined in good faith by the Borrower Representative.

“Management Determination”: as defined in Section 8.12(d).

“Management Investor”: any Person who is a director, officer or otherwise a member of management of UK Holdco, any of its Restricted Subsidiaries or any of UK Holdco’s direct or indirect parent companies on the Closing Date immediately after giving effect to the Transactions.

“Margin Stock”: as set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Master Agreement”: as defined in the definition of “Qualified Counterparty.”

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, liabilities, operations, financial condition or operating results of UK Holdco and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents or (c) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent, any Lender or any Secured Party hereunder or thereunder.

“Material Restricted Subsidiary”: at any date, a Restricted Subsidiary which is a Material Subsidiary.

“Material Subsidiary”: at any date, a Subsidiary which is not an Immaterial Subsidiary.

“Materials of Environmental Concern”: any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, any petroleum or petroleum products, asbestos, polychlorinated biphenyls, lead or lead-based paints or materials, radon, urea-formaldehyde insulation, molds fungi, mycotoxins, and radioactivity, or radiofrequency radiation that are regulated pursuant to Environmental Law or may have an adverse effect on human health or the environment.

“Maximum Amount”: as defined in Section 11.20(a).

“Minimum Extension Condition”: as defined in Section 2.28(c).

“Minimum Guarantor Coverage Threshold”: (a) the aggregate EBITDA of the Loan Parties (other than the Tower Group Members) equals or exceeds 80% of the Consolidated EBITDA of UK Holdco and its Restricted Subsidiaries and (b) the aggregate gross assets of the Loan Parties (other than the Tower Group Members) (calculated on an unconsolidated basis and excluding intercompany items (other than intercompany profit margins)) equals or exceeds 80% of Total Assets of UK Holdco and its Restricted Subsidiaries; provided that the determination of Consolidated EBITDA and Total Assets pursuant to this definition shall exclude (i) the EBITDA and gross assets of any Subsidiary of UK Holdco that is an Excluded Subsidiary (other than one that is an “Excluded Subsidiary” by reason of clauses (vii) through (ix) and (xi)(B) of the definition thereof) and (ii) the EBITDA of Restricted Subsidiaries that have an EBITDA of less than $0.

“Moody’s”: Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Assets”: as defined in Section 8.12(d).

“Net Cash Proceeds”: (a) in connection with any Asset Sale, any Recovery Event or any other sale of assets the proceeds thereof actually received in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, and other bona fide fees, costs and expenses actually incurred in connection therewith, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale, Recovery Event or other sale of assets (other than any Lien pursuant to a Security Document), (iii) Taxes paid and the Borrower Representative’s reasonable and good faith estimate of income, franchise, sales, and other applicable Taxes required to be paid by any Company Group Member in connection with such Asset Sale, Recovery Event or other sale of assets, (iv) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to the seller’s indemnities and representations and warranties to the purchaser in respect of such Asset Sale, Recovery Event or other sale of assets owing by any Company Group Member in connection therewith and which are reasonably expected to be required to be paid; provided that to the extent such indemnification payments are not made and are no longer reserved for, such reserve amount shall constitute Net Cash Proceeds, (v) cash escrows to any Company Group Member from the sale price for such Asset Sale, Recovery Event or other sale of assets; provided that any cash released from such escrow shall constitute Net Cash Proceeds upon such release, (vi) in the case of a Recovery Event, costs of preparing assets for transfer upon a taking or condemnation and (vii) other customary fees and expenses actually incurred in connection therewith and net of Taxes paid or reasonably estimated to be payable as a result thereof (after taking into account the reduction in Tax liability resulting from any available operating losses and net operating loss carryovers, Tax credits, and Tax credit carry forwards, and similar Tax attributes or deductions and any Tax sharing arrangements), and (b) in connection with any issuance or sale of Capital Stock or any incurrence or issuance of Indebtedness, the cash proceeds received from any such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other bona fide fees and expenses actually incurred in connection therewith.

“Net Income”: with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Non-Debt Fund Affiliate”: any Affiliate of Holdings other than (i) Holdings, the Borrowers or any Subsidiary of Holdings or the Borrowers, (ii) any Debt Fund Affiliate and (iii) any natural person.

“Non-Excluded Taxes”: as defined in Section 2.19(a).

“Non-Guarantor Subsidiary”: any Subsidiary that is not a Subsidiary Guarantor.

“Non-U.S. Lender”: as defined in Section 2.19(j).

“Note”: a Term Loan Note, a Revolving Loan Note or a Swingline Loan Note.

“Notice of Intent to Cure”: an Officer’s Certificate signed on behalf of the Borrower Representative delivered to the Administrative Agent, with respect to each period of four consecutive fiscal quarters for which a Cure Right will be exercised, on the earlier of the date the financial statements required under Section 6.1(a) or (b) have been or were required to have been delivered with respect to the most recent end of such period of four fiscal quarters, which Officer’s Certificate shall contain a computation of the applicable Event of Default and notice of intent to cure such Event of Default through the issuance of Permitted Cure Securities as contemplated under Section 9.4.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans or the maturity of Cash Management Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, and all other obligations and liabilities (including obligations arising by way of parallel debt) of any Borrower or any other Loan Party (including with respect to guarantees) to the Administrative Agent, any Lender or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, or any other Loan Document or any other document made, delivered or given in connection herewith or therewith or any Specified Swap Agreement (other than, in the case of any Excluded ECP Guarantor, any Excluded Swap Obligations arising thereunder) or any Specified Cash Management Agreement, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by any Borrower or any Guarantor pursuant to any Loan Document), guarantee obligations or otherwise.

“OFAC”: the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offer Price”: as defined in the definition of “Dutch Auction.”

“Officer’s Certificate”: a certificate signed on behalf of the Borrower Representative or any other Group Member by any Responsible Officer thereof.

“OID”: with respect to any Term Loan or Revolving Facility (or repricing thereof), or any Incremental Term Loan or Revolving Commitment Increase, as the case may be, the amount of any original issue discount or upfront fees (which shall be deemed to constitute a like amount of original issue discount), but excluding any arrangement, structuring, commitment or other fees payable in connection therewith that are not shared with all Lenders in the primary syndication thereof, which excluded fees shall not be included and equated to the interest rate.

“Onex”: Onex Corporation.

“Onex GP Foreign Pledge Agreement”: the Onex GP Foreign Pledge Agreement, dated as of the Closing Date, in substantially in the form of Exhibit A-1.

“Onex GP US Pledge Agreement”: the Onex GP US Pledge Agreement, dated as of the Closing Date, in substantially in the form of Exhibit A-2.

“Onex LP Foreign Pledge Agreement”: the Onex LP Foreign Pledge Agreement, dated as of the Closing Date, in substantially in the form of Exhibit A-3.

“Onex LP US Pledge Agreement”: the Onex LP US Pledge Agreement, dated as of the Closing Date, in substantially in the form of Exhibit A-4.

“Opco Borrowers”: the Company Borrowers and the Co-Borrowers.

“Organizational Document”: (i) relative to each Person that is a corporation, its charter and its by-laws (or similar documents), (ii) relative to each Person that is a limited liability company, its certificate of formation and its operating agreement (or similar documents), (iii) relative to each Person that is a limited partnership, its certificate of formation or registration and its limited partnership agreement (or similar documents), (iv) relative to each Person that is a general partnership, its partnership agreement (or similar document), (v) relative to each Person that is an exempted limited partnership, its exempted limited partnership agreement, (vi) relative to each Person that is an exempted company, its memorandum and articles of association and (vii) relative to any Person that is any other type of entity, such documents as shall be comparable to the foregoing.

“Other Applicable Indebtedness”: as defined in Section 2.11(c).

“Other Guarantor”: as defined in Section 8.12(f).

“Other Obligations”: any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Other Obligations with respect to the Loans shall not include fees or indemnification in favor of third parties other than the Secured Parties.

“Other Revolving Commitments”: one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loans”: the Revolving Loans made pursuant to any Other Revolving Commitment.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including any penalties, interest and additional amounts with respect thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Other Term Commitments”: one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans”: one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount”: (a) with respect to the Term Loans, Revolving Loans and Swingline Loans on any date, the Dollar Amount of the aggregate outstanding principal amount thereof on such date after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Borrowing) and Swingline Loans, as the case may be, occurring on such date and (b) with respect to any L/C Obligations on any date, the Dollar Amount of the aggregate outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate”: for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent Holding Company”: any direct or indirect parent entity of Holdings which holds directly or indirectly 100% of the Equity Interest of Holdings and which does not hold Equity Interests in any other Person (except for any other Parent Holding Company).

“Participant”: as defined in Section 11.6(c).

“Participant Register”: as defined in Section 11.6(c).

“Participating Member State”: any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act”: USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2009), as amended.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Perfection Requirements”: the making or procuring of appropriate registrations, filings, endorsements, stampings, intimation in accordance with local laws and/or notifications of the Security Documents and/or the Liens created thereunder.

“Permitted Acquisition”: as defined in clause (23) of the definition of “Permitted Investments.”

“Permitted Amendment”: an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.28, providing for an extension of the maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change to the Applicable Margin with respect to the Loans and/or Commitments of the Accepting Lenders, (b) a change to the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (c) any other changes permitted by the terms of Section 2.28.

“Permitted Asset Swap”: the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between UK Holdco or any of the Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 7.5.

“Permitted Auction Purchaser”: any Company Borrower, UK Holdco or Holdings.

“Permitted Clean-Up Investment”: any Investment referred to in clauses (3), (9), (22) and (23) of the definition of “Permitted Investments.”

“Permitted Credit Agreement Refinancing Debt”: (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred or Other Revolving Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or Refinance, in whole or part, existing Term Loans, outstanding Revolving Loans or (in the case of Other Revolving Commitments obtained pursuant to a Refinancing Amendment) Revolving Commitments hereunder (including any successive Permitted Credit Agreement Refinancing Debt) (any such extended, renewed, replaced or Refinanced Term Loans, Revolving Loans or Revolving Commitments, “Refinanced Credit Agreement Debt”); provided that (i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes or relates to any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Credit Agreement Debt (and, in the case of Refinanced Credit Agreement Debt consisting, in whole or in part, of unused Revolving Commitments or Other Revolving Commitments, the amount thereof) plus an amount equal to unpaid and accrued interest and premium thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount), (ii) in the case of Other Revolving Commitments and Other Revolving Loans, there shall be no required repayment thereof (other than in connection with a voluntary reduction of commitments or availability thereunder) prior to the maturity thereof, and (iii) such Refinanced Credit Agreement Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Permitted Credit Agreement Refinancing Debt is issued, incurred or obtained; provided that to the extent that such Refinanced Credit Agreement Debt consists, in whole or in part, of Revolving Commitments or Other Revolving Commitments (or Revolving Loans or Other Revolving Loans incurred pursuant to any Revolving Commitments or Other Credit Revolving Commitments), such Revolving Commitments or Other Revolving Commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Permitted Credit Agreement Refinancing Debt is issued, incurred or obtained.

“Permitted Cure Securities”: any Qualified Equity Interest in Holdings.

“Permitted First Priority Refinancing Debt”: any secured Indebtedness incurred by any Borrower in the form of one or more series of senior secured notes or senior secured term loans (each, a “First Priority Refinancing Term Facility”) or one or more senior secured revolving credit facilities (each, a “First Priority Refinancing Revolving Facility”); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, (ii) such Indebtedness constitutes Permitted Credit Agreement Refinancing Debt in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans or Incremental Term Loans) or outstanding Revolving Loans and (iii) such Indebtedness complies with the Permitted Refinancing Requirements; provided that an Officer’s Certificate signed on behalf of the Borrower Representative delivered to the Administrative Agent at least five (5) Business Days (or such shorter period acceptable to the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower Representative within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)). Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders”: (i) the Sponsors, (ii) the Management Investors, (iii) any Person that has no material assets other than the Capital Stock of UK Holdco and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of Holdings or any direct or indirect Parent Holding Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any Permitted Holder specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof, (iv) any other beneficial owner in the equity in Holdings or any direct or indirect Parent Holding Company as of the Closing Date and (v) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any Permitted Holder specified in clauses (i) or (iv) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings or any direct or indirect Parent Holding Company or of a Permitted Holder specified in clause (iii) above (a “Permitted Holder Group”), so long as no Person or other “group” (other than a Permitted Holder specified in clauses (i) and (iii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group.

“Permitted Investments”:

(1)         any Investment in UK Holdco or any Restricted Subsidiary;

(2)         any Investment in Cash Equivalents or Investment Grade Securities;

(3)         (x) any Investment by UK Holdco or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, UK Holdco or a Restricted Subsidiary and (y) any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)         any Investment in securities or other assets, including earnouts, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 7.5 or any other disposition of assets not constituting an Asset Sale;

(5)         any Investment (x) existing on the Closing Date and set forth on Schedule 1.1E, (y) made pursuant to binding commitments in effect on the Closing Date and set forth on Schedule 1.1E and (z) that replaces, Refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, Refinanced, refunded, renewed or extended except to the extent required by the terms of such Investment on the Closing Date;

(6)         loans and advances to, and guarantees of Indebtedness of, employees of UK Holdco (or any of its direct or indirect parent companies) or a Restricted Subsidiary not in excess of the greater of $20,000,000 and 0.50% of Total Assets (at the time such Investment is made) outstanding at any one time, in the aggregate;

(7)         any Investment acquired by UK Holdco or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by UK Holdco or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of UK Holdco of such other Investment or accounts receivable, (b) in good faith settlement of delinquent obligations of, and other disputes with Persons who are not Affiliates or (c) as a result of a foreclosure by UK Holdco or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)         Hedging Obligations permitted under Section 7.2(b)(xii);

(9)         additional Investments by UK Holdco or any of the Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed the greater of $110,000,000 and 2.75% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value)) at any one time outstanding; provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)        loans and advances to (or guarantees of Indebtedness of) future, present or former officers, directors, employees and consultants for business related travel expenses (including entertainment expense), moving and relocation expenses, Tax advances, payroll advances and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase or other acquisition for value of Equity Interests of UK Holdco or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of UK Holdco (or any direct or indirect parent company thereof) in good faith;

(11)        Investments the payment for which consists of Equity Interests of Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 7.3(a)(3);

(12)        any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 7.6 (except transactions described in clauses (b)(ii), (b)(v), (b)(ix)(B), (b)(xxiii) and (b)(xxiv) therein);

(13)        Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(14)        guarantees issued in accordance with Section 7.2 and Section 6.9;

(15)        Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment (including without limitation prepayments to suppliers in the ordinary course of business) or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(16)        any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(17)        Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 7.5;

(18)        (x) Investments in joint ventures UK Holdco or any of its Restricted Subsidiaries existing on the Closing Date, (y) additional Investments in joint ventures in an aggregate amount not to exceed the greater of $110.0 million and 2.75% of Total Assets at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (z) additional Investments in Similar Businesses in an aggregate amount not to exceed the greater of $100.0 million and 2.50% of Total Assets at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary;

(19)        Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 7.8 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(20)        advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(21)        the acquisition of assets or Capital Stock solely in exchange for the issuance of common equity securities of Holdings (or any direct or indirect parent of Holdings);

(22)        Investments by Lux Company Borrower in UK Holdco evidenced by each Loan Note Instrument; and

(23)        acquisitions by UK Holdco or any Restricted Subsidiary of the majority of the Capital Stock of Persons or of assets constituting a division or business unit of, or all or substantially all of the assets of a Person (each a “Permitted Acquisition”); provided that (i) no Default or Event of Default has occurred or is continuing (or, in the case of any Limited Condition Acquisition, no Event of Default under Section 9.1(a) or 9.1(g) has occurred or is continuing) both before and after giving effect to such Permitted Acquisition, (ii) the line of business of the acquired entity shall be similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted by UK Holdco and the Restricted Subsidiaries, (iii) any Person acquired shall become, and any Person acquiring assets shall be, a Restricted Subsidiary (unless designated as an Unrestricted Subsidiary) and (iv) UK Holdco or such Restricted Subsidiary, as applicable, shall take, and shall cause such Person to take, all actions required under Section 6.9 in connection therewith.

“Permitted Liens”: the collective reference to the Company Group Member Permitted Liens and the Tower Group Member Permitted Liens.

“Permitted Priority Liens”: with respect to Collateral other than Capital Stock, Permitted Liens.

“Permitted Refinancing Requirements”: with respect to any Indebtedness incurred by any Borrower to Refinance, in whole or part, any other Indebtedness (such other Indebtedness, “Refinanced Debt”):

(a)          with respect to all such Indebtedness:

(i)          the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are not materially more restrictive on the Group Members than those applicable to the Refinanced Debt (except for (x) financial covenants or other covenants or provisions applicable only to periods after the Latest Maturity Date at the time of such Refinancing, as may be agreed by the Borrower Representative and the providers of such Indebtedness or (y) terms that are conformed (or added) to the Loan Documents for the benefit of the applicable Lender pursuant to an amendment between the Administrative Agent and the applicable Borrowers);

(ii)         if such Indebtedness is guaranteed, it is not guaranteed by any Restricted Subsidiary other than the Subsidiary Guarantors; and

(iii)        the proceeds of such Indebtedness are applied, substantially concurrently with the incurrence thereof, to the prepayment (or satisfaction and discharge) of the outstanding amount (and, if such Indebtedness constitutes Refinancing Revolving Debt, reductions of the Revolving Commitments) of the Refinanced Debt in accordance with its terms;

(b)          if such Indebtedness constitutes Refinancing Revolving Debt, (i) such Indebtedness does not mature (or require commitment reductions or amortization) prior to the final stated maturity date of the Refinanced Debt and (ii) if such Indebtedness is provided or guaranteed by a Person (who is not a Loan Party) that is an Affiliate of UK Holdco, such Indebtedness includes provisions providing for the pro rata treatment of payment, repayment, borrowings, participations and commitment reductions of the Revolving Facility and such Indebtedness;

(c)          if such Indebtedness constitutes Refinancing Term Debt (other than Customary Bridge Financing):

(i)          (x) in the case of Refinancing Term Debt incurred under any First Priority Refinancing Term Facility or any Second Priority Refinancing Term Facility, such Indebtedness (A) does not mature prior to the maturity date of the Refinanced Debt and (B) does not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Refinanced Debt and (y) in the case of Refinancing Term Debt incurred under an Unsecured Refinancing Term Facility, such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the then Latest Maturity Date at the time such Indebtedness is incurred; and

(ii)         such Indebtedness shares not greater than ratably in (or, if such Indebtedness constitutes Unsecured Refinancing Term Debt or Second Priority Refinancing Term Debt, on a junior basis with respect to) any voluntary or mandatory prepayments of any Term Loans then outstanding; and

(d)          if such Indebtedness is secured:

(i)          such Indebtedness is not secured by any assets other than the Collateral (it being understood that such Indebtedness shall not be required to be secured by all of the Collateral); provided that Indebtedness that may be incurred by Non-Guarantor Subsidiaries pursuant to Section 7.2 may be secured by assets of Non-Guarantor Subsidiaries; and

(ii)         a Senior Representative acting on behalf of the providers of such Indebtedness shall have become party to an Intercreditor Agreement (or the Intercreditor Agreement shall have been amended or replaced in a manner reasonably acceptable to the Administrative Agent), which results in such Senior Representative having rights to share in the Collateral as provided in the definition of Permitted First Priority Refinancing Debt, in the case of a First Priority Refinancing Revolving Facility or a First Priority Refinancing Term Facility, or in the definition of Permitted Second Priority Refinancing Debt, in the case of a Second Priority Refinancing Revolving Facility or a Second Priority Refinancing Term Facility.

“Permitted Second Priority Refinancing Debt”: any secured Indebtedness incurred by any Borrower in the form of one or more series of second lien secured notes or second lien secured term loans (each, a “Second Priority Refinancing Term Facility”) or one or more revolving credit facilities (each, a “Second Priority Refinancing Revolving Facility”); provided that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis (with respect to liens only) to the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, (ii) such Indebtedness constitutes Permitted Credit Agreement Refinancing Debt in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans or Incremental Term Loans) or outstanding Revolving Loans and (iii) such Indebtedness complies with the Permitted Refinancing Requirements; provided that an Officer’s Certificate signed on behalf of the Borrower Representative delivered to the Administrative Agent at least five Business Days (or such shorter period acceptable to the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower Representative within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)). Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Tax Distributions”: payments made pursuant to Section 7.3(b)(xii).

“Permitted Unsecured Refinancing Debt”: any unsecured Indebtedness incurred by any Borrower in the form of one or more series of senior unsecured notes or term loans (each, an “Unsecured Refinancing Term Facility”) or one or more revolving credit facilities (each, an “Unsecured Refinancing Revolving Facility”); provided that (i) such Indebtedness constitutes Permitted Credit Agreement Refinancing Debt in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans or Incremental Term Loans) or outstanding Revolving Loans and (ii) such Indebtedness complies with the Permitted Refinancing Requirements; provided that an Officer’s Certificate signed on behalf of the Borrower Representative delivered to the Administrative Agent at least five Business Days (or such shorter period acceptable to the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower Representative within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)). Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person”: any natural person, corporation, limited partnership, exempted limited partnership, exempted company, general partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, bank trust company, land trust, business trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity whether legal or not.

“Plan”: at a particular time, any employee benefit plan that is covered by Title IV of ERISA and in respect of which Holdings or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 6.2(a).

“Preferred Stock”: any Equity Interest with preferential right of payment of dividends or redemptions upon liquidation, dissolution, or winding up.

“Prime Rate”: (a) the rate of interest determined by the Administrative Agent from time to time at its principal office in New York City as its “prime rate,” and notified to the Borrower Representative with the understanding that the “prime rate” is one of the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its determination in such internal publications as the Administrative Agent may designate or (b) if the Administrative Agent has no “prime rate,” the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent). The “prime rate” referred to in clause (a) is a rate set by the Administrative Agent based upon various factors including Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day of such change.

“Private Lender Information”: any information and documentation that is not Public Lender Information.

“Pro Forma Balance Sheet”: as defined in Section 4.1(a).

“Pro Forma Basis”: (i) if, during such Reference Period, UK Holdco or any Restricted Subsidiary shall have made any Disposition (or discontinued any operations) of at least a division of a business unit, the Consolidated EBITDA and Total Assets for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA and Total Assets (if positive) attributable to the property that is the subject of such Disposition or discontinuation for such Reference Period or increased by an amount equal to the Consolidated EBITDA and Total Assets (if negative) attributable thereto for such Reference Period (for the avoidance of doubt, including (without duplication) pro forma adjustments, if any, to the extent set forth in the definition of Consolidated EBITDA);

(ii)         if, during such Reference Period, UK Holdco or any Restricted Subsidiary shall have made an Investment or acquisition of assets, in each case constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person (whether by way of merger, asset acquisition, acquisition of Capital Stock or otherwise), Consolidated EBITDA and Total Assets for such Reference Period shall be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of such Reference Period (for the avoidance of doubt, including (without duplication) pro forma adjustments, if any, to the extent set forth in the definition of Consolidated EBITDA);

(iii)        if, during such Reference Period, the Borrower Representative shall have designated any Restricted Subsidiary as an Unrestricted Subsidiary, or designated any Unrestricted Subsidiary as a Restricted Subsidiary, Consolidated EBITDA, Total Assets and the Fixed Charge Coverage Ratio for such Reference Period shall be calculated after giving pro forma effect thereto as if such designation occurred on the first day of such Reference Period;

(iv)        if, during such Reference Period, UK Holdco or any Restricted Subsidiary shall have Incurred or shall have repaid, retired or extinguished any Indebtedness (other than Indebtedness under any revolving credit facility unless such Indebtedness has been permanently repaid, retired or extinguished (and the commitments thereunder terminated) and not replaced), or issued or redeemed any Disqualified Stock or Preferred Stock, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, retirement, extinguishment, issuance or redemption, as if the same had occurred on the first day of the applicable Reference Period; and

(v)         if, following the last day of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 6.1(a) or (b), as the case may be, have been or were required to have been delivered and prior to the end of the Reference Period, UK Holdco or any Restricted Subsidiary shall have Incurred or shall have repaid, retired or extinguished any Indebtedness (other than Indebtedness under any revolving credit facility unless such Indebtedness has been permanently repaid, retired or extinguished (and the commitments thereunder terminated) and not replaced), or issued or redeemed any Disqualified Stock or Preferred Stock, then the Total First Lien Net Leverage Ratio and Total Net Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, retirement, extinguishment, issuance or redemption, as if the same had occurred on such last day of such most recently completed period of four consecutive fiscal quarters.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower Representative to the extent identifiable and supportable. Any such pro forma calculation shall include, without duplication, adjustments appropriate to reflect cost savings, operating expense reductions, restructuring charges and expenses and synergies reasonably expected to result from the applicable event to the extent set forth in the definition of “Consolidated EBITDA”.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).

Interest on (x) a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower Representative to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower Representative may designate.

The term “Disposition” in this definition shall not include dispositions of inventory and other ordinary course dispositions of property.

“Projections”: as defined in Section 6.2(d).

“Properties”: as defined in Section 4.13(a).

“Pro Rata Share”: with respect to (i) any Revolving Facility, and each Revolving Lender’s share of such Revolving Facility, at any time a fraction (expressed as a percentage), the numerator of which is the amount of the Revolving Commitments of such Revolving Lender under such Revolving Facility at such time and the denominator of which is the amount of the aggregate Revolving Commitments under such Revolving Facility at such time; provided that if such Revolving Commitments have been terminated, then the Pro Rata Share of each Revolving Lender shall be determined based on the Pro Rata Share of such Revolving Lender under such Revolving Facility immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof, (ii) any Term Facility, and each Term Lender and such Term Lender’s share of all Term Commitments or Term Loans under such Term Facility, at any time a fraction (expressed as a percentage), the numerator of which is the amount of the Term Commitments of such Term Lender under such Term Facility at such time and the denominator of which is the amount of the aggregate Term Commitments under such Term Facility at such time; provided that if any Term Loans are outstanding under such Term Facility, then the Pro Rata Share of each Term Lender shall be a fraction (expressed as a percentage), the numerator of which is the amount of the Term Loans of such Term Lender under such Term Facility at such time and the denominator of which is the amount of the aggregate Term Loans at such time; provided, further, that if all Term Loans under such Term Facility have been repaid, then the Pro Rata Share of each Term Lender under such Term Facility shall be determined based on the Pro Rata Share of such Term Lender under such Term Facility immediately prior to such repayment, and (iii) with respect to each Lender and all Loans and Outstanding Amounts at any time a fraction (expressed as a percentage), the numerator of which is the Outstanding Amount with respect to Loans and Commitments of such Lender at such time (plus such Lender’s obligation to purchase participations in undrawn Letters of Credit) and the denominator of which is the Outstanding Amount (in aggregate) plus the amount of all Lenders’ obligations to purchase participations in undrawn Letters of Credit at such time; provided that if all Outstanding Amounts have been repaid or terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Public Lender”: as defined in Section 6.2(a).

“Public Lender Information”: information and documentation that is either exclusively (i) of a type that would be publicly available if Holdings and its respective Subsidiaries were public reporting companies or (ii) not material or inside information with respect to Holdings and its respective Subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws.

“Public Market”: at any time after (a) a Public Offering has been consummated and (b) at least 15.0% of the total issued and outstanding common equity of Holdings or Holdings’ direct or indirect parent has been distributed by means of an effective registration statement under the Securities Act (or pursuant to a prospectus or similar documents filed with securities regulatory authorities outside of the United States) or sale pursuant to Rule 144 under the Securities Act (or pursuant to similar rules in any jurisdiction outside of the United States).

“Public Offering”: (a) an initial underwritten public offering of common Capital Stock of Holdings or Holdings’ direct or indirect parent pursuant to an effective registration statement (other than a registration statement on Form S-8 (or equivalent forms applicable to foreign public companies or foreign private issuers in the United States) or any successor form) filed with the SEC in accordance with the Securities Act or pursuant to a prospectus or similar documents filed with securities regulatory authorities outside of the United States or (b) the admission of or grant of permission to deal in any part of the issued Capital Stock of Holdings or Holdings’ direct or indirect parent on any “recognised investment exchange” (as that term is used in the Financial Services and Markets Act 2000 of the United Kingdom) or any other public exchange or public market or on any exchange or market replacing the same in any country or any other sale or issue by way of initial public offering.

“Purchase”: as defined in the definition of “Dutch Auction.”

“Purchase Money Note”: a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from UK Holdco or any of its Subsidiaries to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Purchase Notice”: as defined in the definition of “Dutch Auction.”

“Purchaser”: as defined in the definition of “Dutch Auction.”

“Qualified Counterparty”: any Person that, as of the Closing Date or within 30 days of the Closing Date or as of the date it enters into any Specified Swap Agreement, is (i) if such Specified Swap Agreement is an Existing Swap Agreement, any counterparty thereto, (ii) the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate of the foregoing, in its capacity as a counterparty to such Specified Swap Agreement or (iii) any other Person; provided that the maximum amount of Hedging Obligations under Specified Swap Agreements pursuant to this clause (iii) shall be no greater than the greater of $20,000,000 and 0.50% of Total Assets; provided further that, for the purposes of the foregoing clause (iii), (x) the amount of any Hedging Obligation arising out of any master agreement included in, or incorporated by reference into, the documentation governing any individual or combination of Swap Agreements (each, a “Master Agreement”) shall be calculated only after giving effect to any and all applicable legally enforceable netting provisions set forth in such Master Agreement, but for the avoidance of doubt without giving effect to any setoff, offset or similar right or provision by which any amount owed by any Loan Party under any Master Agreement may be reduced in whole or in part by the amount of any obligation owed to any Loan Party under any other agreement, and (y) if the net amount owed by any Loan Party as calculated pursuant to the foregoing clause (x) would otherwise be negative, such amount shall be deemed to be zero

“Qualified ECP Guarantor”: in respect of any Swap Obligation, any Loan Party that has total assets exceeding $10,000,000 (or total assets exceeding such other amount so that such Loan Party is an “eligible contract participant” as defined in the Commodity Exchange Act) at the time such Swap Obligation is incurred.

“Qualified Equity Interests”: any Capital Stock that is not a Disqualified Stock.

“Qualified Public Offering”: a Public Offering that results in a Public Market.

“Qualified Receivables Financing”: any Receivables Financing of a Receivables Subsidiary that meets the following conditions: (1) the Board of Directors of the Borrower Representative shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Borrower Representative and the Receivables Subsidiary, (2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Borrower Representative), and (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time the receivables financing is first introduced (as determined in good faith by the Borrower Representative and it being understood that such terms, covenants, termination events and other provisions may subsequently be modified so long as such modifications are on market terms at the time of any such modification) and may include Standard Securitization Undertakings. The grant of a security interest in any accounts receivable of UK Holdco or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure any Indebtedness shall not be deemed a Qualified Receivables Financing.

“Qualified Reporting Subsidiary” as defined in Section 6.1.

“Ratio Debt”: as defined in Section 7.2(a).

“Realizable Assets”: as defined in Section 8.12(d).

“Receivables Fees”: distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing”: any transaction or series of transactions that may be entered into by UK Holdco or any Subsidiary of UK Holdco pursuant to which UK Holdco or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by UK Holdco or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of UK Holdco or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by UK Holdco or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation”: any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary”: a Wholly Owned Restricted Subsidiary of UK Holdco (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with UK Holdco in which UK Holdco or any Subsidiary of UK Holdco makes an Investment and to which UK Holdco or any Subsidiary of UK Holdco transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of UK Holdco and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower Representative as a Receivables Subsidiary and:

(a)          no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by UK Holdco or any other Subsidiary of UK Holdco (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates UK Holdco or any other Subsidiary of UK Holdco in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of UK Holdco or any other Subsidiary of UK Holdco, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b)          with which neither UK Holdco nor any other Subsidiary of UK Holdco has any material contract, agreement, arrangement or understanding other than on terms which UK Holdco reasonably believe to be no less favorable to UK Holdco or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of UK Holdco, and

(c)          to which neither UK Holdco nor any other Subsidiary of UK Holdco has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Borrower Representative shall be evidenced to the Administrative Agent by delivering to the Administrative Agent a certified copy of the resolutions of the Board of Directors of the Borrower Representative giving effect to such designation and an Officer’s Certificate signed on behalf of the Borrower Representative certifying that such designation complied with the foregoing conditions.

“Receiver”: any receiver and manager or administrative receiver (or an equivalent officer in any jurisdiction) of the whole or any part of the Collateral.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation, eminent domain or similar proceeding relating to any asset of any Group Member.

“Reference Period”: the period beginning on the first day of the fiscal quarter of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 6.1(a) or (b), as the case may be, have been or were required to have been delivered and ending on the Calculation Date.

“Refinance”: in respect of any Indebtedness, to refinance, discharge, redeem, replace, defease, refund, extend, renew or repay any Indebtedness with the proceeds of other Indebtedness, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part; “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinanced Credit Agreement Debt”: as defined in the definition of “Permitted Credit Agreement Refinancing Debt.”

“Refinanced Debt”: as defined in the definition of “Permitted Refinancing Requirements.”

“Refinancing Amendment”: an amendment to this Agreement executed by each of (a) the Borrower Representative and any applicable Borrower, (b) the ~~Refinancing Arranger~~Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Permitted Credit Agreement Refinancing Debt being incurred pursuant thereto, in accordance with Section 2.26, including, for the avoidance of doubt, the First Amendment.

“Refinancing Arranger”: any Person (who may be the Administrative Agent, if it so agrees) that is not an Affiliate of any Borrower appointed by the Borrower Representative, after consultation with the Administrative Agent, the arranger of any Permitted Credit Agreement Refinancing Debt.

“Refinancing Revolving Debt”: any First Priority Refinancing Revolving Facility, Second Priority Refinancing Revolving Facility or Unsecured Refinancing Revolving Facility.

“Refinancing Term Debt”: Indebtedness under any First Priority Refinancing Term Facility, Second Priority Refinancing Term Facility or Unsecured Refinancing Term Facility.

“Refunded Swingline Loans”: as defined in Section 2.7(b).

“Refunding Capital Stock”: as defined in Section 7.3(b)(ii).

“Register”: as defined in Section 11.6(b)(vi).

“Registered Equivalent Notes”: with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933 (or pursuant to similar rules in any jurisdiction outside of the United States), substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC (or any securities regulator outside of the United States).

“Reimbursement Obligation”: the obligation of the Revolving Borrowers or the Borrower Representative (on behalf of any Revolving Borrower) to reimburse the Issuing Lenders pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not applied to repay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.11(c).

“Reinvestment Event”: as defined in Section 2.11(c).

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, replace, reconstruct or repair assets useful in the business of UK Holdco and the Restricted Subsidiaries or in connection with a Permitted Acquisition.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event (or, if later, 180 days after the date UK Holdco or a Restricted Subsidiary has entered into a binding commitment to reinvest the Net Cash Proceeds of such Reinvestment Event prior to the expiration of such one year period) and (b) the date on which the Borrower Representative shall have notified the Administrative Agent in writing that it has determined not to acquire, replace, reconstruct or repair assets useful in the business of UK Holdco and the Restricted Subsidiaries or in connection with a Permitted Acquisition.

“Related Business Assets”: assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by UK Holdco or a Restricted Subsidiary in exchange for assets transferred by UK Holdco or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Jurisdiction”: in relation to a Loan Party:

(a)          the jurisdiction under whose laws that Loan Party is incorporated or organized as at the ~~date of this Agreement~~Closing Date or as at the date on which that Loan Party becomes party to this Agreement (as the case may be);

(b)          any jurisdiction where it conducts its business; and

(c)          any jurisdiction where any asset subject to or intended to be subject to the Liens to be created by it is situated.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reply Amount”: as defined in the definition of “Dutch Auction.”

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Repricing Indebtedness”: as defined in the definition of “Repricing Transaction.”

“Repricing Premium”: as defined in Section 2.10(b).

“Repricing Transaction”: other than in the context of a transaction involving a Change of Control, a Qualified Public Offering or the financing of any Significant Acquisition, (i) the repayment, prepayment, refinancing, substitution or replacement of all or a portion of the Term Facility with the incurrence of any Indebtedness (“Repricing Indebtedness”) having an effective interest cost or weighted average yield (taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (A) the weighted average life to maturity of such term loans and (B) four years), but excluding any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such term loans in their capacities as lenders or holders of such term loans) that is less than the effective interest cost or weighted average yield of the Term Facility and (ii) any amendment, waiver, consent or modification to this Agreement relating to the interest rate for, or weighted average yield (to be determined on the same basis as that described in clause (i) above) of, the Term Facility directed at, or the result of which would be, the lowering of the effective interest cost or weighted average yield applicable to the Term Facility.

“Required Lenders”: at any time, non-Defaulting Lenders holding more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate Outstanding Amount of all Term Loans at such time, (ii) the Total Incremental Term Commitments then in effect and (iii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit at such time.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact (to the extent empowered by the board of directors/managers of Holdings, UK Holdco or the Borrower Representative), or other similar officer of a Loan Party (or of its general partner, managing member or sole member, if applicable) of the applicable Loan Party, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller (or other officer or director with equivalent duties), and solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.

“Restricted”: when referring to cash or Cash Equivalents of UK Holdco and the Restricted Subsidiaries, means that such cash or Cash Equivalents (i) unless addressed in clause (ii) below, appear (or would be required to appear) as “restricted” on the consolidated balance sheet of UK Holdco, (ii) are subject to any Lien in favor of any Person other than (x) the Administrative Agent for the benefit of the Secured Parties and (y) other Liens permitted under clauses (3), (10), (13), (15), (22), (24), (25), (30), (33), (35), (38) and (40) of the definition of “Company Group Member Permitted Liens” above, other than consensual Liens on assets which constitute Collateral and rank prior to the Liens in favor of the Administrative Agent (on behalf of the Secured Parties) on the Collateral or (iii) are not otherwise generally available for use by such Person; provided that, in addition to the foregoing, for any date of determination, an amount equal to the aggregate amount, as of such date of determination, of any cash or Cash Equivalents on the consolidated balance sheet of UK Holdco in respect of the reserves described in clause (b)(xviii) of the definition of Excess Cash Flow shall be deemed to be “Restricted” for all purposes under this Agreement.

“Restricted Investment”: an Investment other than a Permitted Investment.

“Restricted Payments”: as defined in Section 7.3(a)(iv).

“Restricted Subsidiary”: any Subsidiary of UK Holdco other than any Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Retained Declined Proceeds”: as defined in Section 2.11(f).

“Retired Capital Stock”: as defined in Section 7.3(b)(ii).

“Return Bid”: as defined in the definition of “Dutch Auction.”

“Revolver Co-Borrowers”: Restricted Subsidiaries of UK Holdco from time to time designated by the Borrower Representative to the Administrative Agent as “borrowers” with respect to the Revolving Borrowings in accordance with Section 12, and “Revolver Co-Borrower” means any one of them.

“Revolving Borrower”: as defined in the recitals hereto.

“Revolving Borrowing”: a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurocurrency Loans, having the same Interest Period made by each of the Revolving Lenders.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A-1 or in the Assignment and Assumption, Refinancing Amendment or Incremental Amendment pursuant to which such Lender became a party hereto, as applicable, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is the Dollar Amount of $175,000,000.

“Revolving Commitment Increase”: as defined in Section 2.25(a).

“Revolving Commitment Increase Lender”: as defined in Section 2.25(d).

“Revolving Commitment Period”: the period from and including the Closing Date to but excluding the Revolving Termination Date.

“Revolving Excess”: as defined in Section 2.11(e).

“Revolving Extensions of Credit”: as to any Revolving Lender at any time to an amount equal to the sum of (a) the aggregate Outstanding Amount of all Revolving Loans held by such Lender at such time, (b) such Lender’s Revolving Percentage of the aggregate Outstanding Amount of all L/C Obligations at such time and (c) such Lender’s Revolving Percentage of the aggregate Outstanding Amount of all Swingline Loans at such time.

“Revolving Facility”: any Class of Revolving Commitments and the extensions of credit made thereunder, as the context may require.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loan Note”: a promissory note substantially in the form of Exhibit F-1.

“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate Outstanding Amount of such Lender’s Revolving Loans at such time constitutes of the aggregate Outstanding Amount all Revolving Loans at such time; provided that in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

“Revolving Termination Date”: the fifth anniversary of the Closing Date.

“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor to the rating agency business thereof.

“Sale Leaseback Transaction”: any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions UK Holdco or any Restricted Subsidiary sells substantially all of its right, title and interest in any property and, in connection therewith, UK Holdco or a Restricted Subsidiary acquires, leases or licenses back the right to use all or a material portion of such property.

“Sanctioned Person”: (a) any Person listed in any Sanctions Laws-related list of designated persons maintained by OFAC (including the designation as a “specially designated national” or “blocked person”), the U.S. Department of State, the United Nations Security Council, the European Union, the United Kingdom or any EU member state, and (b) any Person owned by any such Person or Persons.

“Sanctions Laws”: the laws and regulations administered or enforced by the U.S. Government (including OFAC or the U.S. Department of State), the United Nations Security Council, Canada, the European Union, the United Kingdom and any other relevant sanctions authority.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Priority Refinancing Revolving Facility”: as defined in the definition of “Permitted Second Priority Refinancing Debt.”

“Second Priority Refinancing Term Facility”: as defined in the definition of “Permitted Second Priority Refinancing Debt.”

“Section 385”: Section 385 of the Code.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders (including each Issuing Lender in its capacity as such), any Qualified Counterparties, any Receiver and any Cash Management Providers.

“Securities Act”: the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreements”: collectively, the US Security Agreement, the US Pledge Agreement and each other security agreement and security agreement supplement executed and delivered pursuant to Section 5.1(a), Section 6.9, Section 6.11, Section 6.15 or Schedule 1.1D-1 (as such schedule may be amended or supplemented from time to time in accordance with the Agreed Security Principles), in each case as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with its terms.

“Security Documents”: the collective reference to each Security Agreement, the Onex GP Foreign Pledge Agreement, the Onex LP Foreign Pledge Agreement, the Onex GP US Pledge Agreement, the Onex LP US Pledge Agreement, each Intellectual Property Security Agreement, those certain foreign security and pledge agreements listed on Schedule 1.1D-1 (as such schedule may be amended or supplemented from time to time in accordance with the Agreed Security Principles), collateral assignments, security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 5.1(a), Section 6.9, Section 6.11 or Section 6.15, and each of the other agreements, instruments or documents that creates or purports to create a Lien which in each case, to the extent legally possible, (i) is created in favor of the Administrative Agent for the benefit of the Secured Parties or as trustee of the Secured Parties and/or as creditor under a parallel debt structure for the other Secured Parties; or (ii) in the case of any jurisdiction in which effective Liens cannot be granted in favor of the Administrative Agent for the benefit of the Secured Parties or as trustee of the Secured Parties is created in favor of (A) all Secured Parties and/or (B) the Administrative Agent under a parallel debt structure for the benefit of the Secured Parties, in each case, whether entered into on or after the Closing Date.

“Senior Notes”: the $500,000,000 7.875% senior notes of the Lux Company Borrower due 2024 issued pursuant to the Senior Notes Indenture.

“Senior Notes Indenture”: that certain Indenture, dated as of the Closing Date, between the Lux Company Borrower, as issuer, the initial guarantors party thereto, and Wilmington Trust, National Association, as trustee, as amended, modified or supplemented from time to time in accordance with the terms thereof and of this Agreement.

“Senior Representative”: with respect to any series of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt or any series of Indebtedness permitted under Section 7.2(b)(vi), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Significant Acquisition”: an acquisition the result of which is that Consolidated EBITDA, determined on a Pro Forma Basis after giving effect thereto, is equal to or greater than 125.0% of Consolidated EBITDA immediately prior to the consummation of such Permitted Acquisition, in each case with respect to UK Holdco and the Restricted Subsidiaries based on the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 6.1(a) or (b), as the case may be, have been or were required to have been delivered.

“Significant Subsidiary”: at any date of determination, each Restricted Subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under the Securities Act as such rule is in effect on the Closing Date.

“Similar Business”: any business, service or other activity engaged in by UK Holdco, any of the Restricted Subsidiaries, or any direct or indirect parent on the Closing Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which UK Holdco and the Restricted Subsidiaries are engaged on the Closing Date.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvency Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit I.

“Solvent”: with respect to any Person and its Subsidiaries on a consolidated basis, means that as of any date of determination, (a) the sum of the fair value of the assets of such Person will, as of such date, exceed the sum of all debts of such Person as of such date, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability on existing debts of such Person as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct any business in which it is or is about to become engaged, (d) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they mature and (e) in respect of a Luxembourg Loan Party, such Person is not unable to pay its debts (in particular, it is not in a state of cessation of payments (cessation de paiements) and has not lost its commercial creditworthiness) and would not become unable to do so. For purposes of this definition, (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of this definition, the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability irrespective of whether such liabilities meet the criteria for accrual under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5.

“Spain”: the Kingdom of Spain.

“Spanish Borrower”: a Borrower resident for tax purposes in Spain.

“Spanish Guarantor”: a Guarantor resident for tax purposes in Spain.

“Spanish Loan Party”: any Loan Party whose registered office/place of central administration is in Spain and whose centre of main interest (as that term is used in Article 3(1) of the Council Regulation (EC) n° 1346/2000 of 29 May 2000 on insolvency proceedings) is in Spain.

“Spanish Qualifying Lender”: in respect of a Spanish Borrower, a Lender which is beneficially entitled to interest payable to that Lender in respect of any amounts hereunder and which is (a) a financial institution (entidad de crédito o establecimiento financiero de crédito) resident for tax purposes in Spain as identified in paragraph (c) of article 61 of Spanish Royal Decree 634/2015, of 10 July (Real Decreto 634/2015, de 10 de julio), as amended or restated; (b) a Spanish tax resident securitisation fund as identified in paragraph (k) of article 61 of Spanish Royal Decree 634/2015, of 11 July (Real Decreto 634/2015, de 10 de julio), as amended or restated; (c) a permanent establishment in Spain of a non-Spanish financial institution, as identified in the second paragraph of article 8.1 of Spanish Royal Decree 1776/2004, of 30 July (Real Decreto 1776/2004, de 30 de julio), as amended or restated; (d) an EU Lender; or (e) a Spanish Treaty Lender.

“Spanish Tax Deduction”: a deduction or withholding for, or on account of, Tax imposed by Spain from an interest payment under a Loan Document.

“Spanish Treaty Lender”: in respect of a Spanish Borrower, a Lender which (a) is treated as a resident of a Spanish Treaty State for the purposes of such Spanish Treaty; (b) does not carry on a business in Spain through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (c) fulfils any other procedural conditions which must be fulfilled under the Spanish Treaty by residents of that Spanish Treaty State for such residents to obtain full exemption from taxation on interest imposed by Spain, subject to the completion of procedural formalities.

“Spanish Treaty State”: a jurisdiction having a double taxation agreement (including, but not limited to, any protocol, exchange of letters, memorandum of understanding, mutual agreement or any other agreement executed between the Governmental Authority of such jurisdiction and Spain in connection with or under the provisions of such double taxation agreement) with Spain (a “Spanish Treaty”) which makes provision for full exemption from tax imposed by Spain on interest.

“Specified Cash Management Agreement”: any Cash Management Agreement entered into by any Group Member, on the one hand, and any Cash Management Provider, on the other hand.

“Specified Class”: as defined in Section 2.28(a).

“Specified Representations”: the representations and warranties set forth in Sections 4.3(a), 4.4(a) (solely as it relates to the Loan Documents), 4.4(c), 4.5(i) (but only with respect to the Organizational Documents), 4.10, 4.12, 4.15 (subject to the last paragraph of Section 5.1), 4.16, 4.17 and 4.18 (in each case, only with respect to Holdings, UK Holdco, the Tower Borrowers and the Company Borrowers).

“Specified Swap Agreement”: any (i) Existing Swap Agreement and (ii) Swap Agreement entered into by any Group Member, on the one hand, and any Qualified Counterparty, on the other hand (including any Swap Agreement entered into prior to the Closing Date between any Group Member and any Person that is a Qualified Counterparty on the Closing Date or becomes a Qualified Counterparty within 30 days of the Closing Date).

“Sponsors”: (i) Onex Corporation, Onex Partners IV LP, Onex Partners Manager LP and/or one or more other investment funds advised, managed or controlled by Onex Corporation, and (ii) Baring Private Equity Asia GP VI, L.P. and the investment fund managed and controlled by it, and, in each case (whether individually or as a group), their Affiliates and any investment funds that have granted to the foregoing control in respect of their investment in UK Holdco and/or any of the Restricted Subsidiaries of UK Holdco, but, in any event, excluding any of their respective portfolio companies.

“Standard Securitization Undertakings”: representations, warranties, covenants, indemnities and guarantees of performance entered into by UK Holdco or any Subsidiary of UK Holdco which the Borrower Representative has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity Date” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Sterling”, “GBP” and “£”: the lawful currency of the United Kingdom.

“Subordinated Indebtedness”: (a) with respect to any Borrower, any Indebtedness of any Borrower which is by its terms contractually subordinated in right of payment to the Loans or the Senior Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms contractually subordinated in right of payment to its Guarantee.

“Subsidiary”: with respect to any Person (1) any corporation, partnership, limited liability company, unlimited liability company, association, joint venture or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings; provided, however, that, other than with respect to the calculation of any financial metric (including, but not limited to, the Financial Definitions), no Day 2 Subsidiary shall constitute a Subsidiary until such Day 2 Subsidiary is acquired.

“Subsidiary Guarantor”: the collective reference to the Company Subsidiary Guarantors and the Tower Subsidiary Guarantors (in each case, except to the extent released in accordance with this Agreement) that are parties to the Loan Documents as guarantors of the Obligations.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of UK Holdco or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligation”: as defined in the definition of “Excluded Swap Obligation.”

“Swingline Borrowing”: a borrowing consisting of simultaneous Swingline Loans of the same Type.

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans in Dollars pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

“Swingline Lender”: Any Lender under the Revolving Facility approved by the Borrower Representative and the Administrative Agent that agrees in writing to act in such capacity.

“Swingline Loan Note”: a promissory note substantially in the form of Exhibit F-2.

“Swingline Loans”: as defined in Section 2.6.

“Swingline Participation Amount”: as defined in Section 2.7(c).

“Swiss Francs” or “CHF”: the lawful currency of Switzerland.

“TARGET Day”: any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Taxes”: as defined in Section 2.19(a).

“Term Borrowing”: a borrowing consisting of simultaneous Term Loans of the same Type.

“Term Commitment”: as to any Lender, (i) the obligation of such Lender, if any, to make a Term Loan to the Tower Borrowers in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A-1, (ii) the Incremental Term Commitments, if any, issued after the Closing Date pursuant to Section 2.25 or (iii) Other Term Commitments, if any, issued after the Closing Date pursuant to a Refinancing Amendment entered into pursuant to Section 2.26. The original aggregate principal amount of the Term Commitments is $1,550,000,000.

“Term Facility”: any Class of Term Loans, as the context may require.

“Term Lenders”: each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”: an Initial Term Loan, an Other Term Loan or an Incremental Term Loan, as the context requires.

“Term Loan Maturity Date”: the seventh anniversary of the Closing Date.

“Term Loan Note”: a promissory note substantially in the form of Exhibit F-3, as it may be amended, supplemented or otherwise modified from time to time.

“Term Loan Purchase Amount”: as defined in the definition of “Dutch Auction.”

“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate Outstanding Amount of such Lender’s Term Loans at such time constitutes of the aggregate Outstanding Amount of all Term Loans at such time).

“Top Borrowers”: collectively, the Company Borrowers and the Tower Borrowers.

“Total Assets”: the total consolidated assets of UK Holdco and the Restricted Subsidiaries, as shown on the most recent consolidated or combined, as applicable, balance sheet of UK Holdco and the Restricted Subsidiaries (giving effect to any acquisitions or dispositions of assets or properties that have been made by UK Holdco or any of the Restricted Subsidiaries subsequent to the date of such balance sheet, including through mergers or consolidations).

“Total Capitalization”: as defined in the definition of “Equity Contribution.”

“Total First Lien Net Leverage Ratio”: as at the last day of any period, the ratio of (a) the excess of (i) Consolidated Total Indebtedness on such day consisting of Indebtedness (x) constituting the Obligations, (y) that is secured by the Collateral on a pari passu basis with the Obligations or (z) that was incurred pursuant to Section 7.2(b)(vii) over (ii) an amount equal to the sum of (x) the Unrestricted cash and Cash Equivalents and (y) cash and Cash Equivalents restricted in favor of the Administrative Agent (which may also include cash and Cash Equivalents securing other Indebtedness secured on a pari passu basis with the Obligations, so long as the holders of such other Indebtedness do not have the benefit of a control agreement or other equivalent methods of perfection (unless the Administrative Agent also has the benefit of a control agreement or other equivalent methods of perfection), in each case of UK Holdco and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA, calculated on a Pro Forma Basis for such period, and with such pro forma or scheduling adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Total Net Leverage Ratio”: as at the last day of any period, the ratio of (a) the excess of (i) the amount of Consolidated Total Indebtedness on such day over (ii) an amount equal to the sum of (x) the Unrestricted cash and Cash Equivalents and (y) cash and Cash Equivalents restricted in favor of the Administrative Agent (which may also include cash and Cash Equivalents securing other Indebtedness secured on a pari passu basis with the Obligations, so long as the holders of such other Indebtedness do not have the benefit of a control agreement (unless the Administrative Agent also has the benefit of a control agreement), in each case of UK Holdco and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA of UK Holdco and its Restricted Subsidiaries, calculated on a Pro Forma Basis for such period, and with such pro forma or scheduling adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Total Incremental Term Commitments”: at any time, the aggregate Dollar Amount of the Incremental Term Commitments then in effect.

“Total Revolving Commitments”: at any time, the aggregate Dollar Amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate Outstanding Amount of the Revolving Extensions of Credit of the Revolving Lenders at such time.

“Tower Borrowers”: as defined in the preamble hereto.

“Tower Borrower Default”: any of the events specified in Section 9.2, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Tower Borrower Documents”: the collective reference to the FHC Tower Borrower Documents, the US Tower Borrower Documents, the Loan Note Instruments and the Tower Security Documents.

“Tower Borrower Event of Default”: as defined in Section 9.2; provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Tower Borrower Release”: as defined in Section 11.7.

“Tower Co”: Camelot TowerCo, an exempted company incorporated in the Cayman Islands with limited liability and a Wholly Owned Subsidiary of the FHC Tower Borrower.

“Tower Co Loan”: at any time, the loans from Tower Co to the Lux Company Borrower, equal to the entire amount invested in it and loaned to it, as applicable, by the FHC Tower Borrower from the proceeds of the Term Loans or any Tower Co Loan Indebtedness on economic terms and conditions identical to those applicable to the Term Loans or such Tower Co Loan Indebtedness (except that the rate of interest payable thereon may (but shall not be required to) exceed (but by no more than 0.10% per annum) the rates of interest payable on the Term Loans (excluding the Incremental Term Loans) or such Tower Co Loan Indebtedness borrowed by the FHC Tower Borrower); the obligations of the Lux Company Borrower in respect of any Tower Co Loan shall be subordinated pursuant to the Tower Co Subordination Agreement to the Lux Company Borrower’s obligations under the Loan Documents and no payment will be made by the Lux Company Borrower in respect of any Tower Co Loan unless, substantially contemporaneous therewith, an amount equal to the amount of such payment (minus the Tower Co Spread) is used by the FHC Tower Borrower to make a payment in respect of the Term Loans or such Tower Co Loan Indebtedness (to the extent the payment in respect of such Tower Co Loan Indebtedness is permitted under this Agreement), provided that, so long as no Default or Event of Default exists, the payment of interest to Tower Co under a Tower Co Term Loan Credit Agreement may be at a rate of interest that exceeds (but by no more than 0.10% per annum) the rate of interest payable on the Term Loans or such Tower Co Loan Indebtedness; provided, further, that during the continuance of any Default or Event of Default, such additional 0.10% (or lesser amount) per annum interest may continue to accrue and may be paid by the Lux Company Borrower to Tower Co when the condition resulting in the prohibition on payment thereof no longer exists. The additional 0.10% (or lesser amount) per annum interest payable on any Tower Co Loan is referred to herein collectively as the “Tower Co Spread.”

“Tower Co Loan Indebtedness”: any Indebtedness (other than the Term Loans) permitted to be incurred by the FHC Tower Borrower pursuant to this Agreement.

“Tower Co Spread”: as defined in the term “Tower Co Loan.”

“Tower Co Subordination Agreement”: the Tower Co Subordination Agreement, dated as of the Closing Date, among Tower Co, the Lux Company Borrower, Holdings and the Administrative Agent (and, in connection with the incurrence of Tower Co Loan Indebtedness, a substantially similar agreement or an amendment to any existing Tower Co Subordination Agreement), in each case substantially in the form of Exhibit K-1.

“Tower Co Term Loan Credit Agreement”: the Term Loan Credit Agreement, dated as of the Closing Date, between the Lux Company Borrower (as borrower) and Tower Co (as lender) (and, in connection with the incurrence of Tower Co Loan Indebtedness, a substantially similar agreement).

“Tower Co Transaction”: in each case, on or immediately prior to the Closing Date:

(a)          the FHC Tower Borrower will enter into this Agreement and Incur a portion of the Initial Term Loans;

(b)          the FHC Tower Borrower will subscribe for Capital Stock of Tower Co in an amount no less than the cash received from the Indebtedness incurred pursuant to clause (a) above;

(c)          Tower Co will make a Tower Co Loan to the Lux Company Borrower in an amount no less than the cash received from the Indebtedness incurred pursuant to clause (a) above; and

(d)          UK Holdco will issue the Loan Note Instruments in an amount no less than the cash received from the Indebtedness incurred pursuant to clause (a) above and Lux Company Borrower will subscribe for the Loan Note Instruments.

“Tower Group Member Permitted Liens”: as defined in Section 7.2.A.

“Tower Group Members”: the collective reference to the Tower Borrowers and Tower Subsidiary Guarantors.

“Tower Guaranteed Obligations”: as defined in Section 8.1(a).

“Tower Guarantors”: the collective reference to Holdings, UK Holdco, the Opco Borrowers, the Company Subsidiary Guarantors and the Tower Subsidiary Guarantors.

“Tower LLC”: Camelot Finance LLC, a Delaware limited liability company.

“Tower LLC Loan”: at any time, the loans from Tower LLC to the US Company Borrowers, with an aggregate principal amount equal to the entire amount invested in Tower LLC and loaned to Tower LLC, as applicable, by the US Tower Borrower from the proceeds of the Term Loans or any Tower LLC Loan Indebtedness on economic terms and conditions identical to those applicable to the Term Loans or such Tower LLC Loan Indebtedness (except that the rate of interest payable thereon may (but shall not be required to) exceed (but by no more than 0.10% per annum) the rates of interest payable on the Term Loans (excluding the Incremental Term Loans) or such Tower LLC Loan Indebtedness borrowed by the US Tower Borrower); the obligations of the US Company Borrowers in respect of any Tower LLC Loan shall be subordinated pursuant to the Tower LLC Subordination Agreement to the Opco Borrowers’ obligations under the Loan Documents and no payment will be made by the Opco Borrowers in respect of any Tower LLC Loan unless, substantially contemporaneous therewith, an amount equal to the amount of such payment (minus the Tower LLC Spread) is used by the US Tower Borrower to make a payment in respect of the Term Loans or such Tower LLC Loan Indebtedness (to the extent the payment in respect of such Tower LLC Loan Indebtedness is permitted under this Agreement), provided that, so long as no Default or Event of Default exists, the payment of interest to Tower LLC under a Tower LLC Term Loan Credit Agreement may be at a rate of interest that exceeds (but by no more than 0.10% per annum) the rate of interest payable on the Term Loans or such Tower LLC Loan Indebtedness; provided, further, that during the continuance of any Default or Event of Default, such additional 0.10% (or lesser amount) per annum interest may continue to accrue and may be paid by the Opco Borrowers to Tower LLC when the condition resulting in the prohibition on payment thereof no longer exists. The additional 0.10% (or lesser amount) per annum interest payable on any Tower LLC Loan is referred to herein collectively as the “Tower LLC Spread.”

“Tower LLC Loan Indebtedness”: any Indebtedness (other than the Term Loans) permitted to be incurred by the US Tower Borrower pursuant to this Agreement.

“Tower LLC Spread”: as defined in the term “Tower LLC Loan.”

“Tower LLC Subordination Agreement”: the Tower LLC Subordination Agreement, dated as of the Closing Date, among Tower LLC, the US Company Borrowers and the Administrative Agent (and, in connection with the incurrence of Tower LLC Loan Indebtedness, a substantially similar agreement or an amendment to any existing Tower LLC Subordination Agreement), in each case substantially in the form of Exhibit K-2.

“Tower LLC Term Loan Credit Agreement”: the Term Loan Credit Agreement, dated as of the Closing Date, between the US Company Borrowers (as borrowers) and Tower LLC (as lender) (and, in connection with the incurrence of Tower LLC Loan Indebtedness, a substantially similar agreement).

“Tower LLC Transaction”: in each case, on or immediately prior to the Closing Date:

(a)          the US Tower Borrower will enter into this Agreement and Incur a portion of the Initial Term Loans;

(b)          the US Tower Borrower will subscribe for membership interests of Tower LLC in an amount no less than the cash received from the Indebtedness incurred pursuant to clause (a) above; and

(c)          Tower LLC will make Tower LLC Loans to the US Company Borrowers in an aggregate amount no less than the cash received from the Indebtedness incurred pursuant to clause (a) above.

“Tower Loans”: the collective reference to the Tower LLC Loan and the Tower Co Loan.

“Tower Security Documents”: the collective reference to each security document entered into to secure the obligations under the Loan Note Instrument (Term Loans) and the Tower Co Loan and each of the other agreements, instruments or documents that creates or purports to create a second priority Lien in favor of the holder and/or lender of the Loan Note Instrument (Term Loans) and the Tower Co Loan listed on Schedule 1.1D-2, in each case, whether entered into on or after the Closing Date.

“Tower Subordination Agreements”: the collective reference to the Tower Co Subordination Agreement and the Tower LLC Subordination Agreement.

“Tower Subsidiary Guarantors”: Tower LLC and Tower Co.

“Tower Term Loan Credit Agreements”: the collective reference to the Tower LLC Term Loan Credit Agreement and the Tower Co Term Loan Credit Agreement.

“Tower Transactions”: the collective reference to the Tower Co Transaction and the Tower LLC Transaction.

“Transactions”: (a) the consummation of the Tower Transactions, (b) the issuance and sale of the Senior Notes on or prior to the Closing Date, (c) the execution and delivery of the Loan Documents to be entered into on the Closing Date and the funding of the Loans on the Closing Date, (d) the consummation of the Acquisition, and (e) the payment of fees and expenses incurred in connection therewith.

“Transferee”: any Assignee or Participant.

“Triggering Action” means: (a) any distribution or acquisition described in Prop. Reg. 1.385-3(b)(3)(ii); and (b) if the proposed regulations under Section 385 are superseded by new proposed or temporary regulations or are finalized, in each case, prior to the Triggering Action or if Section 385 is amended prior to the Triggering Action, any other action described in the superseding proposed, temporary or final Section 385 regulations or in such amendments to Section 385, as applicable, that will cause the Tower LLC Loan to be recharacterized as equity under such regulations or such amendments for U.S. federal income tax purposes.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

“UK Holdco”: as defined in the preamble hereto.

“UK Borrower” a Revolver Co-Borrower incorporated in the United Kingdom.

“UK Non-Bank Lender” means (a) where a Revolving Lender or a Swingline Lender becomes a party to this Agreement on the ~~day on which this Agreement is entered into~~Closing Date, a Revolving Lender or a Swingline Lender listed as a UK Non-Bank Lender in Schedule 1.1A-1, and (b) where a Revolving Lender or a Swingline Lender becomes a party to this Agreement after the ~~date on which this Agreement is entered into~~Closing Date, a Revolving Lender or a Swingline Lender which gives a UK Tax Confirmation in the Assignment and Assumption, Incremental Amendment or Refinancing Amendment pursuant to which such Lender becomes a party hereto.

“UK Qualifying Lender” means (a) a Revolving Lender or a Swingline Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document that is a Revolving Loan or a Swingline Loan (as applicable) and is (i) a Revolving Lender or Swingline Lender (as applicable) (A) which is a bank (as defined for the purpose of section 879 of the ITA 2007) making an advance under a Loan Document that is a Revolving Loan or a Swingline Loan (as applicable) and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA 2009; or (B) in respect of an advance made under a Loan Document that is a Revolving Loan or a Swingline Loan (as applicable) by a person that was a bank (as defined for the purpose of section 879 of the ITA 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Revolving Lender or a Swingline Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes, or (B) a partnership each member of which is (x) a company so resident in the United Kingdom or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009, or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company; or (iii) a UK Treaty Lender, or (b) a Revolving Lender or a Swingline Lender which is a building society (as defined for the purposes of section 880 ITA) making an advance under a Loan Document that is a Revolving Loan or a Swingline Loan (as applicable).

“UK Tax Confirmation” means a confirmation in writing by a Revolving Lender or a Swingline Lender that the person beneficially entitled to interest payable to that Revolving Lender or Swingline Lender in respect of an advance under a Loan Document that is a Revolving Loan or a Swingline Loan (as applicable) is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.

“UK Tax Deduction” means a deduction or withholding for, or on account of, Tax imposed by the United Kingdom from a payment under a Loan Document.

“UK Treaty” has the meaning assigned to such term in the definition of “UK Treaty State”.

“UK Treaty Lender” means a Revolving Lender or a Swingline Lender which is (i) treated as a resident of a UK Treaty State for the purposes of the relevant Treaty, (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected, and (iii) fulfills any other conditions which must be fulfilled under the relevant Treaty to obtain full exemption from Tax imposed by the United Kingdom on payments of interest.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“Undisclosed Administration”: in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“United Kingdom” or “UK”: the United Kingdom of Great Britain and Northern Ireland.

“United States”: the United States of America.

“Unrestricted”: when referring to cash or Cash Equivalents, means that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary”: (i) any Subsidiary of UK Holdco designated by the board of directors of the Borrower Representative as an Unrestricted Subsidiary pursuant to Section 6.12 subsequent to the Closing Date, (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) each Receivables Subsidiary. For the avoidance of doubt, no Borrower may be designated as an Unrestricted Subsidiary at any time, and no Subsidiary of UK Holdco that is a Revolver Co-Borrower may be designated as an Unrestricted Subsidiary unless it shall have ceased to be a Revolver Co-Borrower pursuant to Section 12.3 prior to the effectiveness of such designation as an Unrestricted Subsidiary.

“Unsecured Refinancing Revolving Facility”: as defined in the definition of “Permitted Unsecured Refinancing Debt.”

“Unsecured Refinancing Term Facility”: as defined in the definition of “Permitted Unsecured Refinancing Debt.”

“US Buyer”: as defined in the recitals hereto.

“US Company Borrowers”: as defined in the recitals hereto.

“US Intellectual Property Security Agreements”: collectively, each of the intellectual property security agreements among the Loan Parties party thereto and the Administrative Agent, in each case substantially in the applicable form attached to the US Security Agreement.

“US Loan Party”: any Loan Party organized under the laws of the United States, any state within the United States or the District of Columbia.

“US Pledge Agreement”: the US Pledge Agreement dated as of the Closing Date among the Loan Parties party thereto and the Administrative Agent, substantially in the form of Exhibit A-5.

“US Security Agreement”: the US Security Agreement dated as of the Closing Date among the Loan Parties party thereto and the Administrative Agent, substantially in the form of Exhibit A-6.

“US Subsidiary”: any Subsidiary of UK Holdco organized under the laws of the United States, any state within the United States or the District of Columbia.

“US Tower Borrower”: as defined in the recitals hereto.

“US Tower Borrower Documents”: the Tower LLC Term Loan Credit Agreement and the Tower LLC Subordination Agreement.

“VAT”: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a), or imposed elsewhere.

“Voting Stock”: with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity”: when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2           Other Interpretive Provisions.

(a)          Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)          As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP;, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, real property, leasehold interests and contract rights, (v) the term “consolidated” with respect to any Person refers to such Person consolidated with the Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person, (vi) references to agreements or other Contractual Obligations (including any of the Loan Documents) shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, novated, supplemented, restated, extended, amended and restated or otherwise modified from time to time and (vii) a debt instrument includes any equity or hybrid instrument to the extent characterized as indebtedness.

(c)          The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and clause, paragraph, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3           Accounting. For purposes of all financial definitions and calculations in this Agreement, including the determination of Excess Cash Flow, there shall be excluded for any period the effects of purchase accounting (including the effects of such adjustments pushed down to UK Holdco and the Restricted Subsidiaries) in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to UK Holdco and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof.

1.4           Limited Condition Acquisitions Notwithstanding anything to the contrary herein, in connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of:

(a)          determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Total First Lien Net Leverage Ratio, Total Net Leverage Ratio and Fixed Charge Coverage Ratio, or requires the absence of any Default or Event of Default; or

(b)          testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets);

in each case, at the option of the Borrower Representative (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) on a Pro Forma Basis as if they had occurred at the beginning of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 6.1(a) or (b), as the case may be, have been or were required to have been delivered ending prior to the LCA Test Date, UK Holdco or the Restricted Subsidiaries would have been permitted to take such action on the relevant LCA Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower Representative has made an LCA Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations.

1.5           Currency Equivalents Generally.

(a)          Any amount specified in this Agreement (other than in Sections 2, 3, 10 and 11 or as set forth in clause (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the Alternative Currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower Representative, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later); provided that the determination of any Dollar Amount shall be made in accordance with Section 2.29; provided that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)          For purposes of determining the Total First Lien Net Leverage Ratio and the Total Net Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (A) testing the covenant set forth in Section 7.1, at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (B) calculating any Total Net Leverage Ratio and the Total First Lien Net Leverage Ratio (other than for the purposes of determining compliance with Section 7.1), at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Amount of such Indebtedness.

1.6           Change in Currency.

(a)          Each obligation of any Loan Party to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)          Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.7           Luxembourg Law Terms.

Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a Luxembourg Loan Party, a reference to: (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary and judicial liquidation (liquidation volontaire et judiciare), composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), or fraudulent conveyance (action paulienne), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandatair ad hoc, administrateur, proviso ire, liquidateur or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (e) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (g) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés) and (h) a director or a manager includes an administrateur and a gérant.

1.8           Foreign Guarantor Provisions. This Agreement and all of the other Loan Documents shall be subject in all respects to the Foreign Guarantor Provisions set forth in Schedule 1.8 (as may be supplemented pursuant to Section 11.1 or as otherwise agreed to by the Administrative Agent).

SECTION 2.

AMOUNT AND TERMS OF COMMITMENTS

2.1           Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a single Term Loan to the Tower Borrowers and the Company Borrowers on the Closing Date in Dollars and in an amount not to exceed the amount of the Term Commitment of such Lender on the Closing Date. The Term Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Borrower Representative and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12. The Term Commitments (excluding any Incremental Term Commitments or Other Term Commitments) shall automatically terminate at 11:59 p.m. (New York City time) on the Closing Date. Once borrowed and repaid, no Term Loan Commitment may be re-borrowed.

2.2          Procedure for Borrowing Term Loans. The Borrower Representative (on behalf of the Borrowers under any Term Facility) shall give the Administrative Agent irrevocable notice, substantially in the form of Exhibit H or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative (which notice must be received by the Administrative Agent no later than (A) 1:00 p.m. (New York City time), on the anticipated Closing Date, in the case of ABR Loans, (B) 2:00 p.m. (New York City time), one Business Day prior to the anticipated Closing Date, in the case of Eurocurrency Loans, in each case or such shorter period as the Administrative Agent shall agree) requesting that the Term Lenders make the Initial Term Loans on the Closing Date and specifying (i) the amount to be borrowed, (ii) the Type of Loan, (iii) the applicable Interest Period, and (iv) instructions for remittance of the Term Loans to be borrowed. Notwithstanding the foregoing, such notices may be conditioned on the occurrence of the Closing Date or, with respect to Incremental Term Loans, may be conditioned on the occurrence of any transaction utilizing such Incremental Term Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 4:00 p.m. (New York City time) on the Closing Date, each such Term Lender shall make available to the Administrative Agent an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. Such borrowing will then be made available to the Tower Borrowers (on behalf of the Opco Borrowers) by the Administrative Agent crediting such account or by wire transfer as is designated in writing to the Administrative Agent by the Borrower Representative (or as otherwise directed by the Borrower Representative), with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders and in like funds as received by the Administrative Agent.

2.3          Repayment of Term Loans.

(a)          The principal amount of the Term Loans (excluding Other Term Loans, Incremental Term Loans and, solely in the case of clause (ii), Extended Term Loans) of each Term Lender shall be repaid by the Tower Borrowers and the Company Borrowers (i) (X) prior to the First Amendment Effective Date, on the last Business Day of each March, June, September and December (commencing on December 31, 2016), in an amount equal to 0.25% of the sum of the aggregate Outstanding Amount of the Term Loans on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.17(b)) and (Y) after the First Amendment Effective Date, on the last Business Day of each March, June, September and December (commencing on June 30, 2017), in an amount equal to 0.25% of the sum of the aggregate Outstanding Amount of the Term Loans on the First Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.17(b)) and (ii) on the Term Loan Maturity Date, in an amount equal to the aggregate Outstanding Amount on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)          To the extent not previously paid, (i) each Incremental Term Loan shall be due and payable on the Incremental Term Loan Maturity Date applicable to such Incremental Term Loan, (ii) each Other Term Loan shall be due and payable on the maturity date thereof as set forth in the Refinancing Amendment applicable thereto together and (iii) each Extended Term Loan shall be due and payable on the maturity date thereof as set forth in the Permitted Amendment applicable thereto together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c)          The Obligations of the Tower Borrowers and the Company Borrowers as Borrowers of the Term Loans, whether on account of principal, interest, fees or otherwise, are joint and several.

2.4          Revolving Commitments.

(a)          Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Revolving Borrowers in Dollars or in one or more Alternative Currencies from time to time during the Revolving Commitment Period in an aggregate principal amount which, when added to such Lender’s Revolving Percentage of the sum of (i) the aggregate Outstanding Amount of L/C Obligations at such time and (ii) the aggregate Outstanding Amount of the Swingline Loans at such time, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Revolving Borrowers may use the Revolving Commitments by borrowing, repaying or prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurocurrency Loans or, with respect to Revolving Loans denominated in Dollars, ABR Loans, as determined by the applicable Revolving Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12.

(b)          The Revolving Borrowers shall repay all outstanding Revolving Loans on the Revolving Termination Date, together with accrued and unpaid interest on the Revolving Loans, to but excluding the date of payment.

2.5          Procedure for Borrowing of Revolving Loans. The Revolving Borrowers may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that (x) any such borrowings on the Closing Date shall not in the aggregate exceed the sum of (i) $20,000,000 (exclusive of any Letters of Credit issued on the Closing Date) and (ii) at the applicable Revolving Borrower’s election, an amount to fund upfront or similar fees or original issue discount payable by the Borrowers or any of the Restricted Subsidiaries to the Lenders providing Commitments in the initial primary syndication thereof, resulting from the exercise of “market flex” as provided in the Fee Letter and (y) the Borrower Representative (on behalf of the Revolving Borrowers) shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 1:00 p.m. (New York City time), three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans denominated in Dollars, Euros, Swiss Francs or Sterling or 1:00 p.m. (New York City time), or four Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans denominated in Yen or Australian Dollars, or (b) 10:00 a.m. (New York City time), on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the currency in which the Revolving Loans to be borrowed are to be denominated, (iii) the requested Borrowing Date, (iv) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor and (v) instructions for remittance of the applicable Loans to be borrowed; provided, however, that if the Borrower Representative (on behalf of the Revolving Borrowers) wishes to request Eurocurrency Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) seven Business Days prior to the requested date of such Borrowing, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m. (New York City Time) three Business Days before the requested date of such Borrowing, in the case of Eurocurrency Loans denominated in Dollars, Euros, Swiss Francs or Sterling, or four Business Days before the requested date of such Borrowing, in the case of Eurocurrency Loans denominated in Yen or Australian Dollars, the Administrative Agent shall notify the Borrower Representative (on behalf of the Revolving Borrowers) (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Commitments of the Lenders are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, (1) if denominated in Dollars, $1,000,000 or a whole multiple of $500,000 in excess thereof or (2) if denominated in an Alternative Currency, the Dollar Amount of €1,000,000 or a whole multiple of the Dollar Amount of €500,000 in excess thereof; provided that the Swingline Lender may request, on behalf of the Revolving Borrowers, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower Representative, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Revolving Borrower designated in the applicable notice of Borrowing prior to 1:00 p.m. (New York City time) for Borrowings denominated in Dollars and prior to 8:00 a.m. (New York City Time) for Borrowings denominated in an Alternative Currency on the Borrowing Date requested by the applicable Revolving Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Revolving Borrower by the Administrative Agent crediting such account or by wire transfer as is designated in writing to the Administrative Agent by the Borrower Representative (on behalf of the applicable Revolving Borrower), with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

2.6          Swingline Commitment.

(a)          Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Revolving Borrowers under the Revolving Commitments from time to time during the Revolving Commitment Period by making swingline loans in Dollars (“Swingline Loans”) to the Revolving Borrowers; provided that (i) the aggregate Outstanding Amount of Swingline Loans at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the aggregate Outstanding Amount of Swingline Loans at any time, when aggregated with the Outstanding Amount of the Swingline Lender’s other Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Revolving Borrowers shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments of the Lenders would be less than zero. During the Revolving Commitment Period, the Revolving Borrowers may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

(b)          The Revolving Borrowers shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Termination Date.

2.7          Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a)          Whenever a Revolving Borrower desires that the Swingline Lender make Swingline Loans, the Borrower Representative (on behalf of the applicable Revolving Borrower) shall give the Swingline Lender irrevocable facsimile notice (which facsimile notice must be received by the Swingline Lender not later than 1:00 p.m. (New York City time) on the proposed Borrowing Date) confirmed promptly in writing substantially in the form of Exhibit L or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative, specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. Promptly thereafter, on the Borrowing Date specified in the notice in respect of Swingline Loans, the Swingline Lender shall make available to Borrower Representative (or the applicable Revolving Borrower specified in the notice of Borrowing) an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender by crediting such account or by wire transfer as is designated in writing to the Swingline Lender by the Borrower Representative.

(b)          If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 9.1(g) shall have occurred and be continuing with respect to the Borrower Representative or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b) or upon the request of the Swingline Lender, purchase for cash an undivided participating interest in the aggregate Outstanding Amount of Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate Outstanding Amount of Swingline Loans at such time that were to have been repaid with such Revolving Loans or that the Swingline Lender otherwise requests Revolving Lenders to purchase participation interests in.

(c)          Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(d)          The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Revolving Borrowers (who hereby irrevocably direct the Swingline Lender to act on their behalf), on one Business Days’ notice given by the Swingline Lender no later than 12:00 Noon (New York City time) request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate Outstanding Amount of the Swingline Loans (the “Refunded Swingline Loans”) on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds, not later than 10:00 a.m. (New York City time) one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.

(e)          Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or any Borrower may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)           Notwithstanding anything to the contrary contained in Sections 2.6 and 2.7 or elsewhere in this Agreement, (i) the Swingline Lender shall not be obligated to make any Swingline Loan at a time when a Revolving Lender is a Defaulting Lender unless the Swingline Lender has entered into arrangements reasonably satisfactory to it and the Borrower Representative to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the aggregate Outstanding Amount of Swingline Loans at such time and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from any Borrower, any other Loan Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default in accordance with Section 11.1.

2.8          Facility Fees, etc.

(a)          The Revolving Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender, in accordance with its Revolving Percentage, a facility fee (the “Facility Fee”) equal to the Facility Fee Rate times the Total Revolving Commitments (whether used or not used), subject to adjustment as provided in Section 2.25. The Facility Fee shall accrue at all times during the Revolving Commitment Period, including at any time during which one or more of the conditions in Section 5 is not satisfied, and shall be due and payable in arrears on each applicable Fee Payment Date. The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Facility Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Facility Fee Rate separately for each period during such quarter that such Facility Fee Rate was in effect.

(b)          The Borrowers agree to pay to the Administrative Agent and the Joint Lead Arrangers (and their respective affiliates) the fees in the amounts and on the dates set forth in any fee agreements (including the Fee Letter) with such Persons and to perform any other obligations contained therein.

2.9          Termination or Reduction of Revolving Commitments. The Borrower Representative (on behalf of the Revolving Borrowers) shall have the right, upon not less than two Business Days’ notice (to the extent there are no Revolving Loans outstanding at such time) or not less than three Business Days’ notice (in any other case) to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments. Any termination or reduction of Revolving Commitments pursuant to this Section 2.9 shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced; provided that if the aggregate Outstanding Amount of Revolving Loans and Swingline Loans at such time is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower Representative shall, to the extent of the balance of such excess, Collateralize outstanding Letters of Credit, in each case, in a manner reasonably satisfactory to the Administrative Agent. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof or, if less than $1,000,000, the amount of the Revolving Commitments, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect; provided, further, that if any such notice of termination of the Revolving Commitments indicates that such termination is to be made in connection with a Refinancing of the Facilities, such notice of termination may be revoked if such Refinancing is not consummated and any Eurocurrency Loan denominated in Dollars that was the subject of such notice shall be continued as an ABR Loan. Each prepayment of the Loans under this Section 2.9 (except in the case of Revolving Loans that are ABR Loans (to the extent all Revolving Loans are not being prepaid) and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

2.10        Optional Prepayments.

(a)          The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, in each case, without premium or penalty, upon irrevocable notice, substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative (on behalf of the Borrowers), which notice must be received by the Administrative Agent no later than 1:00 p.m. (New York City time) three Business Days prior to the prepayment date, in the case of Eurocurrency Loans denominated in Dollars, Euros, Swiss Francs or Sterling or 1:00 p.m. (New York City time) four Business Days prior to the prepayment date, in the case of Eurocurrency Loans denominated in Yen or Australian Dollars, and no later than 1:00 p.m. (New York City time) on the prepayment date, in the case of ABR Loans; provided that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.21; provided, further, that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a Refinancing of the Facilities, such notice of prepayment may be revoked if such Refinancing is not consummated and any Eurocurrency Loan denominated in Dollars that was the subject of such notice shall be continued as an ABR Loan. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans, other than in connection with a repayment of all Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof, (y) in the case of Eurocurrency Loans denominated in Dollars, $1,000,000 or a whole multiple of $500,000 in excess thereof and (z) in the case of Eurocurrency Loans denominated in an Alternative Currency, the Dollar Amount of €1,000,000 or a whole multiple of the Dollar Amount of €500,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(b)          Notwithstanding anything herein to the contrary, in the event that, on or prior to the date that is six months after the ~~Closing~~First Amendment Effective Date, any Borrower (x) makes any prepayment of Term Loans with the proceeds of any Repricing Transaction described under clause (i) of the definition of Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction under clause (ii) of the definition of Repricing Transaction, the Borrower Representative shall on the date of such prepayment or amendment, as applicable, pay to each Lender (I) in the case of such clause (x), 1.00% of the principal amount of the Term Loans so prepaid and (II) in the case of such clause (y), 1.00% of the aggregate amount of the Term Loans affected by such Repricing Transaction and outstanding on the effective date of such amendment (a “Repricing Premium”).

2.11        Mandatory Prepayments and Commitment Reductions.

(a)          If any Indebtedness shall be incurred by any Group Member (other than any Indebtedness permitted to be incurred by any such Person in accordance with Section 7.2 or 7.1.A), concurrently with, and as a condition to closing of such transaction, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Loans as set forth in clause (g) of this Section 2.11.

(b)          Subject to clause (d) of this Section 2.11, if, for any Excess Cash Flow Period, there shall be Excess Cash Flow, an amount equal to (i) the ECF Percentage for such period of such Excess Cash Flow over (ii) to the extent not funded with (x) the proceeds of Indebtedness constituting “long term indebtedness” (or a comparable caption) under GAAP (other than Indebtedness in respect of any revolving credit facility) or (y) the proceeds of Permitted Cure Securities applied pursuant to Section 9.4, the aggregate amount of (1) all Purchases by any Permitted Auction Purchaser (determined by the actual cash purchase price paid by such Permitted Auction Purchaser for such Purchase and not the par value of the Loans purchased by such Permitted Auction Purchaser) pursuant to a Dutch Auction permitted hereunder and (2) voluntary prepayments of Term Loans and Revolving Loans (but, in the case of Revolving Loans, only to the extent of a concurrent and permanent reduction in the Revolving Commitments) made by the Borrowers during the Excess Cash Flow Period shall, on the relevant Excess Cash Flow Application Date, be applied toward the prepayment of the Loans as set forth in clause (g) of this Section 2.11, provided that no such prepayment shall be made if the Excess Cash Flow for any Excess Cash Flow Period is less than $5,000,000. Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than (i) 10 Business Days after the date on which the financial statements of UK Holdco referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders or (ii) if such financial statements are actually delivered prior to the date on which they are required to be delivered pursuant to Section 6.1(a), the last Business Day of the calendar month in which such financial statements are actually delivered (but in no event later than the date set forth in clause (i) of this sentence).

(c)          Subject to clause (d) of this Section 2.11, if, on any date, UK Holdco or any Restricted Subsidiary shall receive Net Cash Proceeds from any Asset Sale or any Recovery Event in excess of $5,000,000 in any fiscal year, then, unless the Borrower Representative has determined in good faith that such Net Cash Proceeds shall be reinvested in its business (a “Reinvestment Event”), then an aggregate amount equal to the Asset Sale Percentage of such Net Cash Proceeds shall be applied within five Business Days of such date to prepay (A) outstanding Term Loans in accordance with this Section 2.11 and (B) at the Borrower Representative’s option, outstanding Indebtedness that is secured by the Collateral on a pari passu basis incurred (x) as Permitted First Priority Refinancing Debt or (y) pursuant to Section 7.2(b)(vi) (collectively, “Other Applicable Indebtedness”); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to any Asset Sale or Recovery Event, shall be applied to prepay the outstanding Loans as set forth in Section 2.11(g). Any such Net Cash Proceeds may be applied to Other Applicable Indebtedness only to (and not in excess of) the extent to which a mandatory prepayment in respect of such Asset Sale or Recovery Event is required under the terms of such Other Applicable Indebtedness (with any remaining Net Cash Proceeds applied to prepay outstanding Term Loans in accordance with the terms hereof), unless such application would result in the holders of Other Applicable Indebtedness receiving in excess of their pro rata share (determined on the basis of the aggregate Outstanding Amount of Term Loans and Other Applicable Indebtedness at such time) of such Net Cash Proceeds relative to Term Lenders, in which case such Net Cash Proceeds may only be applied to Other Applicable Indebtedness on a pro rata basis with outstanding Term Loans. To the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased, repaid or prepaid with any such Net Cash Proceeds, the declined amount of such Net Cash Proceeds shall promptly (and, in any event, within 10 Business Days after the date of such rejection) be applied to prepay Term Loans in accordance with the terms hereof (to the extent such Net Cash Proceeds would otherwise have been required to be applied if such Other Applicable Indebtedness was not then outstanding).

(d)          Notwithstanding anything to the contrary in this Agreement (including clauses (b) and (c) above), to the extent that the Borrower Representative has determined in good faith that (i) any of or all the Net Cash Proceeds of any Asset Sale or Recovery Event by a Subsidiary or Excess Cash Flow attributable to Subsidiaries (or branches of Subsidiaries) are prohibited or delayed by applicable local law from being repatriated to the relevant Borrower(s) (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors), (ii) such repatriation would present a material risk of liability for the applicable Subsidiary or its directors or officers (or gives rise to a material risk of breach of fiduciary or statutory duties by any director or officers) or (iii) in the case of Foreign Subsidiaries, such repatriation or any distribution of the relevant amounts would result in material adverse Tax consequences, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times set forth in this Section 2.11 but may be retained by the applicable Subsidiary or branch (the Borrowers hereby agreeing to cause the applicable Subsidiary or branch to promptly take commercially reasonable actions to permit such repatriation without violating applicable local law or incurring material adverse Tax consequences); provided, that for a period of 450 days from receipt of such Net Cash Proceeds, if such repatriation, and once such repatriation of any of such affected Net Cash Proceeds becomes permitted under such applicable local law, would not present a material risk as described in clause (ii) above, or no such material adverse Tax consequences would result from such distribution, such distribution will be immediately affected and such distributed Net Cash Proceeds will be promptly (and in any event not later than 10 Business Days after such distribution) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of loans pursuant to this Section 2.11.

(e)          In the event the aggregate Outstanding Amount of Revolving Loans, L/C Obligations and Swingline Loans at any time exceeds (the “Revolving Excess”) the Total Revolving Commitments then in effect, the Revolving Borrowers shall immediately repay Swingline Loans and Revolving Loans and Collateralize Letters of Credit to the extent necessary to remove such Revolving Excess.

(f)           The Borrower Representative shall deliver to the Administrative Agent notice, substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative (on behalf of the Borrowers), of each prepayment required under this Section 2.11, which notice must be received by the Administrative Agent not less than three Business Days (or such shorter time as the Administrative Agent shall reasonably agree) prior to the date such prepayment shall be made. The Administrative Agent will promptly notify each applicable Lender of such notice. Each such Lender may reject all of its Pro Rata Share of the prepayment (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower Representative no later than 12:00 p.m. (New York City time), two Business Days after the date of such Lender’s receipt of such notice from the Administrative Agent. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above such failure will be deemed an acceptance of such prepayment. Subject to any requirements of the Senior Notes and any other Indebtedness, any Declined Proceeds may be retained by the Borrowers (such retained amount, the “Retained Declined Proceeds”). The Borrower Representative shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.11, an Officer’s Certificate setting forth in reasonable detail the calculation of the amount of such prepayment.

(g)          Amounts to be applied in connection with any mandatory prepayments made pursuant to this Section 2.11 shall be applied to the prepayment of the Term Loans in accordance with Section 2.17(b); provided that at any time after the Term Loans have been repaid or prepaid in full, the provisions of this sentence notwithstanding, any prepayments required by this Section 2.11 shall be applied first, to prepay any outstanding Revolving Loans, and second, to Collateralize any outstanding Letters of Credit, in each case, without any reduction of the Revolving Commitments. The application of any prepayment of Loans pursuant to this Section 2.11 shall be made on a pro rata basis regardless of Type. Each prepayment of the Loans under this Section 2.11 (except in the case of Revolving Loans that are ABR Loans (to the extent all Revolving Loans are not being prepaid) and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(h)          Notwithstanding any of the other provision of this Section 2.11, so long as no Default shall have occurred and be continuing, if any prepayment of Eurocurrency Loans is required to be made under this Section 2.11 other than on the last day of the Interest Period applicable thereto, the applicable Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder with the Administrative Agent, to be held as security for the obligations of the applicable Borrower to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from any Borrower or any other Loan Party) to apply such amount to the prepayment of such Eurocurrency Loans in accordance with this Section 2.11 (determined as of the date such prepayment was required to be originally made); provided that such unpaid Eurocurrency Loans shall continue to bear interest in accordance with Section 2.15 until such unpaid Eurocurrency Loans have been prepaid. Upon the occurrence and during the continuance of any Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from any Borrower or any other Loan Party) to apply such amount to the prepayment of the applicable Eurocurrency Loans in accordance with this Section 2.11 (determined as of the date such prepayment was required to be originally made). Notwithstanding anything to the contrary contained in this Agreement, any amounts held by the Administrative Agent pursuant to this subsection (h) pending application to any Eurocurrency Loans shall be held and applied to the satisfaction of such Eurocurrency Loans prior to any other application of such property as may be provided for herein.

2.12        Conversion and Continuation Options.

(a)          The Borrower Representative may elect from time to time to convert Eurocurrency Loans denominated in Dollars to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election telephonically (provided that each telephonic notice is confirmed promptly in writing), substantially in the form of Exhibit H or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative (on behalf of the Borrowers), no later than 1:00 p.m. (New York City time), three Business Days prior to the proposed conversion date; provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower Representative may elect from time to time to convert ABR Loans to Eurocurrency Loans by giving the Administrative Agent prior irrevocable notice of such election telephonically (provided that each telephonic notice is confirmed promptly in writing), substantially in the form of Exhibit H or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative (on behalf of the Borrowers), no later than 1:00 p.m. (New York City time), on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided, however, that if the Borrower Representative wishes to request Eurocurrency Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) seven Business Days prior to the requested date of such Borrowing conversion, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is approved by all of them. Not later than 11:00 a.m. (New York City time), three Business Days before the requested date of such Borrowing conversion, the Administrative Agent shall notify the Borrower Representative (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders; provided, further that, no ABR Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. With respect to Loans denominated in Dollars (i) if the Borrower Representative fails to give a timely notice requesting any conversion from one Type of Loan to another, then the applicable Loans shall be continued as, or converted to, ABR Loans and (ii) if the Borrower Representative fails to give a timely notice requesting a conversion, then the applicable Loans shall be converted to ABR Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Loans.

(b)          Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower Representative (on behalf of the Borrowers) giving irrevocable notice to the Administrative Agent telephonically (provided that each telephonic notice is confirmed promptly in writing), substantially in the form of Exhibit H or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative, no later than 1:00 p.m. (New York City time) on the third Business Day preceding the proposed continuation date in the case of Eurocurrency Loans denominated in Dollars, Euros, Swiss Francs or Sterling or 1:00 p.m. (New York City time) on the fourth Business Day preceding the proposed continuation date, in the case of Eurocurrency Loans denominated in Yen or Australian Dollars; provided, however, that if the Borrower Representative wishes to request Eurocurrency Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) seven Business Days prior to the requested date of such Borrowing continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 1:00 p.m. (New York City time), three Business Days before the requested date of such Borrowing continuation, in the case of Eurocurrency Loans denominated in Dollars, Euros, Swiss Francs or Sterling or 1:00 p.m. (New York City time) four Business Days before the requested date of such Borrowing continuation, in the case of Eurocurrency Loans denominated in Yen or Australian Dollars, the Administrative Agent shall notify the Borrower Representative (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders; provided, further that, to the extent the Required Lenders provide written notice thereof to the Borrower Representative, no Eurocurrency Loan may be continued as such when any Event of Default has occurred and is continuing; provided, further, that (i) with respect to Eurocurrency Loans denominated in Dollars, if the Borrower Representative shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and (ii) with respect to Eurocurrency Loans denominated in an Alternative Currency, if the Borrower Representative shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically made as, or converted to, Eurocurrency Loans with an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13        Limitations on Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurocurrency Loans denominated in Dollars comprising each Eurocurrency Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof, (b) the aggregate principal amount of the Eurocurrency Loans denominated in an Alternative Currency comprising each Eurocurrency Tranche shall be equal to the Dollar Amount of €1,000,000 or a whole multiple of the Dollar Amount of €500,000 in excess thereof and (c) (i) in the case of Term Loans, no more than five Eurocurrency Tranches shall be outstanding at any one time and (ii) in the case of Revolving Loans, no more than 10 Eurocurrency Tranches shall be outstanding at any one time.

2.14        Interest Rates and Payment Dates.

(a)          Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin. Each Loan denominated in an Alternative Currency shall be a Eurocurrency Loan.

(b)          Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)          (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of (x) any interest payable on any Loan or Reimbursement Obligation, (y) any Facility Fee or (z) any other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)          Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.14(c) shall be payable from time to time on demand.

(e)          Interest on each Loan shall be payable in the currency in which each Loan was made.

2.15        Computation of Interest and Fees.

(a)          Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, (i) with respect to Eurocurrency Loans denominated in Sterling, the interest thereon shall be calculated on the basis of a 365- day year and (ii) with respect to ABR Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed or, in any case where the practice in the relevant market differs, in accordance with that market practice. The Administrative Agent shall as soon as practicable notify the Borrower Representative and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower Representative and the relevant Lenders of the effective date and the amount of each such change in interest rate. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted from a Eurocurrency Loan, the date of conversion of such Eurocurrency Loan to such ABR Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted to a Eurocurrency Loan, the date of conversion of such ABR Loan to such Eurocurrency Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(b)          Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower Representative, deliver to the Borrower Representative a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

(c)          For the purposes of the Interest Act (Canada), whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent is such rate as so determined multiplied by the actual number of days in the calendar year for which the annual rate is to be ascertained and divided by the number of days used in the basis for such determination.

2.16        Inability to Determine Interest Rate; Illegality.

(a)          If prior to the first day of any Interest Period (i) the Administrative Agent or the Majority Facility Lenders in respect of the relevant Facility shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or (ii) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower Representative and the relevant Lenders as soon as practicable thereafter. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency component of the ABR, the utilization of the Eurocurrency Rate component in determining the ABR shall be suspended, in each case until the Administrative Agent (upon the instruction of the Majority Facility Lenders) revokes such notice. Upon receipt of such notice, the Borrower Representative (on behalf of the Borrowers) may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein (or, in the case of a pending request for a Loan denominated in an Alternative Currency, the Borrower Representative and the Lenders may establish a mutually acceptable alternative rate).

(b)          Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the Borrower Representative and to the Administrative Agent:

(i)          any obligation of such Lender to make or continue Eurocurrency Loans in the affected currency or currencies or to convert ABR to Eurocurrency Loans shall be suspended and

(ii)         if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the ABR, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the ABR, in each case of clauses (i) and (ii) until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist.

Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, (I) if applicable and such Loans are denominated in Dollars, convert all of such Lender’s Eurocurrency Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the ABR) or (II) if applicable and such Loans are denominated in an Alternative Currency, the interest rate with respect to such Loans shall be determined by an alternative rate mutually acceptable to the Borrowers and the Lenders, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans. In the event any Lender shall exercise its rights under paragraphs (i) or (ii) of this clause (b), all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the ABR Loans (if applicable) made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans. For purposes of this clause (b), a notice to the Borrower Representative by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurocurrency Loan; in all other cases, such notice shall be effective on the date of receipt by the Borrower Representative.

2.17        Pro Rata Treatment and Payments.

(a)          Each borrowing by the Borrowers from the Lenders hereunder, each payment by any Borrower on account of any Facility Fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages, Incremental Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b)          Each payment (including each prepayment) on account of principal of and interest on the Term Loans shall be made pro rata to the Term Lenders according to the respective Outstanding Amount of the Term Loans then held by the Term Lenders. The amount of each optional prepayment of the Term Loans made pursuant to Section 2.10 shall be applied as directed by the Borrower Representative in the notice described in Section 2.10 and, if no direction is given by the Borrower, in the direct order of maturity. The amount of each mandatory prepayment of the Term Loans pursuant to Section 2.11 (other than any such prepayment pursuant to Section 2.11(b)) shall be applied as directed by the Borrower Representative in the notice described in Section 2.11 and, if no direction is given by the Borrower Representative, in the direct order of maturity. The amount of each mandatory prepayment of the Term Loans pursuant to Section 2.11(b) shall be applied in the direct order of maturity. Each payment (including each prepayment) by the Revolving Borrowers on account of principal of and interest on the Revolving Loans shall be made pro rata to the Revolving Lenders according to the respective Outstanding Amount of the Revolving Loans then held by the Revolving Lenders.

(c)          Each payment or prepayment of the principal of, and interest on, any Loans shall be made in the relevant currency in which such Loans are denominated (even if the applicable Borrower is required to convert currency to do so). All payments (including prepayments) to be made by the Borrowers hereunder and denominated in Dollars, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 a.m. (New York City time) on the due date thereof to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010, for the account of the Lenders, in Dollars and in immediately available funds. All payments (including prepayments) to be made by the Borrowers hereunder and denominated in an Alternative Currency, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 8:00 a.m. (New York City time) on the due date thereof to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010, for the account of the Lenders, in the applicable Alternative Currency and in immediately available funds. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. Any payments received after such time shall be deemed to be received on the next Business Day at the Administrative Agent’s sole discretion. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Except as otherwise provided hereunder, if any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be required on the immediately preceding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)          Unless the Administrative Agent shall have been notified in writing by any Lender prior to the time of any Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor (a “Funding Default”), such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Overnight Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrowers. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(e)          Unless the Administrative Agent shall have been notified in writing by the Borrower Representative prior to the date of any payment due to be made by the Borrowers hereunder that the Borrowers will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrowers are making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrowers within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily Overnight Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.

2.18        Requirements of Law.

(a)          Subject to clause (c) of this Section 2.18, if any Change in Law shall (i) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of Taxation of payments to such Lender in respect thereof (except for (x) any Non-Excluded Taxes or Other Taxes (each of which is provided for in Section 2.19), (y) any Taxes described in clauses (i) through (vii) of the second sentence of Section 2.19(a) and (z) any Taxes which would have been compensated for under Section 2.19(a), Section 2.19(f) or Section 2.19(g) but were not so compensated because an exclusion in Section 2.19(b), Section 2.19(c), Section 2.19(d), Section 2.19(e) or Section 2.19(h) applied), (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate or (iii) impose on such Lender any other condition, and the result of any of the foregoing is to increase the cost to such Lender by an amount that such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower Representative (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)          Subject to clause (c) of this Section 2.18, if any Lender shall have determined that compliance by such Lender (or any corporation controlling such Lender) with any Change in Law regarding capital adequacy or liquidity shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Loans or Letters of Credit to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower Representative (with a copy to the Administrative Agent) of a written request therefor (setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(b)), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)          Notwithstanding anything to the contrary in this Agreement (including clauses (a) and (b) above), reimbursement pursuant to this Section 2.18 for (A) increased costs arising from any market disruption (i) shall be limited to circumstances generally affecting the banking market and (ii) may only be requested by Lenders representing the Majority Facility Lenders with respect to the applicable Facility and (B) increased costs because of any Change in Law resulting from clause (i) or (ii) of the proviso to the definition of “Change in Law” may only be requested by a Lender imposing such increased costs on borrowers similarly situated to the Borrowers under syndicated credit facilities comparable to those provided hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower Representative (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Borrowers shall pay such Lender the additional amount shown as due on any such certificate promptly after, and in any event within, 10 Business Days of, receipt thereof. Notwithstanding anything to the contrary in this Section, the Borrowers shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower Representative of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19        Taxes.

(a)          Except where required under applicable law, all payments made by the Loan Parties under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, including any penalties, interest and additional amounts with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, “Taxes”). Subject to Section 2.19(b), Section 2.19(c), Section 2.19(d), Section 2.19(e) and Section 2.19(h) below, if any applicable law requires any Taxes, excluding (i) Taxes imposed on or measured by net income and franchise Taxes (which franchise Taxes are imposed in lieu of net income Taxes) imposed on or with respect to the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) branch profits Taxes imposed on the Administrative Agent or any Lender by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (i) above, (iii) United States withholding Taxes to the extent imposed pursuant to a Requirement of Law (or official interpretation or administration thereof) in effect at the time the relevant Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) would have been entitled at the time of designation of a new lending office (or assignment, if any) to receive additional amounts from the Borrowers with respect to such Taxes pursuant to this clause (a), (iv) Taxes that are attributable to a Lender’s failure to comply with the requirements of clauses (j), (k), (l), (o), (q) or (u) of this Section 2.19, (v) Taxes imposed by sections 1471 through 1474 of the Code as in existence on the Closing Date (and any amended or successor versions of such provisions that are substantively comparable and not materially more onerous to comply with), any current or future U.S. treasury regulations thereunder and official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and fiscal, tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and U.S. treasury regulations thereunder (“FATCA”), (vi) any Bank Levy and (vii) any withholding taxes applicable pursuant to the Luxembourg law of December 23, 2005 (such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, including any penalties, interest, and additional amounts with respect thereto, the “Non-Excluded Taxes”), or Other Taxes to be withheld from any amounts payable by the Loan Parties to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after making all required withholdings in respect of Non-Excluded Taxes and Other Taxes) an amount equal to the sum it would have received had no such withholding been made. Within 30 days of a Loan Party making a payment subject to any deduction or withholding as mentioned in this Section 2.19(a), the Loan Party making such payment shall deliver to the Administrative Agent as agent for the relevant Lender or Lenders evidence reasonably satisfactory to that Lender that the relevant deduction or withholding has been made and (as applicable) any appropriate payment has been made to the relevant taxing authority.

(b)          A payment by a German Borrower shall not be increased pursuant to Section 2.19(a) by reason of a withholding or deduction for, or on account of, Taxes imposed by Germany if on the date on which the payment falls due (i) the payment could have been made to the Lender without a withholding or deduction if the Lender had been a German Qualifying Lender, but on that date that Lender is not or has ceased to be a German Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or German Treaty, or any published practice or published concession of any relevant taxing authority or (ii) the relevant Lender is a German Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender, without the withholding or deduction had that Lender complied with its obligations under Section 2.19(k) below.

(c)          A payment by a Loan Party (other than in respect of an amount due in respect of a Term Loan) shall not be increased pursuant to Section 2.19(a) by reason of a UK Tax Deduction if on the date on which the payment falls due:

(i)          the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority;

(ii)         the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA 2007 which relates to the payment and that Lender has received from the UK Borrower a certified copy of that Direction and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made;

(iii)        the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and (A) the relevant Lender has not given a UK Tax Confirmation to the UK Borrower and (B) the payment could have been made to the relevant Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the UK Borrower, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA 2007; or

(iv)        the relevant Lender is a UK Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.19(k) (subject to Section 2.19(l)) or Section 2.19(m) as applicable.

(d)          A payment by a Loan Party in respect of an amount due from a Spanish Borrower shall not be increased pursuant to Section 2.19(a) by reason of a Spanish Tax Deduction if on the date on which the payment falls due:

(i)          the payment could have been made to the relevant Lender without a Spanish Tax Deduction if the Lender had been a Spanish Qualifying Lender, but on that date that Lender is not or has ceased to be a Spanish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Spanish Treaty, or any published practice or published concession of any relevant taxing authority;

(ii)         the relevant Lender is a Spanish Qualifying Lender under paragraphs (d) or (e) of the definition of “Spanish Qualifying Lender” and the payment could have been made to that Lender without a Spanish Tax Deduction had the relevant Lender complied with its obligations under Section 2.19(k) or 2.19(u), as applicable.

(e)          A payment by a Luxembourg Borrower shall not be increased pursuant to Section 2.19(a) by reason of a withholding or deduction for, or on account of, Taxes imposed by Luxembourg if on the date on which the payment falls due (i) the payment could have been made to the Lender without a withholding or deduction if the Lender had been a Luxembourg Qualifying Lender, but on that date that Lender is not or has ceased to be a Luxembourg Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Luxembourg Treaty, or any published practice or published concession of any relevant taxing authority or (ii) the relevant Lender is a Luxembourg Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender, without the withholding or deduction had that Lender complied with its obligations under Section 2.19(k) below.

(f)           The Borrowers shall indemnify the Administrative Agent and each Lender within 10 Business Days after written demand therefor (which written demand shall be made no later than 180 days after the earlier of (1) the date on which the Administrative Agent or the applicable Lender, as the case may be, received written demand for payment of the applicable Non-Excluded Taxes or Other Taxes from the relevant Governmental Authority or (2) the date on which the Administrative Agent or the applicable Lender, as the case may be, paid the applicable Non-Excluded Taxes or Other Taxes; provided, that failure or delay on the part of the Administrative Agent or the applicable Lender, as the case may be, to make such written demand shall not constitute a waiver of the right of the Administrative Agent or the applicable Lender, as the case may be, to demand indemnity and reimbursement for such Non-Excluded Taxes or Other Taxes, except to the extent that such failure or delay results in prejudice to the Borrowers) for the full amount of any Non-Excluded Taxes or Other Taxes imposed on or with respect to any payment made by any Loan Party under any Loan Document (including Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19 paid by such Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, but excluding Non-Excluded Taxes to the extent compensated under Section 2.19(a) or Taxes to the extent that such Taxes would have been compensated for by Section 2.19(a) or Section 2.19(g) but were not so compensated because one of the exclusions in Section 2.19(b), Section 2.19(c), Section 2.19(d), Section 2.19(e), Section 2.19(g) or Section 2.19(h) applied). A certificate stating the amount of such payment or liability and setting forth in reasonable detail the calculation thereof delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. Statements payable by any Borrower pursuant to this Section 2.19 shall be submitted to the Borrower Representative at the address specified under Section 11.2.

(g)          In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, except for any Luxembourg Taxes payable due to the registration of a Loan Document with the Administration de l’Enregistrement et des Domaines in Luxembourg or in connection with any registration of a Loan Document for the purposes of any court proceedings before a Luxembourg court or any presentation before a public authority in Luxembourg (autorité constituée), except in circumstances where:

(i)          the registration or presentation of a Loan Document is required or ordered by the relevant Luxembourg court or public authority in connection with any proceedings or matters pending before such court or authority; or

(ii)         the registration or presentation of a Loan Document is necessary for the exercise of the rights under such Loan Document and the protection, preservation or maintenance of such rights; or

(iii)        the registration or presentation of a Loan Document is mandatorily required by law.

(h)          A payment shall not be required to be made by a Loan Party pursuant to Section 2.19(a), Section 2.19(f) or Section 2.19(g) for, or on account of, Other Taxes where (i) such Other Taxes are imposed with respect to an assignment or transfer of any Lender’s rights or any participation or sub-contract by a Lender (other than in the course of primary syndication, pursuant to Section 2.23 (other than Section 2.23(c)) or after a Default), or (ii) such Other Taxes derive from the voluntary registration of a Loan Document by or on behalf of the Administrative Agent or any Lender where such registration is not required to maintain, preserve, establish or enforce the rights of the Administrative Agent or that Lender under a Loan Document.

(i)           Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, (A) where that payment is in connection with a UK Tax Deduction, a statement under section 975 of the ITA 2007 or other evidence reasonably satisfactory to the Administrative Agent that the UK Tax Deduction has been made or (as applicable) any appropriate payment paid to HM Revenue & Customs, or (B) in any other case, a certified copy of an original official receipt received by the Borrowers showing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(j)           Each Lender (or Assignee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower Representative (on behalf of the applicable Borrowers) and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit C-1 and a Form W-8BEN, Form W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents; provided that, in the case of a Non-U.S. Lender that is not the beneficial owner, such Non-U.S. Lender shall deliver to the Borrower Representative (on behalf of the applicable Borrowers) and the Administrative Agent two executed copies of U.S. Internal Revenue Service Form W-8IMY, accompanied by Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a statement substantially in the form of Exhibit C-2 or Exhibit C-3, Form W-9, and/or other certification documents from each beneficial owner, as applicable (in each case, or any subsequent versions thereof or successors thereto); provided, further, that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, such Non-U.S. Lender may provide a statement substantially in the form of Exhibit C-4 on behalf of each such direct or indirect partner). Any Lender (or Assignee) that is not a Non-U.S. Lender shall deliver to the Borrower Representative (on behalf of the applicable Borrowers) and the Administrative Agent two copies of U.S. Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Person claiming complete exemption from backup withholding on all payments by the Borrowers under this Agreement and the other Loan Documents. The Administrative Agent shall deliver to the Borrower Representative (on behalf of the applicable Borrowers) with respect to any Revolving Loan made to a US Loan Party, and with respect to any Term Loan, a duly executed U.S. branch withholding certificate on U.S. Internal Revenue Service Form W-8IMY evidencing its agreement with the Borrowers to be treated as a United States person with respect to payments on such Loans for U.S. federal income tax purposes. The forms and certification referenced in the previous three sentences (the “Forms”) shall be delivered by the Administrative Agent and each Lender on or before the date it becomes a party to this Agreement. In addition, the Administrative Agent and each Lender shall deliver the Forms promptly upon the obsolescence or invalidity of any Forms previously delivered by the Administrative Agent and such Lender and upon the written request of the Borrower Representative or the Administrative Agent. The Administrative Agent and each Lender shall promptly notify the Borrower Representative (on behalf of the applicable Borrowers) at any time it determines that it is no longer in a position to provide any previously delivered Form to the Borrower Representative (or any other form or certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph (j), the Administrative Agent and each Lender shall not be required to deliver any Form pursuant to this paragraph (j) that the Administrative Agent and such Lender is not legally able to deliver.

(k)          The Administrative Agent and each Lender that is entitled to an exemption from or reduction of withholding tax (other than U.S. federal withholding Tax) under the law of the jurisdiction in which a Loan Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document (including, for the avoidance of doubt, a Luxembourg Treaty Lender, a German Treaty Lender, a Spanish Treaty Lender and a UK Treaty Lender) shall (subject, in the case of a UK Treaty Lender with respect to an exemption from or reduction of a UK Tax Deduction, to Section 2.19(l)) (i) cooperate in completing any procedural formalities necessary for a Loan Party making a payment to that Lender or the Administrative Agent to obtain authorization to make that payment without a withholding or deduction for, or on account of, Tax, and (ii) deliver to the Borrower Representative (on behalf of the applicable Borrowers) (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower Representative (on behalf of the applicable Borrowers) or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or any treaty as will permit such payments to be made without withholding or deduction for, or on account of, Tax or at a reduced rate, provided that the Administrative Agent or such Lender, as applicable, is legally entitled to complete such procedural formalities or complete, execute and deliver such documentation and in the Administrative Agent’s or such Lender’s judgment, as applicable, such completion of such procedural formalities or such completion, execution or submission of such documentation would not materially prejudice the legal or commercial position of the Administrative Agent and such Lender.

(l)          A UK Treaty Lender which becomes (i) a party to this Agreement on the ~~day on which this Agreement is entered into~~Closing Date that (x) holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1.1A; or (ii) a Lender hereunder after the ~~day on which this Agreement is entered into~~Closing Date that (x) holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence in the relevant Assignment or Assumption, Refinancing Amendment or Incremental Amendment pursuant to which such Lender becomes a party hereto or otherwise in writing to the UK Borrower within 15 days of it become a party to this Agreement, and having done so, such UK Treaty Lender shall have satisfied its obligation under clause (k) above in respect of a UK Tax Deduction.

(m)         If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with clause (l) above and

(i)          a UK Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)         a UK Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(1)          such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(2)          HM Revenue & Customs has not given that UK Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the UK Borrower has notified that UK Treaty Lender in writing of either (1) or (2) above, then such UK Treaty Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(iii)        If a UK Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with clause (l) above, no Loan Party shall make a Borrower DTTP Filing or file any other form relating to the HM Revenue & Custom DT Treaty Passport scheme in respect of that UK Treaty Lender's Commitment(s) or its participation in any Loan unless the UK Treaty Lender otherwise agrees.

(iv)        A Loan Party shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant UK Treaty Lender.

(v)         A UK Non-Bank Lender which becomes a party to this Agreement on the ~~day on which this Agreement is entered into~~Closing Date gives a UK Tax Confirmation to the UK Borrower by entering into this Agreement. A UK Non-Bank Lender shall promptly notify the UK Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.

(n)          If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund (whether in the form of cash or as a credit against, or as a reduction of, a tax liability) of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the relevant Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (n), in no event will the Administrative Agent or any Lender be required to pay any amount to the Loan Parties pursuant to this paragraph (n) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (n) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower Representative or any other Person.

(o)          If a payment made to the Administrative Agent or a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if the Administrative Agent or such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent and such Lender shall deliver to the Borrower Representative (on behalf of the applicable Borrowers) and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative (on behalf of the applicable Borrowers) or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative (on behalf of the applicable Borrowers) or the Administrative Agent as may be necessary for any Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that the Administrative Agent or such Lender has complied with the Administrative Agent’s or such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (o), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(p)          Each Lender which becomes a party to this Agreement after the Closing Date (a “New Lender”) shall indicate in the Assignment and Assumption, Refinancing Amendment or Incremental Amendment pursuant to which such Lender will became a party hereto, which of the following categories it falls in: (i) in relation to a Luxembourg Borrower (a) not a Luxembourg Qualifying Lender, (b) a Luxembourg Qualifying Lender (other than a Luxembourg Treaty Lender), or (c) a Luxembourg Treaty Lender; (ii) in relation to a UK Borrower (a) not a UK Qualifying Lender, (b) a UK Qualifying Lender (other than a UK Treaty Lender), or (c) a UK Treaty Lender; (iii) in relation to a German Borrower (a) not a German Qualifying Lender, (b) a German Qualifying Lender (other than a German Treaty Lender), or (c) a German Treaty Lender; and (iv) in relation to a Spanish Borrower (a) not a Spanish Qualifying Lender, (b) a Spanish Qualifying Lender (other than a Spanish Treaty Lender or an EU Lender), (c) an EU Lender; or (d) a Spanish Treaty Lender. If a New Lender fails to indicate its status in accordance with this Section 2.19(p) then such New Lender shall be treated for the purposes of this Agreement as if it was not a Luxembourg Qualifying Lender, not a UK Qualifying Lender, not a German Qualifying Lender or not at Spanish Qualifying Lender, as applicable, until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent upon receipt of such notification, shall inform the Borrower Representative). For the avoidance of doubt, an Assignment and Assumption, Refinancing Amendment or Incremental Amendment shall not be invalidated by any failure of a Lender to comply with this Section 2.19(p).

(q)          Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative (on behalf of the applicable Borrowers) and the Administrative Agent in writing of its legal inability to do so.

(r)          Without limiting any other provisions of this Agreement, each Lender that would not qualify for a complete exemption from withholding Taxes with respect to payments made under any Loan Document at the time such Lender becomes a party to this Agreement, shall consider in good faith, but not be required, to take actions, including assigning any of its Commitments and Loans to an affiliate of such Lender, so as to reasonably limit any obligations of the Loan Parties under this Section 2.19.

(s)          The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(t)          VAT.

(i)          All amounts expressed to be payable under any Loan Document by any party to this Agreement to a Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party to this Agreement under any Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must promptly provide an appropriate VAT invoice to that party).

(ii)         If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under any Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(1)          (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this clause (1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(2)          (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)        Where any Loan Document requires any party to this Agreement to reimburse or indemnify a Lender for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)        Any reference in this Section 2.19(t) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 or in the relevant legislation of any other jurisdiction having implemented Council Directive 2006/112/EC on the common system of value added tax).

(v)         In relation to any supply made by a Lender to any party to this Agreement under any Loan Document, if reasonably requested by such Lender, that party must promptly provide such Lender with details of that party's VAT registration and such other information as is reasonably requested in connection with such Lender's VAT reporting requirements in relation to such supply.

(u)          Each (i) Spanish Qualifying Lender under paragraphs (d) or (e) of the definition of “Spanish Qualifying Lender” and (ii) Lender who is not resident for tax purposes in Spain but is entitled to the benefits of a Spanish Treaty providing for a reduction of a Spanish Tax Deduction applicable on interest shall, as soon as reasonably practicable after the date on which it becomes a Party to this Agreement, and in any event before any payment is due or made, whichever comes first, deliver to the Spanish Borrower through the Administrative Agent a certificate of tax residence (or the specific form or documentation required under the relevant Spanish Treaty) duly issued by the competent tax authorities of that Lender’s jurisdiction of tax residence evidencing such Lender as resident for tax purposes in that jurisdiction and, if a Spanish Treaty Lender or a Lender entitled to the benefits of a Spanish Treaty, evidencing such Lender as resident for tax purposes in that jurisdiction and declaring that it is entitled to the benefits of the relevant Spanish Treaty. Each such Lender shall be required to deliver a new certificate of tax residence each time the existing certificate expires in accordance with the Spanish laws and regulations.

For purposes of this Section 2.19, the term Lender shall include any Issuing Lender or Swingline Lender.

2.20        [Reserved].

2.21        Indemnity. The Borrowers agree to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower Representative has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment of or conversion from Eurocurrency Loans after the Borrower Representative has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, reduced, converted or continued, for the period from the date of such prepayment or of such failure to borrow, reduce, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, reduce, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest or other return for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower Representative by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.22        Change of Lending Office.

(a)          Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.18 or 2.19 with respect to such Lender, it will, if requested by the Borrower Representative, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Sections 2.18 or 2.19.

(b)          Subject to clause (a) above, and without prejudice to the rights and obligations (but subject to the terms and requirements) in Section 2.19, each Borrower agrees that each Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan, and that any exercise of such option shall not shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to this Agreement (except to the extent that, for the avoidance of doubt, the exercise of such option changes such Lender’s status as a UK Qualifying Lender, a German Qualifying Lender, a Spanish Qualifying Lender or a Luxembourg Qualifying Lender for the purposes of Section 2.19).

2.23        Replacement of Lenders. The Borrowers shall be permitted to replace any Lender (a) where a Loan Party is obligated to pay additional amounts or indemnity payments under Section 2.19, (b) that requests reimbursement for amounts owing pursuant to Sections 2.16 or 2.18, (c) that becomes a Defaulting Lender or otherwise defaults in its obligation to make Loans hereunder or (d) that has not consented to a proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 11.1 that requires the consent of all Lenders or all Lenders under a particular Facility or each Lender affected thereby and which has been approved by the Required Lenders as provided in Section 11.1, with a Lender or Eligible Assignee; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of clause (a) or (b), prior to any such replacement, such Lender shall have taken no action under Section 2.22 sufficient to eliminate the continued need for payment of amounts owing pursuant to Sections 2.16, 2.18 or 2.19, (iii) the replacement financial institution or other Eligible Assignee shall purchase all Loans and other amounts (or, in the case of clause (d) as it relates to provisions affecting a particular Facility, Loans or other amounts owing under such Facility) owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrowers shall be liable to such replaced Lender under Section 2.21 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution or other Eligible Assignee, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be deemed to have made such replacement in accordance with the provisions of Section 11.6, (vii) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Sections 2.16, 2.18, 2.19(a) or 2.19(f), as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender. Upon any such assignment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof (or, in the case of clause (d) as it relates to provisions affecting a particular Facility, a Lender under such Facility); provided that any rights of such replaced Lender to indemnification hereunder shall survive as to such replaced Lender. Each Lender, the Administrative Agent and the Borrowers agree that in connection with the replacement of a Lender and upon payment to such replaced Lender of all amounts required to be paid under this Section 2.23, the Administrative Agent and the Borrowers shall be authorized, without the need for additional consent from such replaced Lender, to execute an Assignment and Assumption on behalf of such replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent or the Company Borrowers and, to the extent required under Section 11.6, the Borrowers, the Swingline Lender and each Issuing Lender, shall be effective for purposes of this Section 2.23 and Section 11.6. Notwithstanding anything to the contrary in this Section 2.23, in the event that a Lender which holds Loans or Commitments under more than one Facility does not agree to a proposed amendment, supplement, modification, consent or waiver which requires the consent of all Lenders under a particular Facility, the Borrowers shall be permitted to replace the non-consenting Lender with respect to the affected Facility and may, but shall not be required to, replace such Lender with respect to any unaffected Facilities.

2.24        Notes. If so requested by any Lender by written notice to the Borrower Representative (with a copy to the Administrative Agent), the applicable Borrowers, other than a Spanish Borrower, shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 11.6) (promptly after the Borrower Representative’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans. For the avoidance of doubt, the Spanish Borrowers shall not be obliged to execute and deliver any Note or Notes (including the Global Intercompany Note) under this Agreement.

2.25        Incremental Credit Extensions.

Subject to the terms of this Section 2.25:

(a)          The Borrowers may, at any time or from time to time after the Closing Date, by notice from the Borrower Representative to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) and the Person appointed by the Borrower Representative to arrange an Incremental Facility (such Person (who (i) may be the Administrative Agent, if it so agrees, or (ii) any other Person appointed by the Borrower Representative after consultation with the Administrative Agent; provided that such Person may not be an Affiliate of any Borrower), the “Incremental Arranger”), request one or more additional tranches of term loans and/or one or more increases to the amount of any Class of Term Loans then outstanding (the commitments thereof, the “Incremental Term Commitments”, the loans thereunder, the “Incremental Term Loans”, and a Lender making such loans, an “Incremental Term Lender”) and/or one or more additional tranches of revolving loans (the “Additional/Replacement Revolving Commitments”) and/or one or more increases in the amount of the Revolving Commitments of any Class (each such increase, a “Revolving Commitment Increase”, the loans thereunder and under any Additional/Replacement Revolving Commitments, the “Incremental Revolving Loans”, and a Lender making a commitment to provide such Incremental Revolving Loans, an “Incremental Revolving Lender”); provided that:

(i)          after giving effect to any such Additional/Replacement Revolving Commitments, any such Revolving Commitment Increase and any such Incremental Term Loans, the aggregate amount of such Additional/Replacement Revolving Commitments, Revolving Commitment Increases and Incremental Term Loans shall not exceed an amount equal to the sum of (x) an unlimited amount at any time so long as the Total First Lien Net Leverage Ratio on a Pro Forma Basis (but without giving effect to the cash proceeds remaining on the balance sheet of such Incremental Term Loans or of any Incremental Revolving Loans incurred pursuant to such Revolving Commitment Increase or such Additional/Replacement Revolving Commitments) as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 6.1(a) or (b), as the case may be, have been or were required to have been delivered (calculated assuming that such Revolving Commitment Increase or Additional/Replacement Revolving Commitment is fully drawn throughout such period) does not exceed 4.90 to 1.00 (without giving effect to any contemporaneous borrowing under clauses (y) or (z) below), plus (y) the amount of all prior voluntary prepayments, loan buybacks and commitment reductions of Term Loans, Revolving Loans, Incremental Loans and Indebtedness incurred pursuant to Section 7.2(b)(vi) that is secured by a Lien on the Collateral on a pari passu basis with the Obligations (in each case to the extent not funded with the proceeds of long-term Indebtedness (except Indebtedness under one or more revolving credit or similar facilities) or the proceeds of Permitted Cure Securities applied pursuant to Section 9.4 and, with respect to any prepayment or commitment reduction of or in respect of revolving loans, to the extent accompanied by a permanent reduction in such revolving commitments) less the aggregate principal amount of Indebtedness incurred under Section 7.2(b)(vi)(y), plus (z) an amount equal to the greater of $300,000,000 and 75% of Consolidated EBITDA on a Pro Forma Basis based on the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 6.1(a) or (b), as the case may be, have been delivered (and after giving effect to any acquisition consummated concurrently therewith) less the aggregate principal amount of Indebtedness incurred under Section 7.2(b)(vi)(z) (provided that, for the avoidance of doubt, the amount available to the Borrowers pursuant to clauses (y) and (z) above shall be available at all times and shall not be subject to the ratio test described in foregoing clause (x)); provided that, for the avoidance of doubt, if the applicable Borrower incurs Incremental Term Loans, Additional/Replacement Revolving Commitments or a Revolving Commitment Increase under clause (x) above on the same date that it incurs indebtedness under clauses (y) or (z) above, then the Total First Lien Net Leverage Ratio will be calculated with respect to such incurrence under clause (x) without regard to any incurrence of indebtedness under clauses (y) or (z) above. Unless the Borrower Representative elects otherwise, any Incremental Term Loans, Additional/Replacement Revolving Commitments or Revolving Commitment Increase shall be deemed incurred first under clause (x) above, with the balance incurred under clauses (y) and (z) above. The Borrower Representative may designate any Incremental Arranger of any Incremental Facility with such titles under the Incremental Facility as Borrower Representative may deem appropriate.

(ii)         the Incremental Term Loans and Incremental Revolving Loans shall rank pari passu in right of payment (or be subordinated if agreed by the Lenders providing such Incremental Loans) and of security (or, to the extent that any portion of the Liens created by the Security Documents would be required under applicable law to be released, pari passu in right of payment and junior in right of security) with the other Loans and Commitments hereunder;

(iii)        other than customary Bridge Financings, the Incremental Term Loans shall not mature earlier than the Term Loan Maturity Date and the Incremental Revolving Loans shall not mature earlier than the Revolving Termination Date;

(iv)        other than customary Bridge Financings, the Incremental Term Loans shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Term Loans;

(v)         subject to clauses (iii) and (iv) above, (x) the interest rates (and, in the case of any Incremental Term Loan subject to clauses (iii) and (iv) above, the amortization schedule) applicable to any such Incremental Term Loans or Revolving Commitment Increase shall be determined by the Borrower Representative and the applicable Incremental Term Lenders or Incremental Revolving Lenders, as the case may be, and (y) any such Additional/Replacement Revolving Commitments or Revolving Commitment Increase shall not have amortization or scheduled mandatory commitment reductions (other than at the maturity thereof);

(vi)        no Default or Event of Default (except in connection with a Limited Condition Acquisition) shall exist on the Incremental Facility Closing Date with respect to any Incremental Amendment entered into in connection therewith (and after giving effect to any Incremental Term Loans and/or Incremental Revolving Loans made thereunder);

(vii)       with respect to any Incremental Term Loans, if the all-in-yield (whether in the form of interest rate margins, including interest rate floors (subject to clause (2) of the proviso in this clause (vii)), upfront fees or OID (with any OID being equated to interest margin based on an assumed four-year life to maturity for purposes of determining any increase to the Applicable Margin under the Term Facility or Revolving Facility, as the case may be)) with respect to the Incremental Term Loans made thereunder paid by any Borrower to all lenders generally (as determined by the Borrower Representative and the applicable Incremental Term Lenders) (but excluding any arrangement, commitment, ticking, structuring or other similar fees payable in connection therewith, which shall not be included and equated to interest rate) with respect to the Incremental Term Loans made thereunder exceeds the all-in yield (after giving effect to interest rate margins (including the interest rate floors (subject to clause (2) of the proviso in this clause (vii)) and OID (equated to interest based on an assumed four-year life to maturity or, if shorter, the remaining life to maturity thereof) paid by any Borrower to all lenders generally (computed in a manner consistent with the foregoing) with respect to the Initial Term Loans that are denominated in the same currency as such Incremental Term Loans, as the case may be, after giving effect to any increase or repricing thereof that has theretofore become effective (it being understood that if any such repricing was effected as a refinancing tranche, the OID applicable to the refinanced loans shall be taken into account), by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Incremental Yield Differential”), then, upon the effectiveness of such Incremental Amendment, the Applicable Margin then in effect for such Initial Term Loans denominated in the same currency shall automatically be increased by the Incremental Yield Differential; provided, (1) if the Incremental Term Loans include an interest-rate floor greater than the interest rate floor applicable to such Term Loans, the differential between such interest rate floors shall be equated to the interest rate margins for purposes of determining whether an increase to the Applicable Margin shall be required, but only to the extent an increase in the interest rate floor applicable to such Term Loans would cause an increase in the Applicable Margin, and in such case the interest rate floor (but not the Applicable Margin) applicable to such Term Loans shall be increased to the extent of such differential between interest rate floors and (2) any Incremental Term Loans that constitute fixed-rate Indebtedness shall be swapped to a floating rate on a customary matched-maturity basis;

(viii)      the Incremental Term Loans, Additional/Replacement Revolving Commitments and Revolving Commitment Increases may be denominated in Dollars, any Applicable Currency and any other currency acceptable to the Incremental Arranger and the applicable Incremental Term Lenders or Incremental Revolving Lenders, as the case may be;

(ix)         no Incremental Term Loans, Additional/Replacement Revolving Commitments and Revolving Commitment Increases may be secured by any assets other than the Collateral and no Incremental Term Loans and Revolving Commitment Increases shall be guaranteed by any person other than the Guarantors; and

(x)          no Additional/Replacement Revolving Commitments may be provided by an Affiliate of UK Holdco (or guaranteed by an Affiliate of UK Holdco).

(b)          Except as set forth in Section 2.25(a) and Section 2.25(c), the Incremental Term Loans and Additional/Replacement Revolving Commitments shall be treated substantially the same as the Term Loans and the Revolving Loans, including with respect to mandatory and voluntary prepayments (unless the applicable Incremental Term Lenders and/or Incremental Revolving Lenders agree to a less than pro rata share of such prepayments) and Guarantees. The Revolving Commitment Increases shall be treated substantially the same as the Revolving Commitments being increased, and shall be considered to be part of the Class of Revolving Facility being increased (it being understood that, if required to consummate the provision of Revolving Commitment Increases, the pricing, interest rate margins, rate floors and facility fees on the Class of Revolving Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the Revolving Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)). Each notice from the Borrower Representative to the Administrative Agent and the Incremental Arranger pursuant to Section 2.25(a) shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Additional/Replacement Revolving Commitments or Revolving Commitment Increase.

(c)          Incremental Term Loans may be made, and Additional/Replacement Revolving Commitments and Revolving Commitment Increases may be provided, by any existing Lender or any Additional Lender (provided that no existing Lender shall be obligated to provide any portion of any Incremental Facility), in each case on terms permitted in this Section 2.25, and, to the extent not permitted in this Section 2.25, all terms and documentation with respect to any Incremental Term Loan, Additional/Replacement Revolving Commitments or Revolving Commitment Increase which (i) are materially more restrictive on the Group Members, taken as a whole, than those with respect to the Term Loans and Revolving Commitments made on the Closing Date (but excluding (1) any terms applicable after the Latest Maturity Date and (2) terms that are more favorable to the existing Lenders than the comparable terms in the existing Loan Documents, in which case such terms may be incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment or consent requirements) or (ii) relate to provisions of a mechanical (including with respect to the Collateral and currency mechanics) or administrative nature, shall in each case be reasonably satisfactory to the Administrative Agent; provided that (A) (x) the Administrative Agent shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to such Lender’s making such Additional/Replacement Revolving Commitments or Revolving Commitment Increases if such consent would be required under Section 11.6(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender and each Issuing Lender and the Swingline Lender shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to such Lender’s making such Additional/Replacement Revolving Commitments or Revolving Commitment Increases and (B) the Administrative Agent shall not be required to execute, accept or acknowledge any Incremental Amendment (as defined below) or related documentation which contains (by express language or omission) any material deviation from the terms of this Section 2.25. Commitments in respect of Incremental Term Loans, Additional/Replacement Revolving Commitments and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower Representative, each Lender agreeing to provide such Commitment, if any, and each Additional Lender, if any. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Incremental Arranger and the Borrower Representative, to effect the provisions of this Section (including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Term Loans that are intended to be fungible with an existing Class of Term Loans to be fungible with such Term Loans, which shall include any amendments to Section 2.3 that do not reduce the ratable amortization received by each Lender thereunder). The effectiveness of any Incremental Amendment and the occurrence of any credit event (including the making (but not the conversion or continuation) of a Loan and the issuance, increase in the amount, or extension of a Letter of Credit thereunder) pursuant to such Incremental Facility Amendment shall be subject to the satisfaction of such conditions as the parties thereto shall agree (the effective date of any such Incremental Amendment, an “Incremental Facility Closing Date”). The Borrowers will use the proceeds of the Incremental Term Loans, Additional/Replacement Revolving Commitments and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans, Additional/Replacement Revolving Commitments or Revolving Commitment Increases, unless it so agrees.

(d)          Upon each Revolving Commitment Increase pursuant to this Section, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment and if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase either be prepaid from the proceeds of additional Revolving Loans made hereunder or assigned to a Revolving Commitment Increase Lender (in each case, reflecting such increase in Revolving Commitments, such that Revolving Loans are held ratably in accordance with each Revolving Lender’s Pro Rata Share, after giving effect to such increase), which prepayment or assignment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.21 (it being understood that the foregoing provisions shall apply only to an increase in the amount of the Revolving Commitments of any Class and not to any additional tranches of Revolving Loans). The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. For the avoidance of doubt, this Section 2.25(d) shall apply only to such Class of Revolving Commitments that are the same Class as the Incremental Revolving Loans and shall not apply to any other Class of Revolving Loans.

(e)          Notwithstanding anything to the contrary herein, this Section 2.25 shall supersede any provisions in Sections 2.17 or 11.1 to the contrary and Section 2.17 shall be deemed to be amended to implement any Incremental Amendment.

(f)          If the Incremental Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.25 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

2.26        Refinancing Amendments.

(a)          At any time after the Closing Date, the Borrowers may obtain, from any Lender or any Additional Lender, Permitted Credit Agreement Refinancing Debt in respect of (1) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (1) will be deemed to include any then outstanding Other Term Loans) or (2) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (2) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Permitted Credit Agreement Refinancing Debt:

(i)          shall not be permitted to rank senior in right of payment or security to the other Loans and Commitments hereunder;

(ii)         will have such pricing, premiums, optional prepayment terms and financial covenants as may be agreed by the Borrower Representative and the Lenders thereof;

(iii)        (x) with respect to any Other Revolving Loans or Other Revolving Commitments, will have a maturity date that is not prior to the maturity date of Revolving Loans (or unused Revolving Commitments) being Refinanced and (y) other than Customary Bridge Financings, with respect to any Other Term Loans or Other Term Commitments, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being Refinanced;

(iv)        subject to clause (ii) above, will have terms and conditions that are either substantially identical to, or, taken as a whole, less favorable to the Lenders or Additional Lenders providing such Permitted Credit Agreement Refinancing Debt, the Refinanced Debt;

(v)         the proceeds of such Permitted Credit Agreement Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of Revolving Commitments being so Refinanced (and repayment of Revolving Loans outstanding thereunder); and

(vi)        shall not be secured by any assets other than the Collateral and shall not be guaranteed by any person other than the Guarantors;

provided, further, that the terms and conditions applicable to such Permitted Credit Agreement Refinancing Debt may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower Representative and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Permitted Credit Agreement Refinancing Debt is issued, incurred or obtained or added to the Loan Documents for the benefit of the applicable Lenders pursuant to a Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.2 (unless waived by the Lenders providing such Permitted Credit Agreement Refinancing Debt) and, to the extent reasonably requested by the Refinancing Arranger, receipt by the Refinancing Arranger of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 5.1 (other than changes to such legal opinions resulting from a change in law, change in facts or changes to counsel’s form of opinion). Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower Representative or any Restricted Subsidiary, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Commitments subject to the approval of the Issuing Lenders.

(b)          The Refinancing Arranger shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Credit Agreement Refinancing Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments).

(c)          Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Refinancing Arranger and the Borrower Representative, in consultation with the Administrative Agent, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the Revolving Termination Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding revolving commitments, be deemed to be participation interests in respect of such revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

(d)          Notwithstanding anything to the contrary in this Agreement, this Section 2.26 shall supersede any provisions in Sections 2.17 or 11.1 to the contrary and the Borrowers and the Administrative Agent may amend Section 2.17 to implement any Refinancing Amendment.

(e)          If the Refinancing Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Refinancing Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.26 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

(f)          The First Amendment constitutes a Refinancing Amendment, and the Term Loans made on the First Amendment Effective Date pursuant to the First Amendment constitute Permitted Credit Agreement Refinancing Debt.

2.27        Defaulting Lenders.

(a)          Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)          Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted in the definitions of “Required Lenders”, “Majority Revolving Lenders” and “Majority Term Lenders” and otherwise as set forth in Section 11.1.

(ii)         Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 11.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders and the Swingline Lender hereunder; third, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or L/C Advances and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and L/C Advances owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 3.2(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.2(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees. Such Defaulting Lender shall not be entitled to receive or accrue Letter of Credit fees or any facility fee pursuant to Section 2.8(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(iv)        Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, Refinance or fund participations in Swingline Loans and Letters of Credit pursuant to Sections 2.7 and 3.4, respectively, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, Refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of such non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of such Lender. In the event non-Defaulting Lenders’ obligations to acquire, Refinance or fund participations in Letters of Credit are increased as a result of a Defaulting Lender, then all Letter of Credit fees that would have been paid to such Defaulting Lender shall be paid to such non-Defaulting Lenders ratably in accordance with such increase of such non-Defaulting Lender’s obligations to acquire, Refinance or fund participations in Letters of Credit.

(b)          Defaulting Lender Cure. If the Borrower Representative, the Administrative Agent, the Swingline Lender and each Issuing Lender agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.27(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 11.16, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)          No Release. Subject to Section 11.16, the provisions hereof attributable to Defaulting Lenders shall not release or excuse any Defaulting Lender from failure to perform its obligations hereunder.

2.28        Loan Modification Offers.

(a)          The Borrowers may, on one or more occasions, by written notice from the Borrower Representative to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes on the same terms to each such Lender (each Class subject to such a Loan Modification Offer, a “Specified Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by any Person that is not an Affiliate of any Borrower appointed by the Borrower Representative, after consultation (and, with respect to any documentation requiring execution of the Administrative Agent in its capacity as such, with the consent of the Administrative Agent) with the Administrative Agent, as agent under such Loan Modification Agreement (as defined below) (such Person (who may be the Administrative Agent, if it so agrees), the “Loan Modification Agent”) and reasonably acceptable to the Borrower Representative; provided that (i) any such offer shall be made by the Borrowers to all Lenders with Loans with a like maturity date (whether under one or more tranches) on a pro rata basis (based on the aggregate Outstanding Amount of the applicable Loans), (ii) no Default or Event of Default shall have occurred and be continuing at the time of any such offer, (iii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower Representative and (iv) in the case of any Permitted Amendment relating to the Revolving Commitments, each Issuing Lender and the Swingline Lender shall have approved such Permitted Amendment. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 5 Business Days nor more than 45 Business Days after the date of such notice, unless otherwise agreed to by the Loan Modification Agent); provided that, notwithstanding anything to the contrary, (x) assignments and participations of Specified Classes shall be governed by the same or, at the Borrower Representative’s discretion, more restrictive assignment and participation provisions than those set forth in Section 11.6, and (y) no repayment of Specified Classes shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) (or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Specified Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Specified Class as to which such Lender’s acceptance has been made. No Lender shall have any obligation to accept any Loan Modification Offer.

(b)          A Permitted Amendment shall be effected pursuant to an amendment to this Agreement (a “Loan Modification Agreement”) executed and delivered by the Borrower Representative and any other applicable Borrower, each applicable Accepting Lender and the Loan Modification Agent. The Loan Modification Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. No Loan Modification Agreement shall provide for any extension of any Specified Class in an aggregate principal amount that is less than 25% of such Specified Class then outstanding or committed, as the case may be. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Loan Modification Agent and the Borrower Representative, to give effect to the provisions of this Section 2.28, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that (x) no Loan Modification Agreement may provide for (i) any Specified Class to be secured by any Collateral or other assets of any Group Member that does not also secure the Loans and (ii) so long as any Loans are outstanding, any mandatory or voluntary prepayment provisions that do not also apply to the Loans on a pro rata basis or greater than pro rata basis (or, with respect to prepayments made with proceeds of Permitted Credit Agreement Refinancing Debt, on a pro rata basis, less than pro rata basis or greater than pro rata basis), (y) in the case of any Loan Modification Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued Letter of Credit as between the commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Commitments and (ii) the Revolving Termination Date may not be extended without the prior written consent of each Issuing Lender and (z) the terms and conditions of the applicable Loans and/or Commitments of the Accepting Lenders (excluding pricing, fees, rate floors and optional prepayment or redemption terms) shall be substantially identical or (taken as a whole) shall be no more favorable to the Accepting Lenders than those applicable to the Specified Class (except for (1) financial covenants or other covenants or provisions applicable only to periods after the Latest Maturity Date at the time of such Loan Modification Offer, as may be agreed by the Borrower Representative and the Accepting Lenders, (2) any terms that are confirmed (or added) to the Loan Documents for the benefit of the lenders of the Specified Class pursuant to such Loan Modification Agreement and (3) pricing, premiums and fees).

(c)          Subject to Section 2.28(b), the Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Loan Modification Agreement that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrowers’ sole discretion and may be waived by the Borrowers) of Loans of any or all applicable Classes be extended.

(d)          Notwithstanding anything to the contrary in this Agreement, this Section 2.28 shall supersede any provisions in Sections 2.17 or 11.1 to the contrary and the Borrowers and the Administrative Agent may amend Section 2.17 to implement any Loan Modification Agreement.

(e)          If the Loan Modification Agent is not the Administrative Agent, the actions authorized to be taken by the Loan Modification Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.28 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

2.29        Currency Equivalents.

(a)          The Administrative Agent shall determine the Dollar Amount of each Revolving Loan denominated in an Alternative Currency and L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency (i) for Revolving Loans, as of the first day of each Interest Period applicable thereto, (ii) upon the issuance and increase of any Letter of Credit denominated in an Alternative Currency, (iii) as of the end of each fiscal quarter of UK Holdco and (iv) from time to time in its discretion, and shall promptly notify the Revolving Borrowers and the Revolving Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate on the date of the related Borrowing request for purposes of the initial such determination for any Revolving Loan.

(b)          If after giving effect to any such determination of a Dollar Amount, the sum of the aggregate Outstanding Amount of the Revolving Loans denominated in Alternative Currencies and the L/C Obligations denominated in Alternative Currencies exceeds the aggregate Dollar Amount of Revolving Commitments then in effect by 5.0% or more, the Revolving Borrowers shall, within five Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay the applicable Outstanding Amount of the Revolving Loans denominated in Alternative Currencies under the Revolving Facility or take other action as the Administrative Agent, in its discretion, may direct (including Cash Collateralization of the applicable L/C Obligations).

2.30        Additional Alternative Currencies.

(a)          The Borrower Representative (on behalf of any Revolver Co-Borrower) may from time to time request that Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Euros. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Lenders; and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Lender.

(b)          Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York City time) fifteen Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant Issuing Lender, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant Issuing Lender. Each such Revolving Lender (in the case of any such request pertaining to Revolving Loans) or the Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York City time), ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit, as the case may be, in the requested currency.

(c)          Any failure by any Revolving Lender or any Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding paragraph (b) shall be deemed to be a refusal by such Revolving Lender, Issuing Lender, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Lenders that would be obligated to make Revolving Loans denominated in such requested currency consent to making Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower Representative and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Loans; and if the Administrative Agent and the relevant Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower Representative and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain the requisite consent to any request for an additional currency under this Section 2.30, the Administrative Agent shall promptly so notify the Borrower Representative.

SECTION 3.

LETTERS OF CREDIT

3.1          L/C Commitment.

(a)          Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit and to the extent agreed to by an Issuing Lender, bank guarantees and commercial letters of credit providing for the payment of cash upon the honoring of a presentation thereunder (collectively, “Letters of Credit”) for the account of UK Holdco or the account of any of the Restricted Subsidiaries (provided that the Borrower Representative shall be an applicant, and be fully and unconditionally liable, with respect to each Letter of Credit issued for the account of a Restricted Subsidiary) on any Business Day prior to the date that is 30 days prior to the Revolving Termination Date in such form as may be approved from time to time by the Issuing Lenders; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate Dollar Amount of the Available Revolving Commitments would be less than zero or (iii) the L/C Obligation of such Issuing Lender would exceed its L/C Sublimit. Each Letter of Credit shall (i) be denominated in Dollars or one or more Alternative Currencies, (ii) have a stated amount acceptable to the relevant Issuing Lender, (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance, and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with the consent of the applicable Issuing Lender may provide for the renewal or extension thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above, except to the extent the L/C Obligations under such Letter of Credit have been Cash Collateralized); provided, further, that the Issuing Lenders shall not renew or extend any such Letter of Credit if it has received written notice (or otherwise has knowledge) that an Event of Default has occurred and is continuing or any of the conditions set forth in Section 5.2 are not satisfied prior to the date of the decision to renew or extend such Letter of Credit) and (iv) be otherwise reasonably acceptable in all respects to the Issuing Lenders. Unless otherwise directed by the Issuing Lenders, the Borrower Representative shall not be required to make a specific request to an Issuing Lender for any such extension. Once any Letter of Credit has been issued that may be extended automatically pursuant to the foregoing, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Lenders to permit the extension of such Letter of Credit, including to the date that is five Business Days prior to the Revolving Termination Date. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. Existing Letters of Credit shall constitute utilization of the Revolving Commitments.

(b)          The Issuing Lenders shall not at any time be obligated to issue any Letter of Credit (i) if such issuance would conflict with, or cause the Issuing Lenders or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lenders from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lenders shall prohibit, or request that the Issuing Lenders refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lenders with respect to such Letter of Credit any restriction, reserve or capital requirement (for which an Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon each Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which each Issuing Lender in good faith deems material to it or (iii) as otherwise provided in Section 3.2(b) below.

(c)          Subject to the terms and conditions hereof, (i) Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit outstanding on the Closing Date or (ii) all letters of credit issued for the account of the Borrower Representative or any Restricted Subsidiary and outstanding on the Closing Date and issued by an entity that is an Issuing Lender under this Agreement, which, by its execution of this Agreement, has agreed to act as an Issuing Lender hereunder and listed on Schedule 3.1 (each, an “Existing Letter of Credit”) shall automatically be continued hereunder on the Closing Date by the applicable Issuing Lender, and as of the Closing Date the Revolving Lenders shall acquire a participation therein as if such Existing Letter of Credit were issued hereunder, and each such Existing Letter of Credit shall be deemed a Letter of Credit for all purposes of this Agreement as of the Closing Date without any further action by the Borrower Representative.

3.2          Procedure for Issuance of Letter of Credit.

(a)          The Borrower Representative may from time to time on any Business Day occurring from (or, in the case of any Letter of Credit permitted to be issued on the Closing Date, prior to) the Closing Date until the Revolving Termination Date request that an Issuing Lender issue a Letter of Credit by delivering to the relevant Issuing Lender, with a copy to the Administrative Agent, at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Promptly upon receipt of any Application, the relevant Issuing Lender will confirm with the Administrative Agent that the Administrative Agent has received a copy of the Application, and if not, will furnish the Administrative Agent with a copy thereof. Unless such Issuing Lender has received written notice from the Administrative Agent or the Borrower Representative, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more of the conditions contained in Section 5 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit (a) earlier than (i) five Business Days, in the case of standby Letters of Credit or similar agreements or (ii) to the extent an Issuing Lender agrees to issue bank guarantees or commercial Letters of Credit, or similar agreements, such period of time as is acceptable to such Issuing Lender, or (b) later than 10 Business Days, (or in each case such shorter period as may be agreed to by an Issuing Lender in any particular instance) after, its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lenders and the Borrower Representative. Each Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower Representative and the Administrative Agent promptly following the issuance thereof. The Administrative Agent shall promptly furnish to the Revolving Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

(b)          Cash Collateral. (i) If an Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 5.2 to a Revolving Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Revolving Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 9.3 or (iv) an Event of Default set forth under Section 9.1(g) occurs and is continuing, then the Revolving Borrowers shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. (New York City time) on (x) in the case of the immediately preceding clauses (i) through (iii), (1) if the Borrower Representative receives notice thereof prior to 11:00 a.m. (New York City time), on any Business Day, on the Business Day immediately following receipt of such notice or (2) if the Borrower Representative receives notice thereof after 11:00 a.m. (New York City time), on any Business Day, on the second Business Day immediately following receipt of such notice (y) in the case of the immediately preceding clause (iv), the Business Day on which an Event of Default set forth under Section 9.1(g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.27(a)(iv)), then promptly upon the request of the Administrative Agent, each Issuing Lender or the Swingline Lender, the Revolving Borrowers shall Cash Collateralize the Defaulting Lender Fronting Exposure and deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any Cash Collateral provided by the Defaulting Lender); provided that if any Defaulting Lender Fronting Exposure is not Cash Collateralized in accordance with the foregoing to the reasonable satisfaction of the Issuing Lenders, the Issuing Lenders shall have no obligation to issue new Letters of Credit or to extend, renew or amend existing Letters of Credit to the extent Letter of Credit exposure would exceed the commitments of the non-Defaulting Lenders. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant Issuing Lender and the Lenders, as collateral for the L/C Obligations, Cash Collateral pursuant to documentation in form and substance reasonably satisfactory to the relevant Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Revolving Borrowers hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent reasonably determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations (or in the case of Cash Collateral provided with regard to Defaulting Lender Fronting Exposure, such amount of Defaulting Lender Fronting Exposure), the Revolving Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in a Cash Collateral Account as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant Issuing Lender. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Revolving Borrowers.

3.3          Fees and Other Charges.

(a)          The Revolving Borrowers will pay a fee on the actual aggregate daily undrawn and unexpired amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Facility, less the amount of fronting fee referred to in the next sentence, shared ratably among the Revolving Lenders and payable quarterly in arrears on each applicable Fee Payment Date after the issuance date. In addition, the Revolving Borrowers shall pay to each Issuing Lender for its own account a fronting fee of 0.125% per annum (or such lower fee as the Issuing Lenders may agree) on the actual aggregate daily undrawn and unexpired amount of all such Issuing Lender’s Letters of Credit outstanding during the applicable period, payable quarterly in arrears on each applicable Fee Payment Date after the issuance date.

(b)          In addition to the foregoing fees, the Revolving Borrowers shall pay or reimburse such Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit. Such costs and expenses shall be due and payable on demand and nonrefundable.

3.4          L/C Participations.

(a)          The Issuing Lenders irrevocably agree to grant and hereby grant to each L/C Participant, and, to induce the Issuing Lenders to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lenders, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lenders’ obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by an Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lenders that, if a draft is paid under any Letter of Credit for which an Issuing Lender is not reimbursed in full by the Revolving Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Revolving Borrowers, any other Group Member or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower Representative and the Restricted Subsidiaries, (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b)          If any amount required to be paid by any L/C Participant to the Issuing Lenders pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lenders under any Letter of Credit is paid to the Issuing Lenders within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lenders on demand an amount equal to the product of (i) such amount, times (ii) the daily Overnight Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lenders, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lenders by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lenders shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)          Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), an Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower Representative or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

3.5          Reimbursement Obligation of the Revolving Borrowers. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lenders shall promptly notify the Borrower Representative and the Administrative Agent thereof. If any drawing is paid under any Letter of Credit, the Revolving Borrowers shall reimburse the Issuing Lenders for the amount of (a) the drawing so paid and (b) any fees, charges or other costs or expenses incurred by the Issuing Lenders in connection with such payment, not later than 3:00 p.m. (New York City time) on (x) if such notice of drawing is received, (i) in the case of any drawing in any Alternative Currency, prior to 11:00 a.m. (London time) or (ii) in the case of any drawing in Dollars, prior to 11:00 a.m. (New York time), in each case, on the first Business Day following the date such drawing is paid by the Issuing Lenders and (y) otherwise, the second Business Day following the date such drawing is paid by the Issuing Lenders (the “Honor Date”). Each such payment shall be made to an Issuing Lender at its address for notices referred to herein in the currency in which the applicable Letter of Credit is denominated and in immediately available funds. If the Revolving Borrowers fail to reimburse an Issuing Lender on the Honor Date, interest shall be payable on any such amounts from the date on which the relevant drawing is paid until payment in full at the rate set forth in (x) until the second Business Day next succeeding the date of the relevant notice, Section 2.14(b) and (y) thereafter, Section 2.14(c).

3.6          Obligations Absolute. The Revolving Borrowers’ obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrowers may have or have had against the Issuing Lenders, any beneficiary of a Letter of Credit or any other Person (it being understood that this provision shall not preclude the ability of the Borrowers to bring any claim for damages against any such Person who has acted with gross negligence or willful misconduct, as determined in a final and non-appealable decision of a court of competent jurisdiction). The Borrowers also agree with the Issuing Lenders that the Issuing Lenders shall not be responsible for, and the Revolving Borrowers’ Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Revolving Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Revolving Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lenders. The Revolving Borrowers agree that any action taken or omitted by the Issuing Lenders under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct (as determined in a final and non-appealable decision of a court of competent jurisdiction), shall be binding on the Revolving Borrowers and shall not result in any liability of the Issuing Lenders to the Revolving Borrowers.

3.7          Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lenders shall promptly notify the Borrower Representative of the date and amount thereof. The responsibility of the Issuing Lenders to the Borrower Representative in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

3.8          Applications. To the extent that any provision of any Application related to any Letter of Credit, or any other agreement submitted by the Borrower Representative to, or entered into by the Borrower Representative with, the Issuing Lenders or any other Person relating to any Letter of Credit, is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall control.

3.9          Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms (or the terms of any applicable Application or other document, agreement or instrument entered into by the applicable Issuing Lender and the Borrower Representative (or Restricted Subsidiary, if applicable) or in favor of the applicable Issuing Lender and relating to such Letter of Credit) provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

3.10        Revaluation of Letters of Credit. If any Letter of Credit is denominated in any currency other than Dollars, the applicable Issuing Lender with respect to such Letter of Credit shall, on January 15th and July 15th of each calendar year (or, if any such day is not a Business Day, the next succeeding Business Day), recalculate the Dollar Amount of the L/C Obligations under such Letter of Credit by notionally converting into Euros the Outstanding Amount of such L/C Obligations in accordance with Section 1.5(a). The Borrower Representative shall, if requested by the applicable Issuing Lender within five days of any calculation pursuant to the immediately preceding sentence, prepay Swingline Loans and Revolving Loans and Collateralize Letters of Credit in accordance with Section 2.11(e) to the extent necessary to remove any Revolving Excess that may exist following any adjustment to the Dollar Amount of any L/C Obligations pursuant to the immediately preceding sentence.

SECTION 4.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Loan Party (but with respect to Holdings, the Tower Borrowers and the Tower Subsidiary Guarantors, solely as set forth herein) hereby jointly and severally represents and warrants to the Administrative Agent and each Lender that (provided that the representation and warranty in Section 4.2 shall not be made as of the Closing Date):

4.1          Financial Condition.

(a)          The unaudited pro forma combined balance sheet of Company and its combined Subsidiaries as at June 30, 2016 (the “Pro Forma Balance Sheet”) and related pro forma combined statements of operations of Company and its combined Subsidiaries for the twelve-month period ended June 30, 2016, copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to the consummation of the Transactions. The Pro Forma Balance Sheet has been prepared based on the best information available to Borrower Representative as of the date of delivery thereof, and presents fairly in all material respects on a Pro Forma Basis the estimated financial position of Company and its combined Subsidiaries as at June 30, 2016 assuming that the events specified in the preceding sentence had actually occurred at such date.

(b)          The unaudited combined balance sheets at June 30, 2016 and related unaudited combined statements of operations and statement of stockholder’s equity and cash flows related to the Company and its Subsidiaries for the twelve months ended June 30, 2016 present fairly in all material respects the financial condition of the Company and its combined Subsidiaries as at such applicable date, and the results of its operations and its combined stockholder’s equity and cash flows for twelve months then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

(c)          The audited combined balance sheets at December 31, 2014 and December 31, 2015 and related combined statements of operations, comprehensive income (loss), changes in parent company net investment and cash flows related to the Company for the fiscal years ended December 31, 2014 and December 31, 2015, in each case reported on by and accompanied by an unqualified report as to going concern or scope of audit from PricewaterhouseCoopers LLP, present fairly in all material respects the combined financial condition of the Company and its combined Subsidiaries as at such applicable date, and the combined results of its operations and its combined stockholder’s equity and cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has, as of the Closing Date after giving effect to the Transactions and excluding obligations under the Loan Documents, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are required in conformity with GAAP to be disclosed therein and which are not reflected in the most recent financial statements referred to in this paragraph.

4.2          No Change. Since December 31, 2015, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3          Existence; Compliance with Law. Each Group Member (a) is duly organized (or where applicable in the relevant jurisdiction, registered or incorporated), validly existing and (where applicable in the relevant jurisdiction) in good standing under the laws of the jurisdiction of its organization, registration or incorporation, as the case may be, (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is in compliance with all Requirements of Law, except in the case of clauses (a) (as it relates to good standing), (b) and (c) above, to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4          Power; Authorization; Enforceable Obligations.

(a)          Each Loan Party has the power and authority, and the legal right, to enter into, make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the extensions of credit on the terms and conditions of this Agreement.

(b)          No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity, enforceability or (under the laws of the United Kingdom or Luxembourg) the admissibility into evidence in any legal action or proceeding in the courts of the United Kingdom or Luxembourg of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.15 and (iii) post-facto filings that may be required under the Foreign Exchange and Foreign Trade Act of Japan (Law No. 228 in 1949, as amended). No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the consummation of the Transactions, except (x) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (y) the filings referred to in Section 4.15.

(c)          Each Loan Document has been duly executed and delivered on behalf of each applicable Loan Party. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each applicable Loan Party, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by any Legal Reservations.

4.5          No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings and guarantees hereunder and the use of the proceeds thereof (i) will not violate any material Requirement of Law, any Contractual Obligation of Holdings or any Group Member that is material to Holdings and its Subsidiaries, taken as a whole, or the Organizational Documents of any Loan Party and (ii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than the Liens created by the Security Documents). The consummation of the Transactions will not (a) violate (x) any Requirement of Law or any Contractual Obligation of any Group Member, except as would not reasonably be expected to have a Material Adverse Effect or (y) the Organizational Documents of any Loan Party and (b) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than Liens in favor of the Administrative Agent (on behalf of the Secured Parties) on the Collateral).

4.6          Litigation. No litigation, suit or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Group Member or against any of their respective properties, assets or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect.

4.7          Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.7 or Section 7.2A and except where the failure to have such title or other interest could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Tower Group Members and the Lux Company Borrower, as of the Closing Date and after giving effect to the Transactions, has no material (x) assets (other than, (i) in the case of the US Tower Borrower, its ownership of all of the issued Capital Stock of, and intercompany debt created pursuant to the Tower LLC Transaction from, Tower LLC, (ii) in the case of the FHC Tower Borrower, its legal and equitable ownership of all of the issued Capital Stock of, and intercompany debt created pursuant to the Tower Co Transaction from, Tower Co, (iii) in the case of Tower LLC, the loans payable to it by the US Company Borrowers pursuant to the Tower LLC Loan (made as a part of the Tower LLC Transaction), (iv) in the case of Tower Co, the loans payable to it by the Lux Company Borrower pursuant to the Tower Co Loan (made as a part of the Tower Co Transaction)) or (y) liabilities (other than its obligations under the Loan Documents and intercompany debt in connection with the Tower Transactions) and (v) in the case of the Lux Company Borrower, the Loan Note Instruments (and related purchase agreement) payable to it by UK Holdco.

4.8          Intellectual Property. Except as could not, individually or in an aggregate, reasonably be expected to have a Material Adverse Effect, the Group Members own, or are licensed to use, all intellectual property necessary for the conduct in all material respects of the business of UK Holdco and the Restricted Subsidiaries, taken as a whole, as currently conducted. As of the Closing Date, except as could not, individually or in an aggregate, reasonably be expected to have a Material Adverse Effect, the Group Members own, or are licensed to use, all intellectual property necessary for the conduct in all material respect of the business of UK Holdco and the Restricted subsidiaries, taken as a whole, as was conducted by the Company immediately prior to the Closing Date. No material claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any intellectual property or the validity or effectiveness of any Group Member’s intellectual property or alleging that the conduct of any Group Member’s business infringes or violates the rights of any Person, nor does UK Holdco or any other Loan Party know of any valid basis for any such claim except for such claims that could not reasonably be expected to impair or interfere in any material respect with the operations of the business conducted by UK Holdco and the Restricted Subsidiaries, taken as a whole, or result in a Material Adverse Effect.

4.9          Taxes. Except as set forth on Schedule 4.9 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Group Member has filed or caused to be filed all Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property by any Governmental Authority (other than any amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); and (ii) no tax Lien (other than any Liens for Taxes not yet due and payable) has been filed, and, to the knowledge of any of the Group Members, no claim is being asserted, with respect to any such Tax, fee or other charge.

4.10        Federal Regulations. No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for the purpose of buying or carrying Margin Stock or for any purpose that violates the provisions of the Regulations of the Board.

4.11        Employee Benefit Plans. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) neither a Reportable Event nor a failure to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, (ii) each Plan has been operated and maintained in compliance in all respects with applicable Law, including the applicable provisions of ERISA and the Code, and the governing documents for such Plan, (iii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, (iv) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount, (v) neither UK Holdco nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, (vi) no such Multiemployer Plan is in Reorganization or Insolvent, (vii) each Foreign Plan has been operated and maintained in compliance in all respects with applicable law and the governing documents for such plan and (viii) no Foreign Benefit Plan Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Foreign Plan.

4.12        Investment Company Act. No Loan Party is registered or required to be registered as an “investment company”, under the Investment Company Act of 1940, as amended.

4.13        Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)          the facilities and real properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and (to the knowledge of the Group Members) have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of any Environmental Law;

(b)          no Group Member has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does any Group Member have knowledge that any such notice is being threatened;

(c)          Materials of Environmental Concern have not been released, transported, generated, treated, stored or disposed of from the Properties in violation of, or in a manner or to a location that is reasonably expected to give rise to liability under, any Environmental Law;

(d)          no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Group Member, threatened, under any Environmental Law to which any Group Member is or, to the knowledge of the Group Member, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e)          the Properties and all operations at the Properties are in compliance, and (to the knowledge of the Group Members) have in the past five years been in compliance, with all applicable Environmental Laws;

(f)           to the knowledge of the Group Members, there are no past or present conditions, events, circumstances, facts, or activities that would reasonably be expected to give rise to any liability or other obligation for any Group Member under any Environmental Laws; and

(g)          no Group Member has assumed any liability of any other Person under Environmental Laws.

4.14        Accuracy of Information, etc. No statement or information concerning any Group Member or the Business contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them (except for projections, pro forma financial information and information of a general economic or industry nature), for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained, as of the date such statement, information, document or certificate was so furnished and after giving effect to all supplements and updates thereto, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements were made. The projections and pro forma financial information, taken as a whole, contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower Representative to be reasonable at the time made and as of the Closing Date (with respect to such projections and pro forma financial information delivered prior to the Closing Date), it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, forecasts and projections are subject to uncertainties and contingencies, actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no assurance can be given that any forecast or projections will be realized.

4.15        Security Documents.

(a)          Each of the Security Documents is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and, subject to any Legal Reservations, enforceable security interest in the Collateral described therein and proceeds thereof, subject to the relevant Perfection Requirements under applicable laws.

(b)          Each of the Tower Security Documents expressed to secure the obligations under the Loan Note Instrument (Term Loan) and the obligations under the Tower Co Loan is effective to create in favor of the beneficiary a legal, valid and, subject to any Legal Reservations, enforceable security interest in the Collateral described therein and proceeds thereof, subject to the relevant Perfection Requirements under applicable laws.

(c)          Subject to the Agreed Security Principles and the Perfection Requirements and only to the extent such Liens are intended to be created by the relevant Security Documents and required to be perfected under the Loan Documents, the Liens created by the Security Documents constitute fully perfected (or the equivalent under applicable law) first priority Liens (subject to Permitted Liens) so far as possible under relevant law on, and security interests in all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.

(d)          Subject to the Perfection Requirements and only to the extent such Liens are intended to be created by the relevant Tower Security Documents and required to be perfected under the Tower Borrower Documents, the Liens created by such Tower Security Documents constitute fully perfected (or the equivalent under applicable law) second priority Liens so far as possible under relevant law on, and security interests in all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder

4.16        Solvency. As of the Closing Date (and after giving effect to the consummation of the Acquisition and the other elements of the Transaction to occur on the Closing Date), each of (i) Holdings and its Subsidiaries, (ii) the US Tower Borrower and Tower LLC, and (iii) the FHC Tower Borrower and Tower Co, each on a consolidated basis, after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and the other transactions contemplated hereby and thereby, will be and will continue to be, Solvent.

4.17        Patriot Act; FCPA; OFAC; Sanctions.

(a)          To the extent applicable, the Loan Parties and each of their Subsidiaries are in compliance in all material respects with U.S. and non-U.S. Laws relating to anti-money laundering including, without limitation, the Patriot Act.

(b)          The Loan Parties and each of their Subsidiaries are in compliance in all material respects with all applicable Anti-Corruption Laws.

(c)          None of the Loan Parties, nor any of their Subsidiaries, nor any affiliate, director, officer or employee of the Loan Parties and each of their Subsidiaries, nor, to the knowledge of the Loan Parties and each of their Subsidiaries, any agent or representative of the Loan Parties and each of their Subsidiaries, is a Sanctioned Person. No Group Member is located, organized or resident in a country or territory that is the subject of Sanctions Laws as of the Closing Date.

(d)          The Loan Parties will not, directly or indirectly, use the proceeds of any Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary (and any joint ventures of the Loan Parties or any of their Subsidiaries), joint venture partner or other Person, to fund any activities of or business with any Sanctioned Person, or in any country or territory, that, at the time of such funding, is itself the subject of Sanctions Laws, or in any other manner that will result in a violation by any Person (including any Person participating in any Loan transaction, whether as a Lender, advisor, or otherwise) of Sanctions Laws or applicable Anti-Corruption Laws; provided that the obligations in this clause (d) shall in no event be interpreted or applied in such a manner that the obligations hereunder would violate or expose any Loan Party, any of its Subsidiaries or any Secured Party (or any director, officer or employee thereof) to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity or person (including, without limitation, EU Regulation (EC) 2271/96).

(e)          The representations and warranties contained in this Section 4.17 (A) made by any Restricted Subsidiary resident in Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz), are only made to the extent such relevant representation and/or warranty does not result in a violation of or conflict with section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or any similar anti-boycott statute, and (B) given by any Loan Party to any Lender resident in Germany (Inländer) within the meaning of section 2 para. 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) are made only to the extent that any Lender resident in Germany (Inländer) within the meaning of section 2 para. 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) would be permitted to make such representation and warranties pursuant to section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung).

4.18        Status as Senior Indebtedness. The Obligations under the Facilities constitute “Senior Indebtedness” under the Senior Notes and “senior debt”, “senior indebtedness”, “guarantor senior debt”, “senior secured financing” and “designated senior indebtedness” (or any comparable term) for all Indebtedness (if any) that is subordinated in right of payment to the Obligations.

4.19        Use of Proceeds. The Borrowers (a) will only use the proceeds of the Initial Term Loans to finance a portion of the Transactions (including paying any fees, commissions and expenses associated therewith); (b) will only use the proceeds of the Revolving Loans incurred on the Closing Date in a Dollar Amount not to exceed $20,000,000 plus, at the Borrowers’ election, an amount sufficient to fund upfront or similar fees or original issue discount payable by UK Holdco or any of the Restricted Subsidiaries to the Lenders providing Commitments in the initial primary syndication thereof or payable pursuant to the “market flex” provisions in the Fee Letter; and (c) will use the proceeds of all other Borrowings to finance the working capital needs of the Borrowers and the Restricted Subsidiaries and for general corporate purposes of the Borrowers and the Restricted Subsidiaries (including acquisitions and other Investments permitted hereunder).

4.20        Governing Law and Enforcement. Subject to the Legal Reservations and Perfection Requirements, (i) the choice of governing law of the Loan Documents to which each Loan Party is a party will be recognized and enforced in its Relevant Jurisdiction and (ii) any judgment obtained in relation to a Loan Document to which each Loan Party is a party in the jurisdiction of the governing law of that Loan Document will be recognized and enforced in its Relevant Jurisdiction.

4.21        Centre of Main Interests. On the Closing Date, for the purposes of The Council of the European Union Regulation No. 1346/2000 dated May 29, 2000, on Insolvency Proceedings (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Loan Party that is incorporated in a member state of the European Union is situated in its jurisdiction of incorporation or organization and it has no “establishment” as that term is used in Article 2(h) of that Regulation in any other jurisdiction.

4.22        Luxembourg Specific Representations. (i) Each Luxembourg Loan Party is in compliance with all the requirements of the Luxembourg legislation and regulations on the domiciliation of companies, and in particular with the Luxembourg Act dated May 31, 1999 on the domiciliation of companies, as amended from time to time; (ii) the head office (administration centrale) and the place of effective management (siège de direction effective) and (for the purposes of the Council Regulation (EC) N° 1346/2000 of May 29, 2000 on insolvency proceedings) the centre of main interests (centre des intérèts principaux) of each Luxembourg Loan Party is located at the place of its registered office (siège statutaire) in Luxembourg; (iii) no Luxembourg Loan Party has filed and, to the best of its knowledge, no Person has filed a request with any competent court seeking that any Luxembourg Loan Party, be declared subject to bankruptcy (faillite), general settlement or composition with creditors (concordat préventif de faillite) controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 2 to 12 and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time) (and which include foreign court decision as to faillite, concordat or analogous procedures according to Council Regulation (EC) n°1346/2000 of May 29, 2000 on insolvency proceedings).

Notwithstanding anything herein or in any other Loan Document to the contrary, no officer of Holdings or any Group Member shall have any personal liability in connection with the representations and warranties and other certifications in this Agreement or any other Loan Document.

SECTION 5.

CONDITIONS PRECEDENT

5.1          Conditions to Closing Date. The agreement of each Lender to make the initial extension of credit requested to be made by it under this Agreement on the Closing Date is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a)          Loan Documents. The Administrative Agent shall have received:

(i)          this Agreement, executed and delivered by Holdings, the Borrowers, each Guarantor and each Person listed on Schedule 1.1A-1;

(ii)         the US Security Agreement, executed and delivered by the Loan Parties party thereto;

(iii)        the Onex LP US Pledge Agreement, executed and delivered by the sole limited partner of the US Tower Borrower;

(iv)        the Onex GP US Pledge Agreement, executed and delivered by the sole general partner of the US Tower Borrower;

(v)         the Onex LP Foreign Pledge Agreement, executed and delivered by the sole limited partner of the FHC Tower Borrower;

(vi)        the Onex GP Foreign Pledge Agreement, executed and delivered by the sole general partner of the FHC Tower Borrower;

(vii)       the Intellectual Property Security Agreements, executed and delivered by the Loan Parties party thereto;

(viii)      each other Security Document as required pursuant to Schedule 1.1D-1, executed and delivered by the Loan Parties party thereto;

(ix)         each Note, executed and delivered by the Borrowers in favor of each Lender requesting the same;

(x)          the Tower LLC Term Loan Credit Agreement, executed and delivered by Tower LLC and the US Company Borrowers;

(xi)         the Tower LLC Subordination Agreement, executed and delivered by Tower LLC and the US Company Borrowers;

(xii)        the Tower Co Term Loan Credit Agreement, executed and delivered by Tower Co and the Lux Company Borrower;

(xiii)       the Tower Co Subordination Agreement, executed and delivered by Tower Co, the Lux Company Borrower and Holdings;

(xiv)      the Loan Note Instrument (Notes), executed and delivered by UK Holdco;

(xv)       the Loan Note Instrument (Term Loans), executed and delivered by UK Holdco;

(xvi)      each Tower Security Document as required pursuant to Schedule 1.1D-2, executed and delivered by the Loan Parties party thereto; and

(xvii)     a Borrowing Request, executed and delivered by the Borrower Representative.

(b)          Transactions.

(i)          The Acquisition shall have been or, substantially concurrently with the initial borrowing hereunder shall be, consummated in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments or express waivers or consents thereto that in the aggregate are materially adverse to the interests of the Lenders without the consent of the Joint Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any decrease in the purchase price (or amendment to the Acquisition Agreement related thereto) shall not be materially adverse to the interests of the Lenders so long as such decrease is allocated (i) first, to reduce the amount of the Equity Contribution to the extent it exceeds the Total Capitalization and (ii) second, unless the Joint Lead Arrangers otherwise consent to a different allocation, to reduce the amount of funded debt on the Closing Date where such reduction is allocated ratably to reduce the Equity Contribution, the Term Loan Facility and the Senior Notes, (b) any increase in the purchase price (or amendment to the Acquisition Agreement related thereto) shall not be materially adverse to the Lenders so long as such increase is funded by an increase in the Equity Contribution and (c) any modification to the definition of “Material Adverse Effect” in the Acquisition Agreement shall be deemed materially adverse to the Lenders.

(ii)         The Equity Contribution shall have been or, substantially concurrently with the initial borrowing under the Facilities shall be, consummated.

(c)          Existing Debt Release/Repayment. The Existing Debt Release/Repayment shall have been or, substantially concurrently with the initial borrowing under the Facilities shall be, consummated, and after giving effect to the Transactions, the Group Members shall have outstanding no Indebtedness other than (i) the Loans, (ii) the Senior Notes, (iii) the Tower Loans, (iv) the Indebtedness documented by the Loan Note Instruments and (v) Indebtedness permitted to be outstanding under Section 7.2 of this Agreement.

(d)          Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (a) the audited combined balance sheets and related audited combined statements of operations, comprehensive income (loss), changes in parent company net investment and cash flows related to the Company for the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013, (b) the unaudited combined balance sheets and related unaudited combined statements of operations, comprehensive income (loss), changes in parent company net investment and cash flows of the Company for each subsequent fiscal quarter after the most recent balance sheet provided in (a) above that is ended at least forty-five (45) days before the Closing Date and (c) a pro forma combined balance sheet and related pro forma combined statement of operations of the Company as of and for the most recently completed four-fiscal quarter period for which historical financial statements of the Company are included in the offering memorandum for the Senior Notes, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other statements of income).

(e)          Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Closing Date, and all reasonable out-of-pocket expenses required to be paid on the Closing Date for which reasonably detailed invoices have been presented (including the reasonable, fees and expenses of legal counsel to the Administrative Agent) to the Borrower Representative at least three Business Days prior to the Closing Date (or such later date as the Borrower Representative may reasonably agree), which amounts may be offset against the proceeds of the Facilities.

(f)           Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) an Officer’s Certificate of each Loan Party, dated the Closing Date, in form and substance reasonably acceptable to the Administrative Agent, with appropriate insertions and attachments, including copies of resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, the borrowings hereunder, certified organizational authorizations (if required by applicable law or customary for market practice in the relevant jurisdiction), incumbency certifications, the certificate of incorporation or other similar Organizational Documents of each Loan Party certified by the relevant authority of the jurisdiction of organization, registration or incorporation of such Loan Party (only where customary in the applicable jurisdiction) and bylaws or other similar Organizational Documents of each Loan Party certified by a Responsible Officer as being in full force and effect on the Closing Date, (ii) a good standing certificate (to the extent such concept exists in the relevant jurisdictions) for each Loan Party from its jurisdiction of organization, registration or incorporation and (iii) in relation to the Lux Company Borrower, (A) an up-to-date electronic certified true and complete excerpt of the Companies Register dated no earlier than one Business Day prior to the Closing Date, (B) a solvency certificate dated as of the Closing Date (signed by a director or authorized signatory) that it is not subject to nor, as applicable, does it meet or threaten to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally and no application has been made or is to be made by its director or, as far as it is aware, by any other Person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings, (C) an up-to-date electronic certified true and complete certificate of non-registration of judgments (certificat de non-inscription d’une décision judiciaire), issued by the Companies Register no earlier than one Business Day prior to the Closing Date and reflecting the situation no more than two Business Days prior to the Closing Date certifying that, as of the date of the day immediately preceding such certificate, the Lux Company Borrower has not been declared bankrupt (en faillite), and that it has not applied for general settlement or composition with creditors (concordat préventif de la faillite), controlled management (gestion contrôlée), or reprieve from payment (sursis de paiement), judicial liquidation (liquidation judiciaire), such other proceedings listed at Article 13, items 2 to 12 and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time) (and which include foreign court decisions as to faillite, concordat or analogous procedures according to Council Regulation (EC) n°1346/2000 of May 29, 2000 on insolvency proceedings) and (D) an electronic certified copy of the resolution of its directors (or similar body) approving the Loan Documents to which it is party and approving the execution, delivery and performance of, and authorizing named persons to sign the Loan Documents to which it is party and any documents to be delivered by it under any of the same.

(g)          Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Latham & Watkins LLP, special New York counsel to the Loan Parties, and executed legal opinions of each local counsel to the Loan Parties or the Administrative Agent, as applicable, set forth on Schedule 5.1(g), each of which shall be in form and substance reasonably satisfactory to the Administrative Agent (provided that counsel to the Administrative Agent shall provide such opinions to the extent customary in any applicable jurisdiction).

(h)          Pledged Stock; Stock Powers; Pledged Notes. Subject to the last paragraph of this Section 5.1, the Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock (to the extent certificated) pledged or otherwise required to be delivered pursuant to the Security Documents to be entered into on the Closing Date (to the extent required to be delivered pursuant to such Security Documents and the Agreed Security Principles, but in any event in respect of all the first-tier Subsidiaries of UK Holdco), together with (where applicable in the relevant jurisdiction) an undated stock power or other equity transfer form for each such certificate executed or endorsed in blank by a duly authorized signatory of the pledgor thereof and (ii) notes evidencing the Tower LLC Loans and the Tower Co Loan, certificates evidencing the Loan Note Instruments and the Global Intercompany Note.

(i)           Filings, Registrations and Recordings. Subject to the last paragraph of this Section 5.1, each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Priority Liens), shall have been executed and delivered to the Administrative Agent in proper form for filing, registration or recordation (other than, with respect to any security interest granted by a Loan Party incorporated in England and Wales, registrations with the Registrar of Companies in England and Wales, which shall be effected within 21 days of creating a security interest granted by a Loan Party incorporated in England and Wales).

(j)           Solvency Certificate. The Administrative Agent shall have received Solvency Certificates, which demonstrate that (i) Holdings and its Subsidiaries, (ii) the US Tower Borrower and Tower LLC, and (iii) the FHC Tower Borrower and Tower Co, each on a consolidated basis, are and, after giving effect to the Transactions and the other transactions contemplated hereby, will be and will continue to be, Solvent.

(k)          Patriot Act. The Administrative Agent and the Lenders (to the extent reasonably requested in writing at least 10 Business Days prior to the Closing Date) shall have received, at least three Business Days prior to the Closing Date, all documentation and other information about Holdings, UK Holdco, Tower LLC, Tower Co, the Borrowers (and, for the avoidance of doubt, excluding the Company) that the Administrative Agent reasonably determines to be required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation the Patriot Act.

(l)          Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) on and as of the Closing Date; provided, however, that the failure of such representations and warranties to be true and correct on the ~~date hereof~~Closing Date shall not, except to the extent set forth in clause (m) below, be a condition to the funding of the Loans on the Closing Date.

(m)         Specified Representations and Acquisition Agreement Representations. (i) The Specified Representations shall be true and correct in all material respects (or, if already qualified by “materiality”, “Material Adverse Effect” or similar phrases, in all respects (after giving effect to such qualification)) on and as of the Closing Date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only to be true and accurate (or materially true and accurate, as applicable) as of such date) and (ii) the Acquisition Agreement Representations shall be true and correct on and as of the Closing Date, but only to the extent that the Buyer has the right to terminate its obligations, or decline to consummate the Acquisition, under the Acquisition Agreement as a result of a breach of such representations and warranties.

(n)          No Material Adverse Effect. Since July 10, 2016, there shall not have occurred any event, change, occurrence or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect (as defined in the Acquisition Agreement).

(o)          Guarantees. The guarantees of the Guarantor Obligations by Holdings, UK Holdco, the Tower Group Members and all U.S. Subsidiaries shall be in full force and effect.

Notwithstanding the foregoing, to the extent any Collateral or any security interest therein (other than Collateral with respect to which a lien or security interest may be perfected by (w) intellectual property security filings with the United States Patent and Trademark Office or the United States Copyright Office, (x) the filing of a financing statement under the Uniform Commercial Code, (y) the delivery of any promissory note or certificate evidencing a Tower LLC Loan, the Tower Co Loan and the Loan Note Instruments, together with undated note powers, and (z) the delivery of any stock certificates, if any, together with undated stock powers executed in blank, (I) by Holdings, with respect to the Company Borrowers and UK Holdco only and (II) with respect to all material (to be defined in the relevant Security Document in a manner to be agreed) wholly-owned restricted subsidiaries formed in the United States; provided that stock certificates together with undated stock powers executed in blank of such material subsidiaries of the Company will only be delivered on the Closing Date to the extent received from the Company after the Borrowers’ use of commercially reasonable efforts to do so) is not provided or perfected on the Closing Date after the Borrowers’ use of commercially reasonable efforts to do so or cannot be provided or perfected without undue burden or expense, the provision and/or perfection of such security interests in such Collateral shall not constitute a condition precedent to the availability of any Facility on the Closing Date, but shall be required to be provided and/or perfected within 90 days after the Closing Date (or 120 days after the Closing Date for non-U.S. collateral) (and, in any event, in the case of the pledge of and perfection of security interests in collateral not otherwise required on the Closing Date, subject to extensions granted by the Administrative Agent in its reasonable discretion).

5.2          Conditions to Each Borrowing Date. The agreement of each Lender to make any extension of credit (other than its initial extension of credit on the Closing Date or as otherwise agreed in connection with a Limited Condition Acquisition) requested to be made by it on any date (except as otherwise provided herein in the case of Incremental Term Loans and Incremental Revolving Loans) is subject to the satisfaction of the following conditions precedent:

(a)          Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) as of such earlier date.

(b)          No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c)          Notice. The Administrative Agent and, if applicable, the Issuing Lenders or the Swingline Lender, shall have received notice from the Borrower Representative, which, if in writing, may be in the form of a Borrowing Request.

Each borrowing by, and each issuance, renewal, extension, increase or amendment of a Letter of Credit on behalf of, the Revolving Borrowers hereunder shall constitute a representation and warranty by the Revolving Borrowers as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

Notwithstanding the foregoing, the conditions set forth in clauses (a) and (b) of this Section 5.2 shall be qualified during the Clean-Up Period by the provisions of Section 9.6.

SECTION 6.

AFFIRMATIVE COVENANTS

Each Opco Borrower, UK Holdco and (solely with respect to Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.9, 6.11, 6.14, 6.16 and 6.18) Holdings hereby jointly and severally agree that, until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made) and all Letters of Credit have been canceled, have expired or have been Collateralized, each Opco Borrower, UK Holdco and (solely with respect to Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.9, 6.11, 6.14, 6.16 and 6.18) Holdings will, and will cause each of its Restricted Subsidiaries to:

6.1          Financial Statements. Furnish to the Administrative Agent (who shall promptly furnish to each Lender):

(a)          as soon as available, but in any event within 90 days (or, in the case of the fiscal year ending December 31, 2016, 135 days) after the last day of each fiscal year of UK Holdco ending thereafter, a copy of the audited consolidated balance sheet of UK Holdco and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and accompanied by an opinion of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, which opinion shall not be subject to qualification as to scope or contain any “going concern” qualification or exception other than with respect to or resulting from (i) the maturity of any Loans under this Agreement or the Senior Notes or (ii) any potential inability to satisfy any financial covenant on a future date or for a future period (provided that delivery within the time periods specified above of copies of the Annual Report on Form 10-K of UK Holdco (or any direct or indirect parent company thereof) filed with the SEC (or the equivalent documents filed with a comparable agency in any applicable non-U.S. jurisdiction, provided such documents contain substantially the same information as would be set forth in a Form 10-K) shall be deemed to satisfy the requirements of this Section 6.1(a)); and

(b)          as soon as available, but in any event within 45 days (or, in the case of the fiscal quarters ending ~~December 31, 2016,~~ March 31, 2017 ~~and~~, June 30, 2017 and September 30, 2017, 75 days) after the last day of the first three fiscal quarters of each fiscal year of UK Holdco, the unaudited consolidated balance sheet of UK Holdco and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly stating in all material respects the financial position of UK Holdco and its consolidated Subsidiaries in accordance with GAAP for the period covered thereby (subject to normal year-end audit adjustments and the absence of footnotes) (provided that delivery within the time periods specified above of copies of the Quarterly Report on Form 10-Q of UK Holdco (or any direct or indirect parent company thereof) filed with the SEC (or the equivalent documents filed with a comparable agency in any applicable non-U.S. jurisdiction, provided such documents contain substantially the same information as would be set forth in Form 10-Q) shall be deemed to satisfy the requirements of this Section 6.1(b)).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and (except as otherwise provided below) in accordance with GAAP applied consistently (except to the extent any such inconsistent application of GAAP has been approved by such accountants (in the case of clause (a) above) or officer (in the case of clause (b) above), as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods (subject, in the case of quarterly financial statements, to normal year-end audit adjustments and the absence of footnotes), and all such financial statements shall include a presentation of Consolidated EBITDA and any scheduling adjustments.

Notwithstanding the foregoing, the obligations in Section 6.1(a), Section 6.1(b) and Section 6.2(d) may be satisfied by furnishing, at the option of the Borrower Representative, the applicable financial statements or, as applicable, forecasts of (I) any predecessor or successor of UK Holdco or any entity meeting the requirements of clause (II) or (III) of this paragraph, (II) any other wholly-owned Restricted Subsidiary that, together with its consolidated Restricted Subsidiaries, constitutes substantially all of the assets of UK Holdco and its consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (III) any Parent Holding Company, provided that to the extent such information relates to a Qualified Reporting Subsidiary or a Parent Holding Company, (x) such information is accompanied by consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Qualified Reporting Subsidiary or such Parent Holding Company, on the one hand, and the information relating to UK Holdco and its Restricted Subsidiaries on a standalone basis, on the other hand and (y) solely in the case of a Qualified Reporting Subsidiary, neither such Parent Holding Company nor any Subsidiary of such Parent Holding Company (other than Holdings or such Qualified Reporting Subsidiary and its Subsidiaries) shall have any material assets or liabilities.

6.2          Certificates; Other Information. Furnish to the Administrative Agent (who shall promptly furnish to each Lender) or, in the case of clause (g), to the relevant Lender:

(a)          promptly upon the request of the Administrative Agent, in connection with the delivery of any financial statements or other information pursuant to Section 6.1 or this Section 6.2, confirmation of whether such statements or information contains any Private Lender Information. The Borrowers and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrowers, Holdings, their respective Subsidiaries or their securities) (the “Public Lenders”) and, if documents or notices required to be delivered pursuant to Section 6.1 or this Section 6.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Borrower Representative has indicated contains Private Lender Information shall not be posted on that portion of the Platform designated for such public-side Lenders, provided that if Borrower Representative has not indicated whether a document or notice delivered pursuant to Section 6.1 or this Section 6.2 contains Private Lender Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrowers, Holdings, their respective Subsidiaries or their respective securities;

(b)          concurrently with the delivery of the financial statements referred to in Section 6.1(a), a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of UK Holdco and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that any Default insofar as it relates to the covenant set forth in Section 7.1 has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

(c)          concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) an Officer’s Certificate of Borrower Representative stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) (x) a Compliance Certificate containing all information and calculations reasonably necessary for determining the Applicable Margin and, to the extent that a Financial Compliance Date occurred on the last day of the period covered by such financial statements, compliance by UK Holdco with the provisions of Section 7.1 of this Agreement as of the last day of the fiscal quarter or fiscal year of UK Holdco, as the case may be (and, with respect to each annual financial statement commencing with the fiscal year of UK Holdco ending December 31, 2017, the amount, if any, of Excess Cash Flow for such fiscal year together with the calculation thereof in reasonable detail), and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any registered intellectual property acquired or developed (and not sold, transferred or otherwise disposed of) by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date), (iii) certifying a list of names of all Immaterial Subsidiaries designated as such (or certifying as to any changes to such list since the delivery of the last such certificate) and that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary, and (iv) certifying a list of names of all Unrestricted Subsidiaries (if any) (or certifying as to any changes to such list since the delivery of the last such certificate) and that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary;

(d)          as soon as available, but in any event within 90 days after the last day of each fiscal year of UK Holdco (commencing with the fiscal year ending on or about December 31, 2017), a detailed consolidated budget for the following fiscal year (including (i) projected consolidated quarterly income statements and (ii) projected consolidated annual balance sheets of UK Holdco and its consolidated Subsidiaries, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall be based on reasonable estimates, information and assumptions that are reasonable at the time in light of the circumstances then existing, it being understood that projections are subject to uncertainties and there is no assurance that any projections will be realized; provided that delivery of such Projections pursuant to this Section 6.2(d) shall only be required hereunder prior to an initial public offering of the Capital Stock of UK Holdco, any Qualified Reporting Subsidiary or any Parent Holding Company.

(e)          simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.1(a) and (b) above, a narrative discussion and analysis of the financial condition and results of operations of UK Holdco and its Restricted Subsidiaries for such fiscal quarter or fiscal year, as applicable, and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter (or for the entire such fiscal year most recently ended in the case of such discussion and analysis given after the end of such fiscal year), as compared to the comparable periods of the previous year (provided that delivery within the time periods specified above of copies of the Quarterly Report on Form 10-Q and Annual Report on Form 10-K, as applicable, of UK Holdco (or any direct or indirect parent company thereof) filed with the SEC (or the equivalent documents filed with a comparable agency in any applicable non-U.S. jurisdiction, provided such documents contain substantially the same information as would be set forth in equivalent U.S. documents) shall be deemed to satisfy the requirements of this Section 6.2(e));

(f)           promptly, copies of all financial statements and reports that UK Holdco and its Restricted Subsidiaries send generally to the holders of any class of their debt securities or public equity securities, acting in such capacity, and, within five days after the same are filed, copies of all financial statements and reports that UK Holdco or any Qualified Reporting Subsidiary may make to, or file with, the SEC (or the equivalent documents filed with a comparable agency in any applicable non-U.S. jurisdiction, provided such documents contain substantially the same information as would be set forth in equivalent U.S. documents);

(g)          promptly following any Lender’s request therefor, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the Patriot Act;

(h)          to the extent equivalent conference calls are required pursuant to the terms of the Senior Notes, quarterly, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to clause (a) and (b) above, participate in a conference call for Lenders to discuss the financial condition and results of operations of UK Holdco and its Subsidiaries for the most recently-ended period for which financial statements have been or were required to have been delivered; and

(i)           as promptly as reasonably practicable from time to time following the Administrative Agent’s request therefor, such other information regarding the operations, business affairs and financial condition of any Group Member, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request.

Nothing in this Agreement or in any other Loan Document shall require any Loan Party to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by applicable Laws or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

6.3          Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Tax obligations of whatever nature, except (i) where the failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of UK Holdco or the relevant Group Member.

6.4          Maintenance of Existence; Compliance with Law.

(a)          (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other all rights, privileges and franchises, in each case necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.8 or by the Security Documents and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)          comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)          comply with all Governmental Approvals except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.5          Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) maintain all the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) maintain with insurance companies that the Borrower Representative believes (in the good faith judgment of the management of the Borrower Representative) are financially sound and responsible at the time the relevant coverage is placed or renewed insurance in at least such amounts (after giving effect to any self-insurance which the Borrower Representative believes (in the good faith judgment of management of the Borrower Representative) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower Representative believes (in the good faith judgment of management of the Borrower Representative) is reasonable and prudent in light of the size and nature of its business (it being agreed that in any event flood insurance shall not be required except to the extent required by applicable Law).

6.6          Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which entries full, true and correct in all material respects in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and (b) permit, at the Borrowers’ expense, representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, upon reasonable prior written notice, and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company Group Members with officers and employees of the Company Group Members and with their independent certified public accountants; provided that (i) in no event shall there be more than one such visit for the Administrative Agent and its representatives as a group per calendar year except during the continuance of an Event of Default and (ii) the Company Borrowers shall have the right to be present during any discussions with accountants. Notwithstanding anything to the contrary in this Section 6.6 or Section 6.2(h), none of the Company Group Members will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (other than any agreement with another Company Group Member or any Affiliate thereof) or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

6.7          Notices. Promptly give notice to the Administrative Agent (who shall promptly furnish to each Lender) of:

(a)          the occurrence of any Default or Event of Default;

(b)          the following events where there is any reasonable likelihood of the imposition of liability on any Company Borrower as a result thereof that could be reasonably expected to have a Material Adverse Effect, promptly and in any event within 30 days after the Borrower Representative knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan in a material amount, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan that would result in the imposition of a material withdrawal liability, or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Company Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination (in other than a “standard termination” as defined in ERISA), Reorganization or Insolvency of, any Plan; and

(c)          any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8          Environmental Laws.

(a)          Comply with, and take commercially reasonably action to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and take commercially reasonably action to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)          Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and in the event that any Group Member shall fail timely to commence or cause to be commenced or fail diligently to prosecute to completion such actions, or contest such requirement in good faith as provided herein, allow the Administrative Agent (at its election) to cause such actions to be performed, and promptly pay all costs and expenses (including attorneys’ and consultants’ fees, charges and disbursements) thereof or incurred by the Administrative Agent in connection therewith.

6.9          Additional Collateral, etc.

(a)          With respect to any property (to the extent included in the definition of Collateral) acquired at any time after the Closing Date by any Loan Party (or any Group Member required to become a Loan Party pursuant to the terms of the Loan Documents) (other than (x) any property described in paragraph (b), (c) or (d) below and (y) any property subject to a Lien expressly permitted by clauses (6), (8), (9), (12), (16), (17), (18), (27), (30), (36) and (39) of the definition of “Company Group Member Permitted Liens” to the extent and for so long as the obligations relating to such Liens do not permit a Lien on such property in favor of the Secured Parties) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected (or equivalent under applicable foreign law) Lien (in each case subject to the Agreed Security Principles) within 90 days (or such longer period as the Administrative Agent shall reasonably agree) (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Document or such other documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected (or equivalent under applicable foreign law) first priority security interest (subject to Permitted Liens) in such property, including the filing of Uniform Commercial Code financing statements (or equivalent filings in jurisdictions outside of United States) in such jurisdictions as may be required by any Security Document or by applicable law or as may reasonably be requested by the Administrative Agent.

(b)          The Borrower Representative shall ensure that the Minimum Guarantor Coverage Threshold is satisfied (i) on the date falling 90 days after the Closing Date (the “Post-Closing Test Date”) when tested by reference to the financial statements described in clause (b) of Section 5.1(d) and (ii) thereafter, with reference to the most recently ended fiscal period for which financial statements of UK Holdco referred to in Section 6.1(a) are required to be delivered to the Administrative Agent for that fiscal year, on the date such financial statements are required to be delivered to the Administrative Agent for that fiscal year; provided that, if on any relevant test date the Minimum Guarantor Coverage Threshold is not satisfied, such other Restricted Subsidiaries (as reasonably determined by the Borrower Representative) shall become Guarantors in accordance with Section 6.9(c) to ensure that the Minimum Guarantor Coverage Threshold is satisfied (calculated as if such additional Guarantors had been Guarantors for the purposes of the relevant test) and provided that, if the Minimum Guarantor Coverage Threshold is so satisfied within the time period set forth in Section 6.9(c), no Default, Event of Default or other breach of this Agreement or any other Loan Document shall arise in respect thereof.

(c)          Subject to Section 6.15, if applicable, within 30 days (or such longer period as the Administrative Agent shall reasonably agree) of the relevant test date under Section 6.9(b)(i) or (ii), as the case may be, the Borrower Representative will cause each Restricted Subsidiary specified below to execute and to deliver to the Administrative Agent (1) a Guarantor Joinder Agreement, (2) subject to the Agreed Security Principles, applicable Security Documents substantially similar to other Loan Parties organized in the same jurisdiction, or, if at such time there are no other Loan Parties in such jurisdiction, in respect of substantially all of its assets (other than any Excluded Assets (except any Excluded Assets described in clauses (iv)(3), (v)(B), (xi) and/or (xiv) of the definition thereof in the case of any Restricted Subsidiary referred to in clause (c)(iii)) and any assets excluded pursuant to the Agreed Security Principles), (3) an Officer’s Certificate, in a form substantially similar to those delivered on the Closing Date and (4) if requested by the Administrative Agent, legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent:

(i)          each (x) Material Restricted Subsidiary and (y) each such Material Restricted Subsidiary’s direct parent Holding Company that is a Restricted Subsidiary, provided that the Borrower Representative shall reasonably determine the order in which such Subsidiaries become Guarantors;

(ii)         if and solely to the extent required to satisfy the Minimum Guarantor Coverage Threshold pursuant to Section 6.9(b), one or more Immaterial Subsidiaries (thereby causing such Immaterial Subsidiaries to become Guarantors under this paragraph (c)), provided that the Borrower Representative shall reasonably determine the order in which such Subsidiaries become Guarantors; and

(iii)        if and solely to the extent required to satisfy the Minimum Guarantor Coverage Threshold pursuant to Section 6.9(b), each Restricted Subsidiary that is not an Excluded Subsidiary pursuant to any of the clauses (i) through (vi), (x), (xi)(A) and (xii) of the definition thereof; provided that the Borrower Representative shall reasonably determine the order in which such Subsidiaries become Guarantors.

(d)          Notwithstanding anything to the contrary in this Agreement, (i) in no event shall control agreements or perfection by control or similar arrangements be required with respect to any Collateral (including deposit or securities accounts), other than in respect of (x) 100% of the certificated equity interests in UK Holdco, the Top Borrowers, the Co-Borrowers and material wholly-owned Restricted Subsidiaries thereof otherwise required to be pledged and (y) intercompany notes (including the notes evidencing the Tower Loans, both Loan Note Instruments and the Global Intercompany Note) and other promissory notes held by a Borrower or a Guarantor that constitute Collateral evidencing debt for borrowed money in a principal amount of at least $25,000,000; and (ii) in no event shall Collateral include any Excluded Assets unless the Borrower Representative so elects, which election shall be deemed to occur with respect to any Restricted Subsidiary that becomes a Guarantor in accordance with Section 6.9(c), in order to satisfy the Borrower Representative’s obligations with respect to the Minimum Guarantor Coverage Threshold under Section 6.9(c).

6.10        Credit Ratings. Use commercially reasonable efforts to maintain at all times a credit rating by each of S&P and Moody’s in respect of the Facilities provided for under this Agreement and a corporate rating by S&P and a corporate family rating by Moody’s for Holdings (it being understood that there shall be no requirement to maintain any specific credit rating).

6.11        Further Assurances. At any time or from time to time upon the reasonable request of the Administrative Agent, at the expense of the Borrowers, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, the Loan Parties shall take such actions as the Administrative Agent may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession, in each case to the extent required by the applicable Security Documents) to ensure that the Obligations are guaranteed by the Guarantors, on a first priority basis (subject to Permitted Priority Liens) and are secured by substantially all of the assets (other than those assets specifically excluded by the terms of this Agreement and the other Loan Documents) of the Loan Parties, in each case subject to the Agreed Security Principles.

6.12        Designation of Unrestricted Subsidiaries. The Borrower Representative may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary and subsequently re-designate any Unrestricted Subsidiary as a Restricted Subsidiary if (i) other than for purposes of designating a Restricted Subsidiary as an Unrestricted Subsidiary that is a Receivables Subsidiary in connection with the establishment of a Qualified Receivables Financing, the Fixed Charge Coverage Ratio of UK Holdco and the Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such designation or re-designation, as applicable, would have been at least 2.00 to 1.00, determined on a pro forma basis, and (ii) no Default or Event of Default has occurred and is continuing or would result therefrom. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party or Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s or Restricted Subsidiary’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of Indebtedness or Liens of such Subsidiary existing at such time, and (y) a return on any Investment by the applicable Loan Party or Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s or Restricted Subsidiary’s Investment in such Subsidiary. For the avoidance of doubt, neither a Borrower nor UK Holdco shall be permitted to be an Unrestricted Subsidiary. At any time a Subsidiary is designated as an Unrestricted Subsidiary hereunder, the Borrower Representative shall cause such Subsidiary to be designated as an Unrestricted Subsidiary (or any similar applicable term) under any Indebtedness permitted under Section 7.2 that is pari passu in right of payment with the Obligations, and, in any event, any Indebtedness described in Section 7.2(b)(ii), (iv) or (b)(vi).

6.13        Employee Benefit Plans. Maintain, and cause each Commonly Controlled Entity to maintain, all Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Plan, ERISA, the Code and all other applicable laws, except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Maintain, or cause to be maintained, all Foreign Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Plan and all applicable laws, except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.14        Use of Proceeds. The Borrowers will only use the proceeds of the Loans in accordance with Sections 4.17(d) and 4.19.

6.15        Post-Closing Matters. The Borrower Representative will, and will cause each of the Restricted Subsidiaries to, take each of the actions set forth on Schedule 6.15 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Agent).

6.16        FCPA; OFAC; Sanctions. The Loan Parties agree to maintain policies, procedures, and internal controls reasonably designed to ensure compliance with the Sanctions Laws, the Export Control Laws and the applicable Anti-Corruption Laws, provided that the obligations in this Section 6.16 shall in no event be interpreted or applied in such a manner that the obligations hereunder would violate or expose any Loan Party or any of its Subsidiaries in each case resident in the United Kingdom, Luxembourg, Spain or Germany or any Secured Party resident in the European Union (or any director, officer or employee thereof) to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity or person (including, without limitation, EU Regulation (EC) 2271/96).

6.17        Centre of Main Interests. No Loan Party shall do anything to change the location of its centre of main interests for the purposes of the Regulation (as defined in Section 4.21); provided that in respect of Loan Parties other than UK Holdco, Holdings and the Lux Company Borrower, such change of location shall be permitted if it could not be expected that such change would be materially adverse to the interests of the Lenders (taken as a whole).

6.18        Repayment of Tower Loans. Unless otherwise prohibited under any Tower Subordination Agreement, make payments under any Tower Term Loan Credit Agreement at times and in amounts sufficient for any Tower Borrower to make all principal payments and prepayments of the Loans, as required under this Agreement.

6.19        Additional Covenants.

(a)          Neither the US Company Borrowers nor any other entity that is a member of a U.S. “consolidated group” (as defined in Treasury Regulation Section 1.1502-1(h)) that includes one or more of the US Company Borrowers (for purposes of this Section 6.19, collectively, the “Group”) will engage in any Triggering Action, if such Triggering Action would cause the Tower LLC Loan to be recharacterized as equity under the proposed regulations under Section 385 (if not finalized, withdrawn or superseded) or, if existing at the time of such Triggering Action, under the finalized regulations, otherwise superseding proposed or temporary regulations under Section 385 or amendments to Section 385 and would cause a material amount of the Group’s interest deductions with respect to interest paid on the Tower LLC Loan to be disallowed for U.S. federal income tax purposes; provided, that for the avoidance of doubt, at any time after the U.S. federal income tax year in which the Tower LLC Loan is issued, the restrictions contained in this Section 6.19 shall not apply to, and shall not prevent the Group from taking, any action if the US Company Borrowers are first irrevocably released from all of their obligations with respect to the Tower LLC Loan in accordance with any Tower Borrower Release.

(b)          If (i) an Event of Default has occurred and is continuing and (ii) as a result of such Event of Default, the Lenders have a remedy pursuant to the Loan Documents, which, if exercised, would require the Group to engage in a Triggering Action and the Lenders have provided notice to the Group that the Lenders intend to exercise such remedy, then, at the written request of the Lenders, the US Company Borrowers shall be irrevocably released from all of their obligations with respect to the Tower LLC Loan in accordance with Section 11.7 prior to the Lenders exercising such remedy.

(c)          In the event of the finalization of the regulations under Section 385, the promulgation of temporary regulations under Section 385 or an amendment to Section 385 that, in each case, would cause a material amount of the Group’s interest deductions with respect to interest paid on the Tower LLC Loan to be disallowed for U.S. federal income tax purposes and such disallowance would not apply if the Tower LLC Loan had been issued to a third party, the US Company Borrowers shall be irrevocably released from all of their obligations with respect to the Tower LLC Loan in accordance with Section 11.7.

(d)          The Foreign Loan Parties (including the FHC Tower Borrower, Tower Co, Lux Company Borrower and UK Holdco) are not subject to any restrictions pursuant to this Section 6.19; provided, however, that in the event Luxembourg adopts new final legislation or regulations with the effect of law after the Closing Date that are substantially similar to the proposed regulations under Section 385, such that certain triggering actions would cause the Tower Co Loan to be recharacterized as equity for Luxembourg income tax purposes, the FHC Tower Borrower will consider in good faith any actions to be taken to mitigate the likelihood of such recharacterization, including whether to cause the Lux Company Borrower to be irrevocably released from all of its obligations with respect to the Tower Co Loan in accordance with Section 11.7.

(e)          In the event that the United States Treasury publishes official guidance that would exclude loans such as the Tower LLC Loan from the regulations under Section 385, the restrictions contained in this Section 6.19 shall not apply to the Tower LLC Loan.

(f)           UK Holdco will use its commercially reasonable efforts to maintain a listing of the Loan Note Instruments on a “recognized stock exchange” as defined in Section 1005 of the ITA 2007.

Section 6.A

AFFIRMATIVE COVENANTS OF THE TOWER BORROWERS

Each Tower Borrower hereby agrees that, until either (i) all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made) and all Letters of Credit have been canceled, have expired or have been Collateralized or (ii) the applicable Tower Borrower Release has become effective pursuant to Section 11.7, such Tower Borrower will, and will cause its Subsidiary to:

6.1.A      Information. Furnish to the Administrative Agent (who shall promptly furnish to each Lender) or, in the case of clause (b), to the relevant Lender, (a) upon request by the Administrative Agent, within 5 days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with, or maintenance of, Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of the Group Members; (b) promptly following any Lender’s request therefor, all documentation and other in-formation that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the Patriot Act; (c) as promptly as reasonably practicable from time to time following the Administrative Agent’s request therefor, such other information regarding the operations, business affairs and financial condition of any Tower Group Member, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request (on behalf of itself or any Lender); and (d) where applicable, a copy of the register of mortgages and charges maintained by Tower Co reflecting the details of the security granted by Tower Co under the relevant Loan Documents.

6.2.A      Payment of Obligations. (i) Pay, discharge or otherwise satisfy or cause to be paid, discharged or otherwise satisfied, at or before maturity or before they become delinquent, as the case may be, all of its obligations under the Tower Borrower Documents and (ii) pay, discharge or otherwise satisfy, or cause to be paid, discharged or otherwise satisfied, at or before maturity or before they become delinquent, as the case may be, all of its other material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

6.3.A      Maintenance of Existence; Compliance.

(a)          (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)          comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c)          comply with all Governmental Approvals except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(d)          maintain the US Tower Borrower’s status as a corporation for United States federal income tax purposes; and

(e)          cause Tower LLC to maintain its status as a disregarded entity for United States federal income tax purposes.

6.4.A      Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which entries full, true and correct in all material respects in conformity with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and from which financial statements conforming with GAAP can be derived and (b) permit, at the Tower Borrower’s sole expense, representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, upon reasonable prior notice, and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Tower Group Members with officers and employees of the Tower Group Members and with their independent certified public accountants; provided that (i) in no event shall there be more than one such visit for the Administrative Agent and its representatives as a group per calendar year except during the continuance of an Event of Default and (ii) the Company Borrowers shall have the right to be present during any discussions with accountants. Notwithstanding anything to the contrary in this Section 6.4.A, none of the Tower Group Members will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (other than any agreement with another Tower Group Member or any of its Affiliates) or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

6.5.A      Notices. Promptly give notice to the Administrative Agent (who shall promptly furnish to each Lender) of:

(a)          the occurrence of any Tower Borrower Default or Tower Borrower Event of Default;

(b)          any (i) default or event of default under any Contractual Obligation of any Tower Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Tower Group Member and any Governmental Authority, that in either case could reasonably be expected to have a Material Adverse Effect;

(c)          any litigation or proceeding affecting any Tower Group Member (i) in which the amount involved is $15,000,000 or more and not covered by adequate insurance, (ii) in which injunctive or similar relief is sought which injunctive or similar relief could reasonably be expected to result in a Material Adverse Effect or (iii) which relates to any Loan Document or the Tower Transactions;

(d)          the following events where there is any reasonable likelihood of the imposition of liability on any Tower Borrower as a result thereof that could be reasonably expected to have a Material Adverse Effect, promptly and in any event within 30 days (or such longer time as the Administrative Agent shall reasonably agree) after the Borrower Representative knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan in a material amount, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan that would result in the imposition of a material withdrawal liability, or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Tower Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination (in other than a “standard termination” as defined in ERISA), Reorganization or Insolvency of, any Plan; and

(e)          any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.5.A shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the relevant Tower Group Member proposes to take with respect thereto.

6.6.A      Additional Collateral, etc. With respect to any Collateral acquired at any time after the Closing Date by any Loan Party that is a Tower Group Member as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, within the later of (x) ninety days from the date of acquisition and (y) ten days following the end of the applicable fiscal quarter (or such longer period as the Administrative Agent shall reasonably agree), (i) execute and deliver to the Administrative Agent such amendments, joinders or supplements to the Security Agreement or such other documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest (subject to Permitted Liens) in such property, including the filing of UCC financing statements and similar instruments in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Administrative Agent (including updating the relevant register of mortgages and charges maintained by the relevant Person reflecting the details of any security granted by such Person, where applicable.

6.7.A      Further Assurances. At any time or from time to time upon the request of the Administrative Agent, at the expense of the Borrowers, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, the Loan Parties that are Tower Group Members shall take such actions as the Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, stock powers and share transfer documents, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock or share certificates and other collateral with respect to which perfection is obtained by possession, in each case to the extent required by the applicable Security Documents or the applicable Tower Borrower Documents) to ensure that the Obligations are guaranteed by the Guarantors, on a first priority basis (subject to Permitted Priority Liens), and are secured by substantially all of the assets (other than those assets specifically excluded by the terms of this Agreement and the other Loan Documents) of the Loan Parties, in each case subject to the Agreed Security Principles.

6.8.A      Employee Benefit Plans. Maintain, and cause each Commonly Controlled Entity to maintain, all Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Plan, ERISA, the Code and all other applicable laws, except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Maintain, or cause to be maintained, all Foreign Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Plan and all applicable laws, except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 7.

NEGATIVE COVENANTS

Each Opco Borrower, UK Holdco, (solely with respect to Sections 7.1, 7.10, 7.11, 7.12 and 7.13) Lux Company Borrower and (solely with respect to Section 7.12) Holdings hereby jointly and severally agree that, until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made) and all Letters of Credit have been canceled, have expired or have been Collateralized, UK Holdco (solely with respect to Sections 7.1, 7.10, 7.11, 7.12 and 7.13) Lux Company Borrower and (solely with respect to Section 7.12) Holdings will, and will cause the Restricted Subsidiaries to, comply with this Section 7.

7.1          Total First Lien Net Leverage Ratio. UK Holdco shall not, without the written consent of the Majority Revolving Lenders, permit the Total First Lien Net Leverage Ratio on a Pro Forma Basis as at the last day of any period of four consecutive fiscal quarters of UK Holdco commencing with the fiscal quarter ending March 31, 2017 (but only if the last day of such fiscal quarter constitutes a Financial Compliance Date) to exceed 7.50 to 1.00 or, beginning with the first fiscal quarter of Holdings of 2019, 7.00 to 1.00.

7.2          Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)          (i) UK Holdco will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) UK Holdco will not, and will not permit any of the Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that any of the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and Preferred Stock, in each case if the Fixed Charge Coverage Ratio of UK Holdco and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 (“Ratio Debt”), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, however, that the aggregate amount of Indebtedness (excluding Acquired Indebtedness not Incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to this clause (a) by Restricted Subsidiaries that are not Guarantors, taken together with the amount of all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued by Restricted Subsidiaries that are Non-Guarantor Subsidiaries pursuant to clauses (b)(vi), (b)(xxii) and (b)(xxx) of this Section 7.2, shall not exceed the greater of $75,000,000 and 2.00% of Total Assets (at the time such Indebtedness is Incurred) at any one time outstanding.

(b)          The limitations set forth in Section 7.2(a) shall not apply to (collectively, “Permitted Debt”):

(i)          Indebtedness Incurred pursuant to this Agreement, any other Loan Document, any Loan Note Instrument and any Tower Loan (including any Indebtedness incurred pursuant to Section 2.25, 2.26 or 2.28);

(ii)         the Incurrence by the Lux Company Borrower and the Guarantors of Indebtedness represented by the Senior Notes (not including any additional notes) and the guarantees, as applicable (and any exchange notes and guarantees thereof);

(iii)        Indebtedness existing on the Closing Date (other than Indebtedness described in Section 7.2(b)(i) and (ii)), and set forth on Schedule 7.2;

(iv)        Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt;

(v)         Permitted Unsecured Refinancing Debt;

(vi)        Indebtedness, Disqualified Stock or Preferred Stock not to exceed an amount equal to the sum of (x) an unlimited amount at any time so long as the Total First Lien Net Leverage Ratio on a Pro Forma Basis (but without giving effect to the cash proceeds remaining on the balance sheet of such Indebtedness) as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 6.1(a) or (b), as the case may be, have been or were required to have been delivered (calculated assuming that such Indebtedness is fully drawn throughout such period) does not exceed 4.90 to 1.00 (without giving effect to any contemporaneous borrowing under clauses (y) or (z) below), plus (y) the amount of all prior voluntary prepayments, loan buybacks and commitment reductions of Term Loans, Revolving Loans, Incremental Loans and Indebtedness incurred pursuant to this Section 7.2(b)(vi) that is secured by a Lien on the Collateral on a pari passu basis with the Obligations (in each case, to the extent not funded with the proceeds of long-term Indebtedness (except Indebtedness under one or more revolving credit or similar facilities) or the proceeds of Permitted Cure Securities applied pursuant to Section 9.4 and, with respect to any prepayment or commitment reduction of or in respect of revolving loans, to the extent accompanied by a permanent reduction in such revolving commitments) (minus the aggregate principal amount of Indebtedness Incurred under Section 2.25(a)(i)(y)), plus (z) an amount equal to the greater of $300,000,000 and 75% of Consolidated EBITDA on a Pro Forma Basis based on the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 6.1(a) or (b), as the case may be, have been delivered (and after giving effect to any acquisition consummated concurrently therewith) (minus the aggregate principal amount of Indebtedness Incurred under Section 2.25(a)(i)(z)) (provided that, for the avoidance of doubt, the amount available to the Borrowers pursuant to clauses (y) and (z) above shall be available at all times and shall not be subject to the ratio test described in foregoing clause (x) above), which amount may be secured on a pari passu or junior basis; provided, that:

(1)          the amount of Indebtedness that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to this clause (vi) by Restricted Subsidiaries that are Non-Guarantor Subsidiaries, taken together with all other Indebtedness Incurred and Disqualified Stock and Preferred Stock issued pursuant to this proviso (1) shall not exceed the greater of $75,000,000 and 2.00% of Total Assets (at the time such Indebtedness is Incurred) at any one time outstanding (minus the amount of Indebtedness Incurred by Restricted Subsidiaries that are Non-Guarantor Subsidiaries pursuant to clauses (a), (b)(xxii) and (b)(xxx) of this Section 7.2);

(2)          the Applicable Requirements shall have been satisfied;

(3)          no Indebtedness under this clause (vi) may be Incurred at any time that a Default or Event of Default has occurred and is continuing (unless such Indebtedness is used to finance, in whole or in part, a Limited Condition Acquisition);

(4)          any Indebtedness in the form of term loans Incurred under this clause (vi) that is secured by a Lien on the Collateral on a pari passu basis with the Obligations shall be subject to the “MFN” provisions set forth in Section 2.25(a)(vii);

(5)          that any junior lien or any unsecured Indebtedness Incurred under this clause (vi) shall be treated as Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Obligations for the purpose of calculating the Total First Lien Net Leverage Ratio pursuant to clause (x) above or Section 2.25(a)(i)(x);

(6)          (A) for the avoidance of doubt, if the applicable Borrower incurs Indebtedness under clause (x) above on the same date that it incurs Indebtedness under clauses (y) or (z) above, then the Total First Lien Net Leverage Ratio will be calculated with respect to such incurrence under the clause (x) without regard to any incurrence of Indebtedness under clauses (y) or (z) and (B) unless the applicable Borrower elects otherwise, any Indebtedness incurred pursuant to this clause (vi) shall be deemed incurred first under clause (x) above, with the balance incurred under clauses (y) and (z) above; and

(7)          unsecured Indebtedness, Disqualified Stock or Preferred Stock in an unlimited amount may be incurred at any time so long as the Total Net Leverage Ratio on a Pro Forma Basis (but without giving effect to the cash proceeds remaining on the balance sheet of such Indebtedness) as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 6.1(a) or (b), as the case may be, have been or were required to have been delivered (calculated assuming that such Indebtedness is fully drawn throughout such period) does not exceed 6.50 to 1.00;

(vii)       Indebtedness (including, without limitation, Capitalized Lease Obligations, mortgage financings or purchase money obligations) Incurred by UK Holdco or any of the Restricted Subsidiaries, Disqualified Stock issued by UK Holdco or any of the Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries to finance or Refinance, all or any part of the acquisition, purchase, lease, construction, design, installation, repair, replacement or improvement of property (real or personal), plant or equipment or other fixed or capital assets used or useful in the business of UK Holdco or the Restricted Subsidiaries or in a Similar Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount, including all Indebtedness Incurred to renew, refund, Refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (vii), not to exceed the greater of $75,000,000 and 2.00% of Total Assets (at the time such Indebtedness is Incurred) at any one time outstanding (in each case minus amounts incurred under clause (xvi) in respect of Indebtedness originally incurred under this clause (vii) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (vii) shall cease to be deemed Incurred or outstanding pursuant to this clause (vii) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which UK Holdco or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock as Ratio Debt (to the extent UK Holdco or any of the Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification)); provided, that Capitalized Lease Obligations incurred by UK Holdco or any Restricted Subsidiary pursuant to this clause (d) in connection with a Sale Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale Leaseback Transaction are used by UK Holdco or such Restricted Subsidiary to permanently repay outstanding loans under any ~~Credit Agreement, Debt Facility~~credit agreement, debt facility or other Indebtedness secured by a Lien on the assets subject to such Sale Leaseback Transaction;

(viii)      Indebtedness (x) in respect of any bankers’ acceptance, bank guarantees, discounted bill of exchange or the discounting or factoring of receivables, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business and (y) constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing;

(ix)         Indebtedness arising from agreements of UK Holdco or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of UK Holdco in accordance with the terms of this Agreement, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(x)          shares of Preferred Stock of a Restricted Subsidiary issued to UK Holdco or another Wholly-Owned Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to UK Holdco or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(xi)         Indebtedness or Disqualified Stock of (a) a Restricted Subsidiary to UK Holdco or (b) UK Holdco or any Restricted Subsidiary to any Restricted Subsidiary; provided that if UK Holdco or a Guarantor Incurs such Indebtedness or issues such Disqualified Stock to a Restricted Subsidiary that is not a Company Borrower or a Guarantor, such Indebtedness or Disqualified Stock, as applicable, is subordinated in right of payment to the Loans or the Guarantee of such Guarantor, as the case may be; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness or Disqualified Stock, as applicable, ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock, as applicable (except to UK Holdco or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or Disqualified Stock, as applicable;

(xii)        Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) or in connection with the Transactions: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(xiii)       obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by UK Holdco or any Restricted Subsidiaries;

(xiv)      Indebtedness, Disqualified Stock or Preferred Stock in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xiv), does not exceed the greater of $125,000,000 and 3.25% of Total Assets (at the time such Indebtedness is Incurred) at any one time outstanding (in each case minus amounts incurred under clause (xvi) in respect of Indebtedness originally incurred under this clause (xiv)) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (xiv) shall cease to be deemed Incurred or outstanding pursuant to this clause (xiv) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which UK Holdco or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock as Ratio Debt (to the extent UK Holdco or any of the Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(xv)       any guarantee by UK Holdco or any of the Restricted Subsidiaries of Indebtedness or other obligations of UK Holdco or any of the Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by UK Holdco or such Restricted Subsidiary is permitted under the terms of this Agreement; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Loans or the Guarantee of any Guarantor, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Loans and the Guarantees, substantially to the same extent as such Indebtedness is subordinated to the Loans or any relevant Guarantees, as applicable;

(xvi)      the Incurrence by UK Holdco or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, Refinance, replace or defease any Indebtedness, Disqualified Stock or Preferred Stock Incurred as permitted under clause (a) of this Section 7.2 and clauses (b)(i), (b)(ii), (b)(iii), (b)(vi), (b)(vii), (b)(xiv), (b)(xvi), (b)(xix), (b)(xxii), (b)(xxvii) and (b)(xxx), of this Section 7.2 or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or Refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, fees and expenses, including any premium and defeasance costs in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)          has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the shorter of (x) the Indebtedness, being refunded or Refinanced or (y) the Senior Notes;

(2)          has a Stated Maturity which is no earlier than the earlier of the Stated Maturity of (x) the Indebtedness being refunded or Refinanced or (y) the Senior Notes;

(3)          to the extent such Refinancing Indebtedness Refinances (x) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness, or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4)          is Incurred in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced plus (y) the amount necessary to pay accrued and unpaid interest, fees, underwriting discounts and expenses, including any premium and defeasance costs Incurred in connection with such Refinancing; and

(5)          shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that Refinances Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco; (y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that Refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or (z) Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco or a Restricted Subsidiary that Refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(xvii)     Indebtedness arising from (x) Cash Management Services and (y) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that, in the case of this (y), such Indebtedness is extinguished within ten Business Days of its Incurrence;

(xviii)    Indebtedness of UK Holdco or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to this Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xix)       Contribution Indebtedness;

(xx)        Indebtedness of UK Holdco or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements;

(xxi)       Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to UK Holdco or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xxii)      (x) Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco or any of the Restricted Subsidiaries Incurred to finance an acquisition or (y) Acquired Indebtedness of UK Holdco or any of the Restricted Subsidiaries; provided that, in either case, after giving effect to the transactions that result in the Incurrence or issuance thereof, on a pro forma basis, either (a) UK Holdco would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt or (b) the Fixed Charge Coverage Ratio of UK Holdco and its Restricted Subsidiaries would not be less than immediately prior to such transactions; provided, that the aggregate principal amount of Indebtedness Incurred or assumed by Restricted Subsidiaries which are Non-Guarantor Subsidiaries under this clause (xxii) shall not exceed the greater of $75,000,000 and 2.00% of Total Assets (at the time such Indebtedness is Incurred) at any one time outstanding (minus the amount of Indebtedness Incurred by Restricted Subsidiaries that are Non-Guarantor Subsidiaries pursuant to clauses (a),(b)(vi) and (b)(xxx) of this Section 7.2);

(xxiii)     Indebtedness Incurred by UK Holdco or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Senior Notes (and any exchange notes or refinancing indebtedness with respect thereto);

(xxiv)     Guarantees (A) Incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates or (B) otherwise constituting Investments permitted under this Agreement;

(xxv)      Indebtedness issued by UK Holdco or any of the Restricted Subsidiaries to current or former employees, directors, managers and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of UK Holdco or any direct or indirect parent company of UK Holdco to the extent permitted by Section 7.3(b)(iv);

(xxvi)     Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business of UK Holdco and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of UK Holdco and the Restricted Subsidiaries;

(xxvii)    Indebtedness Incurred by joint ventures of Holdings or any of the Restricted Subsidiaries and Restricted Subsidiaries that are Non-Guarantor Subsidiaries, in an aggregate principal amount that does not exceed the greater of $125,000,000 and 3.25% of Total Assets (at the time such Indebtedness is Incurred) at any one time outstanding (in each case minus amounts incurred under clause (xvi) in respect of Indebtedness originally incurred under this clause (xxvii) (it being understood that any Indebtedness Incurred pursuant to this clause (xxvii) shall cease to be deemed Incurred or outstanding pursuant to this clause (xxvii) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which such non-Guarantor Restricted Subsidiary or joint venture could have Incurred such Indebtedness as Ratio Debt (to the extent UK Holdco or any of the Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(xxviii)   customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xxix)     Indebtedness Incurred pursuant to Sale Leaseback Transactions;

(xxx)      Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or liquidation preference that does not exceed $30,000,000, at any one time outstanding (minus amounts Incurred and outstanding under (clause (xvi) in respect of Indebtedness originally Incurred under this clause (xxx)); provided, that the aggregate principal amount of Indebtedness Incurred or assumed by Restricted Subsidiaries which are Non-Guarantor Subsidiaries under this clause (xxx) shall not exceed the greater of $75,000,000 and 2.00% of Total Assets (at the time such Indebtedness is Incurred) at any one time outstanding (minus the amount of Indebtedness Incurred by Restricted Subsidiaries that are Non-Guarantor Subsidiaries pursuant to clauses (a), (b)(vi) and (b)(xxii) of this Section 7.2); and

(xxxi)     Indebtedness Incurred pursuant to any Tower Transactions and any other transactions relating to the implementation of such structure.

(c)          For purposes of determining compliance with this Section 7.2, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred as Ratio Debt, the Borrower Representative shall, in its sole discretion, at the time of Incurrence, divide and/or classify, or at any later time redivide and/or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 7.2. The Borrower Representative will also be entitled to divide, classify or reclassify an item of Indebtedness in more than one of the types of Permitted Debt described in clauses (a) and (b) of this Section 7.2 without giving pro forma effect to the Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) Incurred pursuant to clause (b) of this Section 7.2 when calculating the amount of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) that may be Incurred pursuant to clause (a) of this Section 7.2. For the avoidance of doubt, Indebtedness Incurred under (x) clause (b)(ii) of this Section 7.2 shall be deemed to have been Incurred solely pursuant to such clause and shall not be permitted to be reclassified and (y) any subclause of clause (a)(ii) of Section 2.25 or any subclause of clause (b)(vi) of this Section 7.2 shall be deemed to have been Incurred solely pursuant to such specific subclause and shall not be permitted to be reclassified as Indebtedness Incurred under the other subclause thereof. For purposes of determining compliance with this Section 7.2, with respect to Indebtedness Incurred, reborrowings of amounts previously repaid pursuant to “cash sweep” provisions or any similar provisions that provide that Indebtedness is deemed to be repaid daily (or otherwise periodically) shall only be deemed for purposes of this Section 7.2 to have been Incurred on the date such Indebtedness was first Incurred and not on the date of any subsequent reborrowing thereof. Accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 7.2. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once. Indebtedness in respect of any Tower Loan shall not be included in calculating the amount of Indebtedness of UK Holdco and any Restricted Subsidiaries outstanding at any time, and guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness, provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.2.

(d)          For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower Dollar-equivalent amount), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.

7.3          Limitation on Restricted Payments.

(a)          UK Holdco will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(i)          declare or pay any dividend or make any distribution on account of UK Holdco’s or any Restricted Subsidiary’s Equity Interests, including any payment made in connection with any merger or consolidation involving UK Holdco (other than dividends, payments or distributions (A) payable solely in Equity Interests (other than Disqualified Stock) of UK Holdco or to UK Holdco and the Restricted Subsidiaries; or (B) by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, UK Holdco or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)         purchase or otherwise acquire or retire for value any Equity Interests of UK Holdco or any other direct or indirect parent of UK Holdco;

(iii)        make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Junior Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Junior Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 7.2(b)(xi)); or

(iv)        make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above, other than any of the exceptions thereto, being collectively referred to as “Restricted Payments”), unless at the time of such Restricted Payment:

(1)          no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)          immediately after giving effect to such transaction on a pro forma basis, a Company Borrower could Incur $1.00 of additional Indebtedness as Ratio Debt; and

(3)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by UK Holdco and the Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clause (b)(i), but excluding all other Restricted Payments permitted by clause (b) of this Section 7.3), is less than the sum of, without duplication,

(A)	50% of the Consolidated Net Income of UK Holdco for the period (taken as one accounting period) from October 1, 2016 to the end of UK Holdco’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B)	100% of the aggregate net proceeds, including cash and the Fair Market Value of assets other than cash, received by UK Holdco after the Closing Date from (1) the issue or sale of Equity Interests of UK Holdco or (2) the issue or sale of Equity Interests of any direct or indirect parent of UK Holdco (excluding (without duplication) any Cure Amount, the Equity Contribution, Refunding Capital Stock, Designated Preferred Stock, Cash Contribution Amount, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary or an employee stock ownership plan or trust established by UK Holdco or any of its Subsidiaries), plus

(C)	100% of the aggregate amount of contributions to the capital of UK Holdco received in cash and the Fair Market Value of property other than cash after the Closing Date (other than the Equity Contribution, Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount, plus

(D)	the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of UK Holdco or any Restricted Subsidiary thereof issued after the Closing Date (other than any Indebtedness or Disqualified Stock issued to UK Holdco or any Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in UK Holdco or any direct or indirect parent of UK Holdco (other than Disqualified Stock), plus

(E)	100% of the aggregate amount received by UK Holdco or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by UK Holdco or any Restricted Subsidiary from:

(I)	the sale or other disposition (other than to UK Holdco or a Restricted Subsidiary) of Restricted Investments made by UK Holdco and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from UK Holdco and the Restricted Subsidiaries by any Person (other than UK Holdco or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (b)(vii) or (b)(x) of this Section 7.3),

(II)	the sale (other than to UK Holdco or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary of Holdings, or

(III)	any distribution or dividend from any Unrestricted Subsidiary of Holdings (to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income); plus

(F)	in the event any Unrestricted Subsidiary of UK Holdco has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, UK Holdco or a Restricted Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of UK Holdco in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with such Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clauses (b)(vii) or (b)(x) of this Section 7.3 or constituted a Permitted Investment); plus

(G)	the aggregate amount of Retained Declined Proceeds; plus

(H)	$40,000,000.

(b)          The provisions of Section 7.3(a) will not prohibit:

(i)          the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(ii)         (A) the redemption, repurchase, defeasance, exchange, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of Holdings or any direct or indirect parent of UK Holdco or any Restricted Subsidiary or Junior Indebtedness of UK Holdco or any Restricted Subsidiary, in exchange for, or out of the proceeds of a sale (other than to UK Holdco or a Restricted Subsidiary) of, Equity Interests of any direct or indirect parent of UK Holdco (other than any Disqualified Stock or any Equity Interests sold to UK Holdco or any Subsidiary of UK Holdco or to an employee stock ownership plan or any trust established by UK Holdco or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); (B) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 7.3(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, defease, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of UK Holdco) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement; and (C) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the sale (other than to UK Holdco or a Restricted Subsidiary) (made within 90 days of such redemption, repurchase, defeasance, exchange, retirement, or other acquisition) (other than to a Subsidiary of UK Holdco or to an employee stock ownership plan or any trust established by UK Holdco or any of its Subsidiaries) of Refunding Capital Stock;

(iii)        the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Junior Indebtedness of UK Holdco or any Restricted Subsidiary (x) constituting Acquired Indebtedness not Incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction or (y) made by exchange for, or out of the proceeds of the sale (made within 90 days of such redemption, repurchase, defeasance, exchange, or other acquisition) of, new Indebtedness of UK Holdco or a Restricted Subsidiary that is Incurred in accordance with Section 7.2 so long as:

(1)          the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Junior Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired for value (plus accrued and unpaid interest, fees, underwriting discounts and expenses, including any premium and defeasance costs, required to be paid under the terms of the instrument governing the Junior Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired plus any fees and expenses Incurred in connection therewith, including reasonable tender premiums);

(2)          if such original Junior Indebtedness was subordinated to the Facilities or the related Guarantee, as the case may be, such new Indebtedness must be subordinated to the Facilities or the related Guarantee at least to the same extent as such Junior Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, exchanged, acquired or retired;

(3)          such Indebtedness has a final scheduled maturity date no earlier than the earlier of (x) the final scheduled maturity date of the Junior Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired or (y) the Latest Maturity Date; and

(4)          such Indebtedness has a Weighted Average Life to Maturity that is not less than the remaining Weighted Average Life to Maturity of the Junior Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(iv)        the purchase, retirement, redemption or other acquisition (or dividends to UK Holdco or any other direct or indirect parent of UK Holdco to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests of any other direct or indirect parent of UK Holdco held by any future, present or former employee, director or consultant of UK Holdco or any direct or indirect parent of UK Holdco or any Subsidiary of UK Holdco or their estates or the beneficiaries of such estates pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $20,000,000 in any calendar year, which shall increase to $30,000,000 subsequent to the consummation of an underwritten public Equity Offering by UK Holdco or any direct or indirect parent (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(1)          the cash proceeds received after the Closing Date by UK Holdco, any direct or indirect parent of UK Holdco and the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) to members of management, directors or consultants of UK Holdco and the Restricted Subsidiaries (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (a)(3) of this Section 7.3); plus

(2)          the cash proceeds of key man life insurance policies received after the Closing Date by UK Holdco, any direct or indirect parent of UK Holdco and the Restricted Subsidiaries;

provided that the Borrower Representative may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year); in addition, cancellation of Indebtedness owing to UK Holdco or any of its Restricted Subsidiaries from any current, former or future officer, director or employee (or any permitted transferees thereof) of UK Holdco or any of the Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of UK Holdco from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.3 or any other provisions of this Agreement;

(v)         the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of any Company Borrower or any of the Restricted Subsidiaries and any Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with Section 7.2;

(vi)        (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Closing Date, (B) the declaration and payment of dividends to any direct or indirect parent of UK Holdco, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of UK Holdco issued after the Closing Date; and (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (b)(ii) of this Section 7.3; provided, however, that (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Fixed Charge Coverage Ratio of UK Holdco and the Restricted Subsidiaries would have been at least 2.00 to 1.00 and (y) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by UK Holdco from any such sale of Designated Preferred Stock (other than Disqualified Stock issued after the Closing Date and securities issued in connection with the Cure Right);

(vii)       Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of $35,000,000 and 1.00% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding;

(viii)      the payment of dividends on UK Holdco’s common stock (or the payment of dividends to any direct or indirect parent of UK Holdco to fund the payment by any direct or indirect parent of UK Holdco of dividends on such entity’s common stock) of up to 6.00% per annum of the net proceeds received by Holdings or any direct or indirect parent of Holdings from any public offering of common stock;

(ix)         Restricted Payments in an amount equal to the amount of Excluded Contributions made;

(x)          other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (x), not to exceed the greater of $100,000,000 and 2.50% of Total Assets (at the time such Restricted Payment is made);

(xi)         the distribution, as a dividend or otherwise, of shares of Capital Stock of, or other securities of, or Indebtedness owed to, UK Holdco or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(xii)        any payments pursuant to a tax sharing agreement between UK Holdco and any other Person or a Restricted Subsidiary and any other Person with which UK Holdco or any Restricted Subsidiary files a consolidated tax return or with which UK Holdco or any Restricted Subsidiary is part of a group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation; provided, however, that any such tax sharing agreement or arrangement and payment does not permit or require payments in excess of the amounts of Tax that would be payable by UK Holdco or the Restricted Subsidiaries on a stand-alone basis;

(xiii)       the payment of dividends, other distributions or other amounts to, or the making of loans to any direct or indirect parent of UK Holdco, in the amount required for such entity to:

(1)          pay amounts equal to the amounts required for any direct or indirect parent of UK Holdco to pay fees and expenses (including franchise, capital stock, minimum and other similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of UK Holdco or any direct or indirect parent of UK Holdco, if applicable, and general corporate operating and overhead expenses (including legal, accounting and other professional fees and expenses) of any direct or indirect parent of UK Holdco, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of UK Holdco, if applicable, and its Subsidiaries;

(2)          so long as no Event of Default has occurred and is continuing under Section 9.1(a), pay, if applicable, amounts equal to amounts required for any direct or indirect parent of UK Holdco, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to UK Holdco or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, UK Holdco or any of the Restricted Subsidiaries Incurred in accordance with Section 7.2;

(3)          pay fees and expenses Incurred by any direct or indirect parent, other than to Affiliates of UK Holdco, related to any equity or debt offering of such parent (whether or not successful); and

(4)          make payments to the Sponsors (a) pursuant to the Management Agreement or any amendment thereto (so long as such amendment is not less advantageous to the Lenders, when taken as a whole, in any material respect than the Management Agreement) or (b) for any other consulting, financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, in each case to the extent permitted under Section 7.6(b)(xii) and (b)(xiii) or (c) expense reimbursement and indemnities related to clauses (a) or (b);

(xiv)      (i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;

(xv)       purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xvi)      the payment, prepayment, purchase, redemption, defeasance or other acquisition or retirement for value of any Tower Loan to the extent permitted under the Tower Borrower Documents and provided that an amount equal to the amount of such payment, prepayment, purchase, redemption, defeasance or other acquisition or retirement for value of any Tower Loan contemporaneously applied in discharge of the Obligations under the Term Loans;

(xvii)     the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Junior Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco and the Restricted Subsidiaries in connection with a “change of control” (as defined in the documentation governing such Junior Indebtedness, Disqualified Stock or Preferred Stock) or an Asset Sale that is permitted under Section 7.5 and the other terms of this Agreement; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, (x) in the case of a change of control, no Event of Default shall have occurred and be continuing under Section 9.1(l) or the Commitments shall have been terminated and the full amount of all Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) shall have been indefeasibly paid in full in cash or (y) in the case of an Asset Sale, UK Holdco (or a third party to the extent permitted by this Agreement) has applied such amounts in accordance with Section 2.11, as the case may be;

(xviii)    any joint venture that is not a Restricted Subsidiary may make Restricted Payments required or permitted to be made pursuant to the terms of the joint venture arrangements to holders of its Equity Interests;

(xix)       any Restricted Payments made in connection with the consummation of the Transactions (including (i) any such payments made in connection with obligations set forth in the Acquisition Agreement and any transaction services agreement related thereto, in each case to effectuate the Day 2 Acquisition and (ii) dividends or distributions to any direct or indirect parent of UK Holdco to fund such payment);

(xx)        the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of UK Holdco;

(xxi)       payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all the property and assets of UK Holdco and its Subsidiaries;

(xxii)      the redemption, repurchase, defeasance, exchange, retirement or other acquisition of any Junior Indebtedness of UK Holdco or any Restricted Subsidiary or any direct or indirect parent of UK Holdco (including dividends made to effectuate such redemption, repurchase, defeasance, exchange, retirement or other acquisition), taken together with all other redemptions, repurchases, defeasances, retirements or other acquisitions of any Junior Indebtedness pursuant to this clause (xxii), in an amount not to exceed $25,000,000 in the aggregate;

(xxiii)     unlimited Restricted Payments; provided, that the Total Net Leverage Ratio, on a Pro Forma Basis as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 6.1(a) or (b), as the case may be, have been or were required to have been delivered, does not exceed 5.25 to 1.00; and

(xxiv)     any Restricted Payment made in connection with the Tower Transactions, including, but not limited to, payments made in connection with the obligations arising out of the Tower Transactions;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (b)(vi), (b)(vii), (b)(x), (b)(xxii) and (b)(xxiii) of this Section 7.3, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)          For purposes of this Section 7.3, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Borrower Representative may divide and classify such Investment or Restricted Payment in any manner that complies with this Section 7.3 and, except for clause (b)(xxiii), may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification. For the avoidance of doubt, the Borrower Representative may not reclassify any other Restricted Payment or Permitted Investment as having been permitted under clause (b)(xxiii) of this Section 7.3.

7.4          Dividend and Other Payment Restrictions Affecting Subsidiaries. UK Holdco will not, and will not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

(a)          (i) pay dividends or make any other distributions to UK Holdco or any of the Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to UK Holdco or any of the Restricted Subsidiaries;

(b)          make loans or advances to UK Holdco or any of the Restricted Subsidiaries; or

(c)          sell, lease or transfer any of its properties or assets to UK Holdco or any of the Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)          contractual encumbrances or restrictions in effect or entered into or existing on the Closing Date, including pursuant to this Agreement, Hedging Obligations and the other documents relating to the Transactions and the Tower Transactions;

(2)          this Agreement, the Loan Documents, the Senior Notes, any additional notes permitted to be Incurred under the Indenture and, in each case, any exchange notes and guarantees thereof;

(3)          applicable law or any applicable rule, regulation or order;

(4)          any agreement or other instrument of a Person acquired by UK Holdco or any Restricted Subsidiary which was in existence at the time of such acquisition or at the time it merges with or into UK Holdco or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person and its Subsidiaries, other than the Person, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed;

(5)          contracts or agreements for the sale of assets, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

(6)          Indebtedness secured by a Lien that is otherwise permitted to be Incurred pursuant to Sections 7.2 and 7.7 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)          customary provisions in joint venture, operating or other similar agreements, asset sale agreements and stock sale agreements in connection with the entering into of such transaction;

(9)          purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature described in clause (c) of this Section 7.4 on the property so acquired;

(10)        customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business (including leases or licenses of intellectual property) that impose restrictions of the type described in clause (c) of this Section 7.4 on the property subject to such lease, license, contract or agreement;

(11)        any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, that such restrictions apply only to such Receivables Subsidiary;

(12)        other Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco or any Restricted Subsidiary that is Incurred subsequent to the Closing Date pursuant to Section 7.2; provided that either (A) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrowers’ ability to make anticipated principal or interest payment on the Loans (as determined by the Borrower Representative in good faith) or (B) such encumbrances and restrictions are not materially more restrictive, taken as a whole, than those, in the case of encumbrances, outstanding on the Closing Date, and in the case of restrictions, contained in this Agreement or the Senior Notes Indenture or any Refinancing Indebtedness with respect thereto;

(13)        any Restricted Investment not prohibited by Section 7.3 and any Permitted Investment;

(14)        arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of UK Holdco or any Restricted Subsidiary in any manner material to UK Holdco or any Restricted Subsidiary;

(15)        existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

(16)        restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which UK Holdco or any of the Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of UK Holdco or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of UK Holdco or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(17)        any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 7.4 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower Representative, not materially more restrictive as a whole with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 7.4, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to UK Holdco or a Restricted Subsidiary to other Indebtedness Incurred by UK Holdco or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

7.5          Asset Sales. UK Holdco will not, and will not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless:

(a)          UK Holdco or any of the Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Borrower Representative) of the Equity Interests issued or assets sold or otherwise disposed of;

(b)          immediately before and after giving effect to such Asset Sale, no Event of Default has occurred and is continuing or would result therefrom; and

(c)          except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by UK Holdco or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents, provided, however, that in the case of Asset Sales involving the disposition of non-core assets (as determined by the Borrower Representative in its good faith judgment provided the value of such non-core assets does not exceed 50% of the consideration payable in connection with such acquisition) acquired as part of any acquisition after the Closing Date, only 50% of the consideration therefor must be in the form of cash or Cash Equivalents; provided, further, that the amount of:

(i)          any liabilities (as shown on UK Holdco’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if Incurred, increased or decreased subsequent to the date of such balance sheet, such liabilities that would have been reflected in UK Holdco’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence, increase or decrease had taken place on the date of such balance sheet, as reasonably determined in good faith by the Borrower Representative) of UK Holdco or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee (or a third party on behalf of the transferee) of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies UK Holdco or such Restricted Subsidiary (or a third party on behalf of the transferee), as the case may be, from further liability;

(ii)         any notes or other obligations or other securities or assets received by UK Holdco or such Restricted Subsidiary from such transferee that are converted by UK Holdco or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received);

(iii)        any Designated Non-cash Consideration received by UK Holdco or any of the Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of $75,000,000 and 2.00% of Total Assets, at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(iv)        Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that UK Holdco and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale; and

(v)         consideration consisting of Indebtedness of UK Holdco or any Guarantor received from Persons who are not UK Holdco or a Restricted Subsidiary,

shall each be deemed to be Cash Equivalents for the purposes of this Section 7.5;

After UK Holdco’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale pursuant to clauses (a) to (c) above, UK Holdco or such Restricted Subsidiary shall apply the Net Cash Proceeds from such Asset Sale if and to the extent required by Section 2.11(c).

7.6          Transactions with Affiliates.

(a)          UK Holdco will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of UK Holdco (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25,000,000, unless such Affiliate Transaction is on terms that are not materially less favorable to UK Holdco or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by UK Holdco or such Restricted Subsidiary with an unrelated Person.

(b)          The foregoing provisions will not apply to the following:

(i)          (A) transactions between or among Holdings, UK Holdco and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), any Tower Borrower and/or any Tower Subsidiary Guarantor, (B) the Tower Transactions and any other transactions contemplated by the Tower Borrower Documents and (C) any merger or consolidation between or among UK Holdco and/or any direct parent company of UK Holdco, provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of UK Holdco and such merger or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose; provided, that upon giving effect to such merger or consolidation, the surviving Person shall be (or shall immediately become) a Loan Party and otherwise comply with the requirements of Section 6.9, and 100% of the Capital Stock of such surviving Person shall be pledged to the Administrative Agent in accordance with the terms of the Loan Documents;

(ii)         (A) Restricted Payments permitted by Section 7.3 (including any payments that are exceptions to the definition of Restricted Payments set forth in Section 7.3(a)(i) through (iv)) and (B) Permitted Investments;

(iii)        transactions pursuant to compensatory, benefit and incentive plans and agreements with officers, directors, managers or employees of UK Holdco (or any direct or indirect parent thereof) or any of the Restricted Subsidiaries approved by a majority of the Board of Directors of UK Holdco in good faith;

(iv)        the payment of reasonable and customary fees and reimbursements paid to, and indemnity and similar arrangements provided on behalf of, former, current or future officers, directors, managers, employees or consultants of UK Holdco or any Restricted Subsidiary or any direct or indirect parent of UK Holdco;

(v)         transactions in which UK Holdco or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to UK Holdco or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of this Section 7.6;

(vi)        payments, loans or advances to employees or consultants or guarantees in respect thereof (or cancellation of loans, advances or guarantees) for bona fide business purposes in the ordinary course of business;

(vii)       any agreement, instrument or arrangement as in effect as of the Closing Date or any transaction contemplated thereby, or any amendment thereto (so long as any such amendment is not disadvantageous to Lenders in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Closing Date as reasonably determined by the Borrower Representative in good faith);

(viii)      the existence of, or the performance by UK Holdco or any of the Restricted Subsidiaries of its obligations under the terms of any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date, and any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by UK Holdco or any of the Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Closing Date shall only be permitted by this clause (viii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Lenders in any material respect when taken as a whole as compared to the original transaction, agreement or arrangement as in effect on the Closing Date;

(ix)         (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to UK Holdco and the Restricted Subsidiaries in the reasonable determination of the Borrower Representative, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(x)          any transaction effected as part of a Qualified Receivables Financing;

(xi)         the sale or issuance of Equity Interests (other than Disqualified Stock) of UK Holdco to Holdings (or a successor direct parent of UK Holdco) in each case, subject to compliance with the requirements of Section 6.9(d);

(xii)        the payment of annual management, consulting, monitoring and advisory fees to the Sponsors pursuant to the Management Agreement in an aggregate amount in any fiscal year not to exceed the greater of $3,000,000 and 1.00% of Consolidated EBITDA on a Pro Forma Basis based on the most recently completed period of four consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment is made, plus all reasonable out-of-pocket expenses Incurred by the Sponsors or any of their Affiliates in connection with the performance of management, consulting, monitoring, advisory or other services with respect to UK Holdco and the Restricted Subsidiaries, plus any applicable termination fee paid pursuant to such Management Agreement;

(xiii)       payments by UK Holdco or any of the Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to agreements with the Sponsors as in effect on the Closing Date or (y) approved by a majority of the Board of Directors of UK Holdco or any direct or indirect parent of UK Holdco in good faith;

(xiv)      any contribution to the capital of UK Holdco or any Restricted Subsidiary;

(xv)       transactions permitted by, and complying with, the provisions of Section 7.5 or Section 7.8;

(xvi)      [reserved];

(xvii)     pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii)    any employment agreements, option plans and other similar arrangements entered into by UK Holdco or any of the Restricted Subsidiaries with employees or consultants in the ordinary course of business;

(xix)       the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of UK Holdco or any direct or indirect parent of UK Holdco or of a Restricted Subsidiary, as appropriate, in good faith;

(xx)        the entering into of any tax sharing agreement or arrangement and any payments permitted by Section 7.3(b)(xii) or, with respect to franchise or similar Taxes, by Section 7.3(b)(xiii)(1);

(xxi)       transactions to effect the Transactions and the Tower Transactions and the payment of all fees and expenses related to the Transactions and the Tower Transactions;

(xxii)      any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by UK Holdco or any of the Restricted Subsidiaries with current, former or future officers and employees of UK Holdco or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of UK Holdco or any of its respective Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(xxiii)     transactions with a Person that is an Affiliate of UK Holdco solely because UK Holdco, directly or indirectly, owns Equity Interests in, or controls, such Person entered into in the ordinary course of business;

(xxiv)     transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of UK Holdco or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(xxv)      any agreement that provides customary registration rights to the equity holders of UK Holdco or any direct or indirect parent of UK Holdco and the performance of such agreements;

(xxvi)     payments to and from and transactions with any joint venture in the ordinary course of business; provided such joint venture is not controlled by an Affiliate (other than a Restricted Subsidiary) of UK Holdco;

(xxvii)    transactions between UK Holdco or any of its Restricted Subsidiaries and any Person that is an Affiliate thereof solely due to the fact that a director of such Person is also a director of UK Holdco or any direct or indirect parent of UK Holdco; provided, however, that such director abstains from voting as a director of UK Holdco or such direct or indirect parent of UK Holdco, as the case may be, on any matter involving such other Person; and

(xxviii)   transactions with any Day 2 Subsidiary and with any entity that owns Day 2 Assets or Day 2 Liabilities (as such transaction relates to such Day 2 Assets or Day 2 Liabilities), in each case until such time as such Day 2 Subsidiary, Day 2 Asset or Day 2 Liability is acquired by UK Holdco or one of its Restricted Subsidiaries.

7.7          Liens. UK Holdco will not, and will not permit any of the Restricted Subsidiaries to, create or Incur any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of UK Holdco or any Restricted Subsidiary.

7.8          Fundamental Changes. UK Holdco will not, nor will it permit any of the Restricted Subsidiaries to, directly or indirectly merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, (other than in the case of clause (e) below) so long as no Event of Default would result therefrom:

(a)          (i) any Restricted Subsidiary (other than any Opco Borrower) may merge, amalgamate or consolidate with (1) any US Company Borrower (including a merger, the purpose of which is to reorganize such US Company Borrower into a new jurisdiction in any State of the United States); provided that such US Company Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of such US Company Borrower pursuant to documents reasonably acceptable to the Administrative Agent, (2) the Lux Company Borrower; provided that the Lux Company Borrower shall be the continuing or surviving Person, or (3) any one or more other Restricted Subsidiaries and (ii) any Opco Borrower may merger, amalgamate or consolidate with any other Opco Borrower; provided that if the surviving Person is not Lux Company Borrower such surviving Person shall be subject to Section 7.12(c); provided that (y) when any Revolver Co-Borrower is merging, amalgamating or consolidating with another Restricted Subsidiary that is not another Revolver Co-Borrower or a Loan Party then either (A) the Revolver Co-Borrower shall be the continuing or surviving Person and resident in its jurisdiction of incorporation or (B)(I) the Revolver Co-Borrower shall cease to be a Borrower under this Agreement in accordance with Section 12.3, (II) to the extent constituting an Investment, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.2, respectively, and (III) to the extent constituting a Disposition, such Disposition must be permitted hereunder and (z) when any Guarantor is merging with another Restricted Subsidiary that is not a Loan Party (A) the Guarantor shall be the continuing or surviving Person, (B) to the extent constituting an Investment, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.2, respectively and (C) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(b)          (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve, or any Borrower or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if the Borrower Representative determines in good faith that such action is in the best interest of UK Holdco and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any dissolution of a Restricted Subsidiary that is (A) a Revolver Co-Borrower, such Subsidiary shall at or before the time of such dissolution cease to be a Revolver Co-Borrower under this Agreement in accordance with Section 12.3 or (B) a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Revolver Co-Borrower or a Guarantor will remain a Revolver Co-Borrower or Guarantor unless such Revolver Co-Borrower or Guarantor is otherwise permitted to cease being a Revolver Co-Borrower or Guarantor hereunder);

(c)          any Restricted Subsidiary (other than any Opco Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Company Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction is (A) a Revolver Co-Borrower, then such Subsidiary shall cease to be a Revolver Co-Borrower under this Agreement in accordance with Section 11.03 or (B) a Guarantor, then (i) the transferee must either be a Borrower or a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent and (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.2, respectively; provided, further, that any US Company Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party that is a US Subsidiary;

(d)          any Restricted Subsidiary (other than any Company Borrower) may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect Permitted Investment; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.9, (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment, (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder and (iv) to the extent such Restricted Subsidiary is a Revolver Co-Borrower, it shall cease to be a Revolver Co-Borrower in accordance with Section 12.3;

(e)          UK Holdco, the Borrowers and the other Restricted Subsidiaries may consummate the Transactions;

(f)           subject to clause (a) above, any Restricted Subsidiary (excluding any Company Borrower other than any US Company Borrower) may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition permitted pursuant to Section 7.5; provided that if such Restricted Subsidiary is a Revolver Co-Borrower, it shall cease to be a Revolver Co-Borrower in accordance with Section 12.3; and

(g)          any Permitted Investment may be structured as a merger, consolidation or amalgamation,

provided, in each case, that if any asset subject to a disposal or transfer to, or merger, amalgamation or consolidation with, or dissolution into, any other Loan Party pursuant to this Section 7.8 is subject to a Lien created by any Security Document at the time of such disposal or transfer to, or merger, amalgamation or consolidation with, or dissolution into, any other Person, it shall be disposed of or transferred on the basis that it shall remain subject to, or otherwise become subject to equivalent, Liens under a Security Document immediately following such disposal (subject to the Agreed Security Principles).

7.9          [Reserved].

7.10        Changes in Fiscal Periods. UK Holdco will not permit the fiscal year of UK Holdco to end on a day other than December 31 or change UK Holdco’s method of determining fiscal quarters.

7.11        Negative Pledge Clauses. UK Holdco will not, and will not permit any of the Restricted Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of UK Holdco or any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements evidencing or governing any purchase money Liens or Capitalized Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and contracts entered into in the ordinary course of business, (d) any agreement in effect at the time any Person becomes a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary, (e) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary (or the assets of a Restricted Subsidiary) pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder), (f) restrictions and conditions existing on the Closing Date and any amendments or modifications thereto so long as such amendment or modification does not expand the scope of any such restriction or condition in any material respect, (g) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Non-Guarantor Subsidiaries permitted under Section 7.2; provided that such Indebtedness is only with respect to the assets of Non-Guarantor Subsidiaries and (h) customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements.

7.12        Lines of Business; Holding Company; Lux Company Borrower.

(a)          Holdings and UK Holdco will not, and will not permit any of the Restricted Subsidiaries to, enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which UK Holdco and the Restricted Subsidiaries are engaged on the Closing Date or that are reasonably related, complementary, required or ancillary thereto and reasonable extensions thereof. UK Holdco will not issue any Capital Stock other than to Holdings.

(b)          Holdings shall not incur any material liabilities, own any material assets or conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) Holdings’ ownership of the Equity Interests of UK Holdco and activities incidental thereto, (ii) the entry into, and the performance of its obligations with respect to the Loan Documents and other Indebtedness that has been guaranteed by, or is otherwise considered Indebtedness of, any Company Borrower or any of the Restricted Subsidiaries Incurred in accordance with Section 7.2; (iii) the consummation of the Transactions; (iv) the performing of activities (including, without limitation, cash management activities) and the entry into documentation with respect thereto, in each case, permitted by this Agreement for Holdings to enter into and perform; (v) the payment of dividends and distributions (and other activities in lieu thereof permitted by this Agreement), the making of contributions to the capital of its Subsidiaries and Guarantees of Indebtedness permitted to be incurred hereunder and the Guarantees of other obligations not constituting Indebtedness; (vi) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries); (vii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Stock) including converting into another type of legal entity; (viii) the participation in Tax, accounting and other administrative matters as a member of any consolidated or similar group including UK Holdco, including compliance with applicable Laws and legal, Tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (ix) the holding of any cash and Cash Equivalents (but not operating any property); (x) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees; (xi) establishing and maintaining bank accounts; (xii) guaranteeing ordinary course obligations incurred by any of the Restricted Subsidiaries; (xiii) engaging in any activities incidental to compliance with the provisions of the Securities Act and the Exchange Act and similar laws and regulations of other jurisdictions and the rules of securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debt-holders; and (xiv) any activities incidental to the foregoing. Holdings shall not create, incur, assume or suffer to exist any Lien on any Equity Interests of UK Holdco, any Company Borrower or any Restricted Subsidiary or any other assets of Holdings (other than Liens on such Equity Interests or assets pursuant to any Loan Document and non-consensual Liens arising solely by operation of Law). Holdings will cause UK Holdco to, and UK Holdco will, at all times remain a Wholly Owned Subsidiary of Holdings.

(c)          The Lux Company Borrower (and any successor permitted under Section 7.6(b) and Section 7.8(a)) shall not incur any material liabilities, own any material assets or conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) the entry into, and the performance of its obligations with respect to the Tower Co Loan, (ii) the entry into, and the performance of its obligations under and with respect to the Loan Documents, the Senior Notes Indenture and related Documents, the Tower Security Documents and documentation relating to any refinancing Indebtedness; (iii) the entry into, and the performance of its obligations under the Loan Note Instruments; (iv) the consummation of the Transactions; (v) the performing of activities (including, without limitation, cash management activities) and the entry into documentation with respect thereto, in each case, specifically and expressly contemplated by this Agreement for Lux Company Borrower to enter into and perform or incidental to such performance; (vi) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees); (vii) the participation in Tax, accounting and other administrative matters as a member of any consolidated or similar group including Holdings, including compliance with applicable Laws and legal, Tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (viii) the holding of any cash and Cash Equivalents (but not operating any property); (ix) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees; (x) establishing and maintaining bank accounts (and granting security, charges and other liens thereon to secure the Obligations); (xi) engaging in any activities incidental to compliance with the provisions of the Securities Act and the Exchange Act and similar laws and regulations of other jurisdictions and the rules of securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debt-holders; and (xii) any activities incidental to the foregoing. Lux Company Borrower shall not create, incur, assume or suffer to exist any Liens on any assets of Lux Company Borrower (other than Liens on such Equity Interests or assets pursuant to any Loan Document or the Tower Borrower Documents and non-consensual Liens arising solely by operation of Law).

(d)          The Lux Company Borrower shall not (i) issue any Capital Stock (other than to UK Holdco) or (ii) undertake any action that will require the Issuer to register as an ‘‘investment company’’ or an entity ‘‘controlled by an investment company’’ as defined in the US Investment Company Act of 1940, as amended and the rules and regulations thereunder.

(e)          UK Holdco shall cause the Lux Company Borrower to, and the Lux Company Borrower shall, at all times remain a Wholly Owned Restricted Subsidiary of UK Holdco.

(f)           For so long as any Commitments are outstanding, UK Holdco will not, and will not permit any of its Restricted Subsidiaries to, commence or take any action to facilitate a winding-up, liquidation or other analogous proceeding in respect of the Lux Company Borrower.

7.13        Amendments to Organizational Documents. UK Holdco will not, and will not permit any Restricted Subsidiary to, terminate or agree to any amendment, supplement, or other modification of (pursuant to a waiver or otherwise), or waive any of its rights under, any Organizational Documents of UK Holdco or any Restricted Subsidiary, if, in light of the then-existing circumstances, a Material Adverse Effect would be reasonably likely to exist or result after giving effect to such termination, amendment, supplement or other modification or waiver, except, in each case, as otherwise permitted by the Loan Documents.

Section 7.A

NEGATIVE COVENANTS OF THE TOWER BORROWERS

Each Tower Borrower hereby agrees that, (i) until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made) and all Letters of Credit have been canceled, have expired or have been Collateralized or (ii) the applicable Tower Borrower Release has become effective pursuant to Section 11.7, such Tower Borrower will not, and will not permit its Subsidiary to, directly or indirectly:

7.1.A      Indebtedness. Incur any Indebtedness, except:

(a)          (i) Indebtedness of any Tower Borrower (and Guarantee Obligations of any Tower Group Member in respect thereof) pursuant to any Loan Document or as a co-borrower or co-obligor in respect of Indebtedness incurred by any Company Borrower pursuant to Section 7.2(a) or Section 7.2(b)(iv), (v), (vi) or (xxii), and refinancings thereof in accordance with Section 7.2(b)(xvi) and (ii) Guarantee Obligations of any Tower Group Member with respect to Indebtedness permitted to be incurred pursuant to the clauses of Section 7.2(b) expressly enumerated in clause (i) hereof.

(b)          Indebtedness of (w) Tower LLC to the US Tower Borrower, (x) US Tower Borrower to Tower LLC, (y) Tower Co to the FHC Tower Borrower and (z) FHC Tower Borrower to the Tower Co;

(c)          Indebtedness of any Tower Borrower and its Subsidiaries in respect of Swap Agreements permitted by Section 7.10.A;

(d)          intercompany Indebtedness permitted pursuant to Section 7.2(b)(xii); and

(e)          Contribution Indebtedness in respect of the capital of any Tower Borrower.

7.2.A      Liens. Incur any Lien upon any of its property, whether now owned or hereafter acquired, except the following (herein referred to as the “Tower Group Member Permitted Liens”):

(a)          Liens for Taxes (i) not yet delinquent or (ii) that are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of any Tower Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)          Liens created pursuant to the Loan Documents;

(c)          Liens on Indebtedness to the extent such Liens are permitted to exist with respect to Indebtedness permitted to be incurred under Section 7.1.A(a) (inclusive of cross-referenced provisions set forth therein);

(d)          Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

(e)          bankers’ Liens, rights of setoff and similar Liens existing solely with respect to Cash Equivalents on deposit in one or more accounts maintained by any Tower Group Member, in each case granted in the ordinary course of business in favor of the bank or banks which such accounts are maintained, securing amounts owing to such bank with respect to cash management or other account arrangements, including those involving pooled accounts and netting arrangements, provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness.

7.3.A      Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except in connection with a Tower Borrower Release.

7.4.A      Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or issue or sell any shares of Capital Stock to any Person, other than (i) the issuance, sale or other Disposition of Capital Stock to (x) in the case of any Subsidiary of any Tower Borrower, a Tower Group Member and (y) in the case of the Tower Borrowers, the Sponsors and its Affiliates so long as such Capital Stock is Qualified Equity Interests and (ii) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement and the other Loan Documents.

7.5.A      Restricted Payments. Declare or pay any Restricted Payment, other than Restricted Payments or returns of capital paid to any Tower Borrower or any Tower Subsidiary Guarantor.

7.6.A      Consolidated Capital Expenditures. Make any Capital Expenditures.

7.7.A      Investments. Make any Investments, except:

(a)          Investments in Cash Equivalents;

(b)          Investments by Tower LLC in the US Company Borrowers evidenced by the Tower LLC Loans;

(c)          Investments by the US Tower Borrower in Tower LLC;

(d)          Investments by Tower Co in the Lux Company Borrower evidenced by the Tower Co Loans;

(e)          Investments by the FHC Tower Borrower in Tower Co;

(f)           Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;

(g)          intercompany Indebtedness permitted by Section 7.1.A(b) and (d);

(h)          Investments permitted by Section 7.10.A; and

(i)          Investments made pursuant to the investment policy of any Tower Borrower, as disclosed to the Administrative Agent prior to the ~~date hereof~~Closing Date and amended from time to time; provided that any prior material amendments to such investment policies shall be subject to the written consent of the Administrative Agent.

7.8.A      Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any Affiliate Transaction, except (a) transactions between or among the Group Members, (b) transactions that are on terms and conditions not less favorable to such Tower Group Member as would be obtainable by such Tower Group Member at the time in a comparable arm’s-length transaction from unrelated third parties that are not Affiliates, (c) any Restricted Payment permitted by Section 7.5.A, (d) any transaction permitted by Section 7.1.A, Section 7.2.A(b), Section 7.2.A(c), Section 7.3.A and Section 7.7.A(b), (e) transactions relating to any Tower Borrower Release and (f) capital contributions made to any Tower Borrower, or by any Tower Borrower or any of its Subsidiaries to any Subsidiary of such Tower Borrower utilizing the proceeds (directly or indirectly) of a capital contribution to such Tower Borrower.

7.9.A      Swap Agreements. Enter into any Swap Agreement, except Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any actual or reasonably anticipated interest bearing liability or investment of any Tower Borrower or any Tower Subsidiary Guarantor.

7.10.A    Lines of Business. Engage in any business or activity other than (i) the ownership of all outstanding Capital Stock in and Indebtedness of Tower LLC and Tower Co, (ii) maintaining its corporate existence, (iii) the performance of obligations under the Loan Documents to which it is a party, (iv) the Tower Transactions, (v) receiving payments and contributions and making payments, by way of distribution, dividend or otherwise, to any Person of any amount as permitted by this Agreement, (vi) with respect to the Tower Borrowers only, participating in Tax, accounting and other administrative activities as the parent of the consolidated group of companies including the other Tower Group Members, (vii) Incurring Indebtedness permitted under Section 7.1.A and making Investments permitted by Section 7.7.A, (viii) establishing and maintaining bank accounts, (ix) entering into employment arrangements with officers and directors and (x) activities incidental to the businesses or activities described in clauses (i)-(ix), as applicable.

7.11.A    Other Agreements. Enter into any contract or agreement other than in connection with, arising out of or reasonably related to the Tower Transactions, the Loan Documents and Swap Agreements permitted by Section 7.1.A(c), any Tower Borrower Release and other loan documentation permitted by Section 7.1.A.

7.12.A    Amendments to Certain Agreements. Terminate or agree to any amendment, supplement, or other modification of (pursuant to a waiver or otherwise), or waive any of its rights under (i) the Tower LLC Term Loan Credit Agreement, (ii) the Tower Co Term Loan Credit Agreement, (iii)  the Tower LLC Subordination Agreement, (iv) the Tower Co Subordination Agreement or (v) any organizational documents of any of the Tower Group Members, if (x) such termination, amendment, supplement or other modification or waiver, in light of the then existing circumstances at the time such termination, amendment, supplement or other modification or waiver is entered into, taken as a whole, could reasonably be expected to be materially adverse to the Company Group Members, taken as a whole, or the Administrative Agent, any Lender or any other Secured Party or (y) a Material Adverse Effect would be reasonably likely to exist or result after giving effect to such termination, amendment, supplement or other modification.

SECTION 8.

GUARANTEE

8.1          The Guarantee. (a) Each Tower Guarantor hereby jointly and severally guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of (1) the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code or any similar law of any other jurisdiction) on (i) the Loans made by the Lenders to, and the Notes held by each Lender of, any Tower Borrower, (ii) the Incremental Term Loans or Incremental Revolving Loans made by the Incremental Term Lenders or Incremental Revolving Lenders to any Tower Borrower, (iii) the Other Term Loans or Other Revolving Loans made to any Tower Borrower by any lender thereof and (2) all other Obligations from time to time owing to the Secured Parties by any Tower Borrower (such obligations under clauses (1) and (2) being herein collectively called the “Tower Guaranteed Obligations”). Each Tower Guarantor hereby jointly and severally agrees that, if any Tower Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Tower Guaranteed Obligations, such Tower Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Tower Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b)          Each Company Guarantor hereby jointly and severally guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of (1) the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code or any similar law of any other jurisdiction) on (i) the Loans made by the Lenders to any Opco Borrower, (ii) the Incremental Loans made by the Incremental Term Lenders or Incremental Revolving Lenders to any Opco Borrower, (iii) the Other Term Loans and Other Revolving Loans made by any lender thereof, and (iv) the Notes held by each Lender of any Opco Borrower and (2) all other Obligations from time to time owing to the Secured Parties by any Opco Borrower (such obligations under clauses (1) and (2) being herein collectively called the “Company Guaranteed Obligations” and, together with the Tower Guaranteed Obligations, the “Guarantor Obligations”). Each Company Guarantor hereby jointly and severally agrees that, if any Opco Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Company Guaranteed Obligations, such Company Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Company Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

8.2          Obligations Unconditional.

(a)          The obligations of the Guarantors under Section 8.1, respectively, shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of (i) in the case of the Tower Guarantors, the Tower Guaranteed Obligations of the Tower Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Tower Guaranteed Obligations and (ii) in the case of the Company Guarantors, the Company Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Company Guaranteed Obligations, and, in each case, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety by any Tower Guarantor or any Company Guarantor, as applicable (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall, in each case, remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)          at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guarantor Obligations shall be extended, or such performance or compliance shall be waived;

(ii)         any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)        the maturity of any of the Guarantor Obligations shall be accelerated, or any of the Guarantor Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guarantor Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)        any Lien or security interest granted to, or in favor of, the Issuing Lenders or any Lender or the Administrative Agent as security for any of the Guarantor Obligations shall fail to be valid or perfected or entitled to the expected priority;

(v)         the release of any other Guarantor pursuant to Section 8.9, 10.10 or otherwise; or

(vi)        except for the payment in full of the Guarantor Obligations, any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantor Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower or any Guarantor for the Guarantor Obligations, or of such Guarantor under the Guarantee or of any security interest granted by any Guarantor, whether in a proceeding under any Debtor Relief Law or in any other instance.

(b)          Each of the Guarantors hereby expressly waives diligence, presentment, demand of payment, marshaling, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against any Tower Borrower or any Opco Borrower, as the case may be, under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guarantor Obligations. Each of the Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guarantor Obligations and notice of or proof of reliance by any Secured Party upon the guarantee made under this Section 8 (this “Guarantee”) or acceptance of the Guarantee, and the Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Guarantee, and all dealings between the Tower Borrowers and the Secured Parties and between the Opco Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee. The Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guarantor Obligations at any time or from time to time held by the Secured Parties and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against any Tower Borrower or any Opco Borrower or against any other person which may be or become liable in respect of all or any part of the Guarantor Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the applicable Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guarantor Obligations outstanding.

8.3          Reinstatement. The obligations of the Guarantors under this Section 8 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Tower Borrowers, the Opco Borrowers or any other Loan Party in respect of the Guarantor Obligations is rescinded or must be otherwise restored by any holder of any of the Guarantor Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

8.4          No Subrogation. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guarantor Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) and the expiration and termination of the Commitments under this Agreement, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its Guarantee, whether by subrogation, right of contribution or otherwise, against any Tower Borrower or any Opco Borrower, as applicable, or any other Guarantor of any of the Guarantor Obligations or any security for any of the Guarantor Obligations.

8.5          Remedies. Each Guarantor jointly and severally agrees that, as between the Guarantors and the Lenders, the obligations of each Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) for purposes of Section 8.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower or any Guarantor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable, or the circumstances occurring where Section 9 provides that such obligations shall become due and payable), such obligations (whether or not due and payable by any Tower Borrower and/or any Opco Borrower, as applicable) shall forthwith become due and payable by the Guarantors for purposes of Section 8.1.

8.6          Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the Guarantee constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

8.7          Continuing Guarantee. The Guarantee made by the Tower Guarantors is a continuing guarantee of payment, and shall apply to all Tower Guaranteed Obligations whenever arising and the Guarantee made by the Company Guarantors is a continuing guarantee of payment, and shall apply to all Company Guaranteed Obligations whenever arising.

8.8          General Limitation on Guarantor Obligations. In any action or proceeding involving any federal, state, provincial or territorial, corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 8.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 8.1, then, notwithstanding any other provision to the contrary, the amount of such liability of such Guarantor shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 8.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. To effectuate the foregoing, the Administrative Agent and the Guarantors hereby irrevocably agree that the Guarantor Obligations of each Guarantor in respect of the Guarantee at any time shall be limited to the maximum amount as will result in the Guarantor Obligations of such Guarantor with respect thereto hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such Guarantee and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. For purposes of the foregoing, all guarantees of such Guarantor other than its Guarantee will be deemed to be enforceable and payable after the Guarantee. To the fullest extent permitted by applicable law, this Section 8.8 shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest in such Guarantor.

8.9          Release of Subsidiary Guarantors. (i) A Company Subsidiary Guarantor or a Co-Borrower shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Company Subsidiary Guarantor or Co-Borrower shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party in a transaction permitted by this Agreement; provided that the Borrower Representative shall have delivered to the Administrative Agent, at least five days, or such shorter period as the Administrative Agent may agree, prior to the date of the release, a written notice of such for release identifying the relevant Company Subsidiary Guarantor or Co-Borrower and the terms of the sale or other disposition in reasonable detail, together with a certification by the Borrower Representative stating that such transaction is in compliance with this Agreement and the other Loan Documents and (ii) a Tower Group Member shall be released from its obligations hereunder upon the effectiveness of any Tower Borrower Release pursuant to Section 11.7. In connection with any such release of a Guarantor, the Administrative Agent shall execute and deliver to the Borrower Representative, at the Borrower Representative’s expense, all UCC termination statements and other documents that the Borrower Representative shall reasonably request to evidence such release.

8.10        Right of Contribution. Each Company Subsidiary Guarantor and each Tower Subsidiary Guarantor hereby agrees that to the extent that (a) a Company Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Company Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Company Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment and (b) a Tower Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Company Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Company Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Company Subsidiary Guarantor’s and each Tower Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 8.4. The provisions of this Section 8.10 shall in no respect limit the obligations and liabilities of any Company Subsidiary Guarantor or Tower Subsidiary Guarantor to the Administrative Agent and the other Secured Parties, and each Company Subsidiary Guarantor and Tower Subsidiary Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Company Subsidiary Guarantor or Tower Subsidiary Guarantor, as applicable, hereunder. Notwithstanding the foregoing, no Excluded ECP Guarantor shall have any obligations or liabilities to any Guarantor, the Administrative Agent or any other Secured Party with respect to Excluded Swap Obligations.

8.11        Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.11, or otherwise under the Guarantee, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 8.11 shall remain in full force and effect until the termination and release of all Obligations in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 8.11 constitute, and this Section 8.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

8.12        Limitations.

(a)          Limitations in Luxembourg.

(i)          Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Documents, the aggregate obligations of a Luxembourg Guarantor in respect of the obligations of a Group Member which is not a direct or indirect subsidiary of such Luxembourg Guarantor shall be limited at any time to an aggregate amount not exceeding 90% of the greater of:

(1)         an amount equal to the sum of the Luxembourg Guarantor’s Net Assets (Capitaux Propres), as referred to in annex I to the grand-ducal regulation dated 18 December 2015 defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg law dated 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended (the “Regulation”) and its subordinated debt (dettes subordonnées), as reflected in the financial information of the Luxembourg Guarantor available to the Secured Parties as at the ~~date of this Agreement~~Closing Date or (as applicable) as at the date of its accession as a Guarantor, including, without limitation, its most recently and duly approved financial statements (comptes annuels) and any (unaudited) interim financial statements signed by its board of directors (administrateurs); and

(2)         an amount equal to the sum of the Luxembourg Guarantor’s Net Assets (Capitaux Propres), as referred to in the Regulation, and its subordinated debt (dettes subordonnées), as reflected in the financial information of the Luxembourg Guarantor available to the Secured Parties as at the date the Guarantee is called, including, without limitation, its most recently and duly approved financial statements (comptes annuels) and any (unaudited) interim financial statements signed by its board of directors (administrateurs).

(ii)         The limitation set forth at paragraph (i) above shall not apply to any amounts borrowed under this Agreement and made available, in any form whatsoever, to such Luxembourg Guarantor or any of its direct or indirect subsidiaries.

(iii)        The Luxembourg Guarantor’s obligations under this Section 8 will not extend to include any obligations or liabilities if such inclusion would constitute a breach of the financial assistance prohibitions contained at Article 49-6 (where applicable) of the Luxembourg act on commercial companies of 10 August 1915, as amended.

(b)          Limitations in the United Kingdom. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Documents, this Guarantee does not apply to any liability to the extent that it would result in such Guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the United Kingdom Companies Act 2006.

(c)          Limitations in Spain. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the aggregate obligations of a Spanish Guarantor will not extent to any liability to the extent that it would result in such guarantee constituting unlawful financial assistance within the meaning of Sections 143.2 and 150 of the Spanish Companies’ Act (Ley de Sociedades de Capital).

(d)          Limitations in Germany.

(i)          The Secured Parties agree not to enforce the Guarantee granted under this Section 8 (Guarantee) against a Guarantor incorporated in Germany as a limited liability company (GmbH) (a “German GmbH Guarantor”), or as a limited partnership (Kommanditgesellschaft) with a limited liability company as sole general partner (GmbH & Co. KG) (the “German GmbH & Co. KG Guarantor”, together with any German GmbH Guarantor hereinafter referred to as a “German Guarantor”) to the extent that this Guarantee secures liabilities of an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 et seq. of the German Stock Corporation Act (AktG Aktiengesetz) of that German Guarantor (other than the German Guarantor’s (direct or indirect) Subsidiaries) (the “Guaranteed Loan Party”) if and to the extent that a payment under the Guarantee would cause that German Guarantor’s, or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s, net assets (to be calculated in accordance with generally accepted accounting principles applicable in Germany consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 of the German Commercial Code (HGB Handelsgesetzbuch)) being the German Guarantors’ or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s, assets less the sum of (i) the German Guarantor’s liabilities (to be calculated in accordance with generally accepted accounting principles applicable in Germany consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 of the German Commercial Code), (disregarding, for the avoidance of doubt, (x) any provision in respect of the guarantee created under this Agreement, and (y) any provision in respect of or liabilities of the German Guarantor under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount), (ii) the amounts of profits (Gewinne) not available for distribution to its shareholders and (iii) the stated share capital (Stammkapital) of the German Guarantor or, in the case of a German Guarantor in the legal form of GmbH & Co. KG, its general partner (the “Net Assets”), (as adjusted in accordance with sub-paragraph (ii) below) to be reduced below zero, or further reduced if already below zero.

(ii)         For the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows:

(1)         the amount of any increase of the stated share capital (Stammkapital) of the German Guarantor, or, in case of a German GmbH & Co. KG Guarantor, its general partner, after the ~~date hereof~~Closing Date (A) that has been effected without the prior written consent of the Administrative Agent out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) or (B) to the extent that it is not fully paid up, shall be deducted from the stated share capital;

(2)          loans and contractual liabilities incurred in violation of the provisions of the Loan Documents shall be disregarded; and

(3)          any liabilities of the German Guarantor in respect of intercompany indebtedness owed to any other Loan Party to the extent that such intercompany indebtedness may be permanently discharged in an amount equal to the amount paid by such German Guarantor hereunder by way of set-off, contribution, waiver or otherwise (and the relevant Loan Parties are actually permitted to do so under the Loan Documents and applicable law at the relevant time).

(iii)        In addition, each German Guarantor, and, in case of a German GmbH & Co. KG Guarantor, its general partner, shall, for the purposes of determining the Net Assets, upon the request of the Collateral Agent realize, to the extent legally permitted and commercially justifiable with respect to the cost and efforts involved, in a situation where such German Guarantor, and, in the case of a German GmbH & Co. KG Guarantor, its general partner, does not have sufficient Net Assets to maintain its stated share capital, any and all of its assets that are shown in the balance sheet of the German Guarantor, or, in case of a German GmbH & Co. KG Guarantor, its general partner, with a book value (Buchwert) that is significantly lower than the market value of the assets if the asset is not necessary for such German Guarantor’s, and, in the case of a German GmbH & Co. KG Guarantor, its general partner’s, business, (betriebsnotwendig) (the “Realizable Assets”).

(iv)        No Secured Party shall enforce this Agreement against the relevant German Guarantor before the Net Assets (as determined in accordance with clauses (i) and (ii) of this Section 8.12(d)), i.e., the amounts which may be claimed against a relevant German Guarantor, or, in the case of a German GmbH & Co. KG Guarantor, its general partner, have been determined in accordance with the following further procedure:

(1)          following a notification by the Collateral Agent to the relevant German Guarantor of the Secured Parties’ intention to enforce this Guarantee such German Guarantor shall notify the Collateral Agent in writing within twenty (20) Business Days of such notification of the Net Assets (the “Management Determination”). If the Collateral Agent disagrees with this Management Determination such German Guarantor, acting reasonably, shall engage at its expense a firm of auditors of international standard and repute which shall proceed to audit the relevant German Guarantor with a view to investigating such German Guarantor’s Net Assets (the “Auditors’ Determination”) within thirty (30) Business Days (or such longer period as has been agreed between the German Guarantor and the Collateral Agent) from the date the Collateral Agent has contested the Management Determination and the German Guarantor shall give notice of such engagement to the Collateral Agent. Each relevant German Guarantor shall render any and all reasonable assistance requested by the auditors for the purposes of facilitating the Auditors’ Determination and shall allow full access to and inspection of its books and any other necessary documents.

(2)          The Auditors’ Determination of the Net Assets shall take into account, in addition to the terms set forth in clauses (i), (ii) and (iii) of this Section 8.12(d), the generally accepted accounting principles applicable in Germany and be based on the same principles that were applied when establishing the previous year’s balance sheet.

(3)          The Secured Parties may proceed to enforce this Guarantee granted by the relevant German Guarantor, if and to the extent that (i) the German Guarantor has not provided the Management Determination within the twenty (20) Business Days period or (ii) an Auditors’ Determination cannot has not been obtained within the thirty (30) Business Days following notice by the Collateral Agent to the relevant German Guarantor that it disagrees with its Management Determination. The maximum amount that may be claimed against such relevant German Guarantor in those circumstances will be the amount determined by the Collateral Agent in good faith acting reasonably by reference to the most recent financial statements delivered in respect of the relevant German Guarantor under this Agreement and, based on such determination by the Collateral Agent, the payment of which would not result in such German Guarantor, or, in the case of a German GmbH & Co. KG Guarantor, its general partner, having insufficient assets to maintain its stated share capital. For the purpose of calculating such amount, the adjustments referred to in clauses (i) and (ii) of this Section 8.12(d) will be made to the most recent financial statements delivered as aforesaid.

(v)         If the amount payable under the relevant Guarantee was determined in accordance with Section 8.12(d)(iv)(3), because an Auditors’ Determination or Management Determination could not be obtained as outlined in Section 8.12(d)(iv)(1), and, in such case, an Auditors’ Determination delivered by the relevant German Guarantor to the Collateral Agent within sixty (60) Business Days after the respective auditor should have been engaged in accordance with Section 8.12(d)(iv)(1) confirms that the amount available under the relevant Guarantee granted hereunder at the time of enforcement was less than the amount recovered by the Collateral Agent, the Secured Parties agree to release to the relevant German Guarantor an amount of the proceeds equal to the amount by which the recoveries relating to the relevant Guarantee exceeded the amount determined to be available.

(vi)        The limitations set out in clause (i) of this Section 8.12(d) shall not apply:

(1)          to any amounts due and payable under any Loan Document which relate to funds which have been drawn under the Loans and on-lent to the relevant German Guarantor or to any of its (direct or indirect) Subsidiaries and such amounts on-lent have not been repaid prior to a demand for payment being made under this Guarantee and are still outstanding ;

(2)          if the German Guarantor is subject to a domination and/or profit transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) (a “DPTA”) (as dominated entity) with the Guaranteed Loan Party, whether directly or indirectly through a chain of DPTAs between each company and its shareholder (or in case of a German GmbH & Co. KG Guarantor between its general partner and its shareholder), if and to the extent that the existence of a DPTA leads to the inapplicability of Section 30 para. 1 sentence 1 of the German Limited Liability Companies Act;

(3)          if and to the extent that the relevant German Guarantor holds on the date of enforcement of the Guarantee a fully recoverable indemnity claim or claim for refund (“vollwertiger Gegenleistungs- oder Rückgewähranspruch”) against the Guaranteed Loan Party; or

(4)          if and to the extent it is not required in order to avoid any personal liability of the managing directors of the German Guarantors (or, in case of a German GmbH & Co. KG Guarantor, of its general partner) as a result of a breach of section 30 GmbHG.

(vii)       None of the reduction of the amount enforceable under this Agreement in accordance with the above limitations set out in this Section 8.12(d) will prejudice the rights of the Secured Parties to continue enforcing this Guarantee (subject always to the operation of the limitations set forth above at the time of such enforcement) until full satisfaction of the Guarantor Obligations of the German Guarantor.

(e)          Each Guarantor that as of the ~~date of this Agreement~~Closing Date or thereafter is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than those jurisdictions set forth in clauses (a) through (d) above (an “Other Guarantor”), and by its acceptance hereof, each Lender and the Administrative Agent, hereby confirm that it is the intention of all such parties that the Guarantee of an Other Guarantor (i) does not constitute a fraudulent transfer or conveyance for purposes of, or otherwise violate, applicable Law and (ii) shall be subject to the Agreed Security Principles. To effectuate the foregoing intention, each Lender and each Other Guarantor hereby irrevocably agrees that the obligations of an Other Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Other Guarantor result in the obligations of such Other Guarantor not constituting such a fraudulent transfer or conveyance or otherwise violating applicable Law and be subject to such other limitations in accordance with the Agreement Security Principles or under applicable Law and as are described in such Other Guarantor’s Guarantor Joinder Agreement and/or Co-Borrower Joinder.

(f)          Notwithstanding anything in this Section 8.12 to the contrary, if following the ~~date of this Agreement~~Closing Date:

(i)          there shall be any change in the Laws of any of the jurisdictions set forth in clauses (a) and (b) of this Section 8.12;

(ii)         there shall be any change in the Laws under which any Other Guarantor is incorporated, organized or formed, as the case may be; or

(iii)        any Person shall be required to execute a Guarantee pursuant to Section 6.9 and such Person is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than those in which entities are contemplated to become Guarantors as of the Closing Date, including those jurisdictions addressed in clauses (a) and (b) of this Section 8.12 and other than any jurisdiction in which a then existing Other Guarantor is incorporated, organized or formed, as the case may be (a “Future Guarantor”), and the Borrower Representative shall reasonably determine that the provisions of Section 8.12 hereof with respect to any Other Guarantor shall not adequately address the limitations on such Guarantee as set forth in the Agreed Security Principles or imposed by applicable Law of the jurisdiction of incorporation, organization or formation, as the case may be, of such Future Guarantor, then the Administrative Agent and the Borrower Representative shall be permitted to amend such clause or add such additional provisions to such clause, as the case may be, to the extent necessary so that the Guarantee of a Guarantor is subject to the limitations set forth in the Agreed Security Principles or does not violate applicable Law.

(g)          With respect to any Guarantor, this Guarantee is subject to any limitations set out in any Guarantor Joinder Agreement and/or Co-Borrower Joinder applicable to such Guarantor.

SECTION 9.

EVENTS OF DEFAULT

9.1          Company Events of Default. A Company Borrower Event of Default shall occur if any of the following events shall occur and be continuing; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied (any such event, a “Company Borrower Event of Default”):

(a)          any Company Borrower shall fail to pay (x) any principal of any Loan (other than any payment of principal under Section 2.3(a)(i)) or Reimbursement Obligation when due in accordance with the terms hereof, (y) any principal of any Loan under Section 2.3(a)(i) within one Business Day after any such principal becomes due in accordance with the terms hereof or (z) any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)          any representation or warranty made or deemed made by any Company Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect (except where such representations and warranties are already qualified by materiality, in which case, in any respect) on or as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, inaccurate in any material respect as of such specific date); or

(c)          any Company Loan Party shall default in the observance or performance of any agreement contained in Section 6.4(a)(i) (in respect of Holdings and UK Holdco), Section 6.7(a), Section 6.9(c) or Section 7 of this Agreement (other than Section 7.1); or

(d)          subject to Section 9.4, UK Holdco shall default in the observance or performance of its agreement contained in Section 7.1; provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, a breach of the requirements of Section 7.1 shall not constitute an Event of Default for purposes of any Facility other than the Revolving Facility; or

(e)          any Company Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (d) of this Section 9.1), and such default shall continue unremedied for a period of 30 days after notice to the Borrower Representative from the Administrative Agent or the Required Lenders; or

(f)           any Company Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation in respect of Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (y) to cause, with the giving of notice if required, any Company Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided that a default, event or condition described in clause (i), (ii) or (iii) of this Section 9.1(f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this Section 9.1(f) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $75,000,000; provided, further, that clause (iii) of this Section 9.1(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary Disposition of the property or assets securing such Indebtedness, if such Disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such Disposition; or

(g)          (i) any Opco Borrower, any Company Guarantor (other than any Company Guarantor that is an Immaterial Subsidiary) or any Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, suspension of payments, moratorium or any indebtedness, winding up, dissolution, administration, scheme of arrangement or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a liquidator, receiver, administrative receiver, compulsory manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, any Opco Borrower, any Company Guarantor (other than any Company Guarantor that is an Immaterial Subsidiary) or any Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Opco Borrower, any Company Guarantor (other than any Company Guarantor that is an Immaterial Subsidiary) or any Significant Subsidiary any case, proceeding, analogous procedure, step or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) (1) in respect of any US Subsidiary of UK Holdco, remains undismissed, undischarged or unbonded for a period of 60 days and (2) in respect of Holdings, UK Holdco, the Lux Company Borrower and any Foreign Subsidiary, remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) there shall be commenced against any Opco Borrower, any Company Guarantor (other than any Company Guarantor that is an Immaterial Subsidiary) or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that (1) in respect of any US Subsidiary of UK Holdco, shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof and (2) in respect of Holdings, UK Holdco, the Lux Company Borrower and any Foreign Subsidiary, shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) any Opco Borrower, any Company Guarantor (other than any Company Guarantor that is an Immaterial Subsidiary) or any Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; (v) any Opco Borrower, any Company Guarantor (other than any Company Guarantor that is an Immaterial Subsidiary) or any Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) a Luxembourg Insolvency Event shall have occurred;

(h)          (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any Plan shall fail to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Company Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v)  any Company Group Member or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a complete or partial withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; (vi) any other event or condition shall occur or exist with respect to a Plan that could give rise to liability under Title IV of ERISA; or (vii) any Foreign Benefit Plan Event shall occur; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(i)           one or more judgments or decrees shall be entered against any Company Group Member involving in the aggregate a liability (not (x) paid or covered by insurance as to which the relevant insurance company has been notified of the claim and has not denied coverage or (y) covered by valid third party indemnification obligation from a third party which is Solvent and which third party has been notified of the claim under such indemnification obligation and not disputed that it is liable for such claim) of $75,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(j)           any of the Security Documents shall cease, for any reason, to be in full force and effect, other than pursuant to the terms hereof or thereof, or any Company Loan Party or any Affiliate of any Company Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except (A) to the extent that (x) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under any Security Agreement or from the failure of the Administrative Agent to file UCC continuation statements (or similar statements or filings in other jurisdictions) and (y) the Company Loan Parties take such action as the Administrative Agent may reasonably request to remedy such loss of perfection or priority or (B) where the fair market value of assets affected thereby does not exceed $30,000,000; or

(k)          the Guarantee of any Company Guarantor (other than any Company Guarantor that is an Immaterial Subsidiary) shall cease, for any reason, to be in full force and effect, other than as provided for in Sections 8.9 or 10.10, or any Company Loan Party or any Affiliate of any Company Loan Party shall so assert;

(l)           a Change of Control shall occur; or

(m)         any Loan Party repudiates or rescind this Agreement or the Loan Documents or evidences an intention to repudiate or rescind this Agreement or the Loan Documents in a manner which is materially adverse to the interests of the Lenders as a whole and, where capable of remedy, the circumstance are not remedied within 10 days of the earlier of (a) becoming aware of a failure to comply and (b) receiving a written notice of the Administrative Agent notifying it of that failure.

9.2          Tower Borrower Events of Default. A Tower Borrower Event of Default shall occur if any of the following events shall occur and be continuing; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied (any such event, a “Tower Borrower Event of Default”):

(a)          any Tower Borrower shall fail to pay (x) any principal of any Loan (other than any payment of principal under Section 2.3(a)(i)) when due in accordance with the terms hereof, (y) any principal of any Loan under Section 2.3(a)(i) within one Business Day after any such principal becomes due in accordance with the terms hereof or (z) any interest on any Loan, or any other amount payable hereunder or under any other Loan Document within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)          any representation or warranty made or deemed made by any Tower Group Member herein or in any other Loan Document or that is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, inaccurate in any material respect as of such specific date); or

(c)          any Tower Group Member shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.3.A(a), Section 6.5.A(a) or Section 7.A of this Agreement; or

(d)          any Tower Group Member shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9.2), and such default shall continue unremedied for a period of 30 days after notice to the Borrower Representative from the Administrative Agent or the Required Lenders; or

(e)          any Tower Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation in respect of Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (y) to cause, with the giving of notice if required, any Tower Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this Section 9.2(e) shall not at any time constitute an Tower Borrower Event of Default unless, at such time, (x) all applicable grace periods have expired and (y) one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this Section 9.2(e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $75,000,000; or

(f)           (i) any Tower Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Tower Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Tower Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) (1) in the case of the US Tower Borrower and Tower LLC, remains undismissed, undischarged or unbonded for a period of 60 days and (2) in the case of the FHC Borrower and Tower Co, remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) there shall be commenced against any Tower Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that (1) in the case of the US Tower Borrower and Tower LLC, shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof and (2) in the case of the FHC Tower Borrower and Tower Co, shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) any Tower Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Tower Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)          (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Tower Group Member or any Commonly Controlled Entity; (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; (v) any Tower Group Member or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; (vi) any other event or condition shall occur or exist with respect to a Plan that could give rise to liability under Title IV of ERISA; or (vii) any Foreign Benefit Plan Event shall occur; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)          one or more judgments or decrees shall be entered against any Tower Group Member involving in the aggregate a liability (not (x) paid or covered by insurance as to which the relevant insurance company has been notified of the claim and has not denied coverage or (y) covered by valid third party indemnification obligation from a third party which is Solvent and which third party has been notified of the claim under such indemnification obligation and not disputed that it is liable for such claim; provided that notwithstanding the foregoing clauses (x) and (y), an Event of Default that would otherwise exist under this clause (h) but for such clauses (x) and (y) above shall exist in the event actions to enforce such judgments or decrees are commenced against any Group Member or any Group Member’s assets of $75,000,000 or more), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)           any of the Security Documents shall cease, for any reason, to be in full force and effect, other than pursuant to the terms hereof and thereof, or any Tower Group Member or any Affiliate of any Tower Group Member shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent that (x) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under any Security Agreement or from the failure of the Administrative Agent to file UCC continuation statements (or similar statements or filings in other jurisdictions) and (y) the Tower Loan Parties take such action as the Administrative Agent may request to remedy such loss of perfection or priority; or

(j)            the Guarantee of any Tower Guarantor contained in Section 8 shall cease, for any reason, to be in full force and effect, other than as provided for in Section 8.9, or any Tower Loan Party or any Affiliate of any Tower Loan Party shall so assert; or

(k)          a Change of Control shall occur;

(l)           a Company Borrower Event of Default shall occur; or

(m)         any Tower Group Member repudiates or rescind this Agreement or the Tower Borrower Documents or evidences an intention to repudiate or rescind this Agreement or the Tower Borrower Documents in a manner which is materially adverse to the interest of the Lenders as a whole and, where capable of remedy, the circumstance are not remedied within 10 days of becoming aware of a failure to comply.

9.3          Action in Event of Default.

(a)          (x) Upon any Event of Default specified in Section 9.1(g)(i) or (ii) or Section 9.2(f)(i) or (ii) occurring and continuing with respect to any Loan Party under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States from time to time in effect and affecting the rights of creditors generally, the Commitments to lend to such Loan Party shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other Obligations owing by such Loan Party under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically immediately become due and payable (provided that the occurrence of such event in relation to such Loan Party shall not, except to the extent provided in this clause (x), result in any Loan being accelerated without a notice having been given pursuant to clause (y) below to the Borrowers (including, for the avoidance of doubt, any other Loan Party)), and (y) if any other Event of Default (other than under Section 9.1(g)(i) or (ii) or Section 9.2(f)(i) or (ii) in respect of a Loan Party as set out in clause (x) above) occurs and is continuing, subject to Section 9.3(b) and (c), either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and/or (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In furtherance of the foregoing, the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, exercise any and all other remedies available under the Loan Documents at law or in equity, including commencing and prosecuting any suits, actions or proceedings at law or in equity in any court of competent jurisdiction and collecting the Collateral or any portion thereof and enforcing any other right in respect of any Collateral.

(b)          Upon the occurrence of an Event of Default under Section 9.1(d) (a “Financial Covenant Event of Default”) that is uncured or unwaived, the Majority Revolving Lenders may, so long as a Financial Compliance Date continues to be in effect, either (x) terminate the Revolving Commitments and/or (y) take the actions specified in Section 9.3(a) and (c) in respect of the Revolving Commitments, the Revolving Loans, Letters of Credit and any Swingline Loans.

(c)          In respect of a Financial Covenant Event of Default that is continuing, the Required Lenders may take the actions specified in Section 9.3(a) on the date that the Majority Revolving Lenders terminate the Revolving Commitments and accelerate all Obligations in respect of the Revolving Commitments; provided, however, that the Required Lenders may not take such actions if either (i) the Revolving Loans have been repaid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made) and the Revolving Commitments have been terminated or (ii) the Financial Covenant Event of Default has been waived by the Majority Revolving Lenders.

(d)          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a Cash Collateral Account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon and all amounts drawn thereunder have been reimbursed in full and all other Obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made), the balance, if any, in such Cash Collateral Account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 9.3, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

9.4          Right to Cure.

(a)          Notwithstanding anything to the contrary contained in Section 9, in the event that UK Holdco fails (or, but for the operation of this Section 9.4, would fail) to comply with the requirements of Section 7.1, Holdings shall have the right from the date of delivery of a Notice of Intent to Cure with respect to the fiscal quarter most recently ended for which financial results have been provided under Sections 6.1(a) or (b) until 10 Business Days thereafter (the “Cure Period”), to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the equity capital of Holdings, and, in each case, to contribute any such cash to the equity capital of UK Holdco (collectively, the “Cure Right”), and upon the receipt by UK Holdco of such cash (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right, the Total First Lien Net Leverage Ratio shall be recalculated by increasing Consolidated EBITDA (solely for purposes of compliance with Section 7.1 and determining whether an Event of Default is continuing for the purposes of clause (y) of the definition of Applicable Margin) on a Pro Forma Basis solely for the purpose of measuring the Total First Lien Net Leverage Ratio and not for any other purpose under this Agreement, by an amount equal to the Cure Amount.

(b)          If, after giving effect to the foregoing recalculations, UK Holdco shall then be in compliance with the requirements of Section 7.1, then UK Holdco shall be deemed to have satisfied the requirements of Section 7.1 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 7.1 that had occurred shall be deemed cured for the purposes of this Agreement.

(c)          To the extent a fiscal quarter ended for which the Total First Lien Net Leverage Ratio was initially recalculated as a result of a Cure Right and such fiscal quarter is included in the calculation of the Total First Lien Net Leverage Ratio in a subsequent fiscal quarter, the Cure Amount shall be included in Consolidated EBITDA of such initial fiscal quarter.

(d)          Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) for purposes of this Section 9.4, the Cure Amount shall be no greater than the amount required for purposes of complying with the Total First Lien Net Leverage Ratio, determined at the time the Cure Right is exercised with respect to the fiscal quarter ended for which the Total First Lien Net Leverage Ratio was initially recalculated as a result of a Cure Right, (iii) the Cure Amount shall be disregarded for all other purposes of this Agreement, including, determining any baskets with respect to the covenants contained in Section 7, and shall not result in any adjustment to any amounts other than the amount of Consolidated EBITDA as described in clause (a) above, (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Cure Amount for the fiscal quarter immediately preceding the fiscal quarter in which the Cure Right is exercised for purposes of determining compliance with Section 7.1 and (v) Holdings shall not exercise the Cure Right in excess of five instances over the term of this Agreement.

9.5          Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply, at such time or times as the Administrative Agent may elect, all or any part of proceeds constituting Collateral in payment of the Obligations (and in the event the Loans and other Obligations are accelerated pursuant to Section 9.3, the Administrative Agent shall, from time to time, apply the proceeds constituting Collateral in payment of the Obligations) in the following order:

(a)          First, to the payment of all costs and expenses of any sale, collection or other realization on the Collateral, including reimbursement for all costs, expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith (including all reasonable costs and expenses of every kind incurred in connection any action taken pursuant to any Loan Document or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, reasonable attorneys’ fees and disbursements and any other amount required by any provision of law (including Section 9-615(a)(3) of the Uniform Commercial Code) (or any equivalent law in any foreign jurisdiction)), and all amounts for which Administrative Agent is entitled to indemnification hereunder and under the other Loan Documents and all advances made by the Administrative Agent hereunder and thereunder for the account of any Loan Party (excluding principal and interest in respect of any Loans extended to such Loan Party), and to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under this Agreement or any other Loan Document and to the payment or reimbursement of all indemnification obligations, fees, costs and expenses owing to the Administrative Agent hereunder or under this Agreement or any other Loan Document, all in accordance with the terms hereof or thereof;

(b)          Second, for application by it pro rata to (i) repay the Swingline Lender for any then outstanding Swingline Loans to the extent Revolving Lenders have not funded their obligations to acquire participations therein, (ii) cure any Funding Default that has occurred and is continuing at such time and (iii) repay the Issuing Lenders for any amounts not paid by L/C Participants pursuant to Section 3.4;

(c)          Third, for application by it towards all other Obligations (including, without duplication, Guarantor Obligations), pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties (including all Obligations arising under Specified Cash Management Agreements, Specified Swap Agreements and including obligations to provide cash collateral with respect to Letters of Credit); and

(d)          Fourth, any balance of such Proceeds remaining after all of the Obligations shall have been satisfied by payment in full in immediately available funds (or in the case of Letters of Credit, terminated or Collateralized) and the Commitments shall have been terminated, be paid over to or upon the order of the applicable Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

9.6          Clean-Up Period.

(a)          Notwithstanding anything to the contrary set forth herein, during the Clean-Up Period, the occurrence of any breach of a representation, covenant (other than a failure to comply with Section 6.9 or 6.11) or an Event of Default (other than an Event of Default set out in Section 9.1(a)) will be deemed not to be a breach of a representation or warranty or a breach of a covenant or an Event of Default, as the case may be, if it would have been (if it were not for this provision) a breach of representation or warranty or a breach of a covenant or an Event of Default only by reason of circumstances relating exclusively to (i) with respect to the Acquisition, the Company and its Subsidiaries or (ii) with respect to any Permitted Acquisition or other Permitted Clean-Up Investment, the target of such Permitted Acquisition or Permitted Clean-Up Investment, and provided that such breach or Event of Default:

(i)          is capable of being remedied within the Clean-Up Period and the Loan Parties are taking appropriate steps to remedy such breach or Event of Default;

(ii)         does not have and is not reasonably likely to have a Material Adverse Effect; and

(iii)        was not procured by or approved by Holdings, UK Holdco, the Company Borrowers, the Tower Borrowers or the Buyer;

provided that promptly after a Responsible Officer of the Borrower Representative has obtained knowledge thereof, the Borrower Representative shall notify the Administrative Agent of any such breach or Event of Default.

(b)          Notwithstanding Section 9.6(a), if the relevant circumstances are continuing on or after the expiry of the Clean-Up Period, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be, notwithstanding the above (and without prejudice to the rights and remedies of the Agents and the Lenders).

(c)          For the avoidance of doubt, if any breach of representation or covenant or Event of Default shall be deemed to not exist due to Section 9.6(a) during the Clean-Up Period, then such breach of representation or covenant or Event of Default shall be deemed not to exist for purposes of Section 5.2 for so long as (but in no event later than the end of the Clean-Up Period) such breach of representation or covenant or Event of Default shall be deemed not to exist due to the provisions of Section 9.6(a).

SECTION 10.

ADMINISTRATIVE AGENT

10.1        Appointment and Authority.

(a)          Administrative Agent. Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Credit Suisse to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Joint Bookrunners, the Joint Lead Arrangers, the Lenders and the Issuing Lenders, and, except to the extent that any Group Member has any express rights under this Section 10, no Group Member shall have rights as a third party beneficiary of any of such provisions. Each Joint Lead Arranger and Joint Bookrunner shall be an intended third party beneficiary of the provisions set forth in this Agreement that are applicable thereto.

(b)          Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Qualified Counterparty and a potential Cash Management Provider) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lenders (with the full power to appoint and to substitute and to delegate) on its behalf, or in its own name as joint and several creditor or creditor of a parallel debt (as the case may be) for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Section 10 and Section 11, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent on its behalf and/or in its own name (including under the parallel debt) to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy with respect to any Collateral against any Borrower or any other Loan Party or any other obligor under any of the Loan Documents, Specified Swap Agreements or any Specified Cash Management Agreement (including, in each case, the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral of any Borrower or any other Loan Party, without the prior written consent of the Administrative Agent. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or a sale of any of the Collateral pursuant to Section 363 of the Bankruptcy Code (or an equivalent process in any foreign jurisdiction), the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, with the consent or at the direction of the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

(c)          German Collateral. In relation to any Collateral created under Security Documents governed by German law (the “German Collateral”) the appointment pursuant to paragraph (b) above includes the appointment as trustee (Treuhänder) under German law and administrator for the purpose of accepting and, administering the German Collateral for the benefit and account of the other Secured Parties and the Administrative Agent hereby accepts such appointment. The Administrative Agent shall, with respect to any security interest created under any Collateral Documents, or any other Collateral, which in each case is subject to German law, hold, administer and, as the case may be, release and (subject to it having become enforceable) realize in its own name as trustee (treuhänderisch) for the benefit and account of the Secured Parties, and not as trustee on behalf of any other party.

(d)          Spanish Collateral. In relation to any Collateral created under Security Documents governed by Spanish law, each of the Lenders hereby undertake, upon request by the Administrative Agent, to grant a power of attorney in its favor to exercise the powers contained in this Section 10.1, which shall be notarized and legalized by affixing an apostille pursuant to The Hague Convention of 1961.

10.2        Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Tower Borrowers, Holdings, UK Holdco, the Company Borrowers or any of their respective Subsidiaries or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3        Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law;

(c)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d)          shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.1 and Section 9.3) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or the applicable Issuing Lender.

(e)          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or Affiliate Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender, (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender or (z) be obligated to ascertain, monitor or enforce the limitations in connection with any assignment to Debt Fund Affiliates and Affiliated Lenders or have any liability with respect thereto or any matter arising thereof.

10.4        Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance such Letter of Credit. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans.

10.5        Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable decision to have resulted from the gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

10.6        Resignation and Removal of Administrative Agent.

(a)          The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval of the Borrower Representative, not to be unreasonably withheld, for so long as no Event of Default set forth under Section 9.1(a), 9.1(g), 9.2(a) or 9.2(f) has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, in consultation with the Borrowers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)          If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, subject to the approval of the Borrower Representative, not to be unreasonably withheld, for so long as no Event of Default set forth under Section 9.1(a), 9.1(g), 9.2(a) or 9.2(f) has occurred and is continuing, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)          With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lenders directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)          Any resignation by Credit Suisse as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender, and any resignation as Administrative Agent by the Person which is simultaneously the Swingline Lender shall also constitute its resignation as Swingline Lender. If Credit Suisse resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it which are outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations in unreimbursed amounts in connection with Letters of Credit. Similarly, if the Swingline Lender resigns as such, it shall retain all the rights, powers, privileges and duties of a Swingline Lender hereunder with respect to the Swingline Loans made by it which are outstanding as of the effective date of its resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swingline Loans. Upon the appointment by the Borrowers of a successor Issuing Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as applicable, (b) the retiring Issuing Lender or Swingline Lender shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring Issuing Lender which are outstanding at the time of such succession or make other arrangements satisfactory to Credit Suisse to effectively assume the obligations of Credit Suisse with respect to such Letters of Credit.

10.7        Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Joint Bookrunner, any Joint Lead Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8        No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Administrative Agent, the Collateral Agent, Joint Bookrunners or Joint Lead Arrangers listed on the cover page hereof (each, an “Agent”) shall (a) have any powers, obligations, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or an Issuing Lender hereunder or (b) be obligated to carry out on behalf of any Lender (i) any “know your customer” or other checks in relation to any Person or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, and each Lender confirms to each Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by any Agent.

10.9        Administrative Agent May File Proofs of Claim; Credit Bidding.

(a)           In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.8, 3.3 and 11.5) allowed in such judicial proceeding; and

(ii)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the applicable Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.8 and 11.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.1 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

(b)          As regards any judicial proceeding relating to any Spanish Loan Party and for the purposes of Article 572 of the Spanish Civil procedural Law, the Parties expressly agree that:

(i)          a statement as to any amount due to any Loan Party under this Agreement which is certified as being correct by the Administrative Agent or, failing which, by the relevant Lender shall, in the absence of manifest error or unless otherwise provided under this Agreement be prima facie evidence of the amount so due and that such amount is in fact true, net, due and payable. Such statement shall include the balance resulting from the calculation of the debt (in Spanish: liquidación) made by the Administrative Agent or the relevant Lender, as well as the extract of the credits and debits entries and those corresponding to the application of interest (if any) which determine the particular balance of the amount due;

(ii)         the balance of the specific ledgers in relation to the Loan Documents, opened and held by the Administrative Agent or the relevant Lender in the relevant Spanish Loan Party's name, in accordance with the terms of the Spanish Civil Procedure Law 1/2000, in which ledgers all amounts owed by the Spanish Loan Party shall be debited and all amounts paid by the Spanish Loan Party shall be credited, shall be considered by the parties hereof as determining the amount of debt of the Spanish Loan Party outstanding at the time enforcement action is taken;

(iii)        the Administrative Agent, failing which, the relevant Lender shall execute an authentic document (in Spanish: documento fehaciente) evidencing that the calculation of the debt owed by the Spanish Loan Party (in Spanish: liquidación) made has been done according to the procedure set forth in this Agreement by the Parties;

(iv)        prior to commencing enforcement actions in connection with this Agreement or any Loan Document affecting a Spanish Loan Party, to the extent permitted by law, the Administrative Agent, failing which, the relevant Lender, shall deliver a copy of the relevant statement referred to in (iii) above to the relevant Spanish Loan Party through judicial or notarial means, which shall express the total amount due; and

(v)         if an Event of Default is continuing each Spanish Loan Party, as the case may be, will, at the request of the Administrative Agent, enter into one or more notarial deeds (escritura pública) in the form and substance satisfactory to the Administrative Agent and take all other actions required by the Administrative Agent to ensure that the obligations of any Spanish Loan Party under any guarantee entered by it are raised to the status of a Spanish notarial deed.

10.10      Collateral and Guaranty Matters.

(a)          Each of the Lenders (including in its capacities as a potential Qualified Counterparty and a potential Cash Management Provider) and the Issuing Lenders irrevocably authorize the Administrative Agent (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1): (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (1) at the time the property subject to such Lien is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (2) subject to Section 11.1, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (3) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under the Guarantee or (4) that constitutes Excluded Assets or any property that is excluded from the Collateral pursuant to the Agreed Security Principles; (ii) to release or subordinate, as expressly permitted hereunder, any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens; (iii) to release any Guarantor from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary or (subject to Section 6.9(c)) becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; (iv) to amend Section 8.12 to the extent permitted by Section 8.12(g) and to give effect to any limitations set forth in Section 8.12 in any Guarantor Joinder Agreement and/or Co-Borrower Joinder applicable to any Guarantor; (v) to amend any Security Document to give effect to any limitations set forth in the Agreed Security Principles and (vi) to release any Collateral or Guarantor Obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1.

(b)          Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release (pursuant to clause (a) above) any Guarantor from its obligations under the Guarantee.

(c)          At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than (i) contingent obligations for which no claim has been made, (ii) Cash Management Obligations as to which arrangements reasonably satisfactory to the Cash Management Providers have been made and (iii) obligations under Specified Swap Agreements as to which arrangements reasonably satisfactory to the Qualified Counterparties have been made) shall have been satisfied by payment in full in immediately available funds, the Commitments have been terminated and no Letters of Credit shall be outstanding or all outstanding Letters of Credit have been Collateralized, the Collateral shall be automatically released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Group Member under the Security Documents shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

(d)          If (i) a Guarantor was released from its obligations under the Guarantee, (ii) a Co-Borrower was released from its obligations under the Loan Documents or (iii) the Collateral was released from the assignment and security interest granted under the Security Document (or the interest in such item subordinated), the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to) execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Guarantor from its obligations under the Guarantee or such Co-Borrower from its obligations under the Loan Documents, the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Loan Documents and this Section 10.10.

(e)          If as a result of any transaction not prohibited by this Agreement (i) subject to Section 6.9(c), any Guarantor or Co-Borrower becomes an Excluded Subsidiary or (ii) any Guarantor or Co-Borrower is sold (or consolidates or merges with a Person that is not a Loan Party), then (x) such Guarantor’s Guarantee (or the obligations of such Co-Borrower under the Loan Documents) shall be automatically released, and (y) the Capital Stock of such Guarantor or Co-Borrower (other than, in the case of a Guarantor or Co-Borrower that is an Excluded Subsidiary solely by reason of being a CFC or a FSHCO, 65% of the total outstanding voting Capital Stock and 100% of the total outstanding non-voting Capital Stock of such Guarantor or such Co-Borrower that, in each case, is directly owned by a Borrower or another Guarantor) shall be automatically released from the security interests created by the Loan Documents, or (iii) any Excluded Subsidiary ceases to be directly owned by a Borrower or Guarantor, then the Capital Stock of such Subsidiary shall be automatically released from any security interests created by the Loan Documents. In connection with any termination or release pursuant to this Section 10.10(e), the Administrative Agent and any applicable Lender shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 10.10(e) shall be without recourse to or warranty by the Administrative Agent or any Lender.

10.11      Intercreditor Agreements.

The Lenders hereby authorize the Administrative Agent to enter into an Intercreditor Agreement and any other intercreditor agreement or arrangement permitted under this Agreement (and any amendments, amendments and restatements, restatements or waivers of, or supplements or other modifications to, any such agreement or arrangement permitted under this Agreement), and any such agreement or arrangement will be binding upon the Lenders.

Except as otherwise expressly set forth herein or in any Security Document, no Qualified Counterparty or Cash Management Provider that obtains the benefits of Section 9.5, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 10 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations and Obligations arising under Specified Swap Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Provider or Qualified Counterparty, as the case may be.

10.12      Withholding Tax Indemnity. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers or any other Loan Party pursuant to Sections 2.16 and 2.19 and without limiting or expanding the obligation of the Borrowers or any other Loan Party to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.12. The agreements in this Section 10.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, a “Lender” shall, for purposes of this Section 10.12, include any Issuing Lender and the Swingline Lender.

10.13      Indemnification. Each of the Lenders agrees to indemnify the Administrative Agent and the Joint Lead Arrangers (and their Related Parties) in their respective capacities as such (to the extent not reimbursed by any Loan Party and without limiting or expanding the obligation of the Loan Parties to do so), according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 10.13 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Joint Lead Arrangers or their Related Parties (the foregoing, the “Lender Indemnitees”) in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or any other Person under or in connection with any of the foregoing; provided that no Lender shall be liable to any Lender Indemnitee for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that they are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Lender Indemnitee. The agreements in this Section 10.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

10.14      Appointment of Incremental Arrangers, Refinancing Arrangers and Loan Modification Agents. In the event that the Borrower Representative appoints or designates any Incremental Arranger, Refinancing Arranger or Loan Modification Agent pursuant to (and subject to) Sections 2.25, 2.26 and 2.28, as applicable, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an agent or arranger with respect to the Incremental Loans, Permitted Credit Agreement Refinancing Debt or Loan Modification Agreement, as applicable, shall be exercisable by and vest in such Incremental Arranger, Refinancing Arranger or Loan Modification Agent to the extent, and only to the extent, necessary to enable such Incremental Arranger, Refinancing Arranger or Loan Modification Agent to exercise such rights, powers and privileges with respect to the Incremental Loans, Permitted Credit Agreement Refinancing Debt or Loan Modification Agreement, as applicable, and to perform such duties with respect to such Incremental Loans, Permitted Credit Agreement Refinancing Debt or Loan Modification Agreement, as applicable, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Incremental Arranger, Refinancing Arranger or Loan Modification Agent shall run to and be enforceable by either the Administrative Agent or such Incremental Arranger, Refinancing Arranger or Loan Modification Agent, and (ii) the provisions of this Section 10 and of Section 11.5 (obligating the Borrower Representative to pay the Administrative Agent’s expenses and to indemnify the Administrative Agent) that refer to the Administrative Agent shall inure to the benefit of the Administrative Agent and such Incremental Arranger, Refinancing Arranger or Loan Modification Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Incremental Arranger, Refinancing Arranger or Loan Modification Agent, as the context may require. Each Lender and Issuing Lender hereby irrevocably appoints any Incremental Arranger, Refinancing Arranger or Loan Modification Agent to act on its behalf hereunder and under the other Loan Documents pursuant to (and subject to) Sections 2.25, 2.26 and 2.28, as applicable, and designates and authorizes such Incremental Arranger, Refinancing Arranger or Loan Modification Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Incremental Arranger, Refinancing Arranger or Loan Modification Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto.

SECTION 11.

MISCELLANEOUS

11.1        Amendments and Waivers.

(a)          Except as otherwise provided in clause (b) below or elsewhere in this Agreement, neither this Agreement nor any other Loan Document (or any terms hereof or thereof) may be amended, supplemented or modified other than in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment or increase such Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby; (B) amend, modify, eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of all Lenders; (C) (x) reduce any percentage specified in the definition of Required Lenders, (y) consent to the assignment or transfer by any Top Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than in connection with a Tower Borrower Release) and (z) release all or substantially all of the Collateral or release any of the Guarantors from their obligations under Section 8 of this Agreement or under any Security Agreement, in each case other than as permitted under this Agreement and the Loan Documents, without the written consent of all Lenders; (D) amend, modify or waive any provision of Section 2.17(a) or (b) which results in a change to the pro rata application of Loans under any Facility without the written consent of each Lender directly and adversely affected thereby in respect of each Facility adversely affected thereby, unless the amendment is made in connection with an amendment pursuant to paragraph (b) below, in which case the written consent of the Required Lenders shall be required; (E) reduce the percentage specified in the definition of any of Majority Revolving Lenders or Majority Term Lenders without the written consent of all Lenders under such Facility; (F) amend, modify or waive any provision of Section 10 without the written consent of the Administrative Agent; (G) amend, modify or waive any provision of Sections 2.6 or 2.7 without the written consent of the Swingline Lender; (H) amend or modify the application of prepayments set forth in Section 2.11(g) in a manner that adversely affects any Facility without the written consent of the Majority Facility Lenders of each adversely affected Facility; (I) forgive the principal amount or extend the payment date of any Reimbursement Obligation without the written consent of each Lender directly and adversely affected thereby; or (J) change the currency in which any Loan is denominated without the written consent of each Lender holding such Loan; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender, affect its rights or duties under this Agreement or under any Application or other document, agreement or instrument entered into by such Issuing Lender and a Borrower (or any Restricted Subsidiary) pertaining to one or more Letters of Credit issued or to be issued by such Issuing Lender hereunder (except that this Agreement may be amended (A) to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple Issuing Lenders, with only the written consent of the Administrative Agent, the applicable Issuing Lender and the Borrower Representative if the obligations of the Revolving Lenders, if any, who have not executed such amendment, and if applicable the other Issuing Lenders, if any, who have not executed such amendment, are not adversely affected thereby and (B) to adjust the L/C Sublimits of one or more Issuing Lenders after consultation with the Administrative Agent and any affected Issuing Lenders in a manner which does not result in the aggregate L/C Sublimits exceeding the L/C Commitment with only the written consent (with a copy to the Administrative Agent and any affected Issuing Lenders) of the Borrowing Representative or those Issuing Lenders whose L/C Sublimits may be increased). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b)          Notwithstanding anything in this Agreement (including clause (a) above) or any other Loan Document to the contrary:

(i)          this Agreement may be amended (or amended and restated) with the written consent of the Administrative Agent, the Issuing Lenders (to the extent affected), each Lender participating in the additional or extended credit facilities contemplated under this paragraph (b)(i) and the Borrowers (w) to add one or more additional credit facilities to this Agreement or to increase the amount of the existing facilities under this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof, (x) to permit any such additional credit facility which is a term loan facility or any such increase in the Term Facility to share ratably in prepayments with the Term Loans, (y) to permit any such additional credit facility which is a revolving loan facility or any such increase in the Revolving Facility to share ratably in prepayments with the Revolving Facility and (z) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders;

(ii)         this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Repriced Term Loans (as defined below) to permit a (x) any prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Term Loans with the proceeds of, or any conversion of Term Loans into, any new or replacement tranche of syndicated term loans bearing interest with an “effective yield” (taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (A) the weighted average life to maturity of such term loans and (B) four years), but excluding any arrangement, commitment, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such term loans in their capacities as lenders or holders of such term loans) less than the “effective yield” applicable to the Term Loans (determined on the same basis as provided in the preceding parenthetical) and (y) any amendment to the Term Loans or any tranche thereof which reduces the “effective yield” applicable to such Term Loans, as applicable (as determined on the same basis as provided in clause (x)) (“Repriced Term Loans”); provided that the Repriced Term Loans shall otherwise meet the Applicable Requirements;

(iii)        this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Repricing Indebtedness to permit any Repricing Transaction;

(iv)        this Agreement and the other Loan Documents may be amended or amended and restated as contemplated by Section 2.25 in connection with any Incremental Amendment and any related increase in Commitments or Loans, with the consent of the Borrowers, the Administrative Agent and the Incremental Term Lenders providing such increased Commitments or Loans (provided that, if any Incremental Term Loans are intended to have rights to share in the Collateral on a second lien, subordinated basis to the Obligations, then the Administrative Agent may enter into an intercreditor agreement (or amend, supplement or modify the intercreditor agreement) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the terms of any such Incremental Term Loans);

(v)         this Agreement and the other Loan Documents may be amended as a Refinancing Amendment in connection with the incurrence of any Permitted Credit Agreement Refinancing Debt pursuant to Section 2.26 to the extent (but only to the extent) necessary to reflect the existence and terms of such Permitted Credit Agreement Refinancing Debt (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments)~~, with the written consent of the Borrowers, the Administrative Agent and each Additional Lender and Lender that agrees to provide any portion of such Permitted Credit Agreement Refinancing Debt (a “~~Refinancing Amendment~~”)~~ (provided that the Administrative Agent and the Borrowers may effect such amendments to this Agreement, any Intercreditor Agreement (or enter into a replacement thereof) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the terms of such Refinancing Amendment);

(vi)        this Agreement and the other Loan Documents may be amended in connection with any Permitted Amendment pursuant to a Loan Modification Offer in accordance with Section 2.28(b) (and the Administrative Agent and the Borrowers may effect such amendments to this Agreement, any Intercreditor Agreement (or enter into a replacement thereof) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the terms of such Permitted Amendment);

(vii)       the Administrative Agent may amend any Intercreditor Agreement or any other intercreditor agreement (or enter into a replacement thereof), additional Security Documents and/or replacement Security Documents (including a collateral trust agreement) in connection with the incurrence of (x) any Permitted First Priority Refinancing Debt to provide that a Senior Representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, (y) any Permitted Second Priority Refinancing Debt to provide that a Senior Representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a second lien, subordinated basis to the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt or (z) any Indebtedness incurred pursuant to Section 7.2(b)(vi) to provide that an agent, trustee or other representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a pari passu or second lien, subordinated basis to the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt;

(viii)      only the consent of the Majority Revolving Lenders shall be necessary to amend, modify or waive Sections 5.2 (with respect to the making of Revolving Loans or Swingline Loans or the issuance of Letters of Credit), 7.1, 9.1(d), 9.3(b) and 9.4;

(ix)         amendments and waivers of this Agreement and the other Loan Documents that affect solely the Lenders under any applicable Class under the Term Facility, Revolving Facility or any Incremental Facility (including waiver or modification of conditions to extensions of credit under the Term Facility, Revolving Facility or any Incremental Facility, the availability and conditions to funding of any Incremental Facility, pricing and other modifications, and in respect of the Revolving Facility, the obligations of Holdings contained in Section 7.1 (or the definition of Total First Lien Net Leverage Ratio for purposes thereof)) will require only the consent of Lenders holding more than 50% of the aggregate commitments or loans, as applicable, under such Class, and, in each case, (x) no other consents or approvals shall be required and (y) any fees or other consideration payable to obtain such amendments or waivers need only be offered on a pro rata basis to the Lenders under the affected Class; and

(x)          this Agreement and the other Loan Documents may be amended with the consent of the Administrative Agent and the Borrowers (A) to the extent permitted by Section 8.12(g) or to give effect to any limitations set forth in the Agreed Security Principles, (B) to correct any mistakes or ambiguities of a technical nature and (C) to add any terms or conditions for the benefit of Lenders (or any Class thereof).

11.2        Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or email, if applicable), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy or email notice, when received, addressed as follows in the case of the Borrower Representative, any Tower Borrower, any Co-Borrowers, the Guarantors and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

To the Borrower Representative:	Camelot U.S. Acquisition 1 Co. 1500 Spring Garden Philadelphia, PA 19130 Phone: 215-386-0100

To any Tower Borrower, Co-Borrower or Guarantor:	c/o the Borrower Representative at the address set forth above
To the Administrative Agent:

Administrative Agent’s Office:

Credit Suisse AG

Attn: Loan Operations – Agency Manager

Eleven Madison Avenue, 9th Floor

New York, NY 10010

Phone: 919-994-6369

Fax: 212-322-2291

Email: agency.loanops@credit-suisse.com

To Credit Suisse, as Issuing Lender:	Credit Suisse AG Eleven Madison Avenue, 9th Floor New York, NY 10010 Phone: 212-538-1370 Fax: 212-325-8315 Email: list.ib-lettersofcredit-ny@credit-suisse.com
To the Collateral Agent:	Credit Suisse AG Attn: Loan Operations – Boutique Management Eleven Madison Avenue, 9th Floor New York, NY 10010 Tel: (212) 538-3525 Fax: 212-325-8315 E-mail: list.ops-collateral@credit-suisse.com

;provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender (“Approved Electronic Communications”). The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

Each Loan Party agrees to assume all risk, and hold the Administrative Agent, the Joint Bookrunners and each Lender harmless from any losses, associated with, the electronic transmission of information (including the protection of confidential information), except to the extent caused by the gross negligence or willful misconduct of such Person.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Each Loan Party, the Lenders, the Issuing Lenders, the Joint Lead Arrangers, the Joint Bookrunners and the Administrative Agent agree that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

Each of UK Holdco the Borrowers, the Administrative Agent, Issuing Lenders and Swingline Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower Representative, the Administrative Agent, the Issuing Lenders and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to documents or notices that are not made available through the “Public Side Information” portion of the Platform and that may contain Private Lender Information.

11.3        No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4        Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

11.5        Payment of Expenses. The Borrowers agree upon the occurrence of the Closing Date (a) to pay or reimburse the Joint Lead Arrangers, the Joint Bookrunners, the Issuing Lenders, the Swingline Lender and the Administrative Agent (without duplication) for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one primary outside counsel to the Administrative Agent, the Issuing Lenders, the Swingline Lender, the Joint Lead Arrangers and the Joint Bookrunners, taken as a whole, and one local counsel to the foregoing Persons, taken as a whole, in each appropriate jurisdiction (which may include one special counsel acting in multiple jurisdictions) (and additional counsel in the case of actual or perceived conflicts where such Person informs the Borrowers of such conflict and retains such counsel), and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Company Borrowers on or prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender, each Issuing Lender, the Swingline Lender and the Administrative Agent for all of their reasonable and documented out-of-pocket costs and expenses (other than allocated costs of in-house counsel) incurred in connection with the workout, restructuring, enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable and documented fees and disbursements of one primary counsel to the Lenders, the Issuing Lenders, the Swingline Lender, the Administrative Agent, the Joint Lead Arrangers and the Joint Bookrunners, taken as a whole, and one local counsel to the foregoing Persons, taken as a whole, in each appropriate jurisdiction (which may include one special counsel acting in multiple jurisdictions) (and in the case of an actual or perceived conflict of interest by any of the foregoing Persons, where such Person informs the Borrowers of such conflict and retains such counsel, additional counsel to such affected Person), (c) to pay, indemnify, and hold each Lender, each Issuing Lender, the Swingline Lender and the Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Issuing Lender, the Swingline Lender, the Administrative Agent, each Joint Lead Arranger, each Joint Bookrunner, each of their respective Affiliates that are providing services in connection with the financing contemplated by this Agreement and each member (and successors and assigns), officer, director, trustee, employee, agent and controlling person of the foregoing (each, an “Indemnitee”) harmless from and against any and all other claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of or in connection with the Acquisition, the transactions contemplated hereby, any transactions connected therewith and the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether any Indemnitee is a party hereto and regardless of whether any such matter is initiated by a third party, the Borrowers, any other Loan Party or any other Person), including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law relating to Holdings or any Group Member or any of the Properties and the reasonable fees and expenses of one primary legal counsel to the Indemnitees, taken as a whole (or in the case of an actual or perceived conflict of interest by an Indemnitee, where such Person informs the Borrowers of such conflict and retains such counsel, additional counsel to the affected Indemnitees), and one local counsel in each appropriate jurisdiction (which may include one special counsel acting in multiple jurisdictions) to the Indemnitees in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”) (but excluding any losses, liabilities, claims, damages, costs or expenses relating to the matters referred to in Sections 2.18, 2.19 and 2.21 (which shall be the sole remedy in respect of the matters set forth therein)), provided that the Borrowers shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are (i) (A) found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (B) found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from a material breach of the Loan Documents by such Indemnitee, (C) any dispute that does not involve an act or omission by the Borrowers, Holdings or any of their respective Affiliates and that is brought by any Indemnitee against any other Indemnitee (other than in its capacity as Administrative Agent, Joint Lead Arranger, Joint Bookrunner, Swingline Lender, Issuing Lender or similar role hereunder) or (D) directly and exclusively caused, with respect to the violation of, noncompliance with or liability under, any Environmental Law relating to any of the Properties, by the act or omissions by Persons other than the Borrowers or any Subsidiary of the Borrowers or their respective Related Parties with respect to the applicable Property that occur after the Administrative Agent sells the respective Property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure or (ii) settlements entered into by such person without the Borrowers’ written consent (such consent to not be unreasonably withheld, conditioned or delayed). All amounts due under this Section 11.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrowers pursuant to this Section 11.5 shall be submitted to the Borrowers at the address of the Borrowers set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrowers in a written notice to the Administrative Agent. This Section 11.5 shall not apply with respect to Taxes (other than any Taxes that represent losses, claims or damages arising from any non-Tax claim). The agreements in this Section 11.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

11.6        Successors and Assigns; Participations and Assignments.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of any Issuing Lender that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by any Borrower without such consent shall be null and void).

(b)          (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and the Note or Notes (if any) held by it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)	in the case of any Term Lender (other than with respect to Incremental Term Loans and Incremental Term Commitments), any Revolving Lender or Incremental Term Lender (with respect to Incremental Term Loans and Incremental Term Commitments), the Borrower Representative, provided that such consent shall be deemed to have been given if the Borrower Representative, as the case may be, has not responded within 10 Business Days after notice by the Administrative Agent, provided, further, that no consent of the Borrower Representative shall be required (x) in the case of the Revolving Facility, for an assignment to any existing Lender under the Revolving Facility or, if an Event of Default under Section 9.1(a) (or, in respect of any Company Borrower, Section 9.1(g)), or Section 9.2(a) (or, in respect of any Tower Borrower, Section 9.2(f)) has occurred and is continuing, any other Eligible Assignee or (y) in the case of the Term Facility, for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 9.1(a) (or, in respect of any Opco Borrower, Section 9.1(g)), or Section 9.2(a) (or, in respect of any Tower Borrower, Section 9.2(f)) has occurred and is continuing, any other Eligible Assignee;

(B)	except with respect to an assignment of Term Loans to an existing Lender, an Affiliate of a Lender or an Approved Fund, the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); and

(C)	with respect to any proposed assignment of all or a portion of any Revolving Loan or Revolving Commitment, the Swingline Lender and each Issuing Lender.

(ii)         Assignments shall be subject to the following additional conditions:

(A)	except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (i) with respect to Term Loans, $1,000,000, and (ii) with respect to Revolving Loans and Revolving Commitments, $5,000,000 (provided that, in each case, that simultaneous assignments to or by two or more Approved Funds shall be aggregated for purposes of determining such amount) unless the Administrative Agent and, in the case of Term Loans (other than Incremental Term Loans), Revolving Commitments or Revolving Loans or Incremental Term Loans or Incremental Term Commitments, the Borrower Representative otherwise consents;

(B)	the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which such fee may be waived or reduced in the sole discretion of the Administrative Agent) for each assignment or group of affiliated or related assignments (it being understood that such recordation fee shall not apply to any assignments by any of the Initial Lenders or any of their Affiliates); and

(C)	the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire and applicable Forms.

This paragraph (b) shall not prohibit any Lender from assigning all or any portion of its rights and obligations among separate Facilities on a non-pro rata basis.

For the purposes of this Section 11.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)        Assignments to Permitted Auction Purchasers. Each Lender acknowledges that each Permitted Auction Purchaser is an Eligible Assignee hereunder and may purchase or acquire Term Loans hereunder from Lenders from time to time (x) pursuant to a Dutch Auction in accordance with the terms of this Agreement (including Section 11.6 hereof), subject to the restrictions set forth in the definitions of “Eligible Assignee” and “Dutch Auction” or (y) pursuant to open market purchases, in each case, subject to the following limitations:

(A)	each Permitted Auction Purchaser agrees that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any Auction Purchase or other acquisition of Term Loans, (1) under no circumstances, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding, shall such Permitted Auction Purchaser be permitted to exercise any voting rights or other privileges with respect to any Term Loans and any Term Loans that are assigned to such Permitted Auction Purchaser shall have no voting rights or other privileges under this Agreement and the other Loan Documents and shall not be taken into account in determining any required vote or consent and (2) such Permitted Auction Purchaser shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors; rather, all Loans held by any Permitted Auction Purchaser shall be automatically Cancelled immediately upon the purchase or acquisition thereof in accordance with the terms of this Agreement (including Section 11.6 hereof);

(B)	at the time any Permitted Auction Purchaser is making purchases of Loans it shall enter into an Assignment and Assumption Agreement;

(C)	immediately upon the effectiveness of each Auction Purchase or other acquisition of Term Loans, a Cancellation (it being understood that such Cancellation shall not constitute a voluntary repayment of Loans for purposes of this Agreement) shall be automatically irrevocably effected with respect to all of the Loans and related Obligations subject to such Auction Purchase, with the effect that such Loans and related Obligations shall for all purposes of this Agreement and the other Loan Documents no longer be outstanding, and the Borrowers and the Guarantors shall no longer have any Obligations relating thereto, it being understood that such forgiveness and cancellation shall result in the Borrowers and the Guarantors being irrevocably and unconditionally released from all claims and liabilities relating to such Obligations which have been so cancelled and forgiven, and the Collateral shall cease to secure any such Obligations which have been so cancelled and forgiven; and

(D)	at the time of such Purchase Notice and Auction Purchase or other acquisition of Term Loans, (w) no Default or Event of Default shall have occurred and be continuing, (x) Holdings, the Borrowers or any of their respective Affiliates shall not be required to make any representation that it is not in possession of material non-public information with respect to Holdings, the Borrowers, their respective subsidiaries or their respective securities, (y) any Affiliated Lender that is a Purchaser shall identify itself as such and (z) no proceeds of Revolving Loans shall be used to consummate the Auction Purchase.

Notwithstanding anything to the contrary herein, this Section 11.6(b)(iii) shall supersede any provisions in Section 2.17 to the contrary.

(iv)        Assignments to Affiliated Lenders. Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to the Term Loans to an Affiliated Lender through (x) Dutch Auctions open to all Lenders on a pro rata basis or (y) open market purchases, in each case subject to the following limitations:

(A)	notwithstanding anything in Section 11.1 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Lenders have (1) consented to any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 11.1), (2) otherwise acted on any matter related to any Loan Document, (3) directed or required Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, or (4) subject to Section 2.23, voted on any plan of reorganization pursuant to Title 11 of the United States Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender disproportionately in any material respect as compared to other Lenders, the Sponsors and any Non-Debt Fund Affiliate will be deemed to have voted in the same proportion as Lenders that are not Affiliated Lenders voting on such matter; and the Sponsors and each Non-Debt Fund Affiliate each hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to Title 11 of the United States Code) is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of Title 11 of the United States Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of Title 11 of the United States Code; provided that, for the avoidance of doubt, Debt Fund Affiliates shall not be subject to such limitation and shall be entitled to vote as any other Lender; provided, further, that, notwithstanding the foregoing or anything herein to the contrary, Debt Fund Affiliates may not in the aggregate account for more than 49.9% of the amounts set forth in the calculation of Required Lenders and any amount in excess of 49.9% will be subject to the limitations set forth in this clause (A);

(B)	the Sponsors and Non-Debt Fund Affiliates shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Section 2;

(C)	at the time any Affiliated Lender is making purchases of Loans pursuant to a Dutch Auction it shall identify itself as an Affiliated Lender and shall enter into an Assignment and Assumption Agreement;

(D)	with respect to a Dutch Auction, at the time of such Purchase Notice and Auction Purchase, no Affiliated Lender shall be required to make any representation that it is not in possession of material non-public information with respect to Holdings, the Borrowers, their respective Subsidiaries or their respective securities;

(E)	the aggregate principal amount of all Term Loans which may be purchased by the Sponsors or any Non-Debt Fund Affiliate through Dutch Auctions or assigned to the Sponsors or any Non-Debt Fund Affiliate through open market purchases shall in no event exceed, as calculated at the time of the consummation of any aforementioned Purchases or assignments, 25% of the aggregate Outstanding Amount of the Term Loans at such time; and

(F)	the Sponsors, the Non-Debt Fund Affiliates and their respective Affiliates shall not be permitted to vote on bankruptcy plans or reorganization.

Notwithstanding anything to the contrary herein, this Section 11.6(b)(iv) shall supersede any provisions in Section 2.17 to the contrary.

(v)         Subject to acceptance and recording thereof pursuant to Section 11.6(b)(vii) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.21 and 11.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations if such transaction complies with the requirements of Section 11.6(c).

(vi)        The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of (and any stated interest on) the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender as to its own Commitments and amounts owing to it (and, in the case of any Issuing Lender, as to the identity of each other Revolving Lender), at any reasonable time and from time to time upon reasonable prior notice (but not to exceed once per calendar month), and to the extent otherwise necessary to establish that the Commitments, Loans, L/C Obligations or other obligations under the Loan Documents are in registered form under Sections 5f.103-1(c) and 1.871-14(c) of the United States Treasury Regulations.

(vii)       Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire and applicable Forms (unless the Assignee shall already be a Lender hereunder), together with (x) any processing and recordation fee and (y) any written consent to such assignment required by Section 11.6(b), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(viii)      If, other than in the course of primary syndication, a Lender assigns any of its rights or obligations under this Section 11.6 and as a result of circumstances existing at the date the assignment occurs, a Loan Party would be obliged to make a payment with respect to non-U.S. Taxes to the assignee under Section 2.19(a) or Section 2.19(f) then the assignee is only entitled to receive payment under Section 2.19(a) or Section 2.19(f) with respect to such non-U.S. Taxes to the same extent as the assigning Lender would have been if the assignment had not occurred.

(c)          (i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person, a Defaulting Lender, Holdings or any Subsidiary of Holdings) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires, subject to Section 11.1(b), the consent of each Lender directly affected thereby pursuant to clauses (A) and (C) of Section 11.1(a) and (2) directly affects such Participant. Subject to Section 11.6(c)(ii), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.21 (subject to the requirements of those sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.8(b) as though it were a Lender, provided such Participant shall be subject to Section 11.8(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for U.S. federal income tax purposes as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the commitment of, and the principal amounts (and stated interest) of, each Participant’s interest in the Loans, L/C Obligations or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, L/C Obligations or its other obligations under any Loan Document) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan, L/C Obligation or other obligation is in registered form under Sections 5f.103-1(c) and 1.871-14(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service (“IRS”), any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)         A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. No Participant shall be entitled to the benefits of Section 2.19 unless such Participant complies with Sections 2.19(j), 2.19(k), 2.19(m) and 2.19(o).

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)          The Borrowers, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 11.6(d) above.

(f)           Each Lender, upon execution and delivery hereof or upon succeeding to an interest in Commitments or Loans, as the case may be, represents and warrants as of the Closing Date or as of the effective date of the applicable Assignment and Assumption, as applicable, that it is a “qualified purchaser” for purposes of Section 2(a)(51) of the Investment Company Act of 1940, as amended.

(g)          Each Lender, upon succeeding to an interest in Commitments or Loans, as the case may be, represents and warrants as of the effective date of the applicable Assignment and Assumption that it is an Eligible Assignee.

(h)          In case of assignment, transfer or novation by a Lender to a new lender or Participant, of all or any part of its rights and obligations under this Agreement, the Lenders and the new lender or Participant shall agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of the Agreement or any agreement referred to herein to which a Luxembourg Loan Party is a party (including any Security Document), any security created or guarantee given under the Agreement or in relation to the Agreement shall be preserved and continue in full force and effect to the benefit of the new lender or participant.

(i)           Each Spanish Borrower and Spanish Guarantor hereby expressly consents to each assignment, transfer and/or novation of rights or obligations made in accordance with this Section 11.6 (Successors and Assigns; Participations and Assignments). Each Spanish Borrower and Spanish Guarantor also accepts and confirms, for the purposes of the Spanish Civil Code and all other purposes, that all guarantees, indemnities and, if applicable any security interests granted by it under any Loan Document and/or Security Documents will, notwithstanding any such assignment, transfer or novation, continue and be preserved for the benefit of the new lender and each of the other Loan Parties in accordance with the terms of the Loan Documents.

11.7        Release of Tower Group Members’ Obligations. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, at UK Holdco’s option, the FHC Tower Borrower and Tower Co, on the one hand, and/or the US Tower Borrower and Tower LLC, on the other hand, may be released from all of their rights and obligations under the Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent and the Borrower Representative so long as any applicable Opco Borrower is irrevocably released from all of its obligations with respect to the applicable Tower Loan (such release, a “Tower Borrower Release”). Without limiting in any way the generality of the foregoing, a Tower Borrower Release may be effected by the applicable Tower Borrower assigning to the applicable Opco Borrower, and the applicable Opco Borrower assuming from such Tower Borrower by novation, all rights and obligations of such Tower Borrower under the Loan Documents, or other release transaction designed to achieve similar effect. Effective immediately upon a Tower Borrower Release, each applicable Tower Group Member shall be automatically released from all of its obligations and liabilities under the Loan Documents and any remaining amounts of the initial investment in such Tower Group Member made by the Sponsors and their Affiliates on the Closing Date (net of any expenditures or other deductions funded from such initial investment and proceeds earned thereon from the making of Investments permitted under this Agreement of such amounts) and any Tower LLC Spread and any Tower Co Spread may be transferred to any Person (including the Sponsors) free and clear of any Liens in favor of the Secured Parties. For the avoidance of doubt, all other property of the applicable Tower Group Members shall be either (i) transferred to the Opco Borrowers and/or the Company Guarantors or (ii) transferred to a Sponsor or an Affiliate thereof subject to the continuing Lien of the Administrative Agent in favor of the Secured Parties, in each case upon the consummation of any Tower Borrower Release. The Lenders hereby authorize and direct the Administrative Agent to execute and deliver all agreements, instruments and other documents reasonably requested by the Opco Borrowers or the Tower Borrowers to accomplish a Tower Borrower Release including such modifications to the Loan Documents as may be necessary or advisable to release the applicable Tower Group Members from any obligations under the Loan Documents. At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than (i) contingent obligations for which no claim has been made, (ii) Cash Management Obligations as to which arrangements reasonably satisfactory to the Cash Management Providers have been made and (iii) obligations under Specified Swap Agreements as to which arrangements reasonably satisfactory to the Qualified Counterparties have been made) shall have been satisfied by payment in full in immediately available funds, the Commitments have been terminated and no Letters of Credit shall be outstanding or all outstanding Letters of Credit have been Collateralized, the Liens created under the Tower Security Documents shall be automatically released, and the Tower Borrower Documents (other than the Loan Note Instrument (Notes)) and all obligations of each Group Member under the Tower Borrower Documents (other than the Loan Note Instrument (Notes)) shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

11.8        Adjustments; Set-off.

(a)          Except to the extent that this Agreement expressly provides for or permits payments to be allocated or made to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall receive any payment of all or part of the Obligations owing to it under any Facility, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(g) or Section 9.2(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender under such Facility, such Benefited Lender shall purchase for cash from the other Lenders under such Facility a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders under such Facility; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)          In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent, without prior notice to Holdings or any Borrower or any other Loan Party, any such notice being expressly waived by Holdings and the Borrowers and each other Loan Party to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to set off and appropriate and apply against the Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrowers or any such other Loan Party, as the case may be. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.9        No Recourse Against Limited Partners. For the avoidance of doubt, the Administrative Agent and each Lender hereby confirms that it has no recourse against (i) Onex solely in its capacity as limited partner of the FHC Tower Borrower and (ii) Onex solely in its capacity as limited partner of the US Tower Borrower, in each case, with respect to any obligation under this Agreement. For the avoidance of doubt, nothing contained herein shall limit any right of the Administrative Agent or any Lender against Onex under any other agreement that Onex may be party to including, without limitation, the Onex LP US Pledge Agreement and the Onex LP Foreign Pledge Agreement (including, in each case, as applicable, any right to recourse granted thereunder).

11.10      Counterparts; Electronic Execution.

(a)          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic PDF shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower Representative and the Administrative Agent.

(b)          The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.11      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.12      Integration. This Agreement, the Commitment Letter, the other Loan Documents and any separate letter agreements with respect to fees payable to the Joint Lead Arranger, the Joint Bookrunners and the Administrative Agent represent the entire agreement of Holdings, the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.13      Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11.14      Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the borough of Manhattan in New York City, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, to the extent such courts would have subject matter jurisdiction with respect thereto, and agrees that notwithstanding the foregoing (x) a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (y) legal actions or proceedings brought by the Secured Parties in connection with the exercise of rights and remedies with respect to Collateral may be brought in other jurisdictions where such Collateral is located or such rights or remedies may be exercised;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court and waives any right to claim that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.2. EACH FOREIGN LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE BORROWER REPRESENTATIVE AS ITS AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN THIS SECTION 11.14 AND THE BORROWER REPRESENTATIVE HEREBY ACCEPTS SUCH APPOINTMENT. EACH FOREIGN LOAN PARTY AGREES THAT SUCH SERVICE (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or limit the right of any Lender to bring proceedings against any Foreign Loan Party in the courts of any jurisdiction or jurisdictions; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof, any special, exemplary, punitive or consequential damages against any Indemnitee.

11.15      Acknowledgements. Each of the Borrowers and Guarantors hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)          neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings, the Borrowers or any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings, the Borrowers and each Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrowers or the Guarantors and the Lenders.

11.16      Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(i)          the effects of any Bail-in Action on any such liability, including, if applicable:

(ii)         a reduction in full or in part or cancellation of any such liability;

(iii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iv)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.17      Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is not designated by the provider thereof as public information or non-confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with provisions no less restrictive than this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty) (other than Disqualified Lenders), (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors and to the employees, directors, trustees, agents, attorneys, accountants and other professional advisors of its Affiliates or of actual or prospective Transferees that, in each case, have been advised of the provisions of this Section and have been instructed to keep such information confidential, (d) upon the request or demand of any Governmental Authority or any self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), in which case, to the extent permitted by law, you agree to inform the Company Borrowers promptly thereof prior to such disclosure to the extent practicable (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, in which case, to the extent permitted by law, you agree to inform the Company Borrowers promptly thereof, (f) if requested or required to do so in connection with any litigation or similar proceeding, in which case, to the extent permitted by law, you agree to inform the Company Borrowers promptly thereof; provided that unless specifically prohibited by applicable law, reasonable efforts shall be made to notify the Borrowers of any such request prior to disclosure, (g) that has been publicly disclosed other than as a result of a breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; provided, such Person has been advised of the provisions of this Section and instructed to keep such information confidential, (i) to market data collectors and service providers to the Administrative Agent or any Lender in connection with the administration and management of the Facilities, (j) to the extent that such information is or was received by the Administrative Agent or any Lender from a third party that is not to the knowledge of the Administrative Agent, such Lender or any affiliates thereof subject to confidentiality obligations owing to any Loan Party, the Sponsors or any of their respective subsidiaries or (k) in connection with the exercise of any remedy hereunder or under any other Loan Document. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the extensions of credit hereunder. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

11.18      Waivers Of Jury Trial. EACH OF THE BORROWERS, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.19      USA Patriot Act Notification. The following notification is provided to the Borrowers and each Guarantor pursuant to Section 326 of the Patriot Act:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.

To help the government fight the funding of terrorism and money laundering activities, U.S. Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.

What this means for any Borrower or Guarantor: When any Borrower or Guarantor opens an account, if such Borrower or Guarantor is an individual, the Administrative Agent and the Lenders will ask for such Borrower’s or Guarantor’s name, residential address, tax identification number, date of birth, and other information that will allow the Administrative Agent and the Lenders to identify such Borrower or Guarantor, and, if such Borrower or Guarantor is not an individual, the Administrative Agent and the Lenders will ask for such Borrower’s or Guarantor’s name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify such Borrower or Guarantor. The Administrative Agent and the Lenders may also ask, if any Borrower or Guarantor is an individual, to see such Borrower’s driver’s license or other identifying documents, and, if such Borrower or Guarantor is not an individual, to see such Borrower’s legal organizational documents or other identifying documents.

11.20      Maximum Amount.

(a)          It is the intention of the Borrowers and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Indebtedness evidenced hereby or other Obligations of the Borrowers, or in any other document evidencing, securing or pertaining to the Indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the “Maximum Amount”). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Indebtedness of the Borrowers evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Loans until payment in full of all of such Indebtedness, so that the actual rate of interest on account of such Indebtedness is uniform through the term hereof. The terms and provisions of this Section 11.20(a) shall control and supersede every other provision of all agreements between the Borrowers or any endorser of the Loans and the Lenders.

(b)          If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under Section 2.10 and shall be so applied in accordance with Section 2.17 or if such excessive interest exceeds the unpaid balance of the Loans and any other Indebtedness of the Borrowers in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Borrowers.

11.21      Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 11.21 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

11.22      No Fiduciary Duty. Each of the Administrative Agent, the Joint Bookrunners, the Joint Lead Arrangers, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. In particular, an affiliate of Guggenheim Securities Credit Partners, LLC, is acting as a financial advisor to the Sellers in connection with the Acquisition, for which it will be receiving customary fees. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other, except as otherwise explicitly provided herein. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person, except as otherwise explicitly provided herein. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

11.23      Electronic Execution of Assignment and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.24      Conduct of Business by the Lenders. No provision of this Agreement will (a) interfere with the right of any Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit or (b) oblige any Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim.

SECTION 12.

CO-BORROWER ARRANGEMENTS AND BORROWER REPRESENTATIVE

12.1        Addition of Co-Borrowers. On the Closing Date, (i) the Borrowers under the Term Facility listed on Schedule 1.1I are each a “Co-Borrower” under the Term Facility for purposes of this Agreement and (ii) the Revolving Borrowers listed on Schedule 1.1I are each a “Co-Borrower” under the Revolving Facility for purposes of this Agreement, and from time to time on or after the Closing Date, the Borrower Representative may designate one or more of the Restricted Subsidiaries as a “Revolver Co-Borrower” with respect to Revolving Borrowings under this Agreement; provided that such Restricted Subsidiary designated after the Closing Date shall not become a Co-Borrower hereunder unless and until each of the following has occurred:

(a)          the Administrative Agent and the Revolving Lenders shall have received all documentation and other information that the Administrative Agent reasonably determines to be required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(b)          such Co-Borrower shall be organized in an Applicable Jurisdiction;

(c)          such Co-Borrower shall have delivered to the Administrative Agent a duly authorized, executed and delivered counterpart signature page to a Co-Borrower Joinder and a Guarantor Joinder Agreement; provided that such Co-Borrower Joinder and such Guarantor Joinder Agreement will incorporate any provisions specific to the designated Co-Borrower’s jurisdiction of organization and applicable Laws of such jurisdiction of organization;

(d)          the Co-Borrower shall have delivered to the Administrative Agent a duly authorized, executed and delivered Security Agreement pursuant to Section 6.9 or other security agreements executed and delivered pursuant to Section 6.9, Section 6.11, Section 6.15 or Schedule 1.1D-1 (as such schedule may be amended or supplemented from time to time in accordance with the Agreed Security Principles), together with other deliverables reasonably required pursuant to such Section as applied to such Co-Borrower (it being understood and agreed that the Administrative Agent and the Company Borrowers may waive or modify any such requirements to the extent they deem in their mutual discretion such changes are necessary or appropriate under the circumstances taking into account the designated Co-Borrower’s jurisdiction of organization and applicable Laws);

(e)          the Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion of counsel (local and/or New York, depending on the circumstances and the relevant market standard), in form and substance reasonably satisfactory to the Administrative Agent with respect to the foregoing documents; and

(f)           the Administrative Agent shall have received (i) a copy of the Organizational Documents, including all amendments thereto, of such designated Co-Borrower, certified, if applicable, as of a recent date by the Secretary of State or similar Governmental Authority of the jurisdiction of its organization, where applicable, and a certificate as to the good standing of such designated Co-Borrower as of a recent date, from such Secretary of State or similar Governmental Authority, and (ii) a certificate of the Secretary or Assistant Secretary (or, in lieu thereof, director(s) authorized to sign on behalf of the designated Co-Borrower) of such designated Co-Borrower certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Person as in effect on the date of the Co-Borrower Joinder, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or shareholders (or equivalent governing body) of such Person authorizing the execution, delivery and performance of the Loan Documents and the borrowings thereunder and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that Organizational Documents of such Person have not been amended since the date of the last amendment thereto shown on the Organizational Documents furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Person and countersigned by another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or director of such Person executing the certificate pursuant to clause (ii) above.

12.2        Status of Co-Borrowers.

(a)          Once a Co-Borrower has become a Co-Borrower in accordance with Section 12.1, it shall be a “Revolving Borrower” and a “Borrower” under the Revolving Facility (with respect to a Revolver Co-Borrower) or a “Borrower” under the Term Facility (with respect to a Co-Borrower with respect to the Term Facility), as applicable, and with respect to any Revolving Borrower, will have the right to directly request Revolving Borrowings in accordance with Section 2 hereof until the earlier to occur of the Revolving Termination Date or the date on which such Co-Borrower terminates its obligations under this Agreement in accordance with Section 12.3 or the date on which such Co-Borrower is released from its obligations under the Loan Documents in accordance with this Agreement.

(b)          Each Tower Borrower, Lux Company Borrower and US Company Borrower hereby accepts joint and several liability hereunder with respect to the Term Loans and under the other Loan Documents in consideration of the financial accommodations with respect to the Term Loans to be provided by Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each such Borrower and in consideration of the undertakings of each such Borrower to accept joint and several liability for the Term Loans. Each Tower Borrower, Lux Company Borrower and US Company Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other such Borrower, with respect to the payment of the Term Loans, it being the intention of the parties hereto that the Term Loans shall be the joint and several obligations of each Tower Borrower, Lux Company Borrower and US Company Borrower without preferences or distinction among them. If and to the extent that any Tower Borrower, Lux Company Borrower and US Company Borrower shall fail to make any payment with respect to any of the Term Loans as and when due, then in each such event each other Tower Borrower, Lux Company Borrower and US Company Borrower will make such payment with respect to, the Term Loans.

(c)          For the avoidance of doubt, each Revolver Co-Borrower shall be liable solely for its direct Revolving Borrowings and interest and any Letter of Credit fees in respect of Letters of Credit requested by such Revolver Co-Borrower and any reimbursement obligations to the Administrative Agent, the Swingline Lender, the Issuing Lenders and the Lenders that may arise in respect of the foregoing, and no Revolver Co-Borrower in its capacity as such shall have any direct liability whatsoever for any of the Obligations of the Company Borrowers, the Tower Borrowers or any other Revolver Co-Borrower. Notwithstanding the term “Revolver Co-Borrower”, which is used for convenience only, under no circumstance shall any Revolver Co-Borrower in its capacity as such be deemed to be jointly and severally liable for the Obligations of any other Loan Party under any Loan Document. Notwithstanding anything to the contrary set forth in this Section 12.2(c), this Section 12.2(c) shall in no way limit the obligations of such Revolver Co-Borrower under the Guarantee.

12.3        Resignation of Co-Borrowers. A Co-Borrower may elect to terminate its eligibility to request Borrowings and to cease to be a Co-Borrower hereunder upon the occurrence of, and such resignation shall effective upon, all of the following:

(a)          Such resigning Co-Borrower shall have paid in full in cash all of its direct Obligations under the Revolving Facility; and

(b)          such resigning Co-Borrower shall have delivered to the Administrative Agent a notice of resignation in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that such resignation shall not, to the extent applicable, have any impact on such Person’s obligations as a Subsidiary Guarantor and such obligations, to the extent applicable, shall continue to be effective in accordance with Section 8 of this Agreement and the other provisions and undertakings hereunder related thereto.

12.4        Appointment of Borrower Representative; Nature of Relationship. On the Closing Date, Camelot U.S. Acquisition 1 Co., a Delaware corporation, is hereby appointed by each of the other Borrowers as its contractual representative and after the Closing Date, the Borrowers may appoint a different or additional contractual representative, subject to the Administrative Agent’s consent (such consent not be unreasonably withheld or delayed) (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the other Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents.

The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Section 12. Additionally, the Opco Borrowers hereby appoint the Borrower Representative as their agent to receive and direct all of the proceeds of the Loans, at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Opco Borrower. None of the Revolving Lenders or their respective officers, directors, agents or employees shall be liable to the Borrower Representative or any Opco Borrower for any action taken or omitted to be taken by the Borrower Representative or the other Borrowers pursuant to this Section 12.4.

12.5        Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the other Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

12.6        Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through its Responsible Officers.

12.7        Execution of Loan Documents. The other Borrowers hereby empower and authorize the Borrower Representative, on behalf of such Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.~~

~~CAMELOT UK HOLDCO LIMITED~~

~~By:____________________________~~

~~Name:~~

~~Title: Director~~

~~CAMELOT UK BIDCO LIMITED~~

~~By:____________________________~~

~~Name:~~

~~Title: Director~~

~~CAMELOT FINANCE LP~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CAMELOT CAYMAN LP~~

~~acting by: 2530842 Ontario Inc., its general partner~~

~~By:____________________________~~

~~Name:~~

~~Title: Director~~

242

~~CAMELOT U.S. ACQUISITION 1 CO.~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CAMELOT U.S. ACQUISITION 2 CO.~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CAMELOT U.S. ACQUISITION 3 CO.~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CAMELOT U.S. ACQUISITION 4 CO.~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CAMELOT U.S. ACQUISITION 5 CO.~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CAMELOT U.S. ACQUISITION 6 CO.~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CAMELOT U.S. ACQUISITION 7 CO.~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

243

~~CAMELOT FINANCE S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 14, rue Edward Steichen, L-2540 Luxembourg and registered with the Luxembourg Trade and Companies Register under the number B 208514~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CAMELOT FINANCE LLC~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CAMELOT TOWERCO~~

~~By:____________________________~~

~~Name:~~

~~Title: Director~~

244

~~[SUBSIDIARY GUARANTORS]~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Issuing Lender and a Lender~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~BANK OF AMERICA, N.A., as an Issuing Lender and a Lender~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~ROYAL BANK OF CANADA, as an Issuing Lender and a Lender~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

245

~~CITIGROUP GLOBAL MARKETS INC., as an Issuing Lender and a Lender~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~BARCLAYS BANK PLC, as an Issuing Lender and a Lender~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~GOLDMAN SACHS BANK USA, as an Issuing Lender and a Lender~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

~~Security Benefit Life Insurance CoMPANY, as an Issuing Lender and a Lender~~

~~By:____________________________~~

~~Name:~~

~~Title:~~

246